Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

AMONG

GLOBAL EAGLE ENTERTAINMENT INC.

AND

THE PURCHASERS IDENTIFIED ON SCHEDULE I HERETO

DATED AS OF MARCH 8, 2018

i

TABLE OF CONTENTS (CONT’D)

TABLE OF CONTENTS (CONT’D)

TABLE OF CONTENTS (CONT’D)

SCHEDULES AND EXHIBITS

Schedule I	-	Purchasers, Securities and Notices Incorporated
Schedule 4.17	-	Capitalization

Exhibit A	-	Form of Note
Exhibit B	-	Form of Guaranty Agreement
Exhibit C	-	Form of Security Agreement
Exhibit D	-	Form of Penny Warrant
Exhibit E	-	Form of Market Warrant

TABLE OF CONTENTS (CONT’D)

Page
Exhibit F	—	Form of Warrantholders Agreement
Exhibit G	—	Form of Subordination Terms
Exhibit H	—	Form of Intercreditor and Subordination Agreement
Exhibit I	—	Form of Joinder

v

Each of the Purchasers referred to below and each holder of the Notes (a) acknowledges that it has received a copy of the Intercreditor and Subordination Agreement (as defined below), (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor and Subordination Agreement, (c) authorizes and instructs the Collateral Agent (as defined below) to enter into the Intercreditor and Subordination Agreement as Collateral Agent and on behalf of such Purchaser or such holder, as applicable, and (d) hereby consents to the payment subordination and the subordination of the Liens (as defined below) securing the Note Obligations (as defined below) on the terms set forth in the Intercreditor and Subordination Agreement. The foregoing provisions are intended as an inducement to the lenders and/or purchasers under the First Lien Loan Documents (as defined in the Intercreditor and Subordination Agreement) and the other Second Lien Note Documents (as defined in the Intercreditor and Subordination Agreement) to extend credit to the Company (as defined below) and the Guarantors (as defined below) and such lenders and/or purchasers are intended third party beneficiaries of such provisions. In the event of any conflict or inconsistency between the provisions of the Intercreditor and Subordination Agreement and this Agreement, the provisions of the Intercreditor and Subordination Agreement shall control.

SECURITIES PURCHASE AGREEMENT, dated as of March 8, 2018, among (i) Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), (ii) the Persons listed on Schedule I hereto (each, a “Purchaser” and collectively, the “Purchasers”), and (iii) a collateral agent to be determined, who will execute this agreement by Joinder (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Company has authorized the issuance of up to $150,000,000 aggregate principal amount of its Second Lien Notes (the “Notes”) to be issued in accordance with the terms and conditions of this Agreement and substantially in the form of Exhibit A hereto;

WHEREAS, the Company has authorized the issuance of (i) warrants to acquire an aggregate of 18,065,775 shares of Common Stock at an exercise price of $0.01 per share (the “Penny Warrants”) and (ii) warrants to acquire an aggregate of 13,000,000 shares of Common Stock at an exercise price of $1.57 per share (the “Market Warrants” and, together with the Penny Warrants, the “Warrants”), in each case, in accordance with the terms and conditions of this Agreement and substantially in the forms as Exhibit D and Exhibit E hereto, respectively; and

WHEREAS, the Company desires to issue and sell to the Purchasers pursuant to this Agreement, and each Purchaser, severally, desires to purchase from the Company, the Notes and the Warrants in such amounts as is set forth opposite its name in Schedule I hereto;

NOW THEREFORE, on consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms.

“Administrative Agent” has the meaning given to such term in the preamble to this Agreement.

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) the Company, its Subsidiaries and its other Affiliates shall not be considered Affiliates of any of the Holders or any of their respective Affiliates and (ii) none of the Holders shall be considered Affiliates of any Portfolio Company in which any of the Holders or any of their investment fund Affiliates have made any debt or equity investment.

“Agreement” means this Agreement, together with all schedules, exhibits and annexes attached hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Anti-Terrorism Laws” means any Requirements of Law relating to terrorism or money laundering, including Executive Order No. 13224, the Patriot Act, the Bank Secrecy Act, the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), the Requirements of Law administered by OFAC, and all Requirements of Law comprising or implementing these laws.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1% of the then outstanding principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note on the third anniversary of the Closing Date (such redemption price being set forth in the table appearing in Section 3.5(a)) plus (ii) all required interest payments due on the Note through the third anniversary of the Closing Date (excluding accrued but unpaid interest to, but excluding, the redemption date), discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

“Attorney Costs” means and includes all reasonable and documented fees, out of pocket expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close or be closed.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code.

“Blocked Person” means a Person (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224 or (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Company and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Company and its Restricted Subsidiaries.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options or rights to purchase or any other securities convertible into any of the foregoing.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Company and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Company and its Restricted Subsidiaries.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any Restricted Subsidiary:

(a) Dollars;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(c) (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, a province of Canada, the United Kingdom or any country which is a member of the Organisation for Economic Cooperation and Development; (ii) readily-marketable securities issued by any agency of the Canadian federal government, the United Kingdom or any country which is a member of the Organisation for Economic Cooperation and Development, the obligations of which are fully backed by the full faith and credit of the United States or Canadian government, the United Kingdom or any country which is a member of the Organisation for Economic Cooperation and Development, as applicable; and (iii) any readily-marketable direct obligations issued by any other agency of the Canadian government, any province of Canada or any political subdivision of any such state or province or any public instrumentality thereof, the United Kingdom or any country which is a member of the Organisation for Economic Cooperation and Development; provided that, in each case of (i), (ii), and (iii) above, such obligations, such obligations or securities (x) mature within one year from the date of acquisition thereof and (y) have a rating of at least “A-1” from S&P and at least “P-1” from Moody’s;

(d) time deposits or eurodollar time deposits with, insured certificates of deposit, bankers’ acceptances or overnight bank deposits of, or letters of credit issued by, any commercial bank that (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organisation for Economic Co-operation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 or $100,000,000 in the case of any non-U.S. bank (any such bank being an “Approved Bank”), in each case with maturities not exceeding 24 months from the date of acquisition thereof;

(e) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) and rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(f) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Company);

(g) repurchase obligations for underlying securities of the types described in clauses (b), (c), (d) and (f) above entered into with any Approved Bank;

(h) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(i) Investments (other than in structured investment vehicles and structured financing transactions) with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(j) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any Approved Bank;

(k) (i) instruments equivalent to those referred to in clauses (a) through (j) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent and in amounts reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction and (ii) in the case of any Foreign Subsidiary, such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business;

(l) Investments, classified in accordance with GAAP as Current Assets of the Company or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (a) through (k) above; and

(m) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (l) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (k) above; provided that such amounts are converted into any currency listed in clause (a) or (k) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Interest Rate” has the meaning given to such term in Section 3.3(a)

“Casualty Event” means any event that gives rise to the receipt by the Company or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” means a Domestic Subsidiary of the Borrower that owns no material assets (directly or through one or more disregarded entities) other than the equity (including any debt instrument treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.

“Change of Control” shall be deemed to occur if:

(a) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) (but excluding (x) any employee benefit plan of such person and its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (y) PAR Capital), shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 35% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Company;

(b) PAR Capital shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 40% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Company; or

(c) a “change of control” (or similar event) shall occur in any document pertaining to Credit Agreement Refinancing Indebtedness (as defined in the Senior Credit Agreement) or Permitted Ratio Debt (or any Permitted Refinancing of any of the foregoing), in each case with an aggregate outstanding principal amount in excess of $20,000,000.

“Change of Control Offer” has the meaning given to such term in Section 7.15(a).

“Change of Control Payment” has the meaning given to such term in Section 7.15(a).

“Change of Control Payment Date” has the meaning given to such term in Section 7.15(a)(ii).

“Closing” has the meaning given to such term in Section 2.3(a).

“Closing Date” has the meaning given to such term in Section 2.3(a).

“CNI True-Up Amount” means, for the first fiscal quarter of each fiscal year of the Company, an amount (if positive) equal to (x) the aggregate amount that increased Consolidated Net Income under clauses (e)(x) (to the extent relating to amounts paid in cash or Cash Equivalents by WMS to JV Holdings pursuant to section 5.2.2 of the WMS LLC Agreement) and (e)(y) of the definition of Consolidated Net Income during the immediately preceding fiscal year of the Company, minus (y) the aggregate amount of distributions actually paid in cash or Cash Equivalents by WMS to JV Holdings pursuant to section 5.2.2 of the WMS LLC Agreement during such immediately preceding fiscal year of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the “Collateral” as such term is defined in the Security Agreement and any other collateral security granted under the Collateral Documents.

“Collateral Agent” has the meaning given to such term in the preamble to this Agreement.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) if the Company or any Restricted Subsidiary creates any additional security interest upon any property or assets that would constitute Collateral to secure any First Lien Obligations, it must, within 30 days, grant a second priority perfected security interest upon such Collateral as security for the Notes and Guaranty Agreement, as applicable; and

(b) if the Company or any Restricted Subsidiary which is not then a Guarantor becomes a guarantor of any First Lien Obligations, it must, within 30 days, execute and deliver a joinder agreement to the Guaranty Agreement and become a Guarantor thereunder.

“Collateral Documents” means, collectively, the Guaranty Agreement, the Security Agreement, the Intercreditor and Subordination Agreement and any other security agreement, pledge agreement, deed of trust, mortgage, notice to or acknowledgment of a registrar or depositary institution, Control Agreement, collateral assignment or other collateral security agreement executed and delivered by the Company or any other Note Party (and executed by any third party whose signature is necessary) to secure the Note Obligations, in each case, either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Communications Act” means the Communications Act of 1934, as amended, and the rules, regulations, and published policies of the FCC.

“Company” has the meaning given to such term in the preamble to this Agreement.

“Company Party” means the Company or any of its Restricted Subsidiaries.

“Company Securities” has the meaning given to such term in Section 4.17.

“Consolidated Cash Interest Expense” means, for any period, total interest expense determined in accordance with GAAP for such period but only to the extent paid or currently payable in cash in such period (for the avoidance of doubt, any such amount shall exclude any interest expense that, at the option of the Company, may be paid in cash or in kind, as long as the Company elects such payment to be made in kind and such payment is actually paid in kind during the relevant period), and excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance and amendment costs, commissions, fees and expenses, (ii) Transaction Expenses, fees and expenses associated with the EMC Acquisition Transactions and the MTN Acquisition Transactions and any annual agency fees, (iii) fees and expenses (including bridge, arrangement, structuring, amendment, commitment and other similar fees) associated with any amendment or modification of the Securities Documents and any Disposition, Permitted Acquisition, Investment or issuance of Equity Interests or Indebtedness, in each case, permitted hereunder and whether or not consummated, (iv) any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting, (v) penalties or interest related to taxes and any other amounts of noncash interest resulting from the effects of acquisition method accounting or pushdown accounting, (vi) the accretion or accrual of, or accrued interest on, discounted liabilities during such period, (vii) any one-time cash costs associated with breakage in respect of Swap Contracts for interest rates and (viii) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and, except with respect to clauses (vii)(B), (x) and (xi) below, to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income, the sum of the following amounts for such period with respect to the Company and its Restricted Subsidiaries:

(i) total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (C) non-cash interest payments, (D) the interest component of Capitalized Leases, (E) net payments, if any, pursuant to interest Swap Contracts with respect to Indebtedness, (F) amortization of deferred financing fees, debt issuance costs, commissions and fees, and (G) the interest component of any pension or other post-employment benefit expense) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),

(ii) without duplication, provision for taxes based on income, profits or capital gains of the Company and the Restricted Subsidiaries, including, without limitation, federal, state, foreign, local, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,

(iii) depreciation and amortization (including amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses, bridge, commitment and other financing fees, discounts, yield) and other fees and charges (including amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of the Company and its Restricted Subsidiaries),

(iv) extraordinary, infrequent, unusual, exceptional or non-recurring charges, expenses or losses,

(v) non-cash charges, expenses or losses, including, without limitation, any non-cash expense relating to the vesting of warrants (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

(vi) retention, recruiting, relocation and signing bonuses and expenses, stock option and other equity-based compensation expenses, severance costs, stay bonuses, transaction fees and expenses and management fees and expenses, and any one time expense relating to enhanced accounting function or other transaction costs, including those associated with becoming a public company (including, without duplication, any such payments made in connection with the consummation of the MTN Acquisition Transactions or the EMC Acquisition Transactions, as the case may be),

(vii) (A) the amount of any restructuring charges and related charges, restructuring costs, integration costs, transition costs, consolidation and closing costs for facilities, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring intellectual property development after the Closing Date, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), project start-up costs and other restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Closing Date and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges) and (B) the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by the Company in good faith to result from actions taken or expected to be taken in connection with (1) the MTN Acquisition Transactions, the EMC Acquisition Transactions, the Transactions (as defined in the Senior Credit Agreement) or any other Specified Transaction or (2) the implementation of any Cost Savings Initiative after the Closing Date (in each case calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings, operating expense reductions, other operating improvements and synergies are (i) reasonably supportable and quantifiable in the good faith judgment of the Company, and (ii) reasonably anticipated to be realized within 18 months after the consummation of the applicable Specified Transaction or the implementation of a Cost Savings Initiative which is expected to result in such cost savings, expense reductions, other operating improvements or synergies, (y) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (z) the aggregate add-backs pursuant to this clause (vii)(B) (plus any adjustments made pursuant to Section 13.20(c) but excluding any adjustments consistent with Article 11 of Regulation S-X and as interpreted by the staff of the SEC) shall not exceed 25% of Consolidated EBITDA for such Test Period (calculated after giving effect to any such add-backs or adjustments),

(viii) [Reserved],

(ix) any Transaction Expenses and other accruals, payments and expenses (including rationalization, legal, tax, structuring and other costs and expenses), or any amortization thereof, related to the Transactions, the MTN Acquisition Transactions, the EMC Acquisition Transactions, acquisitions, Investments, dividends, Dispositions, or any amortization thereof, issuances of Indebtedness or Equity Interests permitted under the Note Documents or repayment of debt, issuance of equity securities, refinancing transactions or amendment or other modification of any debt instrument (in each case, including any such transaction consummated on the Closing Date and any such transaction undertaken but not completed),

(x) to the extent not already included in Consolidated Net Income, proceeds of business interruption insurance (to the extent actually received),

(xi) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back,

(xii) any non-cash increase in expenses (A) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments, or (B) due to purchase accounting associated with the MTN Acquisition Transactions, the EMC Acquisition Transactions or any acquisition constituting an Investment consummated prior to or, to the extent not prohibited by this Agreement, after the Closing Date,

(xiii) the amount of any expense or reduction of Consolidated Net Income consisting of Restricted Subsidiary income attributable to minority interests or non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary; provided that the amount of such cash dividends or distributions deducted pursuant to this clause (xiii) in any Test Period shall not exceed such third party’s pro rata share of the Consolidated EBITDA (to the extent positive) of such non-wholly owned Restricted Subsidiary for such Test Period,

(xiv) letter of credit fees,

(xv) the amount of fees, indemnifications and reimbursement of expenses of directors of any Company Party,

(xvi) any Equity Funded Employee Plan Costs,

(xvii) any net loss from disposed, abandoned or discontinued operations or product lines,

(xviii) [Reserved],

(xix) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments, in any case in connection with any acquisition or other Investment, and

(xx) any costs or expenses incurred relating to environmental remediation, litigation or other disputes in respect of events and exposures that occurred prior to the Closing Date;

minus (b) without duplication and to the extent included in arriving at such Consolidated Net Income, (i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period), (ii) any net gain from disposed, abandoned or discontinued operations or product lines and (iii) the amount of any minority interest income consisting of Restricted Subsidiary losses attributable to minority interests or non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary; provided that:

(A) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA (x) currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness) and (y) all other foreign currency translation gains or losses to the extent such gains or losses are non-cash items;

(B) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of the Financial Accounting Standards Board’s Accounting Standards Codification 815 and the International Accounting Standard Board’s IAS 39 and their respective related pronouncements and interpretations; and

(C) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments.

For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 13.20.

“Consolidated First Lien Net Debt” means, as of any date of determination, any Indebtedness described in clause (a) of the definition of “Consolidated Total Net Debt” outstanding on such date that is secured by a Lien on any asset or property of the Company or any Restricted Subsidiary but excluding any such Indebtedness in which the applicable Liens are expressly subordinated or junior to the Liens securing the First Lien Obligations minus up to $100,000,000 of cash and Cash Equivalents (other than Restricted Cash) included on the consolidated balance sheet of the Company and the Restricted Subsidiaries as of such date, free and clear of all Liens (other than Liens permitted by Section 8.2); provided that Consolidated First Lien Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated First Lien Net Debt until three Business Days after such amount is drawn. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts and (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated First Lien Net Debt.

“Consolidated First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that, without duplication,

(a) any after-tax effect of extraordinary items (including gains or losses and all fees and expenses relating thereto) for such period shall be excluded,

(b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income shall be excluded,

(c) accruals and reserves that are established or adjusted within 12 months after the Closing Date that are so required to be established or adjusted as a result of the Transactions (or within 12 months after the closing of or the EMC Acquisition Transactions or any other acquisition that are so required to be established or adjusted as a result of such acquisition) in accordance with GAAP or changes as a result of adoption or modification of accounting policies in accordance with GAAP shall be excluded,

(d) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person, in each case other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(e) the net income (loss) for such period of any Person that is not a Subsidiary of the Company, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that (x) Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to the Company or a Restricted Subsidiary thereof in respect of such period (except to the extent relating to amounts certified by the Company pursuant to the following clause (y)), and (y) at the option of the Company and without duplication of the foregoing clause (x), solely while MTN or JV Holdings is a Restricted Subsidiary and a member of WMS and WMS is not a direct or indirect Subsidiary of the Company, Consolidated Net Income of the Company for any fiscal quarter of the Company shall be increased by the amount of distributions determined in good faith by the Company as being available to be paid from WMS to JV Holdings in respect of such fiscal quarter pursuant to section 5.2.2 of the WMS LLC Agreement but not actually paid to JV Holdings during such fiscal quarter,

(f) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(g) any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs or any other equity-based compensation shall be excluded, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of Company or any of its Subsidiaries in connection with the MTN Acquisition Transactions, the EMC Acquisition Transactions, or the Transactions, as the case may be, shall be excluded,

(h) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Company has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is (A) not denied by the applicable indemnitor in writing within 180 days of the occurrence of such event and (B) in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365-day period), shall be excluded,

(i) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount (A) is not denied by the applicable carrier in writing within 180 days of the occurrence of such event and (B) is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded,

(j) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or such Person’s assets are acquired by the Company or any of its Restricted Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis),

(k) solely for the purpose of determining the Cumulative Credit pursuant to clause (b) of the definition thereof, the income of any Restricted Subsidiary of the Company that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (which has not been waived) shall be excluded, except (solely to the extent permitted to be paid) to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries that are Guarantors by such Person during such period in accordance with such documents and regulations, and

(l) the Consolidated Net Income of the Company shall be reduced by the applicable CNI True-Up Amount (if any).

There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to (x) with respect to any such adjustments related to any period occurring prior to the consummation of the EMC Acquisition, EMC and its Restricted Subsidiaries, and (y) with respect to any such adjustments related to any period occurring after the consummation of the EMC Acquisition, the

Company’s Restricted Subsidiaries), as a result of the MTN Acquisition Transactions, the EMC Acquisition Transactions or any acquisition constituting an Investment permitted under this Agreement consummated prior to or, to the extent not prohibited by this Agreement, after the Closing Date, or the amortization or write-off of any amounts thereof. For the avoidance of doubt, Consolidated Net Income shall be calculated, including pro forma adjustments, in accordance with Section 13.20.

“Consolidated Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt (other than any portion of Consolidated Total Net Debt that is unsecured) as of the last day of such Test Period to (b) Consolidated EBITDA as of the last day for such Test Period.

“Consolidated Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the MTN Acquisition Transactions, the EMC Acquisition Transactions or any acquisition constituting an Investment permitted under this Agreement consummated prior to or, to the extent not prohibited by this Agreement, after the Closing Date) consisting of Indebtedness for borrowed money, purchase money debt and Attributable Indebtedness minus (b) up to $100,000,000 of cash and Cash Equivalents (other than Restricted Cash) included on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date, free and clear of all Liens (other than Liens permitted by Section 8.2); provided that Consolidated Total Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Net Debt until three Business Days after such amount is drawn. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts and (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated Total Net Debt.

“Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA as of the last day for such Test Period.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” has the meaning given to such term in Section 8.1(x).

“Controlled Investment Affiliate” shall mean, as to any Person, any other Person which (a) directly or indirectly is in Control of, is Controlled by, or is under common Control with, such Person and is organized by such Person (or any Person Controlling such Person) primarily for making equity or debt investments in the Company or other portfolio companies or (b) is obligated pursuant to a commitment agreement to invest its capital as directed by such Person.

“Convertible Notes” means the 2.75% Convertible Senior Notes due 2035 issued by the Company pursuant to the Indenture dated as of February 18, 2015, between the Company and U.S. Bank National Association, as trustee.

“Cost Savings Initiative” means any operational change, restructuring, cost savings initiative or other similar initiative or specified transaction.

“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) on and after the Trigger Date only, $25,000,000, plus

(b) 50% of the Consolidated Net Income for the period (taken as one accounting period) beginning on January 1, 2018 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at such time; provided that such amount shall not be less than $0, plus

(c) (i) the cumulative amount of cash and Cash Equivalent proceeds from the sale or issuance of Qualified Equity Interests of the Company after December 31, 2017 to a Person other than a Note Party or a Restricted Subsidiary and on or prior to such time (including upon exercise of warrants or options) (other than Excluded Contributions or any amount used for Equity Funded Employee Plan Costs) which proceeds have been contributed as common equity to the capital of the Company and (ii) the Qualified Equity Interests of the Company (other than Excluded Contributions or any amount used for Equity Funded Employee Plan Costs) issued upon conversion of Indebtedness or Disqualified Equity Interests of the Company or any Restricted Subsidiary of the Company owed to a Person other than a Note Party or a Restricted Subsidiary of a Note Party not previously applied for a purpose other than use in the Cumulative Credit, plus

(d) 100% of the fair market value (as reasonably determined by the Company) of marketable securities or other property received by the Company or a Restricted Subsidiary from any Person other than a Note Party or a Restricted Subsidiary contributed to the common capital of the Company or in exchange for, or for the net cash proceeds of, the issuance of Qualified Equity Interests of the Company contributed to the common capital of the Company, received after December 31, 2017 (other than Excluded Contributions or any amount used for Equity Funded Employee Plan Costs), plus

(e) 100% of the aggregate amount received by the Company or any Restricted Subsidiary of the Company in cash and Cash Equivalents from:

(i) the sale, transfer or other disposition (other than to the Company or any such Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or any minority Investments, or

(ii) any dividend or other distribution by an Unrestricted Subsidiary or received in respect of minority Investments, or

(iii) any interest, returns of principal, repayments and similar payments by such Unrestricted Subsidiary or received in respect of any minority Investment,

provided that in the case of clauses (i), (ii) and (iii), in each case, to the extent that the Investment corresponding to the designation of such Subsidiary as an Unrestricted Subsidiary or any subsequent Investment in such Unrestricted Subsidiary or minority Investment, as applicable, was made in reliance on the Cumulative Credit pursuant to Section 8.3(c)(iii)(C)(y) or Section 8.3(n)(y), provided, further, that no increase in the Cumulative Credit pursuant to this clause (e) shall result in a duplicative increase in any applicable Investment basket in Section 8.3 by virtue of a Return thereon, plus

(f) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, the fair market value of the Investments of the Company and the Restricted Subsidiaries made in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case to the extent the original Investment in such Unrestricted Subsidiary was made after December 31, 2017 pursuant to Section 8.3(c)(iii)(C)(y) or Section 8.3(n)(y), plus

(g) [Reserved], plus

(h) an amount equal to any net after-tax returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, sale proceeds, repayments, income and similar amounts) actually received by any Note Party in respect of any Investments pursuant to Section 8.3 (other than Sections 8.3(c)(iii)(C)(y) and Section 8.3(n)(y)); provided that no increase in the Cumulative Credit pursuant to this clause (h) shall result in a duplicative increase in any applicable Investment basket in Section 8.3 by virtue of a Return thereon, plus

(i) the aggregate amount of all Net Proceeds actually received by the Company or any Restricted Subsidiary in connection with the sale, transfer or other disposition of any assets of any Unrestricted Subsidiary since December 31, 2017, plus

(j) [Reserved],

(k) [Reserved], minus

(l) any amount of the Cumulative Credit used to make Investments pursuant to Section 8.3(c)(iii)(C)(y), Section 8.3(i)(iii)(B) or Section 8.3(n)(y) after December 31, 2017 and prior to such time, minus

(m) any amount of the Cumulative Credit used to pay dividends or make distributions or other Restricted Payments pursuant to Section 8.6(f)(A) or 8.6(g) after December 31, 2017 and prior to such time, minus

(n) any amount of the Cumulative Credit used to make payments or distributions in respect of Junior Financings pursuant to Section 8.9 after December 31, 2017 and prior to such time.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that is an Event of Default or the occurrence of any event or condition which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

“Default Interest” has the meaning given to such term in Section 3.4.

“Default Rate” has the meaning given to such term in Section 3.4.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests (other than directors’ qualifying shares or other shares required by applicable Law) in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) solely at the discretion of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Notes and all other Note Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Notes and all other Note Obligations that are accrued and payable, in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Company or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Company or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars” and “$” means dollars in lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“EMC” means Emerging Markets Communications, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company.

“EMC Acquisition” means the acquisition by the Company of 100% of the Equity Interests of EMC Intermediate pursuant to the EMC Acquisition Agreement.

“EMC Acquisition Agreement” means that certain Interest Purchase Agreement by and between EMC Parent, as seller, and the Company, as buyer (together with the exhibits, annexes and disclosure schedules thereto, as amended, supplemented or modified from time to time).

“EMC Acquisition Transactions” means, collectively, (i) the EMC Acquisition, (ii) the amendments to the Prior Credit Agreements entered into in connection with the EMC Acquisition, and (iii) the payment of any fees or expenses incurred or paid by the Company or any of its Subsidiaries in connection with the foregoing.

“EMC Holdings” means EMC Acquisition, LLC, a Delaware limited liability company.

“EMC Intermediate” means EMC Intermediate, LLC, a Delaware limited liability company and direct parent of EMC Holdings.

“EMC Parent” means EMC Acquisition Holdings, LLC, a Delaware limited liability company.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources, and the protection of human health and safety as it relates to the Environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Note Parties or any Restricted Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Funded Employee Plan Costs” means cash costs or expenses, incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Qualified Equity Interests of the Company (other than amounts designated as Excluded Contributions or any amount used in the Cumulative Credit or to incur Contribution Indebtedness).

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); provided that any instrument evidencing Indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time

“ERISA Affiliate” means, as to any Person, each trade or business including such Person, whether or not incorporated, which together with such Person would be treated as a single employer under Sections 414(b) or (c) of the Code, or, solely with respect to Section 412 of the Code, Sections 414(m) or (o) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Note Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Note Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for, and that could reasonably be expected to result in, the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (h) a failure by a Note Party, any Restricted Subsidiary or any ERISA Affiliate to make a required contribution to a Multiemployer Plan; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to a Note Party or any Restricted Subsidiary; or (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Note Party, any Restricted Subsidiary or any ERISA Affiliate.

“Event of Default” has the meaning given to such term in Section 10.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contribution” means, at any time, the amount of cash capital contributions to the Company or net after-tax proceeds from the sale or issuance of Qualified Equity Interests of the Company actually received by the Company as a cash common equity contribution (or issuances of debt securities (other than debt securities that are contractually subordinated to the Note Obligations) that have been converted into or exchanged for any such Qualified Equity Interests) (other than any amount designated as Contribution Indebtedness, used for Equity Funded Employee Plan Costs or included for purposes of determining the Cumulative Credit).

“Excluded Subsidiary” means (i) any Subsidiary that is not a wholly-owned Domestic Subsidiary of the Company or a Guarantor, (ii) any Subsidiary that is prohibited or restricted by applicable Law or by Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Note Obligations or if guaranteeing the Note Obligations would require governmental (including regulatory) consent, approval, license or authorization, (iii) any other Subsidiary with respect to which, in the reasonable judgment of the Company and the Requisite Purchasers, the burden or cost of providing a Guarantee shall be excessive in view of the benefits to be obtained by the holders of the Notes therefrom, (iv) any not-for-profit Subsidiaries, (v) any Unrestricted Subsidiaries, (vi) any CFC Holding Company, (vii) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a CFC, (viii) captive insurance Subsidiaries and (ix) each other Restricted Subsidiary acquired pursuant to a Permitted Acquisition permitted hereunder and financed with assumed secured Indebtedness, and each Restricted Subsidiary acquired in such Permitted Acquisition permitted hereunder that guarantees such Indebtedness, in each case to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the Note Obligations and such prohibition was not created in contemplation of such Permitted Acquisition permitted hereunder.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of the security interest would otherwise have become effective with respect to such Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Executive Order” has the meaning given to such term in Section 7.19(a).

“FCC” means the Federal Communications Commission.

“FCC Authorizations” means all Licenses issued or granted by the FCC in connection with the operation of the business of the Company or any Restricted Subsidiary of the Company, all renewals and extensions thereof, and all applications filed with the FCC to which the Company or any Restricted Subsidiary of the Company is a party.

“Financial Statements” has the meaning given to such term in Section 4.1(a).

“First Lien Obligations” means obligations in respect of Indebtedness under the Senior Credit Agreement and other Indebtedness for borrowed money of the Company and its Restricted Subsidiaries on a consolidated basis that is secured by a Lien on the Collateral that is senior to the Lien on the Collateral securing the Note Obligations.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, any Note Party or any Restricted Subsidiary with respect to employees outside the United States.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary which is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that, subject to Section 1.3, if the Company notifies the Collateral Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Collateral Agent notifies the Company that the Requisite Purchasers request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means any Subsidiary of the Company that is party to the Guaranty Agreement.

“Guaranty Agreement” means the Guaranty, dated as of the Closing Date, executed and delivered by Guarantors parties thereto, substantially in the form of Exhibit B hereto, as it may from time to time be supplemented, modified, amended, restated or supplanted.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, medical waste, in each case regulated under Environmental Laws.

“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all obligations, contingent or otherwise, of such Person as an account party in respect of outstanding letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services;

(e) Indebtedness (excluding prepaid interest thereon) of others secured by a Lien on property owned or being purchased by such Person, whether or not such Indebtedness shall have been assumed by such Person;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of Indebtedness of others described in clauses (a) through (g) in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt, (B) in the case of the Company and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (C) exclude (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation is not paid after becoming due and payable, (iii) accruals for payroll and other liabilities accrued in the ordinary course of business, (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (v) Indebtedness of any parent entity appearing on the balance sheet of the Company, or by reason of push down accounting under GAAP. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) that is expressly made non-recourse or limited recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnitee” has the meaning given to such term in Section 13.5.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged and that is independent of the Company and its Affiliates.

“Intellectual Property” has the meaning given to such term in Section 4.7.

“Intellectual Property Security Agreement” has the meaning set forth in the Security Agreement.

“Intercreditor and Subordination Agreement” means the Intercreditor and Subordination Agreement to be entered into as of the Closing Date substantially in the form of Exhibit H hereto.

“Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of the Company and its Restricted Subsidiaries for such Test Period to (b) the sum of (i) Consolidated Cash Interest Expense of the Company and its Restricted Subsidiaries for such Test Period and (ii) all cash dividends paid or payable on preferred Disqualified Equity Interests of such Person during such period other than to such Person or a Note Party.

“Interest Payment Date” means each March 15 and September 15, beginning September 15, 2018, and the Maturity Date, or, if any such date falls on a day that is not a Business Day, the next succeeding Business Day.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person by (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Company and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, less (except in the case of (x) Investments made using the Cumulative Credit pursuant to Section 8.3(c)(iii)(C)(y) or Section 8.3(n)(y) and (y) Returns which increase the Cumulative Credit pursuant to clause (h) of the definition thereof) any Returns of the Company or a Restricted Subsidiary in respect of such Investment.

“IP Rights” means any trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, software, know-how, trade secrets, database rights, design rights and other intellectual property rights that are reasonably necessary for the operation of the Company’s and the Restricted Subsidiaries’ businesses as currently conducted.

“Joinder” means the joinder to this Agreement executed by the Collateral Agent, substantially in the form of Exhibit I hereto.

“Junior Debt Conditions” means, with respect to any Indebtedness for borrowed money, that such Indebtedness (a) shall have a maturity date that is at all times at least ninety-one (91) days after the Maturity Date, (b) shall satisfy the Permitted Other Debt Conditions, (c) shall be (i) unsecured or (ii) if secured, is secured by the Collateral on a junior priority basis to the Liens securing the Note Obligations and to any First Lien Obligations, (d) shall be expressly subordinated in right of payment to the Note Obligations pursuant to terms substantially consistent with Exhibit G hereto and any Guarantee of such Indebtedness by any Note Party shall be expressly subordinated in right of payment to such Note Party’s Guarantee of the Note Obligations, and (e) other than with respect to any such Indebtedness incurred by a Restricted Subsidiary that is not a Note Party, (i) shall not be Guaranteed by any Person that is not a Note Party and (ii) to the extent secured, shall not be secured by any assets of the Company or any Restricted Subsidiary that do not constitute Collateral; provided that if such Indebtedness is incurred or guaranteed on a secured basis by a Note Party, such Indebtedness shall satisfy the requirements in the first proviso at the end of Section 8.1.

“Junior Financing” has the meaning given to such term in Section 8.9(a).

“Junior Financing Prepayment” has the meaning given to such term in Section 8.9(a).

“JV Holdings” means (a) EMC-JV Holdco LLC, a Delaware limited liability company, or (b) any other Restricted Subsidiary entitled to allocations and distributions with respect to the Equity Interests of WMS, in each case of clauses (a) and (b), which Restricted Subsidiary shall be a Guarantor.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“License” means any license, registration, accreditation, approval, qualification, provider number, right, privilege, consent, permit or other authorization issued by any Governmental Authority (including the FCC), together with any amendments, supplements and other modifications thereto.

“Licensed Activities” means, with respect to any Person, any transactions, investments or other activities by such Person in or with a Sanctioned Country to the extent that such transactions, investments or other activities are in compliance with a license issued to such Person by OFAC, the U.S. Department of State, or the U.S. Department of Commerce Bureau of Industry and Security, as required by the applicable requirements of Law.

“Lien” means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest of any kind or nature in respect of such asset (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Listing Application” means the Listing of Additional Shares notification and related supporting documentation to be delivered to NASDAQ in connection with the listing of the Warrant Shares.

“LTM EBITDA” means Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements have been delivered pursuant to Section 7.1(a) or (b), determined on Pro Forma Basis.

“Market Warrants” has the meaning given to such term in the recitals of this Agreement.

“Material Adverse Effect” means any event, change or condition that, individually or in the aggregate, has had, or would reasonably be expected to have a material adverse effect on (a) the business, assets, financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Company and the Guarantors (taken as a whole) to perform their payment obligations under any Note Document to which the Company or any of the Note Parties is a party or (c) the material rights and remedies of the Collateral Agent and the Purchasers under the Note Documents, taken as a whole, including the legality, validity, binding effect or enforceability of the Note Documents.

“Material Domestic Subsidiary” means, at any date of determination, each of the Company’s Domestic Subsidiaries that are Restricted Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 5.0% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5.0% of the consolidated gross revenues of the Company and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 7.1 or more than 5.0% of the consolidated gross revenues of the Company and its Restricted Subsidiaries for such Test Period, then the Company shall, not later than 45 days after the date by which financial statements for such quarter or Test Period, as applicable, are required to be delivered pursuant to this Agreement (or such longer period as the Collateral Agent may agree in its reasonable discretion), designate in writing to the Collateral Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true.

“Material Foreign Subsidiary” means, at any date of determination, each of the Company’s Foreign Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 5.0% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5.0% of the consolidated gross revenues of the Company and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Foreign Subsidiaries not meeting the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 7.1 or more than 5.0% of the consolidated gross revenues of the Company and its Restricted Subsidiaries for such Test Period, then the Company shall, not later than 45 days after the date by which financial statements for such quarter or Test Period, as applicable, are required to be delivered pursuant to this Agreement (or such longer period as the Collateral Agent may agree in its reasonable discretion), (i) designate in writing to the Collateral Agent one or more of such Foreign Subsidiaries as “Material Foreign Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of the definition of “Collateral and Guarantee Requirement.”

“Material Non-Public Information” means information which is (a) not publicly available, (b) material with respect to the Company and its Subsidiaries or their respective securities for purposes of United States federal and state securities laws and (c) not of a type that would be publicly disclosed in connection with any issuance by the Company or any of its Subsidiaries of debt or equity securities issued pursuant to a public offering, a Rule 144A offering or other private placement where assisted by a placement agent.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maturity Date” means June 30, 2023.

“Maximum Lawful Rate” has the meaning given such term in Section 3.3(c).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgaged Property” has the meaning given to such term in the Senior Credit Agreement.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Note Party, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“MTN” means Maritime Telecommunications Network, Inc., a Colorado corporation.

“MTN Acquisition” means the acquisition of MTN by EMC on July 1, 2015, pursuant to the MTN Acquisition Agreement.

“MTN Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of April 21, 2015 (together with the exhibits, annexes and disclosure schedules thereto, as amended, supplemented or modified from time to time), by and among EMC Parent, Scisco Parent, Inc., a Delaware corporation, Scisco Merger Sub, Inc., a Washington corporation, EMC and SeaMobile, Inc., a Washington corporation.

“MTN Acquisition Transactions” means, collectively, (i) the MTN Acquisition, (ii) the initial closing of the Prior Credit Agreements, and (iii) the payment of any fees or expenses incurred or paid by the Company or any of its Subsidiaries in connection with the foregoing.

“Net Proceeds” means:

(a) 100% of the cash proceeds actually received by the Company or any of the Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees and expenses actually incurred in connection therewith, (ii) the principal amount of any Indebtedness that is secured by a Lien (other than a Lien that ranks pari passu or is subordinated to the Liens securing the Note Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event, together with any applicable premium, penalty, interest and breakage costs, (iii) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Company or a wholly owned Restricted Subsidiary as a result thereof, (iv) Taxes paid or reasonably estimated to be payable or, without duplication, permitted to be paid as a result thereof, (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Company or any of the Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction) and (vi) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that, to the extent that any amounts are released from such escrow to the Company or a Restricted Subsidiary, such amounts net of any related expenses shall constitute Net Proceeds); provided that, subject to the restrictions set forth in Section 8.5(j), if the Company or any of its Restricted Subsidiaries use any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Company or its Restricted Subsidiaries (other than current assets) or to make Permitted Acquisitions or any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person (other than a Company Party) or division or line of business of a Person (other than a Company Party) (or any subsequent investment made in a Person (other than a Company Party), division or line of business previously acquired), in each case within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 12-month period but within such 12-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within the later of such 12-month period and 180 days from the entry into such contractual commitment, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless (x) such proceeds shall exceed $4,000,000 or (y) the aggregate net proceeds excluded under clause (x) shall exceed $8,000,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a)), and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Company or any of the Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Company, the Company and their Restricted Subsidiaries shall be disregarded.

“Note Documents” means this Agreement, the Notes, the Guaranty Agreement, the Collateral Documents and any other document or instrument executed and delivered by any Note Party in connection with the Notes, but excluding the Warrants and the Warrantholders Agreement.

“Note Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Note Party and its Restricted Subsidiaries arising under any Note Document or otherwise with respect to the Notes, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Note Party or Restricted Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Note Obligations of the Note Parties under the Note Documents (and of their Restricted Subsidiaries to the extent they have obligations under the Note Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Note Party under any Note Document and (b) the obligation of any Note Party to reimburse any amount in respect of any of the foregoing that any Purchaser may elect to pay or advance on behalf of such Note Party in accordance with the terms of the Note Documents.

“Note Party” means the Company and the Guarantors.

“Note Register” has the meaning given to such term in Section 9.1(a).

“Notes” has the meaning given to such term in the recitals of this Agreement.

“OID” means “original issue discount” within the meaning of Section 1272 of the Code.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operating Documents” means, with respect to any entity, in each case to the extent applicable thereto, its certificate or articles of incorporation or organization, its bylaws or operating agreement, its partnership agreement, all other formation and/or governing documents, and all voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its membership interests, and any other arrangements relating to the control or management of any such entity (whether existing as corporation, a partnership, a limited liability company or otherwise).

“PAR Capital” means PAR Investment Partners, L.P., and any of its Controlled Investment Affiliates.

“Patriot Act” has the meaning given to such term in Section 13.18.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Penny Warrants” has the meaning given to such term in the recitals of this Agreement.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Note Party or any ERISA Affiliate or to which any Note Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” has the meaning given to such term in Section 8.3(i).

“Permitted Other Debt Conditions” means that such applicable Indebtedness does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations, except (a) customary asset sale, initial public offering or change of control or similar event provisions, (b) maturity payments and customary mandatory prepayments for a customary bridge financing which, subject to customary conditions, provides for automatic conversion or exchange into Indebtedness that otherwise complies with the requirements of this definition, (c) “AHYDO” payments or (d) mandatory prepayments in respect of excess cash flow to the extent that prepayments are made first to other Indebtedness secured by Liens that are senior or pari passu with the Liens securing the Notes (to the extent required by the terms of such other Indebtedness) or such prepayments are declined by any holder of such other Indebtedness), in each case prior to the Maturity Date at the time such Indebtedness is incurred.

“Permitted Ratio Debt” means Indebtedness incurred by the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed (a) if such Indebtedness is secured by a Lien on the Collateral that is senior to the Liens securing the Note Obligations, an unlimited amount so long as immediately after giving Pro Forma Effect thereto and the use of proceeds thereof the Consolidated First Lien Net Leverage Ratio is no greater than 3.50 to 1; and (b) the greater of $25,000,000 and 25% of LTM EBITDA, in each case, determined at the time of incurrence plus an additional unlimited amount (x) if such Indebtedness is secured by Liens that are junior to the Liens securing the Note Obligations, the Consolidated Senior Secured Net Leverage Ratio (determined on a Pro Forma Basis and without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no greater than 4.50:1.00, and (y) if such Indebtedness is unsecured Indebtedness, either (I) the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis and without netting the cash proceeds of any such Indebtedness for the purposes of such calculation) is no greater than 5.00:1.00 or (II) the Interest Coverage Ratio (calculated on a Pro Forma Basis) for the end of the most recent Test Period is not less than 2.00:1.00, and all Indebtedness incurred pursuant to this clause (b) satisfies the Junior Debt Conditions; provided that if such Indebtedness is incurred or guaranteed on a secured basis by a Note Party, such Indebtedness shall (A) satisfy the requirements in the first proviso at the end of Section 8.1 and (B) other than with respect to any such Indebtedness incurred by a Restricted Subsidiary that is not a Note Party (subject to the limitations in the immediately following proviso), (i) not be Guaranteed by any Person that is not a Note Party and (ii) to the extent secured, secured by any assets that do not constitute

Collateral; provided further that if such Indebtedness is incurred or guaranteed by a Restricted Subsidiary that is not a Note Party, such Indebtedness does not, together with any Indebtedness incurred by a Restricted Subsidiary that is not a Note Party pursuant to Section 8.2(g) (including any Permitted Refinancing thereof, to the extent incurred or guaranteed by a Restricted Subsidiary that is not a Note Party), exceed in the aggregate at any time outstanding the greater of $31,250,000 and 25% of LTM EBITDA, in each case determined at the time of incurrence.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, restructuring, replacement or extension of any Indebtedness of such Person; provided that

(a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, restructured, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts owing or paid related to such Indebtedness, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, restructuring, replacement or extension plus an amount equal to any existing commitments unutilized thereunder,

(b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 8.1(e) or (dd), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended,

(c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 8.1(e), (f) or (dd), at the time thereof, no Event of Default shall have occurred and be continuing,

(d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Note Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Note Obligations on terms (i) not materially less favorable (taken as a whole) (as reasonably determined by the Company) to the Purchasers as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended or (ii) as otherwise reasonably acceptable to the Purchasers,

(e) if such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 8.1(s) or 8.1(x), (i) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is unsecured or secured by Liens that are subordinated to the Liens securing the Note Obligations, such modification, refinancing, replacement, refunding, renewal or extension is unsecured or (with respect to refinanced debt secured by Liens that are subordinated to the Liens securing the Note Obligations) secured by Liens that are subordinated to the Liens securing the Note Obligations on terms (x) at least as favorable (taken as a whole) (as reasonably determined by the Company) to the Purchasers as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended or (y) otherwise reasonably acceptable to the Purchasers and (ii) notwithstanding anything contained in Section 8.1(c), such modification, refinancing, refunding, renewal, replacement or extension is incurred only by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended.

“Permitted Transferee” means, with respect to any holder of the Notes, any Person who is both (i) an Affiliate of such holder and (ii) a controlled Affiliate of Searchlight Capital Partners, L.P.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest” has the meaning given to such term in Section 3.3(a).

“Portfolio Company” means any corporation, limited liability company, trust, joint venture, association, company, partnership, collective investment scheme or other entity in which a Person has invested, directly or indirectly.

“Prior Credit Agreements” means, collectively, (a) that certain First Lien Credit Agreement, dated as of July 1, 2015, by and among, inter alios, EMC, as borrower, the Company, as a guarantor, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as Collateral Agent, and (b) that certain Second Lien Credit Agreement, dated as of July 1, 2015, by and among, inter alios, EMC, as borrower, the Company, as a guarantor, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as Collateral Agent.

“Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 13.20.

“Projections” has the meaning given to such term in Section 7.1(d).

“Public Reports” means all reports (including Forms 10-K, 10-Q and 8-K) and proxy materials filed by the Company with the SEC on and after January 1, 2017.

“Purchase Price” has the meaning given to such term in Section 2.2.

“Purchase Price Allocation” has the meaning given to such term in Section 2.2.

“Purchasers” has the meaning given to such term in the preamble to this Agreement.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures.

“Recipient” means (a) the Administrative Agent or (b) any holder of Notes, as applicable.

“Refunding Capital Stock” has the meaning given to such term in Section 8.6(m).

“Regulation S-X” means Regulation S-X promulgated under the Securities Act.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment or in an uncontained manner from or through any facility, property or equipment.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the otherwise applicable notice period has been waived by regulation or otherwise by the PBGC.

“Requirement of Law” means as to any Person, its Operating Documents, and any law, treaty, rule, order, judgment or regulation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Requisite Purchasers” means the holders of the Notes representing a majority of the then outstanding principal balance of the Notes.

“Responsible Officer” means the chief executive officer, president or any vice president of the Company, or, with respect to financial matters, the chief financial officer, treasurer, assistant secretary or other officer serving in a similar capacity of the Company. Any document delivered hereunder that is signed by a Responsible Officer of a Note Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Note Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Note Party.

“Restricted Cash” means cash and Cash Equivalents held by the Company and its Restricted Subsidiaries identified on such balance sheet as “restricted” (including cash or Cash Equivalents subject to a control agreement in favor of any Person other than the Collateral Agent, but excluding cash or Cash Equivalents restricted in favor of the Collateral Agent on behalf of all holders of the Notes).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Company’s or a Restricted Subsidiary’s equity holders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Returns” means, with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment.

“S&P” means Standard & Poor’s Financial Services LLC, a division of McGraw Hill Financial, and any successor thereto.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) as applicable, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, the Crimean region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or to the extent applicable, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning given to such term in Section 2.1.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Documents” means the Note Documents, the Warrants and the Warrantholders Agreement.

“Security Agreement” means the Security Agreement, dated as of the Closing Date, executed and delivered by the Note Parties thereto substantially in the form of Exhibit C hereto, as it may from time to time be supplemented, modified, amended, restated or supplanted.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement.

“Senior Credit Agreement” means that certain credit agreement, dated as of January 6, 2017, among the Company, as borrower, the guarantors party thereto from time to time, Citibank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other lenders party thereto from time to time, as amended through the date hereof.

“Senior Indebtedness” means (a) Indebtedness constituting “Senior Indebtedness” under the Intercreditor and Subordination Agreement; (b) with respect to any Note Party, the contingent obligations of such Person, under or in respect of such Indebtedness covered under clause (a) above; and (c) any and all refinancings, replacements or refundings of any of the amounts referred to in clauses (a) and (b) above.

“Senior Lender” means the “Lenders” under the Senior Credit Agreement.

“Solvent” means, when used with respect to any Person on any date of determination, that on such date:

(a) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of the Person and its Subsidiaries, taken as a whole;

(b) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole, contemplated as of the date hereof; and

(c) such Person and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations) beyond their ability to pay such debts as they mature in the ordinary course of business.

For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under the Financial Accounting Standards Board’s Statement of Financial Accounting Standard No. 5).

“Specified Acquisition” means the acquisition by the Company or any other Note Party that results in the Specified Person becoming a wholly-owned Subsidiary of the Company or any Note Party.

“Specified Event of Default” means an Event of Default described in Section 10.1(i) hereof.

“Specified Person” means the Person identified by the Company in an officer’s certificate to the Purchasers on the date of this Agreement.

“Specified Refinancing Indebtedness” has the meaning given to such term in Section 8.1(t).

“Specified Junior Financing Obligations” means any obligations in respect of any Junior Financing in respect of which any Note Party is an obligor in a principal amount in excess of $20,000,000.

“Specified Transaction” means the implementation of any Cost Savings Initiative, any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Company, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interests of, another Person or any Disposition of a business unit, line of business or division of the Company or a Restricted Subsidiary, the MTN Acquisition Transactions, the EMC Acquisition Transactions and the Transactions, in each case, whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit) or Restricted Payment in respect of which the terms of this Agreement require any test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Subordinated Obligation” means Indebtedness of the Company which is subject to an agreement in favor of the Purchasers pursuant to which the holder of such Indebtedness has agreed, among other things, that such Indebtedness is junior in priority of payment to the rights of the Purchasers pursuant to a written agreement in form and substance acceptable to the Purchasers in their discretion.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, any charitable organizations, and any other Person that meets the requirements of Section 501(c)(3) of the Code) of which (a) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (b) more than half of the issued share capital is at the time beneficially owned or (c) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Successor Company” has the meaning given to such term in Section 8.4(d)(ii).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Target Person” has the meaning given to such term in Section 8.3.

“Taxes” means all present or future taxes, duties, levies, imposts, assessments, withholdings (including backup withholding) or other similar charges imposed by any Governmental Authority including any interest, penalties and additions to tax applicable thereto.

“Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of the Company most recently ended as of such date of determination.

“Total Assets” means, at any date of determination, the total assets of the Company and its Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in conformity with GAAP at such date.

“Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the MTN Acquisition Transactions, the EMC Acquisition Transactions or any acquisition constituting an Investment permitted under this Agreement consummated prior to or, to the extent not prohibited by this Agreement, after the Closing Date) consisting of Indebtedness for borrowed money, purchase money debt and Attributable Indebtedness minus (b) cash and Cash Equivalents (other than Restricted Cash) included on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date, free and clear of all Liens (other than Liens permitted by Section 8.2); provided that Total Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Total Net Debt until three Business Days after such amount is drawn. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts and (ii) owed by Unrestricted Subsidiaries, do not constitute Total Net Debt.

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA as of the last day for such Test Period.

“Transaction Expenses” means any fees or expenses incurred or paid by the Company or any of its Subsidiaries in connection with this Agreement and the other Securities Documents and the transactions contemplated hereby and thereby.

“transfer” means any sale, transfer, assignment, exchange, gift, bequest, pledge, participation, hypothecation or other encumbrance or disposition of any interest in, with or without consideration, any security, whether directly, indirectly, voluntarily, involuntarily, synthetically, in whole or in part, by operation of law or merger, pursuant to judicial process or otherwise including any disposition of any security or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

“Treasury Capital Stock” has the meaning given to such term in Section 8.6(m).

“Treasury Rate” means, as of any date of redemption, the yield to maturity as of the date of such redemption of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent statistical release designated as “H.15” under the caption “Treasury constant maturities” or any successor publication which is published at least weekly by the Board of Governors of the Federal Reserve System (or companion online data resource published by the Board of Governors of the Federal Reserve System) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity that has become publicly available at least two Business Days prior to the date of such redemption (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the applicable redemption date to the third anniversary of the Closing Date; provided, however, that if the period from the applicable redemption date to the third anniversary of the Closing Date is less than one year, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year will be used. The Company will calculate the applicable Treasury Rate at least two but not more than four Business Days prior to the applicable redemption date and provide the holder of a majority in aggregate principal amount of the Notes outstanding, before such redemption date, a written statement setting forth the Applicable Premium and showing the calculation of the Applicable Premium in reasonable detail.

“Trigger Date” means the first date on which the Company has delivered to the Collateral Agent an officer’s certificate demonstrating that the Consolidated Total Net Leverage Ratio is less than or equal to 3.50:1.00.

“United States” means the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated by the Company as an Unrestricted Subsidiary pursuant to Section 7.13 subsequent to the Closing Date.

“Warrant” has the meaning given such term in the recitals of this Agreement.

“Warrant Shares” means Common Stock for which the Warrants are exercisable.

“Warrantholders Agreement” means the Warrantholders Agreement, by and between the Company and Searchlight II TBO-W, L.P., dated as of the Closing Date, substantially in the form of Exhibit F hereto, as it may from time to time be supplemented, modified, amended, restated or supplanted.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“WMS” means Wireless Maritime Services, LLC, a Delaware limited liability company.

“WMS LLC Agreement” means that certain Limited Liability Company Agreement of WMS between AT&T Wireless Services, Inc. and MTN, dated as of February 19, 2004 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time).

1.2 Terms Generally.

The definitions in Section 1.1 shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3 Use of Defined Terms.

Terms defined in this Agreement and used in any exhibit, schedule, certificate, annex, other Note Document or other document delivered in connection with this Agreement, shall have the meanings assigned herein unless otherwise defined or the context otherwise requires.

1.4 Currency.

Unless otherwise specified herein, all statements or references to dollar amounts or “$” set forth herein or in any other Note Document shall refer to Dollars.

1.5 Accounting Terms.

As used herein, in any other Note Document, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial covenant or requirement set forth in this Agreement, and either the Company or the Collateral Agent shall so request, the Collateral Agent and the Company shall negotiate in good faith to amend such covenant or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such covenant or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Company shall provide to the Collateral Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such covenant or requirement made before and after giving effect to such change in GAAP. Unless otherwise provided herein, all financial calculations made with respect to the Company for the purpose of determining compliance with the terms of this Agreement shall be made on a consolidated basis and in accordance with GAAP.

ARTICLE II

PURCHASE AND SALE OF THE NOTES AND THE WARRANTS

2.1 Purchase and Sale.

Subject to and upon the terms and conditions of this Agreement, the Company will (i) issue and sell the Notes to the Purchaser designated in the Purchase Price Allocation, and such Purchaser will purchase from the Company, at the Closing, the Notes and (ii) issue the Penny Warrants and the Market Warrants, respectively, to the Purchaser designated in the Purchase Price Allocation, and such Purchaser shall acquire from the Company, at the Closing, the Penny Warrants and the Market Warrants (such Warrants, together with such purchased Notes, the “Securities”). The aggregate purchase price (the “Purchase Price”) for the Securities shall be $150,000,000, and shall be allocated among and paid by the Purchasers as set forth on the Purchase Price Allocation.

2.2 Purchase Price Allocation.

At least 10 Business Days prior to the Closing Date, the Purchasers shall deliver to the Company a statement (the “Purchase Price Allocation”), reasonably allocating the Purchase Price among each of the Notes, the Penny Warrants and the Market Warrants. The Company

shall notify the Purchasers in writing of any reasonable objections within 5 Business Days after receipt of the Purchase Price Allocation and shall set forth the basis for such objections in reasonable detail, in which case the Company and the Purchasers shall attempt in good faith to resolve such disagreement prior to the Closing and any mutually agreed Purchase Price Allocation shall be final. If the Company and the Purchasers are unable to resolve such disagreement prior to the Closing, the Purchasers’ initial Purchase Price Allocation shall be final. If the Company does not object in writing within such 5 Business Day period to the Purchase Price Allocation delivered by the Purchasers, the Company shall be deemed to have accepted such Purchase Price Allocation, and such Purchase Price Allocation shall be final. The Company and the Purchasers agree to be bound for all tax purposes by the Purchase Price Allocation, and shall not take any contrary tax position regarding such allocation, unless otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Code) or a comparable concept under applicable law or otherwise required pursuant to applicable law.

2.3 Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the purchase and sale of the Securities (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, California, on the second Business Day following the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at Closing, but subject to the satisfaction or waiver thereof) (the “Closing Date”); provided, however, that the Closing Date shall not be earlier than March 27, 2018.

(b) At the Closing:

(i) (x) the Company shall deliver to each Purchaser one or more Note(s) in the aggregate principal amount as set forth opposite such Purchaser’s name on Schedule I hereto, (y) the Company shall deliver to each Purchaser certificates representing the Warrants representing such number of applicable Warrants as set forth opposite such Purchaser’s name and (z) the Company shall deliver or cause to be delivered an amount equal to $1,500,000 to Searchlight Capital Partners, L.P. by wire transfer of immediately available funds to an account that Searchlight Capital Partners, L.P. shall designate at least one (1) Business Day prior to the Closing Date; and

(ii) the Purchasers shall deliver, or cause to be delivered, to the Company an amount equal to the Purchase Price by wire transfer of immediately available funds to an account that the Company shall designate at least one (1) Business Day prior to the Closing Date.

ARTICLE III

PROVISIONS OF THE NOTES

3.1 The Notes.

The Notes shall be in the aggregate principal amount of $150,000,000. The aggregate amount of the Notes shall, subject to the provisions for acceleration contained herein, mature and be payable in full on the Maturity Date.

3.2 General Provisions As To Payments.

(a) The Company shall make each payment in respect of the principal of, or accrued interest on, the Notes, or any other amount due to the Purchasers under this Agreement or any other Note Document, not later than 1:00 p.m. in New York, New York, on the day when due, to the Collateral Agent, for the benefit of the Purchasers, as provided in the Notes, or in such other manner as instructed from time to time in writing by the Collateral Agent. All cash payments hereunder shall be made in Dollars by wire transfer of immediately available funds. PIK Interest shall be considered paid on the due date thereof automatically in accordance with the terms of Section 3.3.

(b) Whenever any payment (including principal of, or interest on, the Notes or other amount) hereunder or under any other Note Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of such interest.

(c) The Company hereby authorizes the Purchasers to make appropriate notations on the grid attached to the Notes, including the date, outstanding principal amount and any prepayment thereof, which notations shall be conclusive evidence of such date, outstanding principal and prepayment absent manifest error; provided, however, that the failure of the Purchasers to make such notation or any error on the Notes shall not affect the obligation of the Company to repay, in accordance with the terms of the Notes and this Agreement, the principal amount of the Notes together with all interest and other amounts due hereunder.

(d) Except to the extent otherwise provided herein, each payment of principal of the Notes by the Company shall be made for the account of the holders thereof pro rata in accordance with the respective aggregate outstanding principal amounts of the Notes held by them and each payment of the interest on Notes shall be made for the account of the holders thereof pro rata in accordance with the amounts of interest on such Notes then due and payable to the respective Purchasers.

3.3 Interest.

(a) Interest shall be payable on the principal amount of the Notes, and to the maximum extent permitted by applicable laws on any increase thereof as provided below, at the applicable interest rate until paid in full. Interest on the Notes will initially be pay-in-kind at a rate of 12% per annum (“PIK Interest”), which PIK Interest will be capitalized, compounded and added to the unpaid principal amount of the Note Obligations on the applicable Interest Payment Date whereupon from and after such date such additional amount shall be also accrue interest at the interest rate then applicable to the principal amount of the Notes. Interest on the Notes shall automatically convert to accruing cash pay interest at a rate of 10% per annum (the “Cash Interest Rate”) from and including the earlier of (i) March 15, 2021 and (ii) the last day of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 7.1 for which the Total Net Leverage Ratio has decreased to 3.39 to 1.0; provided that upon any such reduction in the Total Net Leverage Ratio contemplated by this clause (ii), the Company shall promptly provide written notice thereof to the holders of the Notes (any delay or failure to deliver not being a condition precedent to the Cash Interest Rate). In the event of any conversion to the Cash Interest Rate on a date other than an Interest Payment Date, both (i) PIK Interest accrued to, but excluding, the date of conversion, will be capitalized, compounded and added to the unpaid principal amount of the Note Obligations as of the date of conversion and (ii) cash pay interest accrued from the date of conversion shall be paid on the next applicable Interest Payment Date. Upon the occurrence and continuance of an Event of Default, at the election of the Requisite Purchasers and upon written notice thereof to the Company by the Requisite Purchasers, all PIK Interest shall be converted to cash interest at the Cash Interest Rate and become immediately due and payable upon demand by the Requisite Purchasers or otherwise due and payable in cash on the Maturity Date.

(b) (i) Interest on the Notes shall accrue from day to day from the Closing Date and subject to Section 3.3(a) shall be payable on each Interest Payment Date (commencing September 15, 2018) in arrears, (ii) interest on the Notes shall be payable on the date of any prepayment in accordance with Section 3.5 and (iii) interest on the Notes shall be payable on maturity of the Notes, whether by acceleration or otherwise. All interest hereunder shall be computed on the basis of a year of 360 days of twelve 30-day months and shall include the first day of an applicable interest period but excluding the last day of such interest period.

(c) The Purchasers and the Company intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Note Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect (the “Maximum Lawful Rate”). No Note Party, nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Note Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the Maximum Lawful Rate, and the provisions of this Section 3.3(c) shall control over all other provisions of the Note Documents which may be in conflict or apparent conflict herewith. The Purchasers expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Note Obligation is accelerated. If (i) the maturity of any Note Obligation is accelerated for any reason; (ii) any Note Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the Maximum Lawful Rate; or (iii) any Purchaser or any other holder of any or all of the Note Obligations shall otherwise collect money which is determined to constitute interest which would otherwise increase the interest on any or all of the Note Obligations to an amount in excess of the Maximum Lawful Rate, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Note Obligations. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the Maximum Lawful Rate, the Company and the Purchasers (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense or fee rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Note Obligations in accordance with the amounts outstanding from time to time thereunder. Notwithstanding anything to the contrary set forth in this Section 3.3 or Section 3.4, if a court of competent jurisdiction applying applicable law determines in a final order that the rate of interest payable hereunder exceeds the Maximum Lawful Rate, then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Company shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Purchasers, is equal to the total interest which would have been received had the Interest Rate payable hereunder been (but for the operation of this paragraph) as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Section 3.3(a) through (c) and Section 3.4, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Purchaser pursuant to the terms hereof exceed the amount which such Purchaser could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. As used in this Section 3.3(c) only, the term “applicable law” means the laws of the State of New York or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

3.4 Default Interest.

Notwithstanding the foregoing, if any principal of or interest on any Note or any other amount payable by the Note Parties hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such amount shall thereafter bear interest (“Default Interest”), after as well as before judgment, to the extent permitted by laws, at a rate per annum equal to 2.0% above the Interest Rate (the “Default Rate”), or a lesser amount at the election of the Requisite Purchasers, to the fullest extent permitted by applicable laws. Subject to the Intercreditor and Subordination Agreement, while any Event of Default exists or after acceleration, at the option of the Requisite Purchasers, the Company shall pay Default Interest, after as well as before entry of judgment thereon to the extent permitted by laws, on the principal amount of all outstanding Note Obligations, at the Default Rate, or a lesser amount at the election of the Requisite Purchasers, to the fullest extent permitted by laws, in cash. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable laws; provided that this Section 3.4 shall not apply to any Event of Default that has been waived by the Purchasers pursuant to Section 10.3.

3.5 Optional Prepayments.

(a) To the extent not prohibited by the Intercreditor and Subordination Agreement, (i) at any time prior to the third anniversary of the Closing Date, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding the date of redemption and (ii) on and after the third anniversary of the Closing Date, the Company may redeem the Notes, in whole or in part, at the redemption prices (as expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding the redemption date, if redeemed during the twelve month period beginning on the specified anniversary of the Closing Date indicated below:

Anniversary	Price
Third	105.0%
Fourth	102.5%
Fifth and thereafter	100.0%

(b) In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated pro rata among all of the Notes outstanding at such time in proportion to their respective unpaid principal amounts.

(c) Each notice of prepayment pursuant to this Section 3.5 shall specify (i) the proposed date of such prepayment and (ii) the principal amount of the Notes to be prepaid. Each notice of prepayment shall be made upon prior written notice to each Purchaser. Each notice of prepayment shall be made upon not less than three (3) Business Days’ and not more than ten (10) Business Days’ prior written notice to each registered holder of the Notes.

(d) Upon surrender of a Note that is redeemed in part, the Company shall execute for such holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

3.6 Taxes. Notwithstanding anything herein to the contrary, the Company shall have the right to deduct and withhold from any payment or distribution made with respect to the Notes such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution under any applicable Tax law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Authority on account of Taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) on any Notes, the Company shall be entitled to offset any such amounts against any amounts otherwise payable in respect of such Notes.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Purchasers and the Collateral Agent to enter into this Agreement, the Company hereby represents and warrants to the Purchasers and the Collateral Agent that:

4.1 Financial Condition.

(a) The audited financial statements (including, in each case, any related notes and schedules) of the Company for the calendar years ended December 31, 2014, December 31, 2015 and December 31, 2016, and the unaudited financial statements of the Company for the nine-month period ending September 30, 2017 (collectively, the “Financial Statements”), fairly present in all material respects the financial position of the Company as of the dates of such Financial Statements, and the results of operations and changes in financial position of the Company, for the periods then ended, except that the unaudited interim financial statements were or are subject to normal year-end adjustments.

(b) There exist no material liabilities, whether absolute or contingent, of the Company which would be required to be reflected, reserved for or disclosed in a consolidated balance sheet of the Company prepared as of the date of this Agreement in a manner consistent with the most recent balance sheet attached to the Financial Statements, other than (i) liabilities that are reflected, reserved for or disclosed in the Financial Statements, (ii) liabilities incurred in the ordinary course of business since the date of the most recent balance sheet attached to the Financial Statements or (iii) liabilities incurred in the connection with the transactions contemplated by this Agreement.

(c) Since September 30, 2017, there has been no event, circumstance or change, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

4.2 Corporate Existence; Compliance with Law, Etc.

(a) Each Note Party (i) is duly organized, validly existing and in good standing (or the local equivalent) under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power, as the case may be, and authority, and the legal right, to own and operate its material properties, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of material property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect and (iv) is in compliance with all applicable Requirements of Law, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

(b) Without limiting the foregoing clause (a), (i) no Note Party is (A) in violation of any Anti-Terrorism Law, (B) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (C) is a Blocked Person; and (ii) none of the Note Parties nor, to the knowledge of any Note Party, any of its Affiliates or agents acting at the direction of any Note Party in connection with the transactions contemplated by this Agreement (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

4.3 Corporate Power; Authorization; Consents; Enforceable Obligations.

(a) Each Note Party has the corporate, partnership or limited liability company power, as the case may be, and authority, and the legal right, to make, deliver and perform the Securities Documents to which it is or will be a party, and to borrow hereunder (in the case of the Company), and each Note Party has taken all necessary corporate, partnership or limited liability action, as applicable, to authorize (i) the borrowings on the terms and conditions of this Agreement (in the case of the Company) and (ii) the execution, delivery and performance of the Documents to which it is or will be a party.

(b) No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery and performance by the Note Parties or the validity or enforceability against each of the Note Parties of this Agreement and the other Securities Documents to which it is a party except for any consent, authorization, filing or other act which has been made or obtained and is in full force and effect. This Agreement has been, and each of the other Securities Documents to which any Note Party is or will be a party will be, duly executed and delivered by it. This Agreement constitutes, and each of the other Securities Documents when executed and delivered will constitute, a legal, valid and binding obligation of each of the Note Parties (to the extent such Note Party is a party thereto) enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.4 No Legal Bar. The execution, delivery and performance of this Agreement, the other Securities Documents, the borrowings hereunder and the use of the proceeds thereof, will not (i) violate in any material respect any Requirement of Law applicable to the Company or (ii) violate any material Contractual Obligation of the Company and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or such material Contractual Obligation, except as permitted by to the Note Documents.

4.5 No Material Litigation. Except as disclosed in the Public Reports, there are no actions, suits, proceedings, claims or disputes for which service of process has been served or formal notice has been given or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or against any of its properties or revenues that (i) purport to affect or pertain to this Agreement or any other Securities Document or (ii) if determined adversely, either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

4.6 Ownership of Property; Liens; Condition of Properties. The Company has good and marketable title to, or a leasehold interest in or right to use, all properties purported to be owned or leased thereby, free and clear of any Liens, except those permitted by Section 8.2 or where the failure to do so would reasonably be expected to have a Material Adverse Effect. The property and assets of the Company constitute all property and assets necessary for the business of the Company, are in sufficient condition for their use in such business (ordinary wear and tear, condemnation and casualty excepted) except as would not reasonably be expected to have a Material Adverse Effect.

4.7 Intellectual Property. Except as disclosed in the Public Reports (i) the Company owns, or is licensed to use, all trademarks, trade names, patents, copyrights and other intellectual property rights necessary for the conduct of its business as currently conducted (the “Intellectual Property”), (ii) no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any of the Note Parties have knowledge of any valid basis for any such claim and (iii) to the Company’s knowledge, the use of such Intellectual Property by the Note Parties does not infringe in any respect on the rights of any Person, nor to the Company’ knowledge, does the use by other Persons of such Intellectual Property infringe in any respect on the rights of the Note Parties, except with respect to clauses (i), (ii) and (iii), as would not reasonably be expected to result in a Material Adverse Effect.

4.8 Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Note Parties and their Restricted Subsidiaries have timely filed all tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, income, profits or assets, that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the knowledge of the Note Parties, there is no proposed Tax deficiency or assessment against the Note Parties or their Restricted Subsidiaries that, if made would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.9 Federal Regulations. The proceeds from the sale of the Notes contemplated by this Agreement will not be used, directly or indirectly, for “purchasing” or “carrying” any Margin Stock within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulation T and X.

4.10 ERISA Compliance.

(a) Each of the Note Parties and each ERISA Affiliate thereof, is in compliance in all respects with all applicable provisions of ERISA and the Code (as it relates to the tax qualification or funding or employee benefit plans), and all rules, regulations and orders implementing ERISA with respect to a Title IV Plan, except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) none of the Note Parties or any ERISA Affiliate thereof maintains or contributes to (or has maintained or contributed to) any Multiemployer Plan under which the Company or any ERISA Affiliate thereof has potential for any withdrawal liability, (ii) no Multiemployer Plan is in “critical status” as described in Section 432 of the Code or is Insolvent.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Note Parties or any ERISA Affiliate thereof sponsors or maintains any Title IV Plan under which there has been a failure to satisfy the applicable “minimum funding standard” (within the meaning of Section 412 of the Code), whether or not waived.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no Title IV Plan has any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), and (ii) no Termination Event has occurred or is reasonably expected to occur.

(e) There does not exist any material unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent annual report) of the Company under any plan, program or arrangement providing post retirement, life or health benefits (other than with respect to any plan, program, arrangement or agreement providing benefits as required pursuant to Section 4980B of the Code or any other applicable law).

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no Reportable Event has occurred or is occurring, and (ii) no non-exempt “Prohibited Transaction” (as defined in Section 406 of ERISA of Section 4975 of the Code) has occurred for which the Company may be liable.

4.11 Investment Company Act. None of the Note Parties is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.12 Subsidiaries. Exhibit 21 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016 sets forth all of the Company’s Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) as of the Closing Date. All of the outstanding Equity Interests owned by the Note Parties (or a Subsidiary of any Note Party) in such Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Note Party (or a Subsidiary of any Note Party) in such Subsidiaries are owned free and clear of all Liens except any Lien that is permitted under Section 8.2.

4.13 Accuracy and Completeness of Information. All written information (other than financial projections, estimates and other forward-looking statements and general economic and industry information) contained in any application, schedule, report, certificate, or any other document relating to any Note Party or any property of any Note Party prepared by or on behalf of any Note Party and given to any Purchaser in connection with the purchase of the Notes by the Purchasers, or any Note Party (or given to any consultant, appraiser, accountant or other advisor by any such Person in connection with the transactions contemplated hereby, which consultant, appraiser, accountant or other advisor has then delivered such report or other document to any Purchaser), including any written updates or supplements to such financial information delivered to any Purchaser, taken as a whole, is in all material respects true and complete as of the date referred to therein, and no such Person has omitted to state therein (or failed to include in any such document) taken as a whole any material fact or any fact necessary to make such information not misleading. All projections given to the Collateral Agent or any Purchaser by or on behalf of the Note Parties have been prepared in good faith based upon assumptions believed to be reasonable at the time prepared. The projections and any pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

4.14 Permits, Etc. The Company has all permits, licenses, authorizations and approvals required for each of them lawfully to own, lease, control, manage and operate its properties and businesses, except where the failure to obtain any such permit, license, authorization or approval would not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization or approval, the suspension, revocation, impairment, forfeiture or non-renewal thereof, except where the failure to obtain any such suspension, revocation, impairment, forfeiture or non-renewal would not reasonably be expected to have a Material Adverse Effect.

4.15 Solvency. The Note Parties, taken as a whole, are Solvent on and as of the Closing Date, after giving effect to the transaction contemplated by this Agreement.

4.16 Owner of Collateral; Validity of Accounts. The Notes Parties are and shall be the owner(s) of or have other rights in the Collateral free and clear of all Liens of every kind and nature, except as permitted under this Agreement.

4.17 Capitalization.

(a) Schedule 4.17 hereto sets forth the authorized and outstanding capital stock of the Company as of December 31, 2017 (the “Capitalization Date”). All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any management equity plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive rights.

(b) Except as set forth on Schedule 4.17, and except for changes since the Capitalization Date resulting from the exercise of any stock options or vesting of equity awards outstanding on such date, there are no issued, reserved for issuance or outstanding (i) shares of capital stock of or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in the Company or (iv) restricted shares, stock appreciation rights, performance units, conversion rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). Except as set forth in the Operating Documents of the Company, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

(c) Upon completion of the Closing in accordance with the terms of this Agreement, good and marketable title to the Notes and Warrants will be transferred to the Purchasers, free and clear of all Liens (other than any Liens arising under any applicable securities laws, the Operating Documents of the Company, this Agreement or the Warrantholders Agreement).

(d) Except as set forth on Schedule 4.17, there are no voting agreements, shareholder agreements, voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party with respect to the voting of any shares of capital stock or other equity interest of the Company or any of its Subsidiaries. There are no bonds, debentures, notes or other instruments of indebtedness of the Company or any of its Subsidiaries that entitle the holder of such instruments of indebtedness to vote together with shareholders of the Company on any matters with respect to the Company or any Subsidiary.

4.18 Environmental Matters.

(a) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) each Note Party and its respective properties and operations are and have been in compliance with all Environmental Laws, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Note Parties;

(ii) the Note Parties have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws, and none of the Note Parties nor any of the Real Property is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Company, threatened in writing, under any Environmental Law or to revoke or modify any Environmental Permit held by any of the Note Parties;

(iii) there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities owned, operated or leased by any of the Note Parties, or, to the knowledge of the Company, Real Property formerly owned, operated or leased by any Note Party or arising out of the conduct of the Note Parties that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup or could reasonably be expected to result in the Company or any of its Restricted Subsidiaries incurring liability under any Environmental Laws; and

(iv) there are no facts, circumstances or conditions arising out of or relating to the operations of the Note Parties or Real Property or facilities owned, operated or leased by any of the Note Parties or, to the knowledge of the Company, Real Property or facilities formerly owned, operated or leased by the Note Parties that could reasonably be expected to result in the Company or any of its Restricted Subsidiaries incurring liability under any Environmental Laws.

The representations and warranties contained in this Section 4.18 are the sole and exclusive representations and warranties of the Note Parties with respect to matters arising under or relating to Environmental Laws, Environmental Permits, Environmental Liabilities or Hazardous Materials.

4.19 Labor Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Company or any of its Restricted Subsidiaries pending or, to the knowledge of the Company, threatened; (b) hours worked by and payments made to employees of the Company or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938 or any other applicable Laws dealing with such matters; and (c) all payments due from the Company or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

4.20 FCC Authorizations. The FCC Authorizations constitute all licenses and authorizations issued by the FCC that are necessary for the operation of the business of the Company and its Restricted Subsidiaries as currently conducted except as could not reasonably be expected to have a Material Adverse Effect. The FCC Authorizations are in full force and effect and have not expired, been revoked, suspended, rescinded, or terminated and are not subject to any conditions or requirements that have not been imposed upon all such authorizations generally except as could not reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to result in a Material Adverse Effect, the Company and its Restricted Subsidiaries operate their business in compliance with the terms of the FCC Authorizations and the Communications Act. To the knowledge of Company and except as would not reasonably be expected to result in a Material Adverse Effect, there is no action pending or, to the knowledge of the Company, threatened before the FCC to revoke, refuse to renew, suspend, or modify any of the FCC Authorizations other than proceedings to amend FCC rules of general applicability.

4.21 USA Patriot Act; OFAC; FCPA.

(a) To the extent applicable, each the Company and the Restricted Subsidiaries (i) is in compliance, in all material respects, with (x) the Trading with the Enemy Act of 1917, as amended, and each of the foreign assets control regulations of the United States Department of the Treasury (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (y) the USA PATRIOT Act and (z) Sanctions, and (ii) will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of any kind that would constitute or result in a violation of Sanctions.

(b) None of the Company, any Restricted Subsidiary nor, to the knowledge of the Company, any director or officer of the Company or any Restricted Subsidiary is a Sanctioned Person; and the Company will not, directly or indirectly, use the proceeds of the sale of the Notes or otherwise make available such proceeds to any Person, for the purpose of financing activities (except for Licensed Activities) of or with any Person that, at the time of such financing, is (i) a Sanctioned Person or (ii) located in a Sanctioned Country.

(c) No part of the proceeds of the sale of the Notes will be used, directly or indirectly, by the Note Parties or any Restricted Subsidiary for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.22 Security Documents. Except as otherwise contemplated hereby or under any other Note Documents, the provisions of the Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Purchasers legal, valid and enforceable Liens on, and security interests in, the Collateral and, (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Collateral Document), such Collateral Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Note Parties in such Collateral, in each case subject to no Liens other than the applicable Liens permitted under the Note Documents, a legal, valid, enforceable and perfected Lien (if and to the extent perfection may be achieved by the filings and/or other actions required to be taken hereby or by the applicable Collateral Documents) on all right, title and interest of the respective Note Parties in the Collateral described therein subject to (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Note Parties in favor of the Purchasers and (iii) the effect of foreign Laws, rules and regulations as they relate to the granting of security interests in assets of, pledges of Equity Interests in or Indebtedness owed by Foreign Subsidiaries, and Liens permitted by Section 8.2.

Notwithstanding anything herein (including this Section 4.22) or in any other Note Document to the contrary, neither the Company nor any other Note Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest (other than with respect to those pledges and security interests made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary) in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of any holder of Notes with respect thereto, in each case under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Closing Date and until required pursuant to Section 7.10 and 7.12, the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date.

4.23 EEA Financial Institutions. Neither the Company nor any Guarantor is an EEA Financial Institution.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser represents and warrants to the Company, severally and not jointly, as of the date hereof and as of the Closing Date, as set forth below.

5.1 Purchase for its Own Account.

Such Purchaser is purchasing the Securities for its own account, without a view to the distribution thereof in violation of the Securities Act, all without prejudice, however, to the right of such Purchaser at any time, in accordance with this Agreement or the other Securities Documents, lawfully to sell or otherwise to dispose of all or any part of the Notes or warrants held by it.

5.2 Accredited Purchaser.

Such Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act.

5.3 Authority, Etc.

Such Purchaser has the power and authority to enter into and perform this Agreement and the other Securities Documents to which such Purchaser is a party and the execution and performance hereof and thereof have been duly authorized by all proper and necessary corporate, limited liability company or partnership action, as the case may be. This Agreement and the other Securities Documents to each Purchaser is a party constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles now or hereafter in effect affecting the enforcement of creditors’ rights and the application of equitable principles.

5.4 Securities Act Compliance.

Such Purchaser understands that the Note Parties have not registered the Notes, the guarantees therefor, the Warrants or the Warrant Shares under the Securities Act, and each Purchaser agrees that the Notes, the Warrants and the Warrant Shares may not be sold or transferred or offered for sale or transfer by it without registration under the Securities Act or the availability of an exemption therefrom.

ARTICLE VI

CONDITIONS TO PURCHASE AND ISSUANCE

6.1 Conditions to Obligations of Purchasers on the Closing Date.

The obligations of the Purchasers to purchase the Securities hereunder are subject to the satisfaction of the following conditions:

(a) The Collateral Agent shall have received all of the following, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance reasonably satisfactory to the Collateral Agent and the Purchasers:

(i) at least one (1) executed counterpart of this Agreement;

(ii) the Notes and the Warrants executed by the Company;

(iii) the Guaranty Agreement executed by the Guarantors;

(iv) the Intercreditor and Subordination Agreement executed by the Note Parties, the Administrative Agent and the Collateral Agent;

(v) the other Collateral Documents executed by the Note Parties and the Collateral Agent;

(vi) the Warrantholders Agreement executed by the Company; and

(vii) with respect to the Note Parties, such documentation as the Collateral Agent and the Purchasers may reasonably require to establish the due organization, valid existence and good standing of such Note Parties, their qualification to engage in business in each material jurisdiction in which they are engaged in business or required to be so qualified, their authority to execute, deliver and perform the Notes Documents to which they are a party, the identity, authority and capacity of each Responsible Official thereof authorized to act on their behalf, including certified copies of articles or certificates of incorporation and amendments thereto, articles or certificates of formation or organization and amendments thereto, bylaws and amendments thereto, operating agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate or limited liability company resolutions or other applicable authorization documents, incumbency certificates, Certificates of Responsible Officials, and the like.

(b) No Default or Event of Default shall have occurred and be continuing or would result after giving effect to the issuance of the Securities on the Closing Date.

(c) The amendment to the Senior Credit Agreement required for the Notes to be issued hereunder shall have become effective.

(d) The Listing Application shall have been made with NASDAQ and the Company shall have received from NASDAQ notification that its review process thereof has been completed and the Company has not received any notification from NASDAQ that the transactions contemplated by this Agreement, including all of the provisions contained in the Warrantholders Agreement and the Warrants as well as the issuance of the Warrants, are not in compliance with NASDAQ’s Listing Rules.

6.2 Conditions to Obligations of the Company on the Closing Date.

The obligation of the Company to issue the Securities hereunder is subject to the conditions set forth below.

(a) Each Purchaser shall have delivered by wire transfer of immediately available funds to an account or accounts designated by the Company, an aggregate amount equal to the purchase price for the Securities being purchased by such Purchaser.

(b) The Collateral Agent shall have duly executed and delivered the Joinder to the Company at or prior to the Closing.

(c) The Collateral Agent and the Administrative Agent shall have duly executed and delivered the Collateral Documents required to be delivered at the Closing.

(d) The amendment to the Senior Credit Agreement required for the Notes to be issued hereunder shall have become effective.

(e) The execution of the Warrantholders Agreement by Searchlight II TBO-W, L.P.

(f) The Listing Application shall have been made with NASDAQ and the Company shall have received from NASDAQ notification that its review process thereof has been completed and the Company has not received any notification from NASDAQ that the transactions contemplated by this Agreement, including all of the provisions contained in the Warrantholders Agreement and the Warrants as well as the issuance of the Warrants, are not in compliance with NASDAQ’s Listing Rules.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Company hereby agrees that from and after the Closing Date, so long as any Note Obligations (other than unasserted contingent indemnification obligations) remain outstanding and unpaid, the Company shall, and shall (except in the case of the covenants set forth in Sections 7.1, 7.2 and 7.3) cause each of its respective Restricted Subsidiaries to:

7.1 Financial Statements.

(a) Deliver to the Collateral Agent, within 120 days after the end of each fiscal year, a consolidated balance sheet of, the Company and its Restricted Subsidiaries, as at the end of such fiscal year and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail (together with, in all cases, a customary management summary) and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” qualification (excluding any “emphasis of the matter” paragraph) (other than related (i) solely to the occurrence of the Maturity Date or the upcoming maturity date under the Senior Credit Agreement or any other Indebtedness permitted to be incurred hereunder occurring within one year from the date such report is delivered or (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period) or any qualification or exception as to the scope of such audit except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by such independent certified public accountants;

(b) Deliver to the Collateral Agent, within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Restricted Subsidiaries, as at the end of such fiscal quarter and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail (together with, in all cases, a customary management summary) and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Company and its Restricted Subsidiaries in prepared in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) Deliver to the Collateral Agent with each set of consolidated financial statements referred to in Sections 7.1(a) and (b), the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements (it being agreed that no such consolidating financial statements shall be required to be audited).

(d) Deliver to the Collateral Agent, no later than 120 days after the end of the fiscal year ending December 31, 2017, and each subsequent fiscal year, a reasonably detailed consolidated budget for the following fiscal year consistent with that prepared for and presented to the Company’s board of directors on a quarterly basis (including a projected consolidated balance sheet of, the Company and its Restricted Subsidiaries, as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”).

Any financial statement required to be delivered pursuant to Section 7.1(a) or 7.1(b) shall not be required to include purchase accounting adjustments relating to the MTN Acquisition Transactions, the EMC Acquisition Transactions or any acquisition constituting an Investment consummated prior to or, to the extent not prohibited by this Agreement, after the Closing Date, in each case, to the extent it is not practicable to include them.

Documents required to be delivered pursuant to Sections 7.1(a) through (c), 7.2 and 7.21 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System (EDGAR).

7.2 Other Information. Deliver to the Collateral Agent, promptly after the same are publicly available, copies of all annual, regular, periodic and special reports which the Company or any Restricted Subsidiary filed with the SEC. The Company shall be deemed to have delivered such reports if the Company has filed reports containing such information with the SEC.

7.3 Notices. Promptly after a Responsible Officer of the Company has obtained knowledge thereof, notify the Collateral Agent:

(a) of the occurrence of any Event of Default;

(b) of the occurrence of an ERISA Event or similar event with respect to a Foreign Plan which would reasonably be expected to result in a Material Adverse Effect;

(c) of the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against the Company or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect; and

(d) of the occurrence of any other matter or development that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.3 shall be accompanied by a written statement of a Responsible Officer of the Company delivered to the Collateral Agent for prompt further distribution to each Purchaser (i) that such notice is being delivered pursuant to Section 7.3 of this Agreement and (ii) setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.

7.4 Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.5 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization; and

(b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, authorizations, licenses and franchises necessary or desirable in the normal conduct of its business;

except, in the case of Section 7.5(a) (other than with respect to the Company) or this Section 7.5(b), to the extent (i) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article VIII.

7.6 Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

7.7 Insurance. Maintain with insurance companies that the Company believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance customary for similarly situated Persons engaged in the same or similar businesses as the Company and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Not later than 90 days after the Closing Date (or the date any such insurance is obtained, in the case of insurance obtained after the Closing Date or, in each case, such later date as the Collateral Agent may agree), each such policy of insurance (other than business interruption insurance (if any), director and officer insurance and worker’s compensation insurance) shall as appropriate (i) name the Collateral Agent as additional insured thereunder or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Lenders, as a loss payee thereunder. If the improvements on any Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then, to the extent required by applicable Flood Insurance Laws, the Company shall, or shall cause each Note Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the Collateral Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) upon the reasonable request of the Collateral Agent (not to exceed one time per fiscal year, unless an Event of Default has occurred and is continuing) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent.

7.8 Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.9 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP and which reflect all material financial transactions and matters involving the assets and business of the Company or a Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

7.10 Additional Collateral; Additional Guarantors. At the Company’s expense, subject to the terms, conditions and provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied.

7.11 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and occupancy of its properties; and, in each case to the extent the Note Parties are required to do so by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with Environmental Laws. If an Event of Default arising out of an Environmental Liability has occurred and is continuing, within 60 days of receiving a written request by the Collateral Agent, the Company will provide the Collateral Agent with an environmental assessment report regarding the scope of the Environmental Liability and the likely cost of mitigating such Environmental Liability, prepared at the Company’s sole cost and expense and by an environmental consultant reasonably acceptable to the Collateral Agent. If such report is not timely provided, the Collateral Agent may have them prepared by an environmental consultant of its choosing, at the Company’s sole cost and expense.

7.12 Further Assurances. Promptly upon reasonable request by the Collateral Agent (i) correct any mutually identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement and subject in all respects to the limitations therein. If the Collateral Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Note Party subject to a mortgage constituting Collateral, the Company shall promptly provide to the Collateral Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

7.13 Designation of Subsidiaries. The Company may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that, (1) immediately before and after such designation, (i) no Event of Default shall have occurred and be continuing, (2) an Investment in such amount would be permitted at such time and (3) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Permitted Ratio Debt or Permitted Refinancing of any of the foregoing (in the case of any unsecured Indebtedness, in excess of the $20,000,000). The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Company therein at the date of designation in an amount equal to the fair market value as determined in good faith by the Company or its Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a Return on any Investment by the Company in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined in good faith by the Company at the date of such designation of the Company’s or its respective Subsidiary’s (as applicable) Investment in such Subsidiary; provided that in no event shall any such Return on any Investment by the Company in an Unrestricted Subsidiary be duplicative of any Return that increases the Cumulative Credit pursuant to the definition thereof.

7.14 Use of Proceeds. (1) Use the proceeds of the Securities issued hereunder only after the Company (i) files its Annual Report on Form 10-K with the SEC for the fiscal year ended December 31, 2017 and (ii) provides the information required to be delivered pursuant to Section 7.1(d) to the Purchasers, to repay all revolving credit loans then outstanding on the date of such repayment, and interest thereon, under the Senior Credit Agreement; and (2) use the residual proceeds of the Securities after application pursuant to clause (1) for general corporate purposes subject to Article VIII; provided, however, that such proceeds may not be used for any of the following: (a) Investments pursuant to Sections 8.3(b)(ii), (c)(iii), (i), (n) (but only to the extent made in Unrestricted Subsidiaries or in joint ventures), (o), (t), (y) or (z); (b) Restricted Payments pursuant to Sections 8.6(f), (g), (i), (j)(ii), (p) and (r); or any prepayment, redemption, purchase, defeasance or other satisfaction prior to scheduled maturity in any manner of any Indebtedness for borrowed money of the Company and its Restricted Subsidiaries; provided, further, that any application of the residual proceeds of the Securities pursuant to this clause (2) shall be materially consistent with the Projections delivered pursuant to Section 7.1(d), as such Projections may be updated by the Company from time to time for purposes of this Section 7.14. Notwithstanding anything herein to the contrary, the Company shall at any time be permitted to use the proceeds of the Securities to pay any fees and expenses incurred in connection with the transactions contemplated by this Agreement.

7.15 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, unless, prior to, or concurrently with, the time the Company is required to make a Change of Control Offer (as defined below), the Company has previously or concurrently mailed or transmitted electronically a redemption notice with respect to all the outstanding Notes, the Company shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. Within 30 days following any Change of Control, the Company shall send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Collateral Agent, sent in the same manner, to each of the Purchasers, with the following information:

(i) that a Change of Control Offer is being made pursuant to this Section 7.15 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(ii) the purchase price and the purchase date, which will be no earlier than 20 Business Days nor later than 60 days from the date such notice is transmitted electronically or mailed (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below;

(iii) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv) that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(v) that holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Company prior to the close of business on the third (3rd) Business Day preceding the Change of Control Payment Date;

(vi) if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and, if applicable, stating that, in the Company’s discretion, the Change of Control Payment Date may be delayed until such time as any or all applicable conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that the Company shall determine that the Change of Control will not occur by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(vii) any other instructions, as determined by the Company, consistent with this Section 7.15, that a holder must follow.

(b) To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 7.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 7.15 by virtue thereof.

(c) The Company shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 7.15 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

7.16 End of Fiscal Years. The Company shall, and shall cause each of its respective Restricted Subsidiaries to, for financial reporting purposes, cause its fiscal year to end on December 31 (other than any Subsidiary acquired after the Closing Date); provided, however, that the Company may, upon written notice to the Collateral Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Collateral Agent, in which case, the Company and the Collateral Agent will, and are hereby authorized by the Purchasers to, make any adjustments to this Agreement, if any, that are necessary to reflect such change in fiscal year.

7.17 Lines of Business. The Company and the Restricted Subsidiaries, taken as a whole, will not engage in any material line of business substantially different from those lines of business conducted by the Company and the Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, corollary, synergistic or ancillary thereto (including related, complementary, synergistic or ancillary technologies) or reasonable extensions thereof.

7.18 Communications Regulations. Except as could not reasonably be expected to have a Material Adverse Effect, the Company and its Restricted Subsidiaries shall (i) take all actions reasonably necessary to maintain the FCC Authorizations in full force and effect, (ii) timely file renewal applications, (iii) remit any necessary regulatory fees, (iv) file any reports and information requested by the FCC, and (v) conduct its business in compliance with the terms of the FCC Authorizations and the Communications Act, including changes in applicable law and regulations that become effective during the terms of the FCC Authorizations.

7.19 Anti-Terrorism Law; Anti-Money Laundering; Embargoed Persons; Anti-Corruption; Licenses.

(a) Except for Licensed Activities, the Company shall, and shall cause each of its respective Restricted Subsidiaries to, conduct its business in such a manner so as to not, directly or indirectly, (i) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 effective September 24, 2001 (the “Executive Order”), or (ii) engage in or conspire to engage in any transaction that violates, or attempts to violate, any Sanctions in any material respect.

(b) The Company shall, and shall cause each of its respective Restricted Subsidiaries to, repay the Notes exclusively with funds that are not derived from any unlawful activity such that the result of any such repayment would not cause the making of the Notes to be in material violation of any applicable Law, including the United States Foreign Corrupt Practices Act of 1977, as amended.

(c) Except for Licensed Activities, the Company shall, and shall cause each of its respective Restricted Subsidiaries to, use funds or properties of the Company or any of the Restricted Subsidiaries to repay the Notes only to the extent it does not constitute, to the knowledge of the Company, property of, or is beneficially owned, to the knowledge of the Company, directly or indirectly by, any Sanctioned Person.

(d) the Company shall, and shall cause each of its respective Restricted Subsidiaries to, maintain and enforce policies and procedures with respect to itself and its Subsidiaries designed to ensure compliance with applicable Sanctions.

7.20 ERISA Compliance. Except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) each Note Party shall, and shall cause each ERISA Affiliate to, establish, maintain and operate all Plans and

Foreign Plans in compliance in all material respects with the provisions of ERISA, the Code and all applicable Laws, the regulations and interpretation thereunder and the respective requirements of the governing documents for such Plans, and (b) the Company shall take, or shall cause to be taken, any and all actions required in order to be in compliance at all times with the representations and warranties in this Section 7.20.

7.21 Other Information. Deliver to the holders of a majority in aggregate principal amount of the outstanding Notes (unless otherwise waived by such holders in writing) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Company or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Collateral Agent pursuant to any other clause of this Section 7.21.

ARTICLE VIII

NEGATIVE COVENANTS

The Company hereby agrees that from and after the Closing Date, so long as any Note Obligations (other than unasserted contingent indemnification obligations) remain outstanding and unpaid:

8.1 Limitation on Indebtedness. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Indebtedness except:

(a) Indebtedness of the Company and any Note Party under the Note Documents and any Permitted Refinancing thereof that satisfies the Junior Debt Conditions;

(b) Indebtedness outstanding on the Closing Date (other than revolving credit Indebtedness under the Senior Credit Agreement) and any Permitted Refinancing thereof that satisfies the Junior Debt Conditions; provided that all such Indebtedness of any Note Party owed to any Restricted Subsidiary that is not a Note Party shall be unsecured and subordinated to the Note Obligations pursuant to terms substantially consistent with Exhibit G hereto;

(c) Guarantees by the Company and any Restricted Subsidiary in respect of Indebtedness of the Company and any Restricted Subsidiary otherwise permitted hereunder; provided that (i) no Guarantee by any Restricted Subsidiary of any Indebtedness constituting a Specified Junior Financing Obligation shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Note Obligations on the terms set forth herein and such Guarantee of the Specified Junior Financing Obligation shall be subordinated in right of payment to the Note Obligations pursuant to terms substantially consistent with Exhibit G hereto, (ii) if the Indebtedness being Guaranteed is subordinated to the Note Obligations, such Guarantee shall be subordinated to the Guarantee of the Note Obligations on terms at least as favorable (as reasonably determined by the Company) to the Purchasers as those contained in the subordination of such Indebtedness and (iii) any Guarantee by a Restricted Subsidiary that is not a Note Party of any Permitted Ratio Debt or Indebtedness under Section 8.1(g) or (m) (or any Permitted Refinancing in respect thereof) shall only be permitted if such Guarantee meets the requirements of clauses (m), (g) or (s), as the case may be, of this Section 8.1;

(d) Indebtedness of the Company or any Restricted Subsidiary owing to any Note Party or any other Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Note Party which is substantially contemporaneously transferred to a Note Party or any Restricted Subsidiary of a Note Party) to the extent constituting an Investment permitted by Section 8.3; provided that (i) no such Indebtedness owed to a Note Party shall be evidenced by a promissory note unless such promissory note constitutes a negotiable instrument and is pledged to the Collateral Agent to the extent required by (and in accordance with) the terms of the Security Agreement and (ii) all such Indebtedness of any Note Party owed to any Restricted Subsidiary that is not a Note Party shall be unsecured and subordinated to the Note Obligations pursuant to subordination terms substantially consistent with the terms set forth in Section 5.1 of the Security Agreement;

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Company or any Restricted Subsidiary within 365 days of the acquisition, construction, repair, replacement, lease or improvement of the applicable asset and any Permitted Refinancing thereof in an aggregate amount not to exceed the greater of $37,500,000 and 30% of LTM EBITDA, in each case determined at the time of incurrence (together with any Permitted Refinancings thereof) and (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 8.5(m) and any Permitted Refinancing of such Attributable Indebtedness;

(f) Indebtedness in respect of Swap Contracts designed to hedge against the Company’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and Guarantees thereof;

(g) Indebtedness of the Company or any Restricted Subsidiary (i) assumed in connection with any Permitted Acquisition (provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition) or any Permitted Refinancing thereof that satisfies the Junior Debt Conditions or (ii) incurred to finance any Permitted Acquisition or any Permitted Refinancing thereof that satisfies the Junior Debt Conditions; provided that after giving pro forma effect to such Permitted Acquisition and the assumption or incurrence of such Indebtedness, as applicable, the aggregate principal amount of such Indebtedness does not exceed (a) if such Indebtedness is secured by a Lien on the Collateral that is senior to the Liens securing the Note Obligations, an unlimited amount so long as immediately after giving Pro Forma Effect thereto and the use of proceeds thereof the Consolidated First Lien Net Leverage Ratio is no greater than 3.50 to 1; and (b) the greater of $25,000,000 and 25% of LTM EBITDA, in each case, determined at the time of incurrence plus an additional unlimited amount (x) if such Indebtedness is secured by Liens that are junior to the Liens securing the Note Obligations, the Consolidated Senior Secured Net Leverage Ratio (determined on a Pro Forma Basis and without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no greater than 4.50:1.00, and (y) if such Indebtedness is unsecured Indebtedness, either (I) the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis and without netting the cash proceeds of any such Indebtedness for the purposes of such calculation) is no greater than 5.00:1.00 or (II) the Interest Coverage Ratio (calculated on a Pro Forma Basis) for the end of the most recent Test Period is not less than 2.00:1.00, and all Indebtedness incurred pursuant to this clause (b) satisfies the Junior Debt Conditions; provided that any such Indebtedness assumed or incurred by a Restricted Subsidiary that is not a Note Party (together with any Indebtedness assumed or incurred by a Restricted Subsidiary that is not a Note Party pursuant to Section 8.1(s)) does not exceed in the aggregate, (i) prior to the Trigger Date, $0 and (ii) on and after the Trigger Date, the greater of $18,750,000 and 15% of LTM EBITDA, in each case determined at the time of assumption or incurrence;

(h) Indebtedness representing deferred compensation to employees of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(i) Indebtedness consisting of promissory notes issued by the Company or any of its Restricted Subsidiaries to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company permitted by Section 8.6; provided that such Indebtedness shall be subordinated in right of payment to the Note Obligations on terms reasonably satisfactory to the Collateral Agent;

(j) Indebtedness incurred by the Company or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment not prohibited hereunder (including through a merger) or any Disposition permitted hereunder, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments;

(k) Indebtedness consisting of obligations of the Company or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the MTN Acquisition Transactions, the EMC Acquisition Transactions and Permitted Acquisitions or any other Investment not prohibited hereunder;

(l) Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished in the ordinary course of business;

(m) Indebtedness that satisfies the Junior Debt Conditions in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed (i) prior to the Trigger Date, the greater of $10,000,000 and 10% of LTM EBITDA and (ii) on and after the Trigger Date, the greater of $37,500,000 and 30% of LTM EBITDA, in each case determined at the time of incurrence;

(n) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o) Indebtedness incurred by the Company or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(p) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Company or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q) letters of credit in an aggregate amount at any time outstanding not to exceed $20,000,000;

(r) [Reserved];

(s) Permitted Ratio Debt and any Permitted Refinancing thereof;

(t) Indebtedness incurred under the revolving credit facility under the Senior Credit Agreement, as may be amended from time to time, or under any other revolving credit facility entered into by the Company from time to time that provides for the re-borrowing of loans in a manner substantially consistent with the Senior Credit Agreement (for the avoidance of doubt without giving effect to any conditionality set forth in the Senior Credit Agreement), in an aggregate principal amount outstanding at any time not to exceed $85,000,000 (the “Revolver Basket”); provided, however, that any principal amount of Indebtedness outstanding under this clause (t) (i) may be refinanced with Indebtedness if such Indebtedness (the “Specified Refinancing Indebtedness”), taken together with all Indebtedness to be refinanced at such time, could have been incurred pursuant to clause (a) of the definition of Permitted Ratio Debt and (ii) if so refinanced as specified under clause (i), the amount of the Revolver Basket shall be reduced by an amount equal to the principal amount of such Specified Refinancing Indebtedness;

(u) Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this Section 8.1(u) and then outstanding for all such Persons taken together, does not exceed in the aggregate (i) prior to the Trigger Date, $5,000,000 and (ii) on and after the Trigger Date, the greater of $25,000,000 and 20% of LTM EBITDA, in each case determined at the time of incurrence; provided that to the extent such Foreign Subsidiary guarantees the Note Obligations or pledges any Collateral to secure the Note Obligations, such Indebtedness incurred pursuant to this Section 8.1(u) shall satisfy the Junior Debt Conditions;

(v) on and after the Trigger Date only, Indebtedness of the Company and its Restricted Subsidiaries in respect of seller financing (i) that satisfies the Junior Debt Conditions and (ii) the aggregate principal amount of which (when aggregated with all other Indebtedness incurred pursuant to this Section 8.1(v)) does not exceed $10,000,000 determined at the time of incurrence and any Permitted Refinancing thereof that satisfies the Junior Debt Conditions;

(w) [Reserved];

(x) Indebtedness that satisfies the Junior Debt Conditions in an amount equal to 100% of the Net Proceeds received by the Company from the issuance or sale of Equity Interests of the Company since the Closing Date (other than proceeds of Disqualified Equity Interests or sales of Equity Interests to any of its Subsidiaries) to the extent such Net Proceeds have not been applied pursuant to Section 8.3, 8.6 or 8.9 (and do not otherwise increase the Cumulative Credit or the Excluded Contribution and are not used to fund Equity Funded Employee Plan Costs) (“Contribution Indebtedness”); provided that such Indebtedness is designated as “Contribution Indebtedness” in a certificate from a Responsible Officer of the Company on the date incurred;

(y) [Reserved];

(z) any Permitted Refinancing of the Convertible Notes that constitutes that satisfies the Junior Debt Conditions;

(aa) on and after the Trigger Date only, obligations in respect of Disqualified Equity Interests in an amount not to exceed $2,500,000 at any time outstanding;

(bb) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in Sections 8.1(a) through Section 8.1(aa) and Section 8.1(cc);

(cc) [Reserved]; and

(dd) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) incurred to finance the acquisition, construction, repair, replacement, lease or improvement of satellites, maritime equipment or aviation antennae equipment incurred by the Company or any Restricted Subsidiary within 365 days of the acquisition, construction, repair, replacement, lease or improvement of the applicable asset and any Permitted Refinancing thereof in an aggregate amount not to exceed $80,000,000, determined at the time of incurrence, and any Permitted Refinancing thereof;

provided, however, that all Indebtedness permitted by this Section 8.1 which is permitted to be secured pursuant to Section 8.2 and is secured by the Collateral shall be subject to an intercreditor agreement reasonably satisfactory to the Collateral Agent.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including OID) incurred in connection with such refinancing.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 8.1. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP.

For purposes of determining compliance with this Section 8.1, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in described in Sections 8.1(a) through 8.1(cc), the Company shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses.

8.2 Limitation on Liens. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now or hereafter acquired, other than the following:

(a) Liens created pursuant to any Note Document;

(b) Liens existing on the Closing Date (other than Liens referred to in Section 8.2(jj)) and any modifications, replacements, renewals, restructurings, refinancings or extensions thereof, provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 8.1 and (B) proceeds and products thereof and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefitted by such Liens, to the extent constituting Indebtedness, is permitted by Section 8.1;

(c) Liens for taxes, assessments or governmental charges that are not overdue for a period of more than any applicable grace period related thereto or (i) that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP to the extent required by GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(d) statutory or common law Liens of landlords, sub-landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, so long as, in each case, such Liens secure amounts not overdue for a period of more than 30 days or if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any of its Restricted Subsidiaries;

(f) pledges or deposits to secure the performance of bids, trade contracts, utilities, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) covenants, conditions, easements, rights-of-way, building codes, restrictions (including zoning restrictions), encroachments, licenses, protrusions and other similar encumbrances and minor title defects, in each case affecting Real Property and that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(h) Liens (i) securing judgments or orders for the payment of money not constituting an Event of Default under Section 10.1(h), (ii) arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which an appeal or other proceeding for review is then being pursued and (iii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;

(i) leases, licenses, subleases or sublicenses (including licenses and sublicenses of software and other IP Rights) and terminations thereof, in each case either granted to others with respect to IP Rights that are not material to the business of the Company and Restricted Subsidiaries or in the ordinary course of business, which (i) do not interfere in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole, (ii) do not secure any Indebtedness and (iii) are permitted by Section 8.5;

(j) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(k) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions, and (iv) that are contractual rights of setoff or rights of pledge relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(l) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 8.3(g), (i) and (n) or to the extent related to any of the foregoing, Section 8.5(s), to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 8.5, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens (i) in favor of the Company or any Guarantor and (ii) in favor of a Restricted Subsidiary that is not a Note Party on assets of a Restricted Subsidiary that is not a Note Party securing Indebtedness permitted under Section 8.1;

(n) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or with respect to IP Rights that are not material to the business of the Company and its Restricted Subsidiaries;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(p) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.3;

(q) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(r) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(s) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t) ground leases in respect of Real Property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located;

(u) Liens to secure Indebtedness permitted under Section 8.1(e) and (dd); provided that (i) such Liens are created within 365 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions, accessions and proceeds to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) Liens on property of any Restricted Subsidiary that is not a Note Party, which Liens secure Indebtedness of any Restricted Subsidiary that is not a Note Party permitted under Section 8.1;

(w) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 7.13) (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary to the extent such Equity Interests are owned by the Company or another Restricted Subsidiary) or Liens to secure Indebtedness otherwise incurred pursuant to Section 8.1(g) to finance a Permitted Acquisition, in each case after the Closing Date; provided that (i) such Lien either (A) secures Indebtedness incurred pursuant to Section 8.1(g) to finance a Permitted Acquisition or (B)(x) was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (y) does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) (ii) the Indebtedness secured thereby is permitted under Section 8.1(g); and (iii) such Lien may only be senior to the Lien on the Collateral securing the Note Obligations if the Indebtedness such Lien secures was incurred pursuant to clause (a) of the first proviso of Section 8.1(g) or must otherwise be junior to the Lien on the Collateral securing the Note Obligations;

(x) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Property that does not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(y) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) the modification, replacement, renewal or extension of any Lien permitted by Sections 8.2(b), (u) and (w); provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension, restructuring or refinancing of the obligations secured or benefited by such Liens is permitted by Section 8.1 (to the extent constituting Indebtedness); provided further that such Lien may only be senior to the Lien on the Collateral securing the Note Obligations if the Indebtedness such Lien secures could have been incurred pursuant to clause (a) of the definition of Permitted Ratio Debt at the time of incurrence and at the time of granting such Lien or must otherwise be junior to the Lien on the Collateral securing the Note Obligations;

(bb) Liens with respect to property or assets of the Company or any of its Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed (i) prior to the Trigger Date, the greater of $12,500,000 and 10% of LTM EBITDA and (ii) on and after the Trigger Date, the greater of $25,000,000 and 20% of LTM EBITDA, in each case determined as of the date of incurrence; provided that such Lien may only be senior to the Lien on the Collateral securing the Note Obligations if the Indebtedness such Lien secures could have been incurred pursuant to clause (a) of the definition of Permitted Ratio Debt at the time of incurrence and at the time of granting such Lien or must otherwise be junior to the Lien on the Collateral securing the Note Obligations;

(cc) Liens to secure Indebtedness permitted under Section 8.1(s) and guaranties thereof; provided that such Lien may only be senior to the Lien on the Collateral securing the Note Obligations if the Indebtedness such Lien secures could have been incurred pursuant to clause (a) of the definition of Permitted Ratio Debt at the time of incurrence and at the time of granting such Lien or must otherwise be junior to the Lien on the Collateral securing the Note Obligations;

(dd) [Reserved];

(ee) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(ff) deposits of cash with the owner or lessor of premises leased and operated by the Company or any of its Subsidiaries to secure the performance of the Company’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(gg) Liens on cash or Cash Equivalents to secure letters of credit issued in accordance with Section 8.1(q);

(hh) (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to or obligations of such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-wholly owned Subsidiaries;

(ii) Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted under Section 8.1;

(jj) Liens securing Indebtedness and other obligations incurred under (i) the Senior Credit Agreement, (ii) any Permitted Refinancing thereof or (iii) any revolving credit facility permitted under Section 8.1(t); provided that (excluding with respect to Indebtedness under the Senior Credit Agreement that is outstanding on the Closing Date, but including any refinancing thereof), any such Lien (A) may only be senior to the Lien on the Collateral securing the Notes Obligations if the Indebtedness such Lien secures could have been incurred (I) pursuant to clause (a) of the definition of Permitted Ratio Debt or (II) under Section 8.1(t) at the time of incurrence of such Indebtedness and at the time of granting of such Lien and (ii) must otherwise be junior to the Lien on the Collateral securing the Notes Obligations;

(kk) [Reserved];

(ll) in the case of any non-wholly owned Restricted Subsidiary, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its Operating Documents or any related joint venture or similar agreement;

(mm) Liens securing Swap Contracts so long the value of the property securing such Swap Contracts does not exceed $5,000,000 at any time;

(nn) Liens on property incurred pursuant to any sale-leaseback transaction permitted hereunder and general intangibles related thereto;

(oo) any restriction on the transfer or pledge of assets contained in any License or otherwise imposed by the Communications Act or any FCC Authorization or comparable state or local legislation, regulations or ordinances or otherwise imposed by Law; and

(pp) Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods.

8.3 Investments. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make or hold any Investments, except:

(a) Investments by the Company or any of its Restricted Subsidiaries in assets that were cash or Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors and employees of any Note Party (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Company or to permit the payment of taxes with respect thereto; provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to the Company in cash as common equity; provided further that the aggregate principal amount outstanding at any time under this clause (ii) shall not exceed $7,500,000, and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under this clause (iii) shall not exceed $2,500,000;

(c) Investments (i) by the Company or any Restricted Subsidiary in any Note Party, (ii) by any Restricted Subsidiary that is not a Note Party in any other Restricted Subsidiary that is not a Note Party and (iii) by any Note Party in any Restricted Subsidiary that is not a Note Party; provided that (A) no such Investments made pursuant to clause (iii) in the form of intercompany loans shall be evidenced by a promissory note unless any such promissory note constituting a negotiable instrument is pledged to the Collateral Agent in accordance with the terms of the Security Agreement, (B) any Investments in the form of intercompany loans constituting Indebtedness of any Note Party owed to any Restricted Subsidiary that is not a Note Party shall be unsecured and subordinated to the Note Obligations on terms consistent with the subordination provisions set forth in Section 5.1 of the Security Agreement and (C) the aggregate amount of Investments made pursuant to clause (iii) (excluding any Investments received in respect of, or consisting of, the transfer or contribution of Equity Interests in or Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary that is a Restricted Subsidiary) shall not exceed the sum of (x) (I) prior to the Trigger Date, the greater of $15,000,000 and 15% of LTM EBITDA (valued at the time of the making thereof) and (II) on and after the Trigger Date, the greater of $37,500,000 and 30% of LTM EBITDA (valued at the time of the making thereof), and (y) the Cumulative Credit at such time; provided that, if such Investment is made pursuant to this clause (y) (other than (i) any Investment made using the portion of the Cumulative Credit described in clause (a) of the definition thereof, in which case no Event of Default pursuant to Section 10.1(a) or (i) shall have occurred and be continuing, or (ii) any Investment made using the portion of the Cumulative Credit described in clause (c)(i) of the definition thereof), no Event of Default shall have occurred and be continuing;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of transactions permitted under Sections 8.1, 8.2 (other than 8.1(c) and (d)), Section 8.4 (other than Section 8.4(c)(ii) or (e)), Section 8.5 (other than Section 8.5(d)(ii) or (e)), Section 8.6 (other than Section 8.6(d)) and Section 8.9, respectively;

(f) Investments (i) existing or contemplated on the Closing Date or made pursuant to legally binding written contracts in existence on the Closing Date, and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by the Company or any Restricted Subsidiary in the Company or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that (x) the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 8.3 and (y) any Investment in the form of Indebtedness of any Note Party owed to any Restricted Subsidiary that is not a Note Party shall be subject to the subordination terms set forth in Section 5.1 of the Security Agreement;

(g) Investments in Swap Contracts permitted under Section 8.1;

(h) promissory notes, securities and other non-cash consideration received in connection with Dispositions permitted by Section 8.5;

(i) any acquisition of all or substantially all the assets of a Person or any Equity Interests in a Person (including in any joint venture) that becomes a Restricted Subsidiary or division or line of business of a Person (or any subsequent Investment made in a Person, division or line of business previously acquired in a Permitted Acquisition), in a single transaction or series of related transactions; provided that no Event of Default under Sections 10.1(a) or (i) shall have occurred and be continuing on the date that the Company or the applicable Restricted Subsidiary enters into a binding agreement with respect to such acquisition and, immediately after giving effect to such acquisition, (i) any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 8.1; (ii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Material Domestic Subsidiary (other than an Excluded Subsidiary) shall become a Guarantor, in each case, in accordance with Section 7.10; and (iii) the aggregate amount of cash consideration paid by Note Parties pursuant to this Section 8.3(i) in assets (other than Equity Interests) that are not (or do not become at the time of such acquisition) directly owned by a Note Party or that are not pledged under the Collateral Documents or in Equity Interests of Persons that do not become Note Parties shall not exceed the sum of (A) (I) prior to the Trigger Date, the greater of $25,000,000 and 20% of LTM EBITDA (valued at the time of the making of such acquisition) and (II) on and after the Trigger Date, the greater of $50,000,000 and 40.0% of LTM EBITDA (valued at the time of the making of such acquisition) plus (B) the Cumulative Credit at such time (any such acquisition, a “Permitted Acquisition”); provided that, if such Investment is made pursuant to this clause (B) (other than (i) any Investment made using the portion of the Cumulative Credit described in clause (a) of the definition thereof, in which case no Event of Default pursuant to Section 10.1(a) or (i) shall have occurred and be continuing, or (ii) any Investment made using the portion of the Cumulative Credit described in clause (c)(i) of the definition thereof), no Event of Default shall have occurred and be continuing;

(j) [Reserved];

(k) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) [Reserved];

(n) Investments (including Permitted Acquisitions) in an aggregate amount pursuant to this Section 8.3(n) (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed (x) (A) prior to the Trigger Date, the greater of $10,000,000 and 10% of LTM EBITDA and (B) on and after the Trigger Date, the greater of $37,500,000 and 30% of LTM EBITDA plus (y) the Cumulative Credit at such time; provided that if such Investment is made pursuant to this clause (y) (other than (i) any Investment made using the portion of the Cumulative Credit described in clause (a) of the definition thereof, in which case no Event of Default pursuant to Section 10.1(a) or (i) shall have occurred and be continuing, or (ii) any Investment made using the portion of the Cumulative Credit described in clause (c)(i) of the definition thereof), no Event of Default shall have occurred and be continuing;

(o) on and after the Trigger Date only, Investments made in respect of joint ventures or other similar agreements or partnership not to exceed the greater of $37,500,000 and 30% of LTM EBITDA (valued at the time of the making thereof);

(p) [Reserved];

(q) advances of payroll payments to employees in the ordinary course of business;

(r) (i) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors and suppliers in the ordinary course of business and (ii) Investments to the extent that payment for such Investments is made with or exchanged for Equity Interests of Company permitted to be issued hereunder;

(s) Investments of a Restricted Subsidiary acquired after the Closing Date in accordance with Section 8.3 or of a Person merged or amalgamated or consolidated into the Company or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 8.4 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(t) Investments made by a Restricted Subsidiary that is not a Note Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary by a Note Party permitted under this Section 8.3;

(u) intercompany receivables that arise solely from customary transfer pricing arrangements among the Company and its Restricted Subsidiaries in each case in the ordinary course of business;

(v) Investments funded with Excluded Contributions;

(w) Investments in deposit accounts, securities accounts and commodities accounts maintained by the Company or such Restricted Subsidiary, as the case may be;

(x) Investments constituting any part of a reorganization and other activities related to tax planning or tax reorganization that do not impair the security interests granted to the Collateral Agent for the benefit of the holders of the Notes in any material respect and are otherwise not materially adverse to the Purchasers and after giving effect to such Investment, reorganization or other activity, the Company and the Restricted Subsidiaries comply with Section 7.10;

(y) so long as no Event of Default has occurred and is continuing or would result therefrom, the Company or any Restricted Subsidiary may make Investments in an unlimited amount so long as the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) as of the end of the most recent Test Period is no greater than 2.75:1.00; and

(z) the Specified Acquisition.

To the extent an Investment is permitted to be made by a Note Party directly in any Restricted Subsidiary or any other Person who is not a Note Party (each such person, a “Target Person”) under any provision of this Section 8.3, such Investment may be made by advance, contribution or distribution by a Note Party to a Restricted Subsidiary or the Company and further advanced or contributed to a Restricted Subsidiary for purposes of making the relevant Investment in the Target Person without constituting an Investment for purposes of Section 8.3 (it being understood that such Investment must satisfy the requirements of, and shall count towards any thresholds in, a provision of this Section 8.3 as if made by the applicable Note Party directly to the Target Person).

8.4 Fundamental Changes. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Company (including a merger, the purpose of which is to reorganize the Company into a new jurisdiction); provided that in any such merger, amalgamation or consolidation involving the Company, the Company shall be the continuing or surviving Person or (ii) one or more other Restricted Subsidiaries; provided that when any Person that is a Note Party is merging with a Restricted Subsidiary that is not a Note Party, the Note Party shall be the continuing or surviving Person or the surviving entity shall substantially concurrently become a Note Party; provided, further, that any security interests granted to the Collateral Agent for the benefit of the holders of the Notes in the Collateral pursuant to the Collateral Documents shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been or will promptly be taken, in each case, as required by Sections 7.10 or 7.12 to the extent required pursuant to the Collateral and Guarantee Requirement;

(b) (i) any Restricted Subsidiary that is not a Note Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Note Party, (ii) any Restricted Subsidiary may liquidate or dissolve and (iii) any Restricted Subsidiary may change its legal form if, with respect to clauses (ii) and (iii), the Company determines in good faith that such action is in the best interest of the Company and its Restricted Subsidiaries and is not materially disadvantageous to the Purchasers (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or the Company or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Note Party in accordance with Sections 8.3 (other than Section 8.3(e) and 8.3(h)) and 8.1 (other than Sections 8.1(c) and (d)), respectively;

(d) so long as no Event of Default has occurred and is continuing or would result therefrom, the Company may merge or consolidate with any other Person; provided that (i) in any such merger or consolidation involving the Company, the Company shall be the continuing or surviving Person; provided, further, that any security interests granted to the Collateral Agent for the benefit of the holders of the Notes in the Collateral pursuant to the Collateral Documents shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation), the Successor Company shall, to the extent subject to the terms hereof, have complied with the requirements of Section 7.10 and all actions required to maintain said perfected status have been or will promptly be taken as required by Section 7.12 to the extent required pursuant to the Collateral and Guarantee Requirement; or (ii) if the Person formed by or surviving any such merger or consolidation is not the Company (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States or any state thereof or the District of Columbia, (B) the Successor Company shall expressly assume all the obligations of the Company under this Agreement and the other Note Documents to which the Company is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Collateral Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guaranty shall apply to the Successor Company’s obligations under the Note Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Note Documents, (E) if reasonably requested by the Collateral Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable mortgage (or other instrument reasonably satisfactory to the Collateral Agent) confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Note Documents and (F) the Company shall have delivered to the Collateral Agent an officer’s certificate stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Company under this Agreement;

(e) so long as no Event of Default has occurred and is continuing or would result therefrom (in the case of a merger involving a Note Party), any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 8.3; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of such surviving Person’s Subsidiaries that are Restricted Subsidiaries, shall have complied with the requirements of Section 7.10 or 7.13 to the extent required pursuant to the Collateral and Guarantee Requirement;

(f) [Reserved]; and

(g) so long as no Event of Default has occurred and is continuing or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 8.5 (other than Section 8.5(e)) or a Restricted Payment permitted pursuant to Section 8.6 (other than Section 8.6(d)).

8.5 Dispositions. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Disposition, except:

(a) Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Company or any of its Restricted Subsidiaries;

(b) Dispositions of inventory in the ordinary course of business or consistent with past practice, goods held for sale in the ordinary course of business and immaterial assets (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or go abandoned in the ordinary course of business) and termination of leases and licenses in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property (including Equity Interests in or Indebtedness of Foreign Subsidiaries) to the Company or any Restricted Subsidiary; provided that if the transferor of such property is a Note Party, (i) the transferee thereof must be a Note Party or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 8.3 (other than Section 8.3(e) or (h));

(e) to the extent constituting Dispositions, transactions permitted by (i) Section 8.2 (other than Section 8.2(i) and (l)(ii)), (ii) Section 8.3 (other than Section 8.3(e) or (h)), (iii) Section 8.4 (other than Section 8.4(g)) and (iv) Section 8.6 (other than Section 8.6(d));

(f) [Reserved];

(g) Dispositions of cash and Cash Equivalents;

(h) leases, subleases, licenses or sublicenses (including licenses and sublicenses of software or other IP Rights) and terminations thereof, in each case in the ordinary course of business, and which do not materially interfere with the business of the Company and its Restricted Subsidiaries (taken as a whole) and (ii) Dispositions of IP Rights (including inbound licenses) that are no longer material to the business of the Company and its Restricted Subsidiaries;

(i) transfers of property subject to Casualty Events;

(j) Dispositions of property in an aggregate amount not to exceed $10,000,000 in any fiscal year; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default has occurred and is continuing), no Event of Default shall have occurred and be continuing or would result from such Disposition and, (ii) with respect to Dispositions pursuant to this Section 8.5(j) for an aggregate purchase price for all such Dispositions in excess of $10,000,000 in any fiscal year, the Company or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than non-consensual Liens permitted by Section 8.2 and Liens permitted by Sections 8.2(a), (f), (k), (l), (m), (n), (p), (q), (r)(i), (r)(ii), (s), (dd) (only to the extent the Note Obligations are secured by such cash and Cash Equivalents) and (kk) (only to the extent the Note Obligations are secured by such cash and Cash Equivalents)); provided, however, that for the purposes of this clause (ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Company’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Note Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Company and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Company or the applicable Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, and (C) aggregate non-cash consideration received by the Company or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of $18,750,000 and 15% of LTM EBITDA;

(k) Dispositions of non-core assets acquired in connection with Permitted Acquisitions or other Investments; provided that (i) the aggregate amount of such sales shall not exceed 25% of the fair market value of the acquired entity or business and (ii) each such sale is in an arm’s-length transaction and the Company or the respective Restricted Subsidiary receives at least fair market value in exchange therefor;

(l) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(m) Dispositions of property pursuant to sale-leaseback transactions; provided that to the extent the aggregate Net Proceeds from all such Dispositions since the Closing Date exceeds $10,000,000, such excess shall be reinvested in accordance with the definition of “Net Proceeds” or otherwise shall be applied to repay Senior Indebtedness;

(n) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Company and its Subsidiaries as a whole, as determined in good faith by the management of the Company;

(o) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(p) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the unwinding or settlement of any Swap Contract;

(r) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights;

(s) Dispositions constituting any part of a reorganization and other activities related to tax planning or tax reorganization that do not impair the security interests granted to the Collateral Agent for the benefit of the holders of the Notes and are otherwise not materially adverse to the Purchasers and after giving effect to such Investment, reorganization or other activity, the Company and the Restricted Subsidiaries comply with Section 7.11;

(t) [Reserved];

(u) Dispositions of non-Collateral assets in an aggregate amount not to exceed $10,000,000; and

(v) Dispositions pursuant to agreements, instruments or arrangements in existence on the Closing Date;

provided that any Disposition of any property pursuant to this Section 8.5 (except pursuant to Sections 8.5(a), (b), (d), (e), (f), (h), (i), (l), (p), (q), (r) and (s), and except for Dispositions from a Note Party to any other Note Party) shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Company in good faith. To the extent any Collateral is Disposed of as permitted by this Section 8.5 to any Person other than a Note Party, such Collateral shall be sold free and clear of the Liens created by the Note Documents, and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

8.6 Restricted Payments. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Company, and other Restricted Subsidiaries of the Company (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Company and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) the Company and each Restricted Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in the Equity Interests of such Person (and, in the case of such a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Company and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(c) Restricted Payments made in respect of working capital adjustments or purchase price adjustments pursuant any Permitted Acquisition or other permitted Investments;

(d) to the extent constituting Restricted Payments, the Company and its Restricted Subsidiaries may enter into and consummate transactions permitted by any provision of Section 8.3 (other than Section 8.3(e)), Section 8.4 (other than Section 8.4(g)), Section 8.5 (other than Section 8.5(e)(iv) and 8.5(g)) or Section 8.7 (other than Section 8.7(c), 8.7(d), and 8.7(e));

(e) repurchases of Equity Interests in the Company or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) the Company and each Restricted Subsidiary may (i) pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Restricted Subsidiary (or of the Company) held by any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of a Restricted Subsidiary or the Company or (ii) make Restricted Payments in the form of distributions to allow the Company to pay principal or interest on promissory notes that were issued to any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of a Restricted Subsidiary or the Company in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests held by such Persons, in each case, upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee, manager or director equity plan, employee, manager or director stock option plan or any other employee, manager or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of such Restricted Subsidiary or the Company or any of its Restricted Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this Section 8.6(f) shall not exceed $6,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $12,000,000 in any calendar year); provided further that such amount in any calendar year may further be increased by an amount not to exceed:

(A) amounts used to increase the Cumulative Credit pursuant to clauses (b) and (c) of the definition of “Cumulative Credit”;

(B) Excluded Contributions;

(C) the Net Proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries less the amount of Restricted Payments previously made with the cash proceeds of such key man life insurance policies;

provided further that cancellation of Indebtedness owing to the Company from members of management of the Company or any of the its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(g) so long as no Event of Default has occurred and is continuing or would result therefrom (other than (i) in the case of any Restricted Payment made using the portion of the Cumulative Credit described in clause (a) of the definition thereof, in which case no Event of Default pursuant to Section 10.1(a) or (i) shall have occurred and be continuing or would result therefrom, or (ii) in the case of any Restricted Payment made using the portion of the Cumulative Credit described in clause (c)(i) of the definition thereof), the Company may make Restricted Payments in an aggregate amount not to exceed (x) (A) prior to the Trigger Date, $2,500,000, and (B) on and after the Trigger Date, $25,000,000 plus (y) the Cumulative Credit at such time; provided that with respect to any Restricted Payment made pursuant to clause (y) above, solely to the extent such payments are made in reliance on clause (b) of the definition of “Cumulative Credit”, the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) is less than or equal to 4.00:1.00;

(h) [Reserved];

(i) payments made or expected to be made by Company or any of the Restricted Subsidiaries in respect of withholding or similar Taxes payable by or with respect to any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases, in each case, in connection with the exercise of stock options;

(j) (i) any Restricted Payment by the Company to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary and (ii) on and after the Trigger Date only, additional Restricted Payments in an aggregate amount per annum not to exceed $10,750,000;

(k) the Company or any of the Restricted Subsidiaries may pay cash in lieu of fractional Equity Interests in connection with (i) any dividend, split or combination thereof or (ii) any Permitted Acquisition;

(l) Restricted Payments in the amount of any Excluded Contribution;

(m) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Equity Interests (“Treasury Capital Stock”) or Junior Financing made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company (other than Disqualified Equity Interests) (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Equity Interests or through an Excluded Contribution) of the Company; provided, however, that to the extent so applied, the Net Proceeds, or fair market value of property or assets or of marketable securities, from such sale of Equity Interests or such contribution will be excluded from clause (c) of the Cumulative Amount;

(n) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Equity Interests of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Equity Interests of the Company or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be incurred pursuant to Section 8.1;

(o) the payment of any Restricted Payment within 60 days after the date of declaration thereof, if at the date of declaration such Restricted Payment would have complied with the provisions of this Agreement;

(p) so long as no Event of Default has occurred and is continuing or would result therefrom, the Company or any Restricted Subsidiary may make Restricted Payments in an unlimited amount so long as the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) as of the end of the most recent Test Period is no greater than 2.50:1.00;

(q) [Reserved]; and

(r) dividends or other distributions of Equity Interests of Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash or Cash Equivalents).

For purposes of determining compliance with this Section 8.6, in the event that a Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of payments permitted by clauses (a) through (r) above, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) in any manner that complies with this Section 8.6.

8.7 Transactions with Affiliates. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, in each case involving aggregate payments or consideration in excess of $3,000,000, other than:

(a) transactions among the Company and its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b) on terms substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c) Restricted Payments permitted under Section 8.6;

(d) loans and other Investments among the Company and its Subsidiaries and joint ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such joint venture is only an Affiliate as a result of Investments by the Company and/or its Restricted Subsidiaries in such Subsidiary or joint venture) to the extent otherwise permitted under Section 8.3;

(e) transactions by the Company and its Restricted Subsidiaries permitted under an express provision (including any exceptions thereto) of this Article VIII;

(f) employment and severance arrangements between the Company and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;

(g) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Company and its Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(h) transactions pursuant to agreements, instruments or arrangements in existence on the Closing Date, or any amendment thereto to the extent such an amendment is not adverse to the Purchasers in any material respect;

(i) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of the Company, including to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees, distributes or Affiliate of any of the foregoing) of the Company or any of its Subsidiaries;

(j) transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the board of directors or the senior management of the Company, or are on terms at least as favorable (as reasonably determined by the Company) as might reasonably have been obtained at such time from an unaffiliated party;

(k) the payment of expenses and indemnities pursuant to this Agreement or any of the other Securities Agreements;

(l) transactions in which the Company or any of the Restricted Subsidiaries, as the case may be, deliver to the Collateral Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 8.7(b); and

(m) payments to or from, and transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by the Company and the Restricted Subsidiaries in such joint venture) in the ordinary course of business to the extent otherwise permitted under Section 8.3.

8.8 Burdensome Agreements. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or permit to exist any Contractual Obligation (other than this Agreement, any other Note Document or the Senior Credit Agreement) that limits the ability of:

(a) any Restricted Subsidiary that is not a Guarantor to make Restricted Payments to the Company; or

(b) any Note Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Purchasers with respect to the Notes and the Note Obligations;

provided that the foregoing Sections 8.8(a) and (b) shall not apply to Contractual Obligations which:

(i) (x) exist on the Closing Date and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing (taken as a whole) does not materially expand the scope of such Contractual Obligation (as reasonably determined by the Company);

(ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 7.13;

(iii) represent Indebtedness of a Restricted Subsidiary which is not a Note Party which is permitted by Section 8.1 and which does not apply to any Note Party;

(iv) are customary restrictions (as reasonably determined by the Company) that arise in connection with (x) any Lien permitted by Sections 8.2(a), (b), (f), (i), (j)(i), (k), (l), (p), (q), (r)(i), (r)(ii), (s), (u), (v), (w), (z), (aa), (dd), (ee), (gg), (ii) and (kk) and relate to the property subject to such Lien or (y) arise in connection with any Disposition permitted by Section 8.4 or 8.5 and relate solely to the assets or Person subject to such Disposition;

(v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.3 and applicable solely to such joint venture and its equity;

(vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 8.1 but solely to the extent any negative pledge relates to (i) the property financed by such Indebtedness and the proceeds, accessions and products thereof or (ii) the property secured by such Indebtedness and the proceeds, accessions and products thereof so long as the agreements governing such Indebtedness permit the Liens securing the Note Obligations;

(vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto;

(viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Sections 8.1(b), (e), (g), (n)(i), (u), (y) and (bb) and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Section 8.1(g) or (u), to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness;

(ix) are customary provisions restricting subletting, transfer or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary;

(x) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;

(xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(xii) arise in connection with cash or other deposits permitted under Sections 8.2 and 8.3 and limited to such cash or deposit;

(xiii) comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 8.1 that are, taken as a whole, in the good faith judgment of the Company, either (a) no more restrictive than the restrictions contained in this Agreement or (b) no more restrictive with respect to the Company or any Restricted Subsidiary than customary market terms for Indebtedness of such type, so long as the Company shall have determined in good faith that such restrictions pursuant to this clause (b) will not affect its obligation or ability to make any payments required hereunder;

(xiv) are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xv) are restrictions regarding licensing or sublicensing by the Company and its Restricted Subsidiaries of IP Rights (including customary restrictions on assignment contained in license or sublicense agreements) entered into in the ordinary course of business;

(xvi) [Reserved]; and

(xvii) are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder.

8.9 Prepayments, Etc. of Subordinated Indebtedness. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (each of the foregoing a “Junior Financing Prepayment” (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments and “AHYDO” payments shall be permitted) any Indebtedness for borrowed money of a Note Party (other than intercompany indebtedness) that is (x) subordinated in right of payment to the Note Obligations expressly by its terms or (y) is secured by a Lien on the Collateral on a junior lien basis to the Liens securing the Note Obligations (collectively, “Junior Financing”), except (i) the refinancing thereof with any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 8.1(g), is permitted pursuant to Section 8.1(g)), (ii) the conversion or exchange of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Company, (iii) the prepayment of Indebtedness of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary, subject to the subordination provisions applicable to any such Indebtedness, (iv) [Reserved], (v) repayments of the seller financing permitted by Section 8.1(v), (vi) so long as no Event of Default has occurred and is continuing or would result therefrom (other than any Junior Financing Prepayment or other payment made using (i) the portion of the Cumulative Credit described in clause (a) of the definition thereof, in which case no Event of Default pursuant to Section 10.1(a) or (i) shall have occurred and be continuing or would result therefrom, or (ii) the portion of the Cumulative Credit described in clause (c)(i) if the definition thereof), repayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed (A) prior to the Trigger Date, $0 and (B) on and after the Trigger Date, the greater of $10,000,000 and 8.0% LTM EBITDA plus the Cumulative Credit at such time; provided that solely to the extent such payments are made in reliance on clause (b) of the definition of “Cumulative Credit”, the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 7.2) is less than or equal to 4.00:1.00, plus additional Junior Financing Prepayments so long as the Consolidated Total Net Leverage Ratio (after giving Pro Forma Effect thereto) does not exceed 2.50:1.00 and (vii) the redemption, repurchase or retirement of Junior Financing if, at the date of the applicable redemption notice, such payment would have complied with the provisions hereof as if it were and is deemed at such time to be made at the time of such notice.

(b) Amend, modify or change any term or condition of any Junior Financing Documentation in respect of any Specified Junior Financing Obligation in violation of the definition of “Permitted Refinancing” or any applicable subordination or intercreditor agreement.

Notwithstanding anything to the contrary in any Note Document, the Company and any Restricted Subsidiary may make regularly scheduled payments of interest and fees on any Junior Financing and may make any payments required by the terms of such Indebtedness in order to avoid the application of Section 163(e)(5) of the Code to such Indebtedness.

8.10 Permitted JV Holdings Activities. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, until such time as WMS shall be a Guarantor (upon which time this Section 8.10 shall have no further force and effect), with respect to JV Holdings, engage in any operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of its rights in respect of the Equity Interests of WMS and activities incidental thereto, including payment of dividends and other amounts in respect of its Equity Interests permitted under Section 8.6, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Note Documents and any other documents governing Indebtedness permitted to be incurred by the Company or a Restricted Subsidiary pursuant to Section 8.1, (iv) guaranteed obligations in respect of Indebtedness of the Company and the Restricted Subsidiaries permitted under Section 8.1, including any Permitted Refinancing thereof, (v) holding any cash or property (but not operating any property) and (vi) any activities incidental or reasonably related to the foregoing. JV Holdings shall not incur any Liens on its rights in respect of the Equity Interests of the WMS, other than non-consensual Liens and JV Holdings shall not own any Equity Interests other than those of WMS.

ARTICLE IX

TRANSFER OF NOTES

9.1 Note Register.

(a) The Company shall cause to be kept at their principal office a register for the registration and transfer of the Notes (the “Note Register”). The names and addresses of the holders of the Notes and the principal amounts (and stated interest) of the Notes owing to each holder of Notes pursuant to the terms hereof, the transfer of the Notes and the names and addresses of the transferees of the Notes shall be registered in the Note Register.

(b) The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement and the Company shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer so provided in this Section 9.1(b). Payment of or on account of the principal, interest and any other amount paid on any registered Note shall be made to (or based upon the written order of) such registered holder.

(c) Upon surrender of any Note for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’ expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be in the form of Exhibit A hereto. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

9.2 Lost, Destroyed or Mutilated Notes.

Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of a Purchaser being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company (if such Purchaser is a Purchaser as of the date hereof, a financial institution or another institutional investor, its own agreement being satisfactory) or, in the case of any such mutilation, upon surrender for cancellation of such Note, the Company shall, without charge, issue, register and deliver in lieu of such Note a new Note of like kind representing the same rights represented by and dated the date of such lost, stolen, destroyed or mutilated Note. Any such new Note shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Note shall be at any time enforceable by any Person.

9.3 Restriction on Transfer.

Except pursuant to Section 7.15 hereof, no Note holder may transfer any Note or any of the rights of such holder hereunder, prior to January 1, 2021 or without the prior authorization of the Company, provided that a Note holder may transfer all or any portion of such holder’s Notes (together with the related rights hereunder) to a Permitted Transferee of such holder, subject to compliance with the terms of this Agreement. Any attempted transfer that is not in compliance with this Agreement shall be null and void ab initio, and the Company shall not be required to recognize such transfer or the purported transferee(s) as a holder.

9.4 Restrictive Legend.

Each certificate for the Notes, and each certificate for any such securities issued to subsequent transferees of any such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE HOLDER OF THIS NOTE (A) ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT, (B) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT, (C) AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AND SUBORDINATION AGREEMENT AS COLLATERAL AGENT AND ON BEHALF OF SUCH HOLDER AND (D) HEREBY CONSENTS TO THE PAYMENT SUBORDINATION AND THE SUBORDINATION OF THE LIENS SECURING THE NOTE OBLIGATIONS ON THE TERMS SET FORTH IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS AND/OR PURCHASERS UNDER THE FIRST LIEN LOAN DOCUMENTS (AS

DEFINED IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT) AND THE OTHER SECOND LIEN NOTE DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT) TO EXTEND CREDIT TO THE COMPANY AND THE GUARANTORS AND SUCH LENDERS AND/OR PURCHASERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT AND THIS NOTE OR THE PURCHASE AGREEMENT REFERRED TO ABOVE, THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT SHALL CONTROL.

THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

ADDITIONALLY, THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS NOTE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH 8, 2018, AMONG THE COMPANY AND CERTAIN OTHER SIGNATORIES THERETO, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE TREASURER OF THE COMPANY AT 6100 CENTER DRIVE, SUITE 1050, LOS ANGELES, CA 90045.”

9.5 Notice of Transfer. Each holder shall, prior to any Transfer of any Notes permitted hereunder, give three (3) Business Days’ prior written notice (or, if such three Business Day notice period is not reasonably practicable, such notice as is reasonably practicable), to the Company of such holder’s intention to effect such Transfer and to comply in all other respects with the provisions of this Section 9.5 in making such proposed Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon the reasonable request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for such holder (which may be in-house counsel for such holder), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Notes under the Securities Act; provided, however, that (i) in the case of a holder of Notes which is a partnership or a limited liability company, no such opinion of counsel shall be necessary for a transfer by such holder of Notes to a partner or member of such holder of Notes, or a retired partner or member of such holder who retires after the date hereof, or the estate of any such partner or member or retired partner or member, if in each case the transferee agrees in writing to be subject to the terms of this Article IX to the same extent as if such transferee were originally a signatory to this Agreement; and (ii) in the case of a holder of Notes which is a corporation or a limited liability company, no such opinion of counsel shall be necessary for a transfer by such holder of Notes to an Affiliate, officer, director, member or manager of such entity. Subject to compliance with Section 9.3, such holder shall be entitled to Transfer the Notes in accordance with the terms of the notice delivered to the Company, if the Company does not request such opinion, within three Business Days after delivery of such notice or, if the Company does request such opinion, upon its receipt thereof. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Notes (and each certificate or other instrument evidencing any untransferred balance of such Notes) shall bear the applicable legend set forth in Section 9.4 unless (i) such opinion of counsel is to the effect that registration of any future Transfer is not required by the applicable provisions of the Securities Act or (ii) the Company has waived the requirement of such legend.

ARTICLE X

EVENTS OF DEFAULT

10.1 Defaults. The existence or occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) Company fails to pay any principal on any of the Notes, or any portion thereof on the date when due; or

(b) Company fails to pay any interest on any of the Notes, or any portion thereof, within five (5) Business Days after the date when due; or

(c) any Note Party fails to comply with, or cause or permit any Subsidiary to fail to comply with, Section 7.3, Section 7.5 (solely with respect to the Company) or any of the covenants contained in Article VIII; or

(d) Any Note Party fails to perform or observe any other covenant or agreement (not specified in clauses (a), (b) or (c) above) contained in any Note Document on its part to be performed or observed within thirty (30) days after the giving of notice by the Requisite Purchasers of such Default; or

(e) Any representation or warranty of any Note Party made in any Note Document, or in any certificate or other writing delivered by such Note Party pursuant to any Note Document, proves to have been incorrect when made or reaffirmed in any material respect (or, in the case of any representation and warranty qualified by materiality, in all respects), which in the case of such representations or warranties that are capable of being cured, shall not be cured within a period of thirty (30) from receipt by the Company of written notice thereof from the Requisite Purchasers; or

(f) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of the Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of the Restricted Subsidiaries (other than Indebtedness owed to the Company or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $20,000,000 or more at any one time outstanding;

(g) (i) any material provision of any Note Document, at any time after its execution and delivery and for any reason other than the agreement or action (or omission to act) of the Collateral Agent or the Purchasers or satisfaction in full of all the Note Obligations (other than contingent indemnity and expense reimbursement obligations for which claims have not been made), ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable; or any party thereto denies in writing that it has any or further liability or obligation under any Note Document, or purports to revoke, terminate or rescind any Note Document; or (ii) any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 8.2 or any Note Party contests in writing the validity or priority of a Lien, (A) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities or negotiable instruments pledged under the Collateral Documents which does not arise from a breach by a Note Party of its obligations under the Note Documents or take other required actions required to be taken by the Collateral Agent under the Note Documents and (B) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(h) A final judgment or order for the payment of money is entered against the Company or any of its Restricted Subsidiaries in excess of $20,000,000 in the aggregate (to the extent not covered by either (i) independent third-party insurance as to which the insurer does not deny coverage or (ii) another creditworthy (as reasonably determined by the Collateral Agent) indemnitor and such judgment shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) Other than with respect to any dissolutions otherwise permitted under this Agreement, any Note Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) consecutive days, or an order for relief is entered in any such proceeding; or

(j) (i) An ERISA Event occurs which has resulted or would reasonably be expected to result in a Material Adverse Effect, (ii) a Note Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any instalment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and a Material Adverse Effect would reasonably be expected to result or (iii) a termination, withdrawal or noncompliance with applicable Law or plan terms or other event similar to an ERISA Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a Material Adverse Effect, either individually or in the aggregate with each other such event.

10.2 Acceleration.

If an Event of Default occurs (other than a Specified Event of Default), and at any time thereafter during the continuance of such event, the Requisite Purchasers may take any of the following actions and at the same or different times: (i) declare the Notes (if outstanding) to be forthwith due and payable, whereupon the entire unpaid principal of the Notes, together with accrued but unpaid interest thereon and all other Note Obligations (including without limitation, any fee), shall become forthwith due and payable in full in cash, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Note Party, anything contained herein or in any other Note Document to the contrary notwithstanding or (ii) exercise any and all other remedies provided under any Note Document upon the occurrence and continuance of an Event of Default; provided, however, that with respect to the occurrence of a Specified Event of Default, the principal of the Notes, together with accrued but unpaid interest and fees thereon and any other liabilities of the Note Parties accrued hereunder or in any other Note Document, shall automatically become due and payable in full in cash, all without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Note Party, anything contained in this Agreement or in any other Note Document to the contrary notwithstanding. Without limiting the foregoing, any redemption, prepayment, repayment, or payment of the Notes in or in connection with an insolvency proceeding shall constitute an optional prepayment thereof under the terms of Section 3.5 and require the immediate payment of the premium set forth in Section 3.5.

10.3 Waiver of Defaults.

The Requisite Purchasers by notice to the Parent may waive an existing Event of Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note or (b) an Event of Default in respect of a provision that under Section 13.8 cannot be amended without the consent of each Purchaser affected. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.

10.4 Control by Majority.

The Requisite Purchasers may direct the time, method and place of conducting any proceeding for any remedy available to the Purchasers or the Collateral Agent or of exercising any trust or power conferred on the holders of the Notes, in each case in its capacity as such. No Purchaser may pursue any remedy with respect to this Agreement, the Notes or the Collateral other than as provided in the preceding sentence, except that the right of any Purchaser to receive payment of principal of and interest on the Notes held by such Purchaser, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Purchaser.

10.5 Limitation on Suits.

A Purchaser may not use this Agreement to prejudice the rights of another Purchaser or to obtain a preference or priority over another Purchaser.

ARTICLE XI

[RESERVED]

ARTICLE XII

THE COLLATERAL AGENT

12.1 Appointment.

As promptly as practicable after the date of this Agreement, and in no event later than the Closing Date, the Purchasers agree to appoint a collateral agent mutually agreeable to the Company and the Purchasers (in each case acting reasonably and in good faith) as the Collateral Agent hereunder and under the other Note Documents as a contractual representative of the Purchasers with respect to the Collateral. Each Purchaser hereby authorizes the Collateral Agent to act as its agent in accordance with the terms of this Agreement and the other Note Documents, including entry into the Intercreditor and Subordination Agreement as the agent of such Purchaser. The Collateral Agent agrees to act upon the express conditions contained in this Agreement and the other Note Documents, as applicable. The provisions of this Article XII are solely for the benefit of the Collateral Agent and the Purchasers and no Note Party shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Collateral Agent shall act solely as an agent of the Purchasers and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Note Party.

12.2 Powers and Duties; General Immunity.

(a) Each Purchaser irrevocably authorizes the Collateral Agent to take such action on such Purchaser’s behalf and to exercise such powers, rights and remedies hereunder and under the other Note Documents as are specifically delegated or granted to the Collateral Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Collateral Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Note Documents. The Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Collateral Agent shall not have, by reason of this Agreement or any of the other Note Documents, a fiduciary relationship in respect of any Purchaser or any Note Party; and nothing in this Agreement or any of the other Note Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of this Agreement or any of the other Note Documents except as expressly set forth herein or therein.

(b) The Collateral Agent shall not be responsible to any Purchaser for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Note Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Collateral Agent to the Purchasers or by or on behalf of any Note Party to the Collateral Agent or any Purchaser in connection with the Note Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Note Party or any other Person liable for the payment of any Note Obligations, nor shall the Collateral Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Note Documents or as to the use of the proceeds of the sale of the Notes or as to the existence or possible existence of any Default or Event of Default. Anything contained in this Agreement to the contrary notwithstanding, the Collateral Agent shall not have any liability arising from confirmations of the amount of outstanding principal amount of the Notes or the component amounts thereof.

(c) Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable to the Purchasers for any action taken or omitted by the Collateral Agent under or in connection with any of the Note Documents except to the extent caused by the Collateral Agent’s gross negligence, bad faith or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction. The Collateral Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action)

in connection with this Agreement or any of the other Note Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have received instructions in respect thereof from the Requisite Purchasers (or such other Purchasers as may be required to give such instructions hereunder) and, upon receipt of such instructions from the Requisite Purchasers (or such other Purchasers, as the case may be), the Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Note Document or applicable laws. Without prejudice to the generality of the foregoing, (i) the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication (including any electronic message), instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Note Parties), accountants, experts and other professional advisors selected by it; and (ii) no Purchaser shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Note Documents in accordance with the instructions of the Requisite Purchasers (or such other Purchasers as may be required to give such instructions hereunder).

12.3 Independent Investigation by the Purchasers; No Responsibility For Appraisal of Creditworthiness.

Each Purchaser agrees that it has made its own independent investigation of the financial condition and affairs of the Note Parties in connection with the purchase of the Notes and that it has made and shall continue to make its own appraisal of the creditworthiness of the Note Parties. The Collateral Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Purchasers or to provide any Purchaser with any credit or other information with respect thereto, whether coming into its possession before the Closing or at any time or times thereafter, and the Collateral Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Purchasers.

12.4 Right to Indemnity.

Each Purchaser, in proportion to its pro rata share of the outstanding principal amount of the Notes held by such Purchaser, severally agrees to indemnify the Collateral Agent and its officers, directors, employees, agents, attorneys, professional advisors and Affiliates to the extent that any such Person shall not have been reimbursed by the Note Parties, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by the Collateral Agent) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent or such other Person in exercising the powers, rights and remedies of the Collateral Agent or performing duties of the Collateral Agent hereunder or under the other Note Documents or otherwise in its capacity as the Collateral Agent in any way relating to or arising out of this Agreement or the other Note

Documents; provided that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Collateral Agent resulting solely from the Collateral Agent’s gross negligence, bad faith or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Collateral Agent or any other such Person for any purpose shall, in the opinion of the Collateral Agent, be insufficient or become impaired, the Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

12.5 Resignation of Collateral Agent; Successor Collateral Agent.

The Requisite Purchasers may replace the Collateral Agent at any time with or without cause. The Collateral Agent may resign at any time by giving thirty days’ prior written notice thereof to the Purchasers and the Company. Upon any such notice of resignation by the Collateral Agent, the Requisite Purchasers shall have the right, upon five (5) Business Days’ notice to the Company, to appoint a successor Collateral Agent. If no such successor shall have been so appointed by the Requisite Purchasers and shall have accepted such appointment within thirty days after the retiring Collateral Agent gives notice of its resignation, the retiring Collateral Agent may, on behalf of the Purchasers, appoint a successor Collateral Agent. If the Collateral Agent shall notify the Purchasers and the Company that no Person has accepted such appointment as successor Collateral Agent, such resignation shall nonetheless become effective in accordance with the Collateral Agent’s notice and the retiring Collateral Agent shall be discharged from its duties and obligations under the Note Documents, except that any Collateral held by the Collateral Agent will continue to be held by it until a Person shall have accepted the appointment of successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring the Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement (if not already discharged as set forth above). After any retiring Collateral Agent’s resignation hereunder, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement.

12.6 Collateral Documents.

Each Purchaser hereby further authorizes the Collateral Agent, on behalf of and for the benefit of the Purchasers, to enter into each Collateral Document as secured party and to be the agent for and representative of the Purchasers under the Guaranty Agreement, and each Purchaser agrees to be bound by the terms of each Collateral Document and the Guaranty Agreement. The Collateral Agent shall not (a) enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document, the Guaranty Agreement or (b) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior written consent of the Requisite Purchasers; provided, further, however, that, without further written consent or authorization from the Purchasers, the Collateral Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this

Agreement or to which the Requisite Purchasers have otherwise consented in writing. Anything contained in any of the Note Documents to the contrary notwithstanding, the Note Parties, the Collateral Agent and each Purchaser hereby agree that (1) no Purchaser shall have any right individually to realize upon any of the Collateral under the Collateral Documents or to enforce the Guaranty Agreement, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranty Agreement may be exercised solely by the Collateral Agent for the benefit of the Purchasers in accordance with the terms thereof, and (2) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Collateral Agent or any Purchaser may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Purchasers (but not any Purchaser or the Purchasers in its or their respective individual capacities unless the Requisite Purchasers shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Note Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.

ARTICLE XIII

MISCELLANEOUS

13.1 Notices.

All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Agreement shall be (a) delivered personally; (b) sent by nationally- recognized overnight courier guarantying next Business Day delivery; (c) sent by first class, registered or certified mail, postage prepaid, return receipt requested; or (d) sent by email, in each case to such party at its address as follows:

(i)	if to the Company, to:

Global Eagle Entertainment Inc.

6100 Center Drive, Suite 1020

Los Angeles, CA

Attention: Stephen Ballas

Email: stephen.ballas@globaleagle.com

and to:

Global Eagle Entertainment Inc.

6100 Center Drive, Suite 1020

Los Angeles, CA

Attention: Jeff Leddy

Email: jeff.leddy@globaleagle.com

with copies (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: William Brentani

Email: wbrentani@stblaw.com

(ii)	if to the Collateral Agent, to the address referred to in its Joinder.

(iii)	if to any Purchaser, to such Purchaser’s address set forth on Schedule I hereto.

Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (a) on the day of actual delivery in the case of personal delivery; (b) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier; (c) on the third Business Day after the date of deposit in the U.S. mail in the case of mailing; or (d) upon receipt in the case of an email transmission or the next Business Day if the date of receipt is not a Business Day. Any party hereto may from time to time by notice in writing served upon the other in accordance with this Section 13.1 specify a different mailing address or a different person to which all such notices, demands or requests thereafter are to be addressed.

13.2 Survival of Agreement.

(a) All agreements, covenants, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Securities Documents without limit. No termination or cancellation (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to any transaction or event occurring prior to such termination or cancellation, or any of the representations contained in this Agreement and the other Securities Documents and all such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation as provided above. The Purchasers shall be entitled to rely upon, and shall be deemed to have relied upon, all representations, warranties and covenants to be performed prior to the Closing Date contained in this Agreement or any other Securities Document, notwithstanding any knowledge of the Purchasers to the contrary, or any contrary information delivered to the Purchasers by the Company or any other Person.

(b) The Company further agrees that to the extent it makes a payment or payments to the Purchasers under this Agreement or any other Note Document, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or United States Federal Law, then, to the extent of such payment or repayment, the Note Obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Purchasers.

13.3 Successors and Assigns; Participations.

(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Company or the Purchasers that are contained in this Agreement or any other Securities Document shall bind and inure to the benefit of their respective successors and permitted assigns except that no Note Party shall assign its rights or obligations hereunder without the prior written consent of the Requisite Purchasers. Each Purchaser shall have the right, subject to the provisions of Article IX, to assign or otherwise transfer its rights under this Agreement or any Notes held by it.

(b) Each Purchaser may from time to time on or after January 1, 2021 grant participations to one or more Persons, banks or other financial institutions in all or a portion of the Notes; provided, however, that (i) such Purchaser’s obligations under this Agreement shall remain unchanged, (ii) such Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating Persons, banks or other financial institutions shall not be a Purchaser hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 13.5 but only to the extent that the cost of such benefits to the Company does not exceed the cost which the Company would have incurred in respect of such Purchaser absent the participation, (iv) the Note Parties, the Collateral Agent and the other Purchasers shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Purchaser’s Notes as it then exists and shall not restrict an increase in the Notes, or in the granting Purchaser’s Notes, so long as the amount of the participation interest is not affected thereby, (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Note Documents except as set forth in any agreement between such Purchaser and the participant governing such participation and (vii) written notice of such participation is given to the Company by the participating Purchaser. Each Purchaser that grants a participation shall maintain a register on which it records the names and address of each participant and the amounts of each participant’s interest. The parties shall treat each Person whose name is recorded in the register as the owner of a participation for all purposes of this Agreement, notwithstanding any notice to the contrary.

13.4 Expenses. Each of the Company and the Purchasers will be responsible for their own expenses in connection with this Agreement and the other Securities Documents. The Purchasers shall be solely responsible for the fees and expenses of the Collateral Agent.

13.5 Indemnification.

(a) Indemnification by the Company. The Company shall indemnify the Collateral Agent (and any sub-agent thereof), each Purchaser, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses (other than lost profits), claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company, any other Note Party or any of their respective Subsidiaries) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Securities Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Securities, any other Note Party or any of their respective Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. This Section 13.5(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities, etc., arising from any non-Tax claim.

(b) Reimbursement by Purchasers. To the extent that the Company for any reason fails to indefeasibly pay any amount required under Section 13.5(a) to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Purchaser severally agrees to pay to the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Purchaser’s pro rata share (determined as of the time that the applicable unreimbursed indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Purchaser); provided that the unreimbursed indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Collateral Agent in connection with such capacity.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee or any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Securities Note Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Securities Documents or the transactions contemplated hereby or thereby.

(d) Payments. All amounts due under Section 13.5 shall be payable promptly after demand therefor.

(e) Survival. Each party’s obligations under Sections 13.4 and 13.5 shall survive the termination of the Securities Documents and payment of the obligations hereunder.

13.6 GOVERNING LAW; JURISDICTION AND VENUE.

(a) ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES TO THIS AGREEMENT AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY HERETO PURSUANT TO THIS AGREEMENT SHALL EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.

(c) THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE PURCHASERS TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

13.7 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER SECURITIES DOCUMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER SECURITIES DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

13.8 Waivers; Amendments.

(a) No failure or delay of the Purchasers in exercising any power or right in this Agreement or in any other Securities Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise of any other right or power. No waiver of any provision of this Agreement or any other Note Document or consent to any departure by the Securities Parties therefrom shall in any event be effective unless the same shall be authorized as provided for in Section 13.8(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Note Parties in any case shall entitle the Note Parties to any other or further notice or demand in similar or other circumstances.

(b) Subject to Section 13.21, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by the Company and the Requisite Purchasers; provided that no such amendment, waiver or modification shall (i) reduce the principal amount of any Note or reduce the rate of interest thereon, or reduce any other amounts payable hereunder; (ii) postpone the scheduled date of payment of the principal amount of any Note, or any interest thereon; (iii) change Section 3.2(d) in a manner that would alter the pro rata sharing of payments required thereby; (iv) change any of the provisions of this Section 13.8 or the definition of “Requisite Purchasers” or any other provision hereof specifying the number or percentage of Purchasers required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; or (v) increase the obligations of any Purchaser under this Agreement, in each of the foregoing situations, unless such amendment, waiver or modification is consented to by the Purchasers affected thereby.

13.9 Public Announcements.

The Company agrees that it will consult with the Purchasers prior to issuing any press release or make any other public announcement, statement or filing with regard to the execution of this Agreement.

13.10 Independence of Covenants, Representations and Warranties.

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness or breach of a representation and warranty hereunder.

13.11 No Fiduciary Relationship.

No provision in this Agreement or in any other Securities Document and no course of dealing among the parties hereto shall be deemed to create any fiduciary duty by the Purchasers or any of their respective agents or Affiliates to any Note Party or their respective directors, officers, employees, agents, stockholders or Affiliates.

13.12 No Duty.

All attorneys, accountants and other professional Persons and consultants retained by the Purchasers shall have the right to act exclusively in the interest of the Purchasers and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to any Note Party, their respective directors, officers, employees, agents, stockholders or Affiliates or any other Person.

13.13 Construction.

The Company and the Purchasers acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Securities Documents with its legal counsel and that this Agreement and the other Securities Documents shall be construed as if jointly drafted by the Purchasers and the Note Parties.

13.14 Severability.

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable laws in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by applicable laws.

13.15 Counterparts; Facsimile Execution.

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile, .pdf or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature to this Agreement or any other Securities Document that is delivered by facsimile, .pdf or otherwise shall be deemed for all purposes as constituting good and valid execution and delivery by such party of this Agreement or such Securities Document.

13.16 Headings.

Article and section headings and the table of contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

13.17 Entire Agreement.

This Agreement (including the schedules and exhibits hereto) and the agreements and documents referred to herein contain the entire agreement of the parties and supersede any and all prior agreements among the parties with respect to the subject matter hereof.

13.18 USA Patriot Act Notice.

Each Purchaser that is subject to the Patriot Act (as hereinafter defined) and the Collateral Agent (for itself and not on behalf of any Purchaser) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Purchaser or the Collateral Agent, as applicable, to identify the Company in accordance with the Patriot Act.

13.19 Lien Termination, Subordination and Release; Guarantee Release.

(a) The Collateral Agent shall release any Lien on any property granted to or held by the Collateral Agent under any Securities Document (i) upon payment in full of all Note Obligations (other than contingent obligations for which no claim has been made), (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Securities Document, (iii) subject to Section 13.8, if the release of such Lien is approved, authorized or ratified in writing by the Requisite Purchasers or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under the Guaranty Agreement pursuant to Section 13.9(c);

(b) The Collateral Agent shall subordinate any Lien on any property granted to or held by the Collateral Agent under any Securities Document to the holder of any Lien on such property that is permitted to be senior to the Liens securing the Note Obligations pursuant to Sections 8.1(b), (u), (w) (with respect to assumed Indebtedness), (aa) (with respect to Section 8.2(b) and (u)) and (bb); and

(c) The Collateral Agent shall release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted under this Agreement or any other Securities Document.

13.20 Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement, the Consolidated Total Net Leverage Ratio, Total net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio, Interest Coverage Ratio, Consolidated EBITDA and Total Assets shall be calculated on a pro forma basis to give effect to all Specified Transactions that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made in the manner prescribed by this Section 13.20. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Company are available (as determined in good faith by the Company).

(b) For purposes of calculating any financial ratio or test (including the Consolidated Total Net Leverage Ratio, the Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio, Interest Coverage Ratio, Consolidated EBITDA and Total Assets), Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to Section 13.20(d)) that have been made (i) during the applicable Test Period and (ii) if applicable as described in Section 13.20(a), subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio or test is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day (or, in case of the determination of Total Assets, the last day) of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 13.20, then such financial ratio or test (and Consolidated EBITDA and Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 13.20.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company and include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Company in good faith to be realized as a result of specified actions taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period) and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized relating to such Specified Transaction; provided that (i) such amounts are (A) reasonably supportable and quantifiable in the good faith judgment of the Company, (B) reasonably anticipated to be realized not later than 18 months after the date of such Specified Transaction, and (C) no amounts shall be added pursuant to this Section 13.20 to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period; provided that any increase to Consolidated EBITDA as a result of cost savings, operating expense reductions and synergies pursuant to this Section 13.20 shall be subject to the limitations set forth in clause (vii) of the definition of “Consolidated EBITDA.”

(d) In the event that the Company or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of any financial ratio or test, (i) during the applicable Test Period or (ii) subject to Section 13.20(a) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first written above.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Jeffrey A. Leddy
Name: Jeffrey A. Leddy
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

PURCHASERS:

SEARCHLIGHT II TBO, L.P.

By: Searchlight II TBO, G.P., its general partner

By:	/s/ Eric Sondag
Name: Eric Sondag
Title: Authorized Officer

SEARCHLIGHT II TBO-W, L.P.

By: Searchlight II TBO, G.P., its general partner

By:	/s/ Eric Sondag
Name: Eric Sondag
Title: Authorized Officer

[Signature Page to Securities Purchase Agreement]

Schedule I

Purchasers, Securities and Notice Information

Security	Purchaser	Principal Amount of Notes/Number of Warrants
Notes	Searchlight II TBO, L.P.	$150,000,000
Market Warrants	Searchlight II TBO-W, L.P.	18,065,775
Penny Warrants	Searchlight II TBO-W, L.P.	13,000,000

Notice Information

c/o Searchlight Capital Partners, L.P.

745 5th Avenue

New York, NY 10151

Attention:	Eric Zinterhofer, Founding Partner
Eric Sondag, Partner

Telephone: (212) 293-3730

Email:  ezinterhofer@searchlightcap.com

esondag@searchlightcap.com

with a copy (which shall not constitute actual or constructive notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Telephone: (212) 373-3353

Attention:	Taurie M. Zeitzer
Tracey A. Zaccone
David Beller
Email:	tzeitzer@paulweiss.com
tzaccone@paulweiss.com
dabeller@paulweiss.com

Schedule 4.17

Capitalization

(a)

1.	Shares of common stock, $0.0001 par value per share: 375,000,000 shares authorized, 90,773,888 outstanding (excluding 3,053,634 shares of common stock held by a wholly-owned subsidiary of the Company)

2.	Shares of preferred stock, $0.0001 par value per share: 1,000,000 shares authorized, no shares issued and outstanding

(b)

1.	Equity Plans
a.	Under the Global Eagle Entertainment Inc. Amended and Restated 2013 Equity Incentive Plan (as amended, the “2013 Plan”) (11,000,000 shares reserved for issuance), there was outstanding (as of March 6, 2018):

i.	4,993,656 vested but unexercised options to purchase Common Stock (Options)

ii.	1,531,270 unvested Options

iii.	1,365,934 unvested restricted stock units (RSUs)

iv.	337,823 unvested performance-based restricted stock units (PSUs)

v.	103,997 vested Stock Appreciation Rights (SARs)

b.	Under the Global Eagle Entertainment Inc. 2016 Inducement and Retention Stock Plan for EMC Employees (as amended) (867,650 shares reserved for issuance), there was outstanding (as of March 6, 2018):

i.	194,027 vested but unexercised Options

ii.	23,511 unvested Options

iii.	30,437 unvested restricted stock units (RSUs)

c.	Under the Global Eagle Entertainment Inc. 2017 Omnibus Long-Term Incentive Plan, there was outstanding (as of March 6, 2018) (6,500,000 shares reserved for issuance, plus rollover of unused or forfeited capacity under the 2013 Plan):

i.	650,068 vested but unexercised Options

ii.	728,242 unvested Options

iii.	3,079,431 unvested restricted stock units (RSUs)

iv.	345,497 unvested performance-based restricted stock units (PSUs)

2.	2.75% Convertible Senior Notes due 2035

3.	900,000 “UMG Contingent Shares”: Pursuant to a settlement agreement with UMG Recordings, Inc., Capitol Records, Universal Music Corp. and entities affiliated with the foregoing (collectively, “UMG”), the Company agreed to issue to UMG 500,000 shares of its Common Stock when and if the closing price of its Common Stock exceeds $10.00 per share and 400,000 additional shares of its Common Stock when and if the closing price of its Common Stock exceeds $12.00 per share

4.	As of the Capitalization Date, the Company had outstanding 6,173,228 “Public SPAC Warrants” (as defined in the Company’s Annual Report on Form 10-Q for the fiscal quarter ended September 30, 2017). These Public SPAC Warrants expired on January 31, 2018 and are no longer exercisable.

(d)

1.	Voting Rights Waiver Agreement between the Company and Putnam Investment Management, LLC, dated October 21, 2013.

EXHIBIT A

SECOND LIEN NOTES

THE HOLDER OF THIS NOTE (A) ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT, (B) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT, (C) AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AND SUBORDINATION AGREEMENT AS COLLATERAL AGENT AND ON BEHALF OF SUCH HOLDER AND (D) HEREBY CONSENTS TO THE PAYMENT SUBORDINATION AND THE SUBORDINATION OF THE LIENS SECURING THE NOTE OBLIGATIONS ON THE TERMS SET FORTH IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS AND/OR PURCHASERS UNDER THE FIRST LIEN LOAN DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT) AND THE OTHER SECOND LIEN NOTE DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT) TO EXTEND CREDIT TO THE COMPANY AND THE GUARANTORS AND SUCH LENDERS AND/OR PURCHASERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT AND THIS NOTE OR THE PURCHASE AGREEMENT REFERRED TO ABOVE, THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT SHALL CONTROL.

THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

ADDITIONALLY, THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS NOTE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH 8, 2018, AMONG THE COMPANY AND CERTAIN OTHER SIGNATORIES THERETO, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE TREASURER OF THE COMPANY AT 6100 CENTER DRIVE, SUITE 1050, LOS ANGELES, CA 90045.

$[ ]	[ ], 2018

FOR VALUE RECEIVED, intending to be legally bound hereby, Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [        ] (the “Purchaser”) at the office of [        ], as Collateral Agent (the “Collateral Agent”) at [        ] (or such other address as the Collateral Agent may specify in writing to the Company), the principal sum of [        ] ($[        ]), or such greater or lesser principal amount of this Note then outstanding, on June 30, 2023.

Interest on this Note shall be computed on the basis of a year of 360 days of twelve 30-day months and shall include the first day of an applicable interest period but excluding the last day of such interest period. Interest on the Notes will initially be pay-in-kind at a rate of 12% per annum (“PIK Interest”), which PIK Interest will be capitalized, compounded and added to the unpaid principal amount of the Note Obligations on the applicable Interest Payment Date whereupon from and after such date such additional amount shall be also accrue interest at the interest rate then applicable to the principal amount of the Notes. Interest on this Note shall automatically convert to cash pay at a rate of 10% per annum (the “Cash Interest Rate”) on the terms set forth in the Purchase Agreement. Except as otherwise provided in the Purchase Agreement, payments of principal of, interest on and premium, if any, with respect to this Note are to be made in lawful money of the United States of America, in immediately available funds, to such account as the holder of this Note shall have specified by written notice to the Company as provided in the Purchase Agreement.

As used in this Note, “Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of March 8, 2018, among the Company, the Collateral Agent and the purchasers identified on Schedule I thereto, as amended, restated, amended and restated, supplemented and/or modified from time to time. This Note is one of the Notes (herein called the “Notes”) issued pursuant to the Purchase Agreement. Capitalized terms that are used herein and not defined herein shall have the meaning given to such terms in the Purchase Agreement. To the extent any provision of this Note conflicts with the express provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall govern and be controlling.

This Note may be voluntarily prepaid in accordance with the provisions applicable to prepayments set forth in the Purchase Agreement.

The Note is a registered Note and, as provided in the Purchase Agreement, upon surrender of this Note for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing and accompanied by the address for notices of each transferee of the Note or part thereof), the Company shall execute and deliver, at the Company’ expense (except as provided in the Purchase Agreement), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Prior to due presentment for registration of transfer or exchange, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposed, and the Company will not be affected by any notice to the contrary.

This Note shall be construed and interpreted in accordance with the laws of the State of New York. If any of the terms of this Note, or any agreement or instrument securing payment hereof, shall be declared invalid by any court of competent jurisdiction, such invalidity shall not affect any of the other terms hereof or such other instrument.

This Note is one of the Notes referred to in the Purchase Agreement. The holder of this Note is entitled to all of the benefits under the Purchase Agreement and the other Note Documents including certain security provided thereunder. Upon the occurrence and continuance of an Event of Default, at the election of the Requisite Purchasers and upon written notice thereof to the Company by the Requisite Purchasers, all PIK Interest shall be converted to cash interest at the Cash Interest Rate and become immediately due and payable upon demand by the Requisite Purchasers or otherwise due and payable in cash on the Maturity Date.

The Company hereby waives presentment for payment, demand, and, except for notices specifically required by the Purchase Agreement or the other Note Documents, notice of nonpayment, notice of protest, and protest of this Note, and all other notices or demands in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note.

*  *  *  *  *

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first above written.

GLOBAL EAGLE ENTERTAINMENT INC.

By:

Name:
Title:

SCHEDULE OF CHANGES IN

PRINCIPAL AMOUNT OF NOTE

The initial outstanding principal amount of this Note is $[        ], as adjusted to give effect to any repayments of such principal amount and any PIK payments on the Note as set forth below.

Date	Outstanding principal amount	Amount of repayments of principal amount	Amount of PIK payment added to principal amount	Principal amount following repayments and PIK payments

EXHIBIT B

GUARANTY

Dated as of [        ], 2018

in favor of

the Purchasers party to the Securities Purchase Agreement

made by

the Guarantors listed on the signature pages hereto

Each of the Purchasers referred to below and each holder of the Notes (a) acknowledges that it has received a copy of the Intercreditor and Subordination Agreement (as defined in the Purchase Agreement), (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor and Subordination Agreement, (c) authorizes and instructs the Collateral Agent (as defined below) to enter into the Intercreditor and Subordination Agreement as Collateral Agent and on behalf of such Purchaser or such holder, as applicable, and (d) hereby consents to the payment subordination and the subordination of the Liens (as defined in the Purchase Agreement) securing the Note Obligations (as defined in the Purchase Agreement) on the terms set forth in the Intercreditor and Subordination Agreement. The foregoing provisions are intended as an inducement to the lenders and/or purchasers under the First Lien Loan Documents (as defined in the Intercreditor and Subordination Agreement) and the other Second Lien Note Documents (as defined in the Intercreditor and Subordination Agreement) to extend credit to the Company (as defined below) and the Guarantors (as defined below) and such lenders and/or purchasers are intended third party beneficiaries of such provisions. In the event of any conflict or inconsistency between the provisions of the Intercreditor and Subordination Agreement and this Agreement, the provisions of the Intercreditor and Subordination Agreement shall control.

THIS GUARANTY (this “Guaranty”) dated as of [        ], 2018, is entered into by the guarantors listed on the signature pages hereto (each a “Guarantor” and, collectively, the “Guarantors”), each a subsidiary of Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), for the benefit of the purchasers (each a “Purchaser” and collectively, the “Purchasers”) party to the Securities Purchase Agreement, dated as of March 8, 2018 (as it may from time to time be supplemented, modified, amended, restated or supplanted, the “Purchase Agreement”), among the Company, the Purchasers and [        ], as Collateral Agent (the “Collateral Agent”). Pursuant to the terms and subject to the conditions of the Purchase Agreement, the Company will issue $150,000,000 in aggregate principal amount of its Second Lien Notes (the “Notes”) on the date hereof. In order to induce the Purchasers to enter into the Purchase Agreement and purchase the Notes, and in consideration of the mutual covenants and agreements contained in the Purchase Agreement, each Guarantor has agreed (to the extent hereinafter provided) to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the Guarantors agree as follows:

Section 1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

Section 2. The Guarantee.

Section 2.01 The Guarantee. Subject to the limitations set forth in Section 2.08, each Guarantor hereby jointly and severally with the other Guarantors, irrevocably and unconditionally, guarantees, as a primary obligor and not as a surety, to each Purchaser and their respective successors and assigns (i) the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and any other Debtor Relief Laws) on the Notes and (ii) the due and punctual performance of all Note Obligations, including, without limitation, covenants, agreements, obligations and liabilities from time to time owing to the Purchasers and to the Collateral Agent under the Purchase Agreement and the other Note Documents, in each case strictly in accordance with the terms thereof (such obligations described in clauses (i) and (ii) being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Company or any other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Each Guarantor understands, agrees and confirms that each Purchaser may enforce this Guaranty up to the full amount guaranteed by the Guarantors hereunder without proceeding against any other obligor, against any security for the Guaranteed Obligations or against the Guarantors under any other guarantee covering the Guaranteed Obligations. All payments made by the Guarantors under this Guaranty shall be made without setoff, counterclaim or other demand and shall be paid at the place and in the manner specified in the Purchase Agreement.

Section 2.02 Waiver of Defenses. The obligations of the Guarantors hereunder shall not be affected by and the Guarantors hereby expressly waive (to the fullest extent permitted by applicable law) any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate the Guarantors from their obligations hereunder in whole or in part, including without limitation, and whether or not known to any Guarantor or any Purchaser:

(a) any time, indulgence or waiver granted to the Company, the Guarantors or any other Person, or any failure to enforce any rights, remedies or securities against the Company, the Guarantors or any other Person;

(b) any taking, variation, renewal, exchange, compromise, release, refusal or neglect to perfect or take up, or failure to realize the full value of any collateral for any or all of the Guaranteed Obligations, or any non-presentment or non-observance of any formality or other requirement in respect of any instrument;

(c) any legal limitation, disability, incapacity or other similar circumstance relating to the Company, any Guarantor or any other Person;

(d) any unenforceability, invalidity or frustration of any obligation of the Company, any Guarantor or any other Person under any Note Document or any other document or security, so that the Guarantors’ obligations hereunder shall remain in full force and effect, and this Guaranty shall be construed accordingly, as if there were no such unenforceability, invalidity or frustration;

(e) any amendment, modification, supplement, extension, or renewal of the Purchase Agreement or any of the Guaranteed Obligations or other Note Documents or any of the obligations arising thereunder, including without limitation, modifications, extensions or renewals of payment dates or subordination of security;

(f) any other circumstance, condition or event that might constitute or give rise to a defense to performance and/or payment by the Guarantors of their obligations under this Guaranty (other than satisfaction in full and/or payment in full in cash of the obligations in question by the Company or the Guarantors); and

(g) any notice (including notice of the acceptance of this Guaranty), promptness, diligence, presentment, protest and demand with respect to any of the Guaranteed Obligations, and all other demands whatsoever, and, to the extent a Guarantor may legally do so, the benefit of all provisions of any Laws which are or might be in conflict with the terms of this Guaranty.

Section 2.03 Immediate Recourse. Each Guarantor waives any right it may have of first requiring any Purchaser, the Collateral Agent or any other Person to proceed or enforce any rights against the Company or any Collateral, or to claim from the Company or any other Person, before making a claim against the Guarantors under this Guaranty.

Section 2.04 Reinstatement. The obligations of the Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company or any other Note Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 2.05 Preservation of Rights. Until all amounts which may be or become payable by the Company in respect of the Guaranteed Obligations have been irrevocably and unconditionally paid and discharged in full, the Purchasers and the Collateral Agent may:

(a) refrain from applying or enforcing any other security or rights held or received by the Collateral Agent or the Purchasers, or apply and enforce the same in such manner and order as the Collateral Agent and the Purchasers see fit (whether against such amounts or otherwise); and

(b) hold in a suspense account (with interest accruing thereon, which shall be credited to such suspense account) any moneys received by them from the Guarantors or on account of the Guarantors’ liabilities under this Guaranty.

Section 2.06 Remedies. Each Guarantor agrees that, as between such Guarantor and the Purchasers, the obligations of the Company under the Purchase Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10.2 of the Purchase Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10.2 of the Purchase Agreement) for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantors for purposes of Section 2.01.

Section 2.07 Continuing Guaranty. The guarantees in this Section 2 are continuing guarantees, and shall apply to all Guaranteed Obligations whenever arising.

Section 2.08 General Limitation on Guaranty Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 2.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 2.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Note Party, the Purchasers or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the liability under this Guaranty) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 2.09 Additional Security. This Guarantee shall be in addition to, and shall not in any way be prejudiced by, any other security now or hereafter held by or on behalf of the Purchasers as security for the obligations of the Company under the Purchase Agreement, it being acknowledged and agreed by the Guarantors that payments by the Guarantors hereunder shall not constitute security for the Notes.

Section 3. Miscellaneous.

Section 3.01 Notices. Except as expressly otherwise provided herein, all notices, demands and requests of any kind to be delivered in connection with this Guaranty shall be (a) delivered personally; (b) sent by nationally- recognized overnight courier guarantying next Business Day delivery; (c) sent by first class, registered or certified mail, postage prepaid, return receipt requested; or (d) sent by email, in each case to the applicable party at its address as follows:

The Guarantors:	c/o Global Eagle Entertainment Inc. 6100 Center Drive, Suite 1050 Los Angeles, CA 90045 Attention: Jeff Leddy and Stephen Ballas Email: jeff.leddy@globaleagle.com and stephen.ballas@globaleagle.com

with a copy to:	Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, CA 94304 Attention: William Brentani Email: wbrentani@stblaw.com

The Purchasers:	At the addresses specified in the Purchase Agreement

with a coy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Telephone: (212) 373-3353

Attention: Taurie M. Zeitzer, Tracey A. Zaccone and David Beller

Email: tzeitzer@paulweiss.com,

tzaccone@paulweiss.com and

dabeller@paulweiss.com

Any notice, request or demand received on a day which is not a Business Day shall be deemed to have been received on the next following Business Day.

Section 3.02 No Waiver. No failure to exercise and no delay in exercising, on the part of any Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided at law, in equity or otherwise.

Section 3.03 Amendments. The terms of this Guaranty may be waived, altered or amended only by an instrument in writing duly executed by the Guarantors and the Requisite Purchasers. Notwithstanding the foregoing, the Collateral Agent and/or the Requisite Purchasers may release a Guarantor from the Guaranty pursuant to Section 13.19 of the Purchase Agreement.

Section 3.04 Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the successors and assigns of the Guarantors.

Section 3.05 Additional Guarantors. From time to time subsequent to the date hereof, and pursuant to Section 7.10 of the Purchase Agreement, additional Subsidiaries of the Company may also guarantee the Guaranteed Obligations by executing a joinder substantially in the form of Annex A attached to this Guaranty. The rights and obligations of a Guarantor hereunder shall remain in full force and effect notwithstanding the execution of additional guarantees pursuant to Section 7.10 of the Purchase Agreement. The obligations of a Guarantor and all other Subsidiaries of the Company that execute a joinder to this Guaranty shall be joint and several.

Section 3.06 Severability. Any term or provision of this Guaranty and the other Note Documents that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof and thereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof or thereof is invalid, void or unenforceable, the Guarantors agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 3.07 Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.08 Consent to Jurisdiction; Venue. THE GUARANTORS AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT PURSUANT TO THIS GUARANTY SHALL EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTORS IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY WITH RESPECT TO SUCH ACTION. THE GUARANTORS IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.

Section 3.09 Waiver of Jury Trial. EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS GUARANTY OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE GUARANTORS OR ANY OF THEM IN RESPECT TO THIS GUARANTY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT A PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTORS TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

Section 3.10 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered as of the date first above written.

[GUARANTORS]

By:
Name:
Title:

[Signature Page to Guaranty]

Annex A

Joinder to Guaranty

[date]

Reference is hereby made to the Securities Purchase Agreement, dated as of March 8, 2018, among Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), the purchasers party thereto and [        ], as Collateral Agent, pursuant to the terms and subject to the conditions of which the Company issued $150,000,000 in aggregate principal amount of its Second Lien Notes on [        ], 2018, and the Guaranty (the “Guaranty”) made as of [        ], 2018, by the guarantors listed on the signature pages thereto (together with any person that becomes a guarantor thereunder after the date and pursuant to the terms thereof, the “Guarantors”), pursuant to which the Guarantors have agreed to irrevocably and unconditionally guarantee the Guaranteed Obligations. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty.

By executing this Joinder, the undersigned hereby irrevocably agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. The undersigned agrees to be bound by all of the terms and provisions of the Guaranty, which are incorporated herein by reference as fully as though set forth herein verbatim. Each reference to a Guarantor in the Guaranty shall be deemed to include the undersigned.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered as of the date first above written.

[GUARANTOR]

By:
Name:
Title:

EXHIBIT C

SECURITY AGREEMENT

dated as of

March [        ], 2018

among

THE GRANTORS IDENTIFIED HEREIN

and

[        ],

as Collateral Agent

i

Schedules

Schedule I	Subsidiary Parties
Schedule II	Pledged Equity and Pledged Debt
Schedule III	Commercial Tort Claims

Exhibits
Exhibit I	Form of Security Agreement Supplement
Exhibit II	Form of Perfection Certificate
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement
Exhibit V	Form of Copyright Security Agreement

ii

SECURITY AGREEMENT dated as of March [     ], 2018 (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Agreement”), by and among the Grantors (as defined below) and [     ], as Collateral Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Collateral Agent”).

Reference is made to the Securities Purchase Agreement dated as of March [     ], 2018 (as amended, restated, amended and restated, supplemented or otherwise modified in writing from time to time, the “SPA”), among Global Eagle Entertainment Inc., a Delaware corporation (the “Issuer”) and each purchaser from time to time party thereto (collectively, the “Purchasers”). The Purchasers have agreed to purchase certain Notes issued by the Company subject to the terms and conditions set forth in the SPA. The obligations of the Purchasers to purchase the Notes are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Parties (as defined below) are affiliates of the Issuer, will derive substantial benefits from the purchase of Notes by the Purchaser pursuant to the SPA, and are willing to execute and deliver this Agreement in order to induce the Purchasers to purchase such Notes. It is acknowledged and agreed by all parties hereto that this Agreement is executed and effective on and from the Closing Date. Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Securities Purchase Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the SPA. All terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.

(b) The rules of construction specified in Article 1 (including Sections 1.1 through 1.5) of the SPA also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the UCC.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“CFC Holding Company” means a Domestic Subsidiary of the Issuer that owns no material assets (directly or through one or more disregarded entities) other than the equity (including any debt instrument treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are Controlled Foreign Corporations.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the preliminary statements to this Agreement.

1

“Commercial Tort Claims” has the meaning specified in Article 9 of the UCC.

“Controlled Foreign Corporation” means a Subsidiary of the Issuer that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Copyright License” means any written agreement, now or hereafter in effect, granting any use right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any use right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following: (a) all copyright rights in any work subject to the copyright Laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO.

“Enforcement Qualifications” has the meaning given to such term in the Senior Credit Agreement (as in effect on the date hereof).

“Excluded Assets” has the meaning given to such term in the Senior Credit Agreement (as in effect on the date hereof).

“Excluded Subsidiary” has the meaning given to such term in the Senior Credit Agreement.

“First Lien Administrative Agent” means Citibank N.A., in its capacity as “administrative agent” for the Senior Lenders under the Senior Credit Agreement (together with any successor is such capacity).

“First Lien Security Agreement” means that certain security agreement, dated as of January 6, 2017 among the Issuer, the other grantors party thereto from time to time, Citibank, N.A., as Administrative Agent, as amended, restated, amended and restated, supplemented and otherwise modified from time to time.

“General Intangibles” has the meaning specified in Article 9 of the UCC.

“Grantor” means the Issuer, each Guarantor that is a party hereto, and each Guarantor that is a Domestic Subsidiary that becomes a party to this Agreement after the Closing Date.

“Immaterial Subsidiary” has the meaning given to such term in the Senior Credit Agreement (as in effect on the date hereof).

“Intellectual Property” means all intellectual property of every kind and nature throughout the world, including: (a) Patents, Copyrights, Trademarks, trade secrets, intellectual property rights in software and databases and related documentation and all additions and improvements to the foregoing and (b) renewals, extensions, supplements and continuations thereof.

2

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits III, IV and V, respectively.

“Issuer” has the meaning assigned to such term in the preliminary statements to this Agreement.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party; provided, that Licenses shall not include any Excluded Assets.

“Mortgaged Property” has the meaning given to such term in the Senior Credit Agreement (as in effect on the date hereof).

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, exists, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, exists, and all rights of any Grantor under any such agreement.

“Patents” means all of the following: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the USPTO; and (b) all reissues, continuations, divisionals, continuations-in-part, improvements or extensions thereof, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of each Grantor.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means the Pledged Equity and Pledged Debt.

“Proceeds” shall mean all “proceeds” as such term is defined in the UCC.

“Purchasers” has the meaning assigned to such term in the preliminary statements to this Agreement.

“Registered Intellectual Property Collateral” means the Collateral consisting of United States issued Patents, United States registered Trademarks and United States registered Copyrights and, in each case, applications therefor.

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Secured Parties” means Collateral Agent and the Purchasers.

3

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“SPA” has the meaning assigned to such term in the preliminary statements to this Agreement.

“Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following: (a) all trademarks, service marks, trade names, corporate names, fictitious business names, and other source or business identifiers, now existing or hereafter adopted or acquired and whether registered or unregistered, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any State of the United States or any political subdivision thereof and all extensions or renewals thereof; and (b) all goodwill connected with the use of and symbolized thereby; provided, that “Trademarks” shall not include any Excluded Assets.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

Section 1.03. Intercreditor and Subordination Agreement. Notwithstanding anything herein to the contrary, the priority of the Liens and the security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject in all respects to the provisions of the Intercreditor and Subordination Agreement. In the event of any conflict between the terms of the Intercreditor and Subordination Agreement and this Agreement with respect to the priority of the Liens and the security Interest granted to the Collateral Agent pursuant to this Agreement or with respect to the exercise of any right or remedy by the Collateral Agent hereunder, the terms of the Intercreditor and Subordination Agreement shall govern and control.

Section 1.04. Senior Credit Agreement. Capitalized terms used in this Agreement and defined by reference to the Senior Credit Agreement have the meanings specified in the Senior Credit Agreement as in effect on the date hereof, provided that references in the Senior Credit Agreement to (i) the “Borrower” shall be deemed to mean the Issuer, (ii) the “Loan Parties” shall be deemed to mean the Note Parties and (iii) the “Loan Documents” shall be deemed to mean the Note Documents.

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ARTICLE 2

PLEDGE OF SECURITIES

Section 2.01. Pledge. As security for the payment or performance in full of the Note Obligations, including the obligations arising pursuant to the Guaranty Agreement, each of the Grantors hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire right, title or interest:

(i) all Equity Interests held by it, including without limitation, the Equity Interests which are listed on Schedule II, and any other Equity Interests obtained in the future by such Grantor and the certificates (if any) representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include (A) Excluded Assets or (B) for the avoidance of doubt, Equity Interests in excess of 65% of the issued and outstanding Equity Interests of (1) any Restricted Subsidiary that is a CFC Holding Company and (2) any Restricted Subsidiary that is a wholly owned Foreign Subsidiary that is directly owned by the Issuer or by any Subsidiary Guarantor;

(ii) (A) all debt securities owned by it, including without limitation, the debt securities which are listed opposite the name of such Grantor on Schedule II, (B) any debt securities obtained in the future by such Grantor and (C) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”);

(iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Agreement;

(iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above;

(v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and

(vi) all Proceeds of any of the foregoing

(the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”). For the avoidance of doubt, neither “Pledged Collateral” nor any defined term used therein shall include any Excluded Assets.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

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Section 2.02. Delivery of the Pledged Securities.

(a) As of the Closing Date, each Grantor has delivered or caused to be delivered to the Collateral Agent (or to the First Lien Administrative Agent pursuant to the First Lien Security Agreement), for the benefit of the Secured Parties, any and all Pledged Equity evidenced by a certificate and, to the extent required to be delivered pursuant to Section 2.02(b) below, any and all Pledged Debt; provided that no Grantor shall be required to take any action to perfect the interest of the Secured Parties in the Pledged Equity of Foreign Subsidiaries that are Immaterial Subsidiaries, including but not limited to delivering any pledges under the laws of any non-U.S. jurisdiction and delivering or causing to be delivered any certificates evidencing such Pledged Equity. Each Grantor agrees promptly (but in any event within 10 Business Days after receipt by such Grantor or such longer period as the Collateral Agent may agree in its reasonable discretion) to deliver or cause to be delivered to the Collateral Agent (or to the First Lien Administrative Agent pursuant to the First Lien Security Agreement), for the benefit of the Secured Parties, any and all Pledged Equity acquired after the Closing Date that is evidenced by a certificate and, to the extent required to be delivered pursuant to Section 2.02(b), any and all Pledged Debt acquired after the Closing Date.

(b) Each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5,000,000 owed to such Grantor by any Person that is evidenced by a duly executed promissory note to be pledged and delivered to the Collateral Agent (or to the First Lien Administrative Agent pursuant to the First Lien Security Agreement), for the benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent (or to the First Lien Administrative Agent pursuant to the First Lien Security Agreement), any Pledged Securities shall be accompanied by stock or security powers, endorsements or allonges duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent (other than instruments or documents requiring actions in any non-U.S. jurisdiction related to Equity Interests of Foreign Subsidiaries). Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities, which schedule shall be deemed to supplement Schedule II and made a part hereof; provided that failure to supplement Schedule II shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(d) No actions in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located, titled, registered or filed outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction).

Section 2.03. Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) As of the date hereof, Schedule II includes all Equity Interests, debt securities and promissory notes required to be pledged by such Grantor hereunder in order to satisfy the Collateral and Guarantee Requirement;

(b) the Pledged Equity issued by the Issuer or a wholly-owned Restricted Subsidiary have been duly and validly authorized and issued by the issuers thereof and are fully paid and non-assessable (if applicable);

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(c) except for the security interests granted hereunder, such Grantor (i) is, subject to any transfers made in compliance with the SPA, the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II to be owned by such Grantor, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens permitted pursuant to Section 8.2 of the SPA, and (iii) if reasonably requested by the Collateral Agent, will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d) as of the Closing Date, except for restrictions and limitations (i) imposed or permitted by the Note Documents, Contractual Obligations permitted pursuant to Section 8.8 of the SPA, or securities laws generally, (ii) imposed by the Communications Act with respect to any proposed transfer of control or assignment of a FCC Authorization, and (iii) in the case of Pledged Equity of Persons that are not Subsidiaries, transfer restrictions that exist at the time of acquisition of Equity Interests in such Persons (but not entered into in contemplation thereof), the Pledged Collateral is freely transferable and assignable, and none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that could reasonably be expected to prohibit, impair, delay or otherwise affect, in each case, in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) the execution and performance by the Grantors of this Agreement are within each Grantor’s corporate or limited liability company powers and have been duly authorized by all necessary corporate action or other organizational action;

(f) no approval, consent, exemption, authorization or other action, filing, notice or registration is necessary to ensure the validity of the pledge effected hereby, except for (i) approvals, consents, exemptions, authorizations, or other actions by, or notices to, or filings and registrations necessary to perfect the Liens on the Collateral granted by the Note Parties in favor of the Secured Parties (or release existing Liens) under applicable U.S. law, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect;

(g) by virtue of the execution and delivery by each Grantor of this Agreement, and delivery of the Pledged Equity to and continued possession by the Collateral Agent in the State of New York, the Collateral Agent (for the benefit of the Secured Parties) has a legal, valid and perfected second-priority lien upon and security interest in such Pledged Equity as security for the payment and performance of the Note Obligations to the extent such perfection is governed by the UCC, subject only to Liens permitted by Section 8.2 of the SPA and the Enforcement Qualifications;

(h) by virtue of (i) the filing of UCC financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in the applicable filing office, in each case, as required by the Collateral and Guarantee Requirement and Section 7.10 of the SPA and (ii) delivery of the Pledged Debt to and continued possession of the Pledged Debt by the

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Collateral Agent in the State of New York, the Collateral Agent (for the benefit of the Secured Parties) has a legal, valid and perfected security interest in respect of all Collateral in which the Security Interest in the Pledged Debt may be perfected by filing or recording in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or by possession of the Pledged Debt (subject, in each case, to the Enforcement Qualifications); and

(i) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights set forth herein of the Collateral Agent in the Pledged Collateral.

Subject to the terms of this Agreement and the Intercreditor and Subordination Agreement, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder without further consent by the applicable owner or holder of such Equity Interests.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the SPA excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Collateral Agent in the Pledged Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Collateral Agent (including, without limitation, this Section 2.03) shall be deemed not to apply to such excluded assets.

Section 2.04. Certification of Limited Liability Company and Limited Partnership Interest. No interest in any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Equity is, or shall be, represented by a certificate unless the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC; provided that, (x) regardless of whether such Pledged Equity is a “security” within the meaning of Article 8 of the UCC, any and all certificates evidencing such Pledged Equity shall be delivered to the Collateral Agent (or to the First Lien Administrative Agent pursuant to the First Lien Security Agreement) in accordance with Section 2.02 and (y) the certification of the Equity Interests of each of N44 HQ, LLC, Emerging Markets Communications, LLC and EMC Satcom Technologies, LLC shall not be deemed to violate this Section 2.04 so long as any and all certificates evidencing such Equity Interests are delivered to the Collateral Agent (or to the First Lien Administrative Agent pursuant to the First Lien Security Agreement) in accordance with Section 2.02(a) hereof and the applicable Grantor shall have fulfilled all other requirements under Section 2.02 hereof applicable in respect thereof. If any limited liability company or limited partnership controlled by any Grantor, the interest of which is pledged under Section 2.01, includes in its limited liability company agreement or partnership agreement that any interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the UCC, the applicable Grantor shall promptly certificate any Equity Interests in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated, (i) each such certificate shall be delivered to the Collateral Agent, pursuant to Section 2.02(a) and (ii) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is an “uncertificated security” as defined under Article 8 of the UCC, each Grantor shall not permit any issuer of such uncertificated securities (other than (x) an uncertificated security credited on the books of a

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Clearing Corporation or Securities Intermediary and (y) an uncertificated security issued by a Person that is not a Restricted Subsidiary of the Issuer) to (i) enter into any agreement with any Person, other than the Collateral Agent, whereby such issuer effectively delivers “control” of such uncertificated securities under the UCC to such Person, or (ii) allow such uncertificated securities to become “certificated securities”, as defined under Article 8 of the UCC, unless such Grantor complies with the procedures set forth in this Section 2.04.

Section 2.05. Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Issuer two (2) Business Days prior written notice of its intent to exercise such rights, subject to the provisions of the Intercreditor and Subordination Agreement, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Equity in its own name as pledgee, the name of its nominee (as pledgee or as subagent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent and each Grantor will promptly give to the Collateral Agent copies of any written notices or other written communications received by it with respect to Pledged Equity registered in the name of such Grantor and (b) to the extent permitted by the documentation governing such Pledged Equity, the Collateral Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

Section 2.06. Voting Rights; Dividends and Interest.

(a) Subject to the provisions of the Intercreditor and Subordination Agreement, unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided two (2) Business Days prior written notice to the Issuer that the rights of the Grantor under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof and each Grantor agrees that it shall not exercise such rights in violation of this Agreement, the SPA and the other Note Documents.

(ii) The Collateral Agent shall promptly (after reasonable advance notice) execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the SPA, the other Note Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and

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apart therefrom, for the benefit of the Secured Parties and shall be promptly (and in any event within 10 Business Days or such longer period as the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent in the same form as so received (with any endorsement reasonably requested by the Collateral Agent). So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the SPA in accordance with this Section 2.06(a)(iii).

(b) Subject to the provisions of the Intercreditor and Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Issuer of the suspension of the Grantors’ rights under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, for the benefit of the Collateral Agent and the Secured Parties and shall be promptly (and in any event within 10 Business Days or such longer period as the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent upon demand in the same form as so received (with any endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(ii) of this Section 2.06 and that remain in such account.

(c) Subject to the provisions of the Intercreditor and Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided the Issuer with notice of the suspension of its rights under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Requisite Purchasers, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that the Issuer would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06 shall be reinstated.

(d) In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend

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payment orders and other instruments as the Collateral Agent may from time to time reasonably request, but in any event solely after an Event of Default has occurred and is continuing, and after having provided required notice to Issuer of its desire to exercise its rights hereunder, and each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.13 herein in accordance with the terms thereof.

(e) Any notice given by the Collateral Agent to the Issuer under Section 2.05 or this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

(f) Notwithstanding anything to the contrary herein or in any other Note Document, the Collateral Agent shall not exercise voting rights under this Section 2.06 with respect to any Pledged Securities unless and until it has obtained FCC consent to any transfers of control or assignments that would result from the assumption of voting rights for such Pledged Securities (if applicable).

ARTICLE 3

SECURITY INTERESTS IN PERSONAL PROPERTY

Section 3.01. Security Interest.

(a) As security for the payment or performance in full of the Note Obligations, including the obligations arising pursuant to the Guaranty Agreement, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment and Fixtures;

(v) all General Intangibles;

(vi) all Goods;

(vii) all Instruments;

(viii) all Inventory;

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(ix) all Investment Property;

(x) all Letter-of-Credit Rights to the extent constituting a Supporting Obligation for other Article 9 Collateral as to which perfection of security interests in such Article 9 Collateral is accomplished solely by the filing of a UCC financing statement;

(xi) all books and records pertaining to the Article 9 Collateral;

(xii) all Intellectual Property and Licenses;

(xiii) all Commercial Tort Claims listed on Schedule III and on any supplement thereto received by the Collateral Agent pursuant to Section 3.03(g); and

(xiv) to the extent not otherwise included, all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, notwithstanding anything to the contrary in this Agreement, (i) this Agreement shall not constitute a grant of a security interest in any Excluded Assets and (ii) the Article 9 Collateral (nor any defined term therein) shall not include any Excluded Assets.

(b) Subject to Section 3.01(e), each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto and continuations thereof that (i) indicate the Collateral as “all assets of the debtor, whether now existing or hereafter arising” or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon any reasonable request.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral; provided that the foregoing will not limit or otherwise affect the obligations and liabilities of the Grantors to the extent set forth herein and in the other Note Documents.

(d) Upon three (3) Business Days prior written notice (or, with respect to filings as of the Closing Date, without any such notice) to the applicable Grantor, the Collateral Agent is authorized to file with the USPTO or the USCO (or any successor office) additional documents (including any Intellectual Property Security Agreements and/or supplements thereto) as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in the Registered Intellectual Property Collateral of each Grantor in which a security interest has been granted by each Grantor, and naming any Grantor as debtor and the Collateral Agent as secured party.

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(e) Notwithstanding anything to the contrary in the Note Documents, none of the Grantors shall be required, nor is the Collateral Agent authorized, (i) to perfect the Security Interests granted by this Agreement (including Security Interests in Investment Property and Fixtures) by any means other than by (A) filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant State(s), and filings in the applicable real estate records with respect to any fixtures relating to Mortgaged Property to the extent required by the Collateral and Guarantee Requirement, (B) filings in United States government offices with respect to Intellectual Property of Grantor as expressly required elsewhere herein, (C) delivery to the Collateral Agent (or to the First Lien Administrative Agent pursuant to the First Lien Security Agreement), to be held in its possession of all Collateral consisting of Instruments or certificated Pledged Collateral as expressly required elsewhere herein or (D) other methods expressly provided herein, (ii) to enter into any deposit account control agreement, securities account control agreement or any other control agreement with respect to any deposit account, securities account or any other Collateral that requires perfection by “control,” (iii) to take any action (other than the actions listed in clauses (i)(A) and (C) above) with respect to any assets located outside of the United States or any other assets, including any Intellectual Property registered in any non-U.S. jurisdiction (and no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction shall be required), (iv) to perfect in any assets subject to a certificate of title statute or (v) to deliver any Equity Interests except as expressly provided in Section 2.02.

Section 3.02. Representations and Warranties. Each Grantor, jointly and severally, represents and warrants to the Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title (except as otherwise permitted by the Note Documents) to (or, with respect to Licenses, a license or other permission to use) the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full organizational power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any Governmental Authority other than (i) any consent or approval that has been obtained or (ii) any consent or approval for which the lack thereof could not reasonably be expected to cause a Material Adverse Effect.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects (except the information therein with respect to the exact legal name of each Grantor shall be correct and complete in all respects) as of the Closing Date. The UCC financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in the applicable filing office (or specified by notice from the Issuer to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations (other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of Registered Intellectual Property Collateral), in each case, as required by the Collateral and Guarantee Requirement and Section 7.10 of the SPA), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC; provided, however, that additional filings may be necessary in the USPTO and USCO to perfect the Security Interest in any Registered Intellectual Property Collateral acquired, owned, filed or developed by or on behalf of any Grantor after the date hereof.

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(c) Each Grantor represents and warrants that the Intellectual Property Security Agreements containing a description of all Registered Intellectual Property Collateral (other than, in each case, any Excluded Assets), have been delivered as of or prior to the date hereof to the Collateral Agent for recording with the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable (for the benefit of the Secured Parties) in respect of all Registered Intellectual Property Collateral to the extent required by this Agreement or the SPA. To the extent a security interest may be perfected by filing, recording or registration with the USPTO or the USCO under the U.S. Federal intellectual property laws, then no further or subsequent filing, re-filing, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Registered Intellectual Property Collateral acquired, owned, filed or developed by or on behalf of any Grantor after the date hereof and (ii) the UCC financing and continuation statements contemplated in Section 3.02(b)).

(d) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Note Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) pursuant to the UCC, and (iii) subject to the filings described in Section 3.02(c), a perfected security interest in all Intellectual Property included in the Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a security agreement or analogous document with the USPTO or the USCO, as applicable. Subject to the Intercreditor and Subordination Agreement, the Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than any Liens permitted pursuant to Section 8.2 of the SPA.

(e) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens permitted pursuant to Section 8.2 of the SPA. None of the Grantors has filed or consented to the filing of (i) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 8.2 of the SPA and assignments expressly permitted by the SPA.

(f) As of the date hereof, no Grantor has any Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor, seeking damages in an amount reasonably estimated to exceed $5,000,000, other than the Commercial Tort Claims listed on Schedule III.

Section 3.03. Covenants.

(a) The Issuer agrees to notify the Collateral Agent in writing (x) promptly, but in any event within five (5) Business Days following (or such longer period as the Collateral Agent may agree in its reasonable discretion), any change in (i) the legal name of any Grantor, (ii) the identity or type of organization or corporate structure of any Grantor, or (iii) the jurisdiction of organization of any Grantor and (y) promptly, but at any event within twenty (20) Business Days (or such longer period as the Collateral Agent may agree in its reasonable discretion) after any change in (i) the chief executive office of any Grantor or (ii) the organizational identification number of such Grantor, if any.

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(b) Subject to Section 3.01(e), each Grantor shall, at its own expense, upon the reasonable request of the Collateral Agent, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 8.2 of the SPA; provided that, nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is permitted by the SPA.

(c) Subject to Section 3.01(e), each Grantor agrees, at its own expense, to promptly execute, acknowledge, deliver and cause to be filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes reasonably required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. Notwithstanding the foregoing, nothing in this Agreement or in any other Note Document shall require any Grantor to make any filings or take any other actions in any jurisdiction outside of the United States to record or perfect the Collateral Agent’s security interest in any Intellectual Property of any Grantor.

(d) Subject to the provisions of the Intercreditor and Subordination Agreement, at its option after the occurrence and during the continuance of an Event of Default, upon five (5) Business Days’ prior written notice to the Grantors, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 8.2 of the SPA, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the SPA or any other Note Document and within a reasonable period of time after the Collateral Agent has required that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent pursuant to the terms of the SPA; provided, however, the Grantors shall not be obligated to reimburse the Collateral Agent with respect to any Intellectual Property that any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain in accordance with Section 3.03(f)(iv). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Note Documents.

(e) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which is in excess of $2,500,000 to secure payment and performance of an Account, such Grantor shall promptly grant a security interest to the Collateral Agent for the benefit of the Secured Parties; provided that, notwithstanding anything to the contrary in this Agreement, such grant shall not constitute a grant of a security interest in any Excluded Assets. Such grant need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f) Intellectual Property Covenants.

(i) Other than to the extent not prohibited herein or in the SPA, or with respect to registrations and applications no longer used by or useful to Grantors in the applicable Grantor’s business operations, or except to the extent failure to act would not,

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as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, with respect to each registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other governmental authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application now or hereafter included in the Collateral owned by such Grantor that are not Excluded Assets.

(ii) Other than to the extent not prohibited herein or in the SPA, or with respect to registrations and applications no longer used by or useful to Grantors in the applicable Grantor’s business operations, or except as would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any Intellectual Property owned by such Grantor, excluding Excluded Assets, may lapse, be terminated, become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, become publicly known).

(iii) Other than as excluded or as not prohibited herein or in the SPA, or with respect to Patents, Copyrights or Trademarks which are no longer used by or useful to Grantors in the applicable Grantor’s business operations, or except where failure to do so would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of Intellectual Property owned by such Grantor, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks owned by such Grantor, consistent with the quality of the products and services as of the Closing Date, and taking reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality.

(iv) Notwithstanding any other provision of this Agreement, nothing in this Agreement or any other Note Document prevents or shall be deemed to prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property to the extent permitted by the SPA if such Grantor determines in its reasonable business judgment that such disposition of, discontinuance, failure to pursue, or other allowance to lapse, termination, or placement in the public domain is desirable in the conduct of its business.

(v) Within the same delivery period as required for the delivery of the financial statements required to be delivered under Section 7.1(a) and (b) of the SPA, the Issuer shall provide a list of any Registered Intellectual Property Collateral owned by all Grantors not listed in any Intellectual Property Security Agreement previously delivered to the Collateral Agent, together with supplemental Intellectual Property Security Agreements covering all such Registered Intellectual Property Collateral duly executed by such Grantors and in proper form for recording, and shall promptly file and record such supplemental Intellectual Property Security Agreements with the USPTO or the USCO, as applicable.

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(g) Commercial Tort Claims. If the Grantors shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated by such Grantor to exceed $5,000,000 for which this clause has not been satisfied and for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall, on the date on which financial statements are delivered to the Collateral Agent pursuant to Section 7.1(a) or (b) of the SPA for the fiscal quarter in which such complaint was filed, notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

ARTICLE 4

REMEDIES

Section 4.01. Remedies Upon Default. Subject to the provisions of the Intercreditor and Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Note Obligations, including the obligations arising pursuant to the Guaranty Agreement, under the UCC or other applicable Law or in equity and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent, promptly assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under Law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with written notice thereof prior to such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with written notice thereof prior to such exercise; and (iv) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Note Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any Law now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is commercially reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral

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Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Note Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at Law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Section 4.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, first, to the payment of the Note Obligations then due and owing, and second, the balance, if any, to the Issuer or as otherwise required by applicable law.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Note Obligations, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be final (absent manifest error).

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Section 4.03. Grant of License to Use Intellectual Property. Subject to the provisions of the Intercreditor and Subordination Agreement, for the exclusive purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at and during the continuance of such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies at any time after and during the continuance of an Event of Default, each Grantor hereby grants to the Collateral Agent a nonexclusive, royalty-free, limited license (exercisable until the termination or cure of the Event of Default) to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor or for which such Grantor has the ability to grant sublicenses, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software used for the compilation or printout thereof; provided, however, that all of the foregoing rights of the Collateral Agent to use such licenses, sublicenses and other rights, and (to the extent permitted by the terms of such licenses and sublicenses) all licenses and sublicenses granted thereunder, shall expire immediately upon the termination or cure of all Events of Default (together with the Issuer’s written notice to the Collateral Agent of such termination or cure) and shall be exercised by the Collateral Agent solely in connection with the Collateral Agent’s exercise of remedies pursuant to Section 4.01 and, to the extent reasonably practicable, upon prior written notice to the Issuer, and nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the SPA, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor; provided, further, that any such license and any such license granted by the Collateral Agent to a third party shall include reasonable and customary terms and conditions necessary to preserve the existence, validity and enforceability of the affected Intellectual Property, including provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, quality control and inurement provisions with regard to Trademarks, patent designation provisions with regard to Patents, copyright notices and restrictions on decompilation and reverse engineering of copyrighted software (it being understood and agreed that, without limiting any other rights and remedies of the Collateral Agent under this Agreement, any other Note Document or applicable Law, nothing in the foregoing license grant shall be construed as granting the Collateral Agent rights in and to such Intellectual Property above and beyond (x) the rights to such Intellectual Property that each Grantor has reserved for itself and (y) in the case of Intellectual Property that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense under such Intellectual Property hereunder). For the avoidance of doubt, the use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only during the continuance of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may also exercise the rights afforded under Section 4.01 of this Agreement with respect to Intellectual Property contained in the Article 9 Collateral.

Section 4.04. Effect of Securities Laws. Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.

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Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the applicable issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

Section 4.05. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Note Obligations and, to the extent set forth herein and in the other Note Documents, the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

Section 4.06. FCC Authorizations; Related Collateral.

(a) The Collateral Agent’s rights hereunder (and the rights of any receiver appointed by reason of the exercise of remedies hereunder) with respect to the FCC Authorizations and any Collateral subject to such FCC Authorizations, as applicable, are expressly subject to, and limited by any obligations and/or restrictions imposed by, the Communications Act.

(b) Notwithstanding anything to the contrary contained in this Agreement, but without waiving or limiting any obligations of any Grantor hereunder, neither the Collateral Agent nor any receiver appointed by reason of the exercise of remedies hereunder shall control, supervise, direct, or manage, or attempt to control, supervise, direct, or manage, the business of any Grantor, in any case that would constitute or result in any assignment of any FCC Authorization or a direct or indirect transfer of control of any Grantor, or any FCC Authorization, whether de jure or de facto, if such assignment or such direct or indirect transfer of control would require, under the Communications Act, the prior approval of the FCC or any other Governmental Authority without first obtaining such approval.

(c) Subject to the terms and conditions herein, each Grantor agrees to take any lawful action with respect to requesting and obtaining any approvals from any Governmental Authority that may be required by Law which the Collateral Agent may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Collateral Agent and the Secured Parties by this Agreement, including, specifically, after the occurrence and during the continuance of any Event of Default and an exercise of the Collateral Agent’s remedies hereunder, such Grantor’s full cooperation in lawfully obtaining any approval of the FCC and of any other Governmental Authority that is then required under the Communications Act or any other Law for the exercise of the Collateral Agent’s remedies under this Agreement.

ARTICLE 5

SUBORDINATION

Section 5.01. Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors to indemnity, contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the payment in full of the Note Obligations (other than contingent indemnification obligations as to which no claim has been asserted). No failure on the part of the Issuer or any other Grantor to make the payments required under applicable Law or otherwise shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the Obligations of such Grantor hereunder.

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(b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after written notice from the Collateral Agent, all Indebtedness owed to it by any other Grantor shall be fully subordinated to the payment in full of the Note Obligations (other than contingent indemnification obligations as to which no claim has been asserted).

ARTICLE 6

MISCELLANEOUS

Section 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.1 of the SPA. All communications and notices hereunder to the Issuer or any other Grantor shall be given to it in care of the Issuer as provided in Section 13.1 of the SPA.

Section 6.02. Waivers; Amendment.

(a) No failure or delay by any Secured Party in exercising any right, remedy, power or privilege hereunder or under any other Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Secured Parties herein provided, and provided under each other Note Document, are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by Law. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the issuance of a Note to a Purchaser shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Secured Party may have had notice or knowledge of such Default or Event of Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to the Collateral and Guarantee Requirement and any consent required in accordance with Section 13.8 of the SPA.

Section 6.03. Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable and documented out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Sections 13.4 and 13.5 of the SPA.

(b) Any such amounts payable as provided hereunder shall be additional Note Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Note Document, the consummation of the transactions contemplated

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hereby, the repayment of any of the Note Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Note Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 30 days of written demand therefor (including documentation reasonably supporting such request).

Section 6.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties here to and their respective successors and assigns.

Section 6.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors hereunder and in the other Note Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Note Documents, the issuance of any Notes to a Purchaser, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default or Event of Default at the time any Note was purchased under the SPA, and shall continue in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 6.11 below.

Section 6.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) without the prior written consent of the Collateral Agent, except to the extent permitted by the SPA. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, restated, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 6.07. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.08. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a) The terms of Sections 13.6 and 13.7 of the SPA with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 6.09. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.10. Security Interest Absolute. To the extent permitted by Law, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the SPA, any other Note Document, any agreement with respect to any of the Note Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Note Obligations, or any other amendment or waiver of or any consent to any departure from the SPA, any other Note Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Note Obligations or (d) any other circumstance that might otherwise constitute a defense (other than defense of payment or performance) available to, or a discharge of, any Grantor in respect of the Note Obligations or this Agreement.

Section 6.11. Termination, Release or Subordination.

(a) This Agreement (other than with respect to provisions hereof that expressly survive termination), the Security Interest and all other security interests granted hereby shall terminate with respect to all Note Obligations and any Liens arising therefrom shall be automatically released upon termination of and payment in full of all Note Obligations and the expiration or termination of all Notes issued thereunder (other than, in each case, contingent indemnification obligations as to which no claim has been asserted).

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest and any Liens granted herein to the Collateral Agent in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by and in accordance with the terms of the SPA as a result of which such Subsidiary Party ceases to be a Restricted Subsidiary of the Issuer or becomes an Excluded Subsidiary.

(c) Upon any Disposition by any Grantor of any Collateral that is permitted under and in accordance with the terms of the SPA (other than a sale or transfer to another Note Party), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.8 of the SPA, the security interest in such Collateral shall be automatically released.

(d) The security interest granted hereby in any Collateral shall be subordinated to another Lien permitted by Section 8.2 of the SPA (other than the Liens permitted by Section 8.2(jj) of the SPA) to be senior to the Liens securing the Note Obligations, in accordance with the terms of Section 13.19(b) of SPA, either (i) upon an election by the Collateral Agent to subordinate such security interest or (ii) in respect of Liens permitted by Sections 8.2(u), (w) (with respect to assumed Indebtedness incurred in accordance with clause (iii) of the proviso thereto), (aa) (with respect to Section 8.2(u) of the SPA) and (bb) (incurred in accordance with the proviso thereto) of the SPA, upon Issuer’s reasonable request (with Collateral Agent’s consent, not to be unreasonably withheld, delayed or conditioned).

23

(e) In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) of this Section 6.11, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Grantor to effect such release, including delivery of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 6.11 shall be without recourse to or warranty by the Collateral Agent.

Section 6.12. Additional Grantors. Pursuant to Section 7.10 of the SPA, certain additional Restricted Subsidiaries of the Grantors may be required to enter in this Agreement as Grantors. Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder, except to the extent obtained on or prior to such date and in full force and effect on such date. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 6.13. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, in each case, at any time after the occurrence and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, after the occurrence and during the continuance of an Event of Default and, to the extent reasonably practicable, notice by the Collateral Agent to the applicable Grantor of the Collateral Agent’s intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) upon prior written notice to the Issuer, to send verifications of accounts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at Law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) upon prior written notice to the Issuer, to notify, or to require the Issuer or any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; (h) upon prior written notice to the Issuer, to otherwise communicate with any Account Debtor; (i) to make, settle and adjust claims in respect of Collateral under policies of insurance, endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance; (j) to make all determinations and decisions with respect to policies of insurance; (k) to obtain or maintain the policies of insurance required by Section 7.7 of the SPA or to pay any premium in whole or in part relating thereto; and (l) except as prohibited by the Communications Act as an unauthorized transfer of control, to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this

24

Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith, willful misconduct, or material breach of this Agreement or that of any of their Affiliates, directors, officers, employees, partners, advisors, counsel, agents, attorneys-in-fact or other representatives, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction. All sums disbursed by the Collateral Agent in connection with this paragraph shall be payable pursuant to the terms of Section 13.4 of the SPA.

Section 6.14. General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 6.15. Reasonable Care. The Collateral Agent is required to use reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Collateral Agent shall be deemed to have used reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property.

Section 6.16. Delegation; Limitation. The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

Section 6.17. Reinstatement. The obligations of the Grantors under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Issuer or other Note Party in respect of the Note Obligations is rescinded or must be otherwise restored by any holder of any of the Note Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

[Signature Pages Follow]

25

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GLOBAL EAGLE ENTERTAINMENT INC. GLOBAL EAGLE SERVICES, LLC
AIRLINE MEDIA PRODUCTIONS, INC.
ENTERTAINMENT IN MOTION, INC.
GLOBAL EAGLE ENTERTAINMENT OPERATIONS SOLUTIONS, INC.
EMC INTERMEDIATE, LLC
INFLIGHT PRODUCTIONS USA INC.
POST MODERN EDIT, INC.
THE LAB AERO, INC.
ROW 44, INC.
N44HQ, LLC
EMERGING MARKETS COMMUNICATIONS, LLC
EMC ACQUISITION, LLC
SCISCO PARENT, INC.
SEAMOBILE, INC.
MARITEL HOLDINGS, INC.
MARITIME TELECOMMUNICATIONS NETWORK, INC.
MTN GOVERNMENT SERVICES, INC.
MTN LICENSE CORP.
EMC-JV HOLDCO LLC, each as a Grantor

By:
Name: Paul Rainey
Title: Chief Financial Officer

[Signature Page to Security Agreement]

[ ], as Collateral Agent

By:
Name:
Title:

[Signature Page to Security Agreement]

EXHIBIT I TO

SECURITY AGREEMENT

SECURITY AGREEMENT SUPPLEMENT, dated as of [                ], 201[        ] (this “Security Agreement Supplement”), made by [                ], a [                ] (the “Additional Grantor”), in favor of [            ], as Collateral Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns, the “Collateral Agent”). Capitalized terms not defined herein shall have the meaning assigned to such terms in the Security Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Global Eagle Entertainment Inc., a Delaware corporation, and each purchaser from time to time party thereto (collectively, the “Purchasers” and, individually, a “Purchaser”), have entered into that certain Securities Purchase Agreement, dated as of March [        ], 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “SPA”);

WHEREAS, in connection with the SPA, the Issuer, certain Subsidiaries of the Issuer and the Collateral Agent have entered into that certain Security Agreement, dated as of March [        ], 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, the SPA requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Security Agreement Supplement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1. SECURITY AGREEMENT. By executing and delivering this Security Agreement Supplement, the Additional Grantor, as provided in Section 6.12 of the Security Agreement, hereby (i) becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and (ii) grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of such Additional Grantor’s right, title and interest in, to and under all Collateral, as security for the Note Obligations. The information set forth in Annex 1-A is hereby added to the information set forth in Schedules [        ]1 to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3.02 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Security Agreement Supplement) as if made on and as of such date, provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such earlier date.

[1]	Refer to each Schedule which needs to be supplemented.

Exhibit I-1

2. Subject to Section 3.01(e) of the Security Agreement, each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto and continuations thereof that (i) indicate the Collateral as “all assets of the debtor, whether now existing or hereafter arising” or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon any reasonable request.

3. GOVERNING LAW. THIS SECURITY AGREEMENT SUPPLEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4. Intercreditor and Subordination Agreement. Notwithstanding anything herein to the contrary, the priority of the Liens and the security interest granted to the Collateral Agent pursuant to this Security Agreement Supplement and the exercise of any right or remedy by the Collateral Agent hereunder are subject in all respects to the provisions of the Intercreditor and Subordination Agreement. In the event of any conflict between the terms of the Intercreditor and Subordination Agreement and this Security Agreement Supplement with respect to the priority of the Liens and the security Interest granted to the Collateral Agent pursuant to this Security Agreement Supplement or with respect to the exercise of any right or remedy by the Collateral Agent hereunder, the terms of the Intercreditor and Subordination Agreement shall govern and control.

[Remainder of page intentionally left blank]

Exhibit I-2

IN WITNESS WHEREOF, the undersigned has caused this Security Agreement Supplement to be duly executed and delivered by its authorized officer as of the date first above written.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

Exhibit I-3

ANNEX 1-A

Annex 1-A to

Exhibit I

EXHIBIT II TO

SECURITY AGREEMENT

PERFECTION CERTIFICATE

(See attached)

Exhibit II

EXHIBIT III

TO SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [                ], 201[    ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of [        ], as Collateral Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns, the “Collateral Agent”).

WHEREAS, the Grantors are party to a Security Agreement, dated as of March [        ], 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Patent Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. DEFINED TERMS

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. GRANT OF SECURITY INTEREST

As security for the payment or performance in full of the Note Obligations, including the obligations arising pursuant to the Guaranty Agreement, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”); provided, that the Patent Collateral shall not include any Excluded Assets:

1. all Patents, including those listed on Schedule A hereto,

2. renewals, extensions and continuations thereof,

3. income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof, and

4. rights to sue for past, present or future infringements or violations thereof, in each case whether such Patent is owned or licensed.

Exhibit III-1

SECTION 3. SECURITY AGREEMENT

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. RECORDATION

EACH GRANTOR HEREBY AUTHORIZES AND REQUESTS THAT THE UNITED STATES PATENT AND TRADEMARK OFFICE RECORD THIS PATENT SECURITY AGREEMENT.

SECTION 5. TERMINATION

This Agreement shall terminate and the lien on and security interest in the Patent Collateral shall be released upon the payment and performance of the Note Obligations (other than any outstanding indemnification obligations). Upon the termination of this Agreement, the Collateral Agent shall execute all documents, make all filings, take all other actions reasonably requested by the Grantors to evidence and record the release of the lien on and security interests in the Patent Collateral granted herein.

SECTION 6. GOVERNING LAW

THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. COUNTERPARTS

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 8. INTERCREDITOR AND SUBORDINATION AGREEMENT

Notwithstanding anything herein to the contrary, the priority of the Liens and the security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject in all respects to the provisions of the Intercreditor and Subordination Agreement. In the event of any conflict between the terms of the Intercreditor and Subordination Agreement and this Agreement with respect to the priority of the Liens and the security Interest granted to the Collateral Agent pursuant to this Agreement or with respect to the exercise of any right or remedy by the Collateral Agent hereunder, the terms of the Intercreditor and Subordination Agreement shall govern and control.

[Remainder of page intentionally left blank]

Exhibit III-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR],
as Grantor

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

[ ],
as the Collateral Agent

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

SCHEDULE A

to

PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

Schedule A to

Exhibit III

EXHIBIT IV

TO SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [                        ], 201[        ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of [            ], as Collateral Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns, the “Collateral Agent”).

WHEREAS, the Grantors are party to a Security Agreement, dated as of March [        ], 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. DEFINED TERMS

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. GRANT OF SECURITY INTEREST

As security for the payment or performance in full of the Note Obligations, including the obligations arising pursuant to the Guaranty Agreement, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”); provided, that the Trademark Collateral shall not include any Excluded Assets (including any Trademark applications excluded pursuant to Section 2.1 hereof):

1. all Trademarks, including those listed on Schedule A hereto,

2. renewals and extensions thereof,

3. income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof, and

4. rights to sue for past, present or future infringements or violations thereof, in each case whether such Trademark is owned or licensed.

Exhibit IV-1

SECTION 2.1 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any such application (or registration that issues therefrom) under applicable federal law.

SECTION 3. SECURITY AGREEMENT

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. RECORDATION

EACH GRANTOR HEREBY AUTHORIZES AND REQUESTS THAT THE UNITED STATES PATENT AND TRADEMARK OFFICE RECORD THIS TRADEMARK SECURITY AGREEMENT.

SECTION 5. TERMINATION

This Agreement shall terminate and the lien on and security interest in the Trademark Collateral shall be released upon the payment and performance of the Note Obligations (other than any outstanding indemnification obligations). Upon the termination of this Agreement, the Collateral Agent shall execute all documents, make all filings, take all other actions reasonably requested by the Grantors to evidence and record the release of the lien on and security interests in the Trademark Collateral granted herein.

SECTION 6. GOVERNING LAW

THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. COUNTERPARTS

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Exhibit IV-2

SECTION 8. INTERCREDITOR AND SUBORDINATION AGREEMENT

Notwithstanding anything herein to the contrary, the priority of the Liens and the security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject in all respects to the provisions of the Intercreditor and Subordination Agreement. In the event of any conflict between the terms of the Intercreditor and Subordination Agreement and this Agreement with respect to the priority of the Liens and the security Interest granted to the Collateral Agent pursuant to this Agreement or with respect to the exercise of any right or remedy by the Collateral Agent hereunder, the terms of the Intercreditor and Subordination Agreement shall govern and control.

[Remainder of page intentionally left blank]

Exhibit IV-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR], as Grantor

By:
Name:
Title:

[Signature Page to Trademark Security Agreement]

[ ], as the Collateral Agent

By:
Name:
Title:

[Signature Page to Trademark Security Agreement]

SCHEDULE A

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

Schedule A to

Exhibit IV

EXHIBIT V

TO SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [                ], 201[        ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of [        ], as Collateral Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns, the “Collateral Agent”).

WHEREAS, the Grantors are party to a Security Agreement, dated as of March [        ], 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Copyright Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. DEFINED TERMS

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. GRANT OF SECURITY INTEREST

As security for the payment or performance in full of the Note Obligations, including the obligations arising pursuant to the Guaranty Agreement, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”); provided, that the Copyright Collateral shall not include any Excluded Assets:

1. all Copyrights, including those listed on Schedule A hereto,

2. renewals and extensions thereof,

3. income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof, and

4. rights to sue for past, present or future infringements or violations thereof, in each case whether such Copyright is owned or licensed.

Exhibit V-1

SECTION 3. SECURITY AGREEMENT

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. RECORDATION

EACH GRANTOR HEREBY AUTHORIZES AND REQUESTS THAT THE UNITED STATES COPYRIGHT OFFICE RECORD THIS COPYRIGHT SECURITY AGREEMENT.

SECTION 5. TERMINATION

This Agreement shall terminate and the lien on and security interest in the Copyright Collateral shall be released upon the payment and performance of the Note Obligations (other than any outstanding indemnification obligations). Upon the termination of this Agreement, the Collateral Agent shall execute all documents, make all filings, take all other actions reasonably requested by the Grantors to evidence and record the release of the lien on and security interests in the Copyright Collateral granted herein.

SECTION 6. GOVERNING LAW

THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. COUNTERPARTS

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 8. INTERCREDITOR AND SUBORDINATION AGREEMENT

Notwithstanding anything herein to the contrary, the priority of the Liens and the security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject in all respects to the provisions of the Intercreditor and Subordination Agreement. In the event of any conflict between the terms of the Intercreditor and Subordination Agreement and this Agreement with respect to the priority of the Liens and the security Interest granted to the Collateral Agent pursuant to this Agreement or with respect to the exercise of any right or remedy by the Collateral Agent hereunder, the terms of the Intercreditor and Subordination Agreement shall govern and control.

[Remainder of page intentionally left blank]

Exhibit V-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR], as Grantor

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

[ ], as the Collateral Agent

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

SCHEDULE A

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Title	Application No.	Filing Date	Registration No.	Registration Date

Schedule A to

Exhibit V

EXHIBIT D

THE SECURITIES (INCLUDING THE COMMON STOCK WHICH MAY BE PURCHASED HEREUNDER) REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

ADDITIONALLY, THE TRANSFER OF THESE SECURITIES (INCLUDING THE COMMON STOCK WHICH MAY BE PURCHASED HEREUNDER) IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANTHOLDERS AGREEMENT DATED AS OF [•], 2018, BETWEEN THE COMPANY AND SEARCHLIGHT II TBO-W, L.P., AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. UPON THE FULFILLMENT OF CERTAIN CONDITIONS, THE COMPANY HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

Issue Date: [•], 2018

CERTIFICATE NO. PW-1

GLOBAL EAGLE ENTERTAINMENT INC.

Common Stock Purchase Warrant (Penny Warrant)

Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that Searchlight II TRO-W, L.P., a Delaware limited partnership (the “Holder”), subject to the terms and conditions hereof (including, without limitation, Sections 1.6 and 1.7), shall be entitled to purchase from the Company, at any time and from time to time after the Issue Date and on or prior to the close of business on [•], 2028 (the “Expiration Date”), 18,065,775 fully paid and nonassessable shares (individually, a “Warrant Share” and collectively, the “Warrant Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), at a price per share equal to the Exercise Price. The number of Warrant Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

This warrant (this “Warrant”) is being issued by the Company to the Holder in connection with the transactions contemplated by that certain Securities Purchase Agreement, dated as of March 8, 2018, among the Company, the Holder and the other parties thereto (the “Securities Purchase Agreement”). The following terms used herein shall have the meanings set forth below when used in this Warrant:

“Adjustment Event” has the meaning set forth in Section 6.3.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such specified Person. The term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), when used with respect to a specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such specified Person, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, (i) the Company, its Subsidiaries and its other Affiliates shall not be considered Affiliates of any of the Holders or any of their respective Affiliates (other than the Company, its Subsidiaries and its other Affiliates) and (ii) none of the Holders shall be considered Affiliates of any Portfolio Company in which Searchlight Capital Partners, L.P. or any of its investment fund Affiliates has a minority equity investment.

“beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming exercise of all Warrants, if any, owned by such Person to Common Stock).

“Bloomberg” means Bloomberg Financial Markets.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close or be closed.

“Cash Exercise” has the meaning set forth in Section 1.2.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Daily VWAP” means, as of any date of determination, the average per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ENT <equity> AQR” (or its equivalent successor if such Bloomberg page is not available) for the period of 45 consecutive Trading Days ending on the most recently completed Trading Day prior to such determination date from the scheduled open of trading until the scheduled close of trading of the primary trading session on each Trading Day of such period (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day reasonably determined, using a volume-weighted average method, by an Independent Financial Expert appointed for such purpose). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Exercise by Net Share Settlement” has the meaning set forth in Section 1.3.

“Exercise Price” means $0.01 per share, subject to all adjustments from time to time pursuant to the provisions of Section 6.

“HSR Act” has the meaning set forth in Section 1.1.

“HSR Threshold” has the meaning set forth in Section 1.1.

“Independent Financial Expert” means a nationally recognized accounting, investment banking or consultant firm, which firm does not have a material financial interest or other material economic relationship with either the Company or any of its Affiliates or the Holder or any of its Affiliates that is, in the good faith judgment of the Board, qualified to perform the task for which it has been engaged.

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“Liquidity Event” has the meaning set forth in Section 7.

“Market Price” means, as of any date, (i) so long as the Common Stock continues to be traded on NASDAQ on such date, the last reported sale price of the Common Stock on the Trading Day immediately prior to such date on NASDAQ and (ii) if the Common Stock is not traded on NASDAQ on such date, the closing sale price of the Common Stock on the Trading Day immediately prior to such date as reported in the composite transactions for the principal U.S. national securities exchange or market on which the Common Stock is so listed or traded, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national securities exchange on which the Common Stock is so listed or traded on the Trading Day immediately prior to such date, or if the Common Stock is not so listed or traded on a U.S. national securities exchange or market, the last closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if that bid price is not available, the market price of the Common Stock on the Trading Day immediately prior to such date as determined by an Independent Financial Expert appointed for such purpose, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

All references herein to the “closing sale price” and “last reported sale price” of the Common Stock on NASDAQ shall be such closing sale price and last reported sale price as reflected on the website of NASDAQ (www.nasdaq.com).

“Maximum Voting Power” means, at the time of determination, the total number of votes which may be cast by all capital stock on the applicable subject matter subject to the vote of the Common Stock and any other securities that constitute voting stock voting together as a single class and after giving effect to any limitation on voting power set forth in the document governing such voting stock.

“NASDAQ” means any national stock exchanges now or hereafter maintained by NASDAQ, including, without limitation, the NASDAQ Global Select Market, the NASDAQ Global Market and the NASDAQ Capital Market.

“Options” means any warrants (including this Warrant) or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Portfolio Company” means any corporation, limited liability company, trust, joint venture, association, company, partnership, collective investment scheme or other entity in which a Person has invested, directly or indirectly.

“Public Sale” shall mean (i) an underwritten public offering pursuant to an effective registration statement (other than a registration statement on Form S-4, Form S-8 or any successor or other forms promulgated for similar purposes) filed under the Securities Act or (ii) a “brokers’ transaction” (as defined in Rule 144).

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“Senior Credit Agreement” means that certain credit agreement, dated as of January 6, 2017, among the Company, as borrower, the guarantors party thereto from time to time, Citibank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other lenders party thereto from time to time, as amended through the date hereof.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which trading in the Common Stock (or other applicable security) generally occurs on the principal exchange or market on which the Common Stock (or other applicable security) is then listed or traded; provided that if the Common Stock (or other applicable security) is not so listed or traded, “Trading Day” means a Business Day.

“Vesting Date” has the meaning set forth in Section 1.6.

“Warrantholders Agreement” means the Warrantholders Agreement, dated as of [•], 2018, between the Company and the Holder.

1. Exercise of Warrants.

1.1 General Exercise. This Warrant may be exercised in whole or in part by the Holder at any time and from time to time after the Vesting Date and on or prior to the close of business on the Expiration Date, subject to Section 1.6 and Section 1.7; provided, however, that if such exercise would result in the Holder acquiring beneficial ownership of Common Stock (together with all other Common Stock owned by the Holder at such time) with a value of or in excess of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), notification threshold applicable to the Holder (the “HSR Threshold”), or with a value of or in excess of the notification thresholds of applicable competition or merger control laws of other jurisdictions applicable to the Holder (“Foreign Thresholds”), and no exemption to filing a notice and report form under the HSR Act or applicable competition or merger control laws of other jurisdictions, as the case may be, are applicable, then only the exercise of such portion of this Warrant, which when exercised does not exceed the HSR Threshold or Foreign Thresholds, shall be exercised and the Purchase Form and/or Notice of Exercise by Share Settlement shall be deemed to relate only to such portion of this Warrant, in which case the exercise of the remaining portion of this Warrant in excess of the HSR Threshold or Foreign Thresholds shall not occur until the expiration or early termination of the applicable waiting periods. Any exercise of this Warrant may be conditioned upon the occurrence of (a) a Public Sale of the Warrant Shares or (b) any event described in Section 8.3(iii). Such conditional exercise shall be deemed revoked if such event or transaction does not occur on the date, or within the dates, specified in the applicable notice provided by or on behalf of the Company pursuant to Section 8 (if such a notice was provided).

1.2 Exercise for Cash. This Warrant may be exercised (a “Cash Exercise”) by delivering this Warrant to the Company at its principal executive office, or at the office of its stock transfer agent, if any, accompanied by (i) the “Purchase Form” attached as Exhibit A hereto duly completed and executed on behalf of the Holder and (ii) a payment to the Company in the amount equal to the Exercise Price multiplied by the number of Warrant Shares in respect of which this Warrant is then exercised, plus all taxes required to be paid by the Holder, if any, pursuant to Section 2.

1.3 Exercise by Net Share Settlement. This Warrant may be exercised, in whole or in part (an “Exercise by Net Share Settlement”), into the number of Warrant Shares determined in accordance with this Section 1.3 by delivering this Warrant to the Company at its principal executive office, or at the office of its stock transfer agent, if any, accompanied by (i) the “Notice of Exercise by Net Share Settlement” attached hereto as Exhibit B duly completed and executed on behalf of the Holder and (ii) a payment to the Company for any taxes required to be paid by the Holder, if any, pursuant to Section 2. In the event of an exercise by Net Share Settlement, the Company shall issue to the Holder a number of Warrant Shares (rounded to the nearest whole number) computed using the following formula:

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Y (A - B)
X = A

Where:

X = The net number of shares of Common Stock to be issued to the Holder pursuant to the Exercise by Net Share Settlement;

Y = The gross number of shares of Common Stock in respect of which the Exercise by Net Share Settlement is made;

A = The Market Price as of the Exercise Date; and

B = The Exercise Price.

1.4 Issuance of Certificate(s); Authorization. Subject to Section 9.1, upon surrender of this Warrant and full compliance with each of the other requirements in Section 1.2, in the case of a Cash Exercise, and Section 1.3, in the case of an Exercise by Net Share Settlement, the Company shall, promptly, and in any event, within 2 Trading Days, either (i) issue and cause to be delivered a certificate or certificates or (ii) instruct its transfer agent to register in book entry form, in either case to the Holder, or upon the written request of the Holder, in and to such name or names as the Holder may designate, a certificate or certificates (or book entry shares) for the number of Warrant Shares issuable upon the Cash Exercise or the Exercise by Net Share Settlement, as the case may be. Such certificate or certificates (or book entry shares) shall not be deemed to have been issued, and any person so designated to be named therein shall not be deemed to have become or have any rights of a holder of record of such Warrant Shares, until all requirements set forth in Section 1.2, in the case of a Cash Exercise, and Section 1.3, in the case of an Exercise by Net Share Settlement, have been fully met by the Holder. The certificate(s) (or book entry shares) representing the Warrant Shares acquired upon the exercise of this Warrant shall bear the restrictive legend substantially in the form set forth on Exhibit C hereto; provided, that, upon the reasonable request of the Holder, at any time, and from time to time, when such legend is no longer required under the Securities Act or applicable state laws, the Company shall promptly remove such legend from any certificate representing the Warrant Shares (or issue one or more new certificates representing such Warrant Shares, which certificate(s) shall not contain a legend). The Company hereby represents and warrants that any Common Stock issued upon the exercise of this Warrant in accordance with the provisions of Sections 1.2 and/or 1.3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Holder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Warrant Shares so issued will be deemed to have been issued to the Holder (and the Holder shall be the beneficial owner thereof) as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date.

1.5 Full or Partial Exercise. This Warrant shall be exercisable, at the election of the Holder, either in full or in part and, in the event that this Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, the Company shall promptly issue a new certificate evidencing the remaining Warrant or Warrants, in a form substantially identical hereto, in the name of the Holder, and delivered to the Holder or to another person that the Holder has designated for delivery as soon as practicable, and in any event not exceeding three business days from such exercise.

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1.6 Vesting Period. This Warrant shall vest and become exercisable on January 1, 2021 (the “Vesting Date”); provided, however, that this Warrant shall only become exercisable on or after the Vesting Date if at any time following the Issue Date the Daily VWAP is at or above $4.00 per share of Common Stock. Notwithstanding any provision herein, this Warrant automatically shall vest upon the occurrence of a Change of Control (as defined in the Senior Credit Agreement) or a Liquidity Event and, as applicable, become subject to Section 7.

1.7 Restrictions on Exercise. The Holder will not be permitted to exercise the right to purchase Warrant Shares if and to the extent, as a result of such exercise, either (i) such Holder’s, together with such Holder’s Affiliates, aggregate voting power on any matter that could be voted on by holders of the Common Stock would exceed 19.9% of the Maximum Voting Power or (ii) such Holder, together with such Holder’s Affiliates, would beneficially own more than 19.9% of the then outstanding Common Stock; provided, however, that such exercise restriction shall not apply in connection with and subject to completion of (i) a Public Sale of the Warrant Shares to be issued upon such exercise, (ii) a bona fide third party tender offer for the Common Stock issuable thereupon, or (iii) a Liquidity Event if, in the case of each of clauses (i), (ii) and (iii), such Holder and its Affiliates will not beneficially own in excess of 19.9% of the then outstanding Common Stock following the consummation of such event. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of Warrant Shares to be issued with respect to which a Notice of Exercise by Net Share Settlement or Purchase Form has been given and the shares of Common Stock to be issued in connection with the exercise of any other outstanding warrants beneficially owned by such Holder or any of its Affiliates. Upon the written request of the Holder, the Company shall within two Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. The restrictions contained in this paragraph shall automatically terminate upon the consummation of a Liquidity Event with respect to the surviving Person (if other than the Company).

2. Payment of Taxes. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names (provided that the Holder has complied with the restrictions on transfer set forth herein and in the Warrantholders Agreement) as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by a properly executed assignment in form attached as Exhibit D hereto; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

3. Mutilated, Missing or Lost Warrant. In the event that this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for its loss, theft or destruction, a new Warrant with identical terms, representing an equivalent number of Warrant Shares and dated the same date as this Warrant that was mutilated, lost, stolen or destroyed, but only upon receipt of evidence and indemnity or other security reasonably satisfactory to the Company of the loss, theft or destruction of this Warrant.

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4. Reservation of Warrant Shares.

4.1 At all times prior to the Expiration Date, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of this Warrant, a number of shares of Common Stock equal to the aggregate Warrant Shares issuable upon the exercise of this Warrant. The Company shall use commercially reasonable efforts to take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violating the Company’s governing documents, any agreements to which the Company is a party on the date hereof, any requirements of any national securities exchange upon which shares of Common Stock may be listed or any applicable laws. The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

4.2 The Company covenants that it will take such actions as may be necessary or appropriate in order that all Warrant Shares issued upon exercise of this Warrant will, upon issuance in accordance with the terms of this Warrant, be fully paid and non-assessable, and free from any and all (i) security interests created by or imposed upon the Company and (ii) taxes, liens and charges with respect to the issuance thereof. If at any time prior to the Expiration Date the number and kind of authorized but unissued shares of the Company’s capital stock shall not be sufficient to permit exercise in full of this Warrant, the Company will as promptly as practicable take such corporate action as may, in the opinion of its counsel, be reasonably necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes. Without limiting the generality of the foregoing, the Company will not increase the stated or par value per share, if any, of the Common Stock above the Exercise Price per share in effect immediately prior to such increase in stated or par value.

4.3 The Company represents and warrants to the Holders that the issuance of this Warrant and the issuance of shares of Common Stock upon exercise thereof in accordance with the terms hereof will not constitute a breach of, or a default under, any other material agreements to which the Company is a party on the date hereof.

5. Fractional Shares. No fractional Warrant Shares, or scrip for any such fractional Warrant Shares, shall be issued upon the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 5, be issuable on the exercise of any Warrant, the Holder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock less the Exercise Price for such fractional share.

6. Anti-dilution Adjustments and Other Rights. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

6.1 Adjustment to Exercise Price. Upon any adjustment to the number of Warrant Shares for which this Warrant is exercisable pursuant to Sections 6.2. 6.3, 6.4 and 6.5, the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (i) the aggregate Exercise Price of the maximum number of Warrant Shares for which this Warrant was exercisable immediately prior to such adjustment by (ii) the number of Warrant Shares for which this Warrant is exercisable immediately after such adjustment; provided, however, that the Exercise Price with respect to the new number of Warrant Shares for which this Warrant is exercisable resulting from any such adjustment shall not be less than $0.01 per share.

6.2 Stock Dividend or Split. If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a subdivision or share split or share combination or reverse splitting, or shall increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then in each case, the number of Warrant Shares for which this Warrant is exercisable will be adjusted based on the following formula:

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NS’ = NS0 x	OS’
OS0

where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after such event

NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to such event

OS’	=	the number of shares of Common Stock outstanding immediately after such event

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 6.2 is declared but not so paid or made, the number of Shares for which this Warrant is exercisable shall again be adjusted to the number of Shares for which this Warrant is exercisable that would then be in effect if such dividend or distribution had not been declared.

6.3 Rights or Warrants. If the Company issues to all or substantially all holders of its Common Stock any rights or warrants entitling them to subscribe for or purchase shares of Common Stock, subject to the last paragraph of this Section 6.3, at a price per share less than the Market Price per share of Common Stock on the Business Day immediately preceding the date of announcement of such issuance, the number of Warrant Shares for which this Warrant is exercisable will be adjusted based on the following formula:

NS’ = NS0 x	OS0 + X
OS0 + Y

where,
NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after such event

NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to such event

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event

X	=	the total number of shares of Common Stock issuable pursuant to such rights (or warrants)

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights (or warrants) divided by the Market Price per share of Common Stock as of the record date.

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Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the number of Warrant Shares for which this Warrant is exercisable shall be readjusted to the number of Shares for which this Warrant is exercisable that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the number of Warrant Shares for which this Warrant is exercisable shall again be adjusted to be the number of Warrant Shares for which this Warrant is exercisable that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. No adjustment shall be made pursuant to this Section 6.3 which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of this Warrant.

In determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

In the event the Company adopts or implements a shareholder rights agreement (a “Shareholder Rights Plan”) pursuant to which rights (“Rights”) are distributed to the holders of Common Stock of the Company and such Shareholder Rights Plan provides that each Warrant Share issued upon exercise of this Warrant at any time prior to the distribution of separate certificates representing such Rights will be entitled to receive such Rights, then there shall not be any adjustment to the exercise right or Exercise Price at any time prior to the distribution of separate certificates representing such Rights. If, however, prior to any exercise, the Rights have separated from the Common Stock, the Exercise Price shall be adjusted at the time of separation as described in this Section 6.3 (unless the Warrantholder or any of its Affiliates (as defined in the Shareholder Rights Plan) or Associates (as defined in the Shareholder Rights Plan) is an Acquiring Person (as defined in the Shareholder Rights Plan), in which case no adjustment shall be made pursuant to this Section 6 in respect of such Rights).

6.4 Other Distributions. If the Company fixes a record date for the making of any distribution of shares of its capital stock, other securities, evidences of indebtedness or other assets or property of the Company to all or substantially all holders of the Common Stock, excluding:

(i) dividends or distributions and rights or warrants referred to in Sections 6.2 or 6.3; and

(ii) dividends or distributions paid exclusively in cash referred to in Section 6.5;

then the number of Warrant Shares for which this Warrant is exercisable will be adjusted based on the following formula:

NS’ = NS0 x	SP0
SP0 - FMV

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where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after such distribution

NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to such distribution

SP0	=	the Market Price per share of Common Stock on the last Trading Day immediately preceding the first date on which the Common Stock trades regular way without the right to receive such distribution

FMV	=	the fair market value (as determined in good faith by the Board) of the shares of capital stock, other securities, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the record date for such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution. Such adjustment shall be made successively whenever such a record date is fixed with respect to a subsequent event.

With respect to an adjustment pursuant to this Section 6.4 where there has been a payment of a dividend or other distribution on the Common Stock or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit (a “Spin-Off”), the number of Warrant Shares for which this Warrant is exercisable in effect immediately before 5:00 p.m., New York City time, on the record date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

NS’ = NS0 x	FMV0 + MP0
MP0

where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after such distribution

NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to such distribution

FMV0	=	the average of the Market Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of such stock or equity interest over the first ten consecutive Trading Day period after the effective date of the Spin-Off

MP0	=	the average of the Market Prices of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off.

Such adjustment shall occur on the tenth consecutive Trading Day from, and including, the effective date of the Spin-Off. No adjustment shall be made pursuant to this Section 6.4 which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of this Warrant.

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6.5 Cash Dividend. If the Company makes any cash dividend (excluding any cash distributions in connection with the Company’s liquidation, dissolution or winding up) or distribution during any quarterly fiscal period to all or substantially all holders of Common Stock, the number of Shares for which this Warrant is exercisable will be adjusted based on the following formula:

NS’ = NS0 x	SP0

SP0 - C

where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after the record date for such distribution
NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to the record date for such distribution
SP0	=	the Market Price per share of the Common Stock on the last Trading Day immediately preceding the first date on which the Common Stock trades regular way without the right to receive such distribution
C	=	the amount in cash per share the Company distributes to holders of Common Stock.

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the date for such determination. No adjustment shall be made pursuant to this Section 6.4 which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of this Warrant.

6.6 No Adjustment if Participating. Notwithstanding the foregoing provisions of this Section 6, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a Warrantholder to exercise, for any distribution described therein if the Warrantholder will otherwise participate in the distribution with respect to its Warrant Shares without exercise of this Warrant (without giving effect to any separate exercise of preemptive rights).

6.7 Income Tax Adjustment. The Company may (but is not required to) make such decreases in the Exercise Price and increases in the number of Warrant Shares for which this Warrant is exercisable, in addition to those required by Sections 6.1 through 6.5, as the Board determines is consistent with the principles of Treasury Regulations Section 1.305-3 and considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.

6.8 No Adjustment. No adjustment to the Exercise Price or the number of Warrant Shares for which this Warrant is exercisable need be made:

6.8.1 upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

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6.8.2 upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

6.8.3 upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in Section 6.2 and outstanding as of the date this Warrant was first issued; or

6.8.4 for a change in the par value of the Common Stock.

6.9 Calculations. All adjustments made to the Exercise Price pursuant to this Section 6 shall be calculated to the nearest one-ten thousandth of a cent ($0.000001), and all adjustments made to the Warrant Shares issuable upon exercise of each Warrant pursuant to this Section 6 shall be calculated to the nearest one-ten thousandth of a Warrant Share (0.000001). Except as described in this Section 6, the Company will not adjust the Exercise Price and the number of Warrant Shares for which this Warrant is exercisable.

No adjustments of the Exercise Price or the number of Warrant Shares issuable upon the exercise of this Warrant that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 0.1% the Exercise Price or the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment.

6.10 Adjustment Event. In any case in which this Section 6 provides that an adjustment shall become effective immediately after (i) a record date or record date for an event, (ii) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to this Section 6 or (iii) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to this Section 6 (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (x) issuing to the Warrantholder of any Warrant exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 5. For purposes of this Section 6, the term “Adjustment Event” shall mean:

(A) in any case referred to in clause (i) hereof, the occurrence of such event,

(B) in any case referred to in clause (ii) hereof, the date any such dividend or distribution is paid or made, and

(C) in any case referred to in clause (iii) hereof, the date of expiration of such rights or warrants.

6.11 Number of Shares Outstanding. For purposes of this Section 6, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

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6.12 Successive Adjustments. Successive adjustments in the Exercise Price and the number of Shares for which this Warrant is exercisable shall be made, without duplication, whenever any event specified in this Section 6 shall occur.

6.13 Adjustment for Unspecified Actions. If the Company takes any action affecting the Common Stock, other than action described in this Section 6, which in the opinion of the Board would materially adversely affect the exercise rights of the Warrantholder, the Exercise Price for this Warrant and/or the number of Warrant Shares received upon exercise of this Warrant may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board may determine in good faith to be equitable in the circumstances; provided, however, that in no event shall any adjustment have the effect of increasing the Exercise Price or decreasing the number of Warrant Shares for which this Warrant may be exercised.

6.14 Voluntary Adjustment by the Company. In addition to any adjustments required pursuant to this Section 6, the Company may at its option, at any time during the term of this Warrant, reduce the then current Exercise Price or increase the number of Warrant Shares for which this Warrant may be exercised to any amount deemed appropriate by the Board; provided, however, that if the Company elects to make such adjustment, such adjustment will remain in effect for at least a 7-day period, after which time the Company may, at its option, reinstate the Exercise Price or number of Warrant Shares in effect prior to such reduction, subject to any interim adjustments pursuant to this Section 6.

7. Liquidity Event. Any Change of Control (as defined in the Senior Credit Agreement) or any other recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, which, in each case, is effected in such a way that all of the holders of Common Stock are entitled to receive (either directly or upon subsequent related dividend, distribution or liquidation) cash, stock, securities or assets (or a combination of the foregoing) with respect to or in exchange for Common Stock (other than a transaction that triggers an adjustment pursuant to Sections 6.1, 6.2, 6.3 or 6.4) is referred to herein (together with any such Change of Control) as a “Liquidity Event.” In connection with any Liquidity Event, each Holder shall have the right to acquire and receive, upon exercise of such Warrants, such cash, stock, securities or other assets or property as would have been issued or payable in such Liquidity Event (if such Holder had exercised such Warrant immediately prior to such Liquidity Event) with respect to or in exchange, as applicable, for the number of Warrant Shares that would have been issued upon exercise of such Warrants, if such Warrants had been exercised immediately prior to the occurrence of such Liquidity Event. The Company shall not effect any Liquidity Event unless simultaneously with the consummation thereof, the surviving or resulting Person (if other than the Company), or the acquiror, in the case of a sale of all or substantially all of the Company’s assets, resulting from such Liquidity Event shall assume in all material respects (including with respect to the provisions of Section 6 and this Section 7), the obligation to deliver to the Holder such cash, stock, securities or other assets or property which, in accordance with the foregoing provision, the Holder shall be entitled to receive upon exercise of the Warrants. The provisions of this Section 7 shall similarly apply to successive Liquidity Events.

8. Notices.

8.1 Notices Generally. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Company, at its principal executive offices and (ii) to the Holder, at the Holder’s address as it appears in the stock records of the Company (unless otherwise indicated by the Holder in writing) and to such other persons identified in Exhibit E hereto (as may be revised by the Holder in writing).

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8.2 Notice of Adjustment. Whenever the Exercise Price or the number of Warrant Shares and other property, if any, issuable upon the exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Holders a certificate of its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants after giving effect to such adjustment. Notwithstanding the foregoing, if the Holder objects to the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants (after giving effect to the proposed adjustment) set forth in the certificate provided by the Company’s Chief Financial Officer, the Company shall promptly obtain a certificate of an Independent Financial Expert appointed for such purpose setting forth the same information and detail as required in the immediately preceding sentence, and such certificate shall be used for the basis to effect the applicable adjustment to the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants.

8.3 Notice of Certain Transactions. In the event the Company shall propose to (i) distribute any dividend or other distribution to all holders of its Common Stock or options, warrants or other rights to receive such dividend or distribution, (ii) offer to all holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) effect any capital reorganization, reclassification, consolidation or merger, (iv) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (v) make a tender offer or exchange offer with respect to the Common Stock, the Company shall promptly send to the Holders a notice of such proposed action or offer at their addresses as they appear on the register of the Company, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares of stock and on property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any such adjustment pursuant to Section 6 which will be required as a result of such action. Such notice shall be given as promptly as possible and, in any case, at least fourteen (14) days prior to the date of the taking of such action, or participation therein, by the holders of Common Stock.

9. Redemption.

9.1 General. This Warrant may be redeemed, at the option of the Company, at any time on or after January 1, 2021 while it is exercisable and prior to its expiration, at its principal executive office, or at the office of its stock transfer agent, if any, upon notice to the Holder, as described in Section 9.3, for cash at the price per Warrant Share for which this Warrant is then exercisable equal to the greater of (i) $10.00 and (ii) a 20% discount to the Daily VWAP (the “Warrant Redemption Price”). Such Daily VWAP shall be determined as of the date such notice of redemption is given. Notwithstanding any provision to the contrary contained herein, after receiving notice of any exercise of all or a portion of this Warrant, the Company may elect to deliver the Warrant Redemption Price in respect of the Warrant Shares subject to such exercise in lieu of delivering such Warrant Shares. The payment of the Warrant Redemption Price shall fully satisfy the obligations of the Company in respect of such exercise of this Warrant.

9.2 Warrant Shares. Any Warrant Shares held by a Holder may be repurchased from such Holder, at the option of the Company, at any time after December 31, 2020 at its principal executive office, or at the office of its stock transfer agent, if any, upon notice to the Holder, as described in Section 9.3, for cash in an amount equal to the greater of (i) $10.00 and (ii) a 20% discount to the Daily VWAP. Such Daily VWAP shall be determined as of the date such notice of redemption is given.

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9.3 Date Fixed for, and Notice of, Redemption. In the event that the Company elects to redeem this Warrant or any Warrant Shares, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be sent by email or mailed by first class mail, postage prepaid, by the Company not less than ten days prior to the Redemption Date (the “Redemption Period”) to the Holder to be redeemed at its last address as it shall appear on the registration books. Any notice emailed or mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder received such notice.

9.4 No Exercise After Notice of Redemption. Notwithstanding any provision to the contrary in this Warrant, the Warrant may not be exercised at any time after notice of redemption shall have been given by the Company pursuant to Section 9.3 and prior to the Redemption Date unless the Company defaults on payment of the Redemption Price on the Redemption Date. On and after the time such notice has been given, the Holder shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price on or after the Redemption Date.

10. Registration Rights. The Holder of this Warrant shall have such registration rights for the Warrant Shares as provided in the Warrantholders Agreement.

11. No Rights as Stockholder until Exercise. This Warrant does not entitle the Holder to any of the rights as a stockholder of the Company prior to the exercise hereof, including, without limitation, the right to receive dividends or other distributions, exercise any rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter. No provision thereof and no mere enumeration therein of the rights or privileges of any Holder shall give rise to any liability of such Holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

12. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and permitted assigns.

13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles.

14. Severability. In the event that one or more of the provisions of this Warrant shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant, but this Warrant shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

15. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement is sought.

16. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

17. Counterparts. This Warrant may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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18. No Inconsistent Agreements. The Company shall not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders in this Warrant. The Company represents and warrants to the Holders that the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have each caused this common stock purchase warrant to be duly executed as of the date first written above.

GLOBAL EAGLE ENTERTAINMENT INC.

By:
Name:
Title:

[Signature Page to Common Stock Purchase Warrant of Global Eagle]

SEARCHLIGHT II TBO-W, L.P.

By:	Searchlight II TBO GP, LLC, its general
partner

By:
Name:
Title:

[Signature Page to Common Stock Purchase Warrant of Global Eagle]

EXHIBIT A TO

WARRANT

PURCHASE FORM

To:	Dated:

The undersigned hereby irrevocably elects to purchase                      shares of Common Stock of Global Eagle Entertainment Inc., a Delaware corporation, pursuant to the purchase provisions of Section 1.2 of the attached Warrant and herewith makes payment of $                    , representing the full purchase price for such shares at the price per share provided for in the Warrant.

Signature:

Address:

EXHIBIT B TO

WARRANT

NOTICE OF EXERCISE BY NET SHARE SETTLEMENT FORM

To: Global Eagle Entertainment Inc., a Delaware corporation	Dated: , 20

The undersigned hereby irrevocably elects to exchange the Warrant for a total of              shares of Common Stock of Global Eagle Entertainment Inc., a Delaware corporation, pursuant to the Exercise by Net Share Settlement provisions of Section 1.3 of the attached Warrant.

Signature:

Address:

EXHIBIT C TO

WARRANT

FORM OF RESTRICTIVE LEGEND

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR BLUE SKY SECURITIES LAWS. THESE SHARES OF COMMON STOCK MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

ADDITIONALLY, THE TRANSFER OF THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANTHOLDERS AGREEMENT DATED AS OF [•], 2018, BETWEEN THE COMPANY AND SEARCHLIGHT II TBO-W, L.P., AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. UPON THE FULFILLMENT OF CERTAIN CONDITIONS, THE COMPANY HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE COMMON STOCK REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

EXHIBIT D TO

WARRANT

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                          (the “Holder”) hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares
__________ (the “Assignee”)

HOLDER

Dated:

Signature:

Dated:

Witness:

By signing below, the Assignee acknowledges that it qualifies as an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.

ASSIGNEE

Dated:

Signature:

Dated:

Witness:

EXHIBIT E TO

WARRANT

NOTICE

A copy of all notices provided to the Holder in accordance with the Warrant shall also be provided to the following (provided that delivery of such copy shall not constitute notice):

Searchlight II TBO-W, L.P. c/o Searchlight Capital Partners, L.P. 745 5th Avenue New York, NY 10151
Attention:	Eric Zinterhofer, Founding Partner Eric Sondag, Partner
Email:	ezinterhofer@searchlightcap.com esondag@searchlightcap.com

EXHIBIT E

THE SECURITIES (INCLUDING THE COMMON STOCK WHICH MAY BE PURCHASED HEREUNDER) REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

ADDITIONALLY, THE TRANSFER OF THESE SECURITIES (INCLUDING THE COMMON STOCK WHICH MAY BE PURCHASED HEREUNDER) IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANTHOLDERS AGREEMENT DATED AS OF [•], 2018, BETWEEN THE COMPANY AND SEARCHLIGHT II TBO-W, L.P., AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. UPON THE FULFILLMENT OF CERTAIN CONDITIONS, THE COMPANY HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

Issue Date: [•], 2018

CERTIFICATE NO. MW - 1

GLOBAL EAGLE ENTERTAINMENT INC.

Common Stock Purchase Warrant (Market Warrant)

Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that Searchlight II TRO-W, L.P., a Delaware limited partnership (the “Holder”), subject to the terms and conditions hereof (including, without limitation, Sections 1.6 and 1.7), shall be entitled to purchase from the Company, at any time and from time to time after the Issue Date and on or prior to the close of business on [•], 2028 (the “Expiration Date”), 13,000,000 fully paid and nonassessable shares (individually, a “Warrant Share” and collectively, the “Warrant Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), at a price per share equal to the Exercise Price. The number of Warrant Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

This warrant (this “Warrant”) is being issued by the Company to the Holder in connection with the transactions contemplated by that certain Securities Purchase Agreement, dated as of March 8, 2018, among the Company, the Holder and the other parties thereto (the “Securities Purchase Agreement”). The following terms used herein shall have the meanings set forth below when used in this Warrant:

“Adjustment Event” has the meaning set forth in Section 6.3.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such specified Person. The term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), when used with respect to a specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such specified Person, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, (i) the Company, its Subsidiaries and its other Affiliates shall not be considered Affiliates of any of the Holders or any of their respective Affiliates (other than the Company, its Subsidiaries and its other Affiliates) and (ii) none of the Holders shall be considered Affiliates of any Portfolio Company in which Searchlight Capital Partners, L.P. or any of its investment fund Affiliates has a minority equity investment.

“beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming exercise of all Warrants, if any, owned by such Person to Common Stock).

“Bloomberg” means Bloomberg Financial Markets.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close or be closed.

“Cash Exercise” has the meaning set forth in Section 1.2.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Daily VWAP” means, as of any date of determination, the average per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ENT <equity> AQR” (or its equivalent successor if such Bloomberg page is not available) for the period of 45 consecutive Trading Days ending on the most recently completed Trading Day prior to such determination date from the scheduled open of trading until the scheduled close of trading of the primary trading session on each Trading Day of such period (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day reasonably determined, using a volume-weighted average method, by an Independent Financial Expert appointed for such purpose). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Exercise by Net Share Settlement” has the meaning set forth in Section 1.3.

“Exercise Price” means $1.57 per share, subject to all adjustments from time to time pursuant to the provisions of Section 6.

“HSR Act” has the meaning set forth in Section 1.1.

“HSR Threshold” has the meaning set forth in Section 1.1.

“Independent Financial Expert” means a nationally recognized accounting, investment banking or consultant firm, which firm does not have a material financial interest or other material economic relationship with either the Company or any of its Affiliates or the Holder or any of its Affiliates that is, in the good faith judgment of the Board, qualified to perform the task for which it has been engaged.

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“Liquidity Event” has the meaning set forth in Section 7.

“Market Price” means, as of any date, (i) so long as the Common Stock continues to be traded on NASDAQ on such date, the last reported sale price of the Common Stock on the Trading Day immediately prior to such date on NASDAQ and (ii) if the Common Stock is not traded on NASDAQ on such date, the closing sale price of the Common Stock on the Trading Day immediately prior to such date as reported in the composite transactions for the principal U.S. national securities exchange or market on which the Common Stock is so listed or traded, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national securities exchange on which the Common Stock is so listed or traded on the Trading Day immediately prior to such date, or if the Common Stock is not so listed or traded on a U.S. national securities exchange or market, the last closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if that bid price is not available, the market price of the Common Stock on the Trading Day immediately prior to such date as determined by an Independent Financial Expert appointed for such purpose, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

All references herein to the “closing sale price” and “last reported sale price” of the Common Stock on NASDAQ shall be such closing sale price and last reported sale price as reflected on the website of NASDAQ (www.nasdaq.com).

“Maximum Voting Power” means, at the time of determination, the total number of votes which may be cast by all capital stock on the applicable subject matter subject to the vote of the Common Stock and any other securities that constitute voting stock voting together as a single class and after giving effect to any limitation on voting power set forth in the document governing such voting stock.

“NASDAQ” means any national stock exchanges now or hereafter maintained by NASDAQ, including, without limitation, the NASDAQ Global Select Market, the NASDAQ Global Market and the NASDAQ Capital Market.

“Options” means any warrants (including this Warrant) or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Portfolio Company” means any corporation, limited liability company, trust, joint venture, association, company, partnership, collective investment scheme or other entity in which a Person has invested, directly or indirectly.

“Public Sale” shall mean (i) an underwritten public offering pursuant to an effective registration statement (other than a registration statement on Form S-4, Form S-8 or any successor or other forms promulgated for similar purposes) filed under the Securities Act or (ii) a “brokers’ transaction” (as defined in Rule 144).

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“Senior Credit Agreement” means that certain credit agreement, dated as of January 6, 2017, among the Company, as borrower, the guarantors party thereto from time to time, Citibank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other lenders party thereto from time to time, as amended through the date hereof.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which trading in the Common Stock (or other applicable security) generally occurs on the principal exchange or market on which the Common Stock (or other applicable security) is then listed or traded; provided that if the Common Stock (or other applicable security) is not so listed or traded, “Trading Day” means a Business Day.

“Vesting Date” has the meaning set forth in Section 1.6.

“Warrantholders Agreement” means the Warrantholders Agreement, dated as of [•], 2018, between the Company and the Holder.

1. Exercise of Warrants.

1.1 General Exercise. This Warrant may be exercised in whole or in part by the Holder at any time and from time to time after the Vesting Date and on or prior to the close of business on the Expiration Date, subject to Section 1.6 and Section 1.7; provided, however, that if such exercise would result in the Holder acquiring beneficial ownership of Common Stock (together with all other Common Stock owned by the Holder at such time) with a value of or in excess of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), notification threshold applicable to the Holder (the “HSR Threshold”), or with a value of or in excess of the notification thresholds of applicable competition or merger control laws of other jurisdictions applicable to the Holder (“Foreign Thresholds”), and no exemption to filing a notice and report form under the HSR Act or applicable competition or merger control laws of other jurisdictions, as the case may be, are applicable, then only the exercise of such portion of this Warrant, which when exercised does not exceed the HSR Threshold or Foreign Thresholds, shall be exercised and the Purchase Form and/or Notice of Exercise by Share Settlement shall be deemed to relate only to such portion of this Warrant, in which case the exercise of the remaining portion of this Warrant in excess of the HSR Threshold or Foreign Thresholds shall not occur until the expiration or early termination of the applicable waiting periods. Any exercise of this Warrant may be conditioned upon the occurrence of (a) a Public Sale of the Warrant Shares or (b) any event described in Section 8.3(iii). Such conditional exercise shall be deemed revoked if such event or transaction does not occur on the date, or within the dates, specified in the applicable notice provided by or on behalf of the Company pursuant to Section 8 (if such a notice was provided).

1.2 Exercise for Cash. This Warrant may be exercised (a “Cash Exercise”) by delivering this Warrant to the Company at its principal executive office, or at the office of its stock transfer agent, if any, accompanied by (i) the “Purchase Form” attached as Exhibit A hereto duly completed and executed on behalf of the Holder and (ii) a payment to the Company in the amount equal to the Exercise Price multiplied by the number of Warrant Shares in respect of which this Warrant is then exercised, plus all taxes required to be paid by the Holder, if any, pursuant to Section 2.

1.3 Exercise by Net Share Settlement. This Warrant may be exercised, in whole or in part (an “Exercise by Net Share Settlement”), into the number of Warrant Shares determined in accordance with this Section 1.3 by delivering this Warrant to the Company at its principal executive office, or at the office of its stock transfer agent, if any, accompanied by (i) the “Notice of Exercise by Net Share Settlement” attached hereto as Exhibit B duly completed and executed on behalf of the Holder

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and (ii) a payment to the Company for any taxes required to be paid by the Holder, if any, pursuant to Section 2. In the event of an exercise by Net Share Settlement, the Company shall issue to the Holder a number of Warrant Shares (rounded to the nearest whole number) computed using the following formula:

Y (A - B)
X =	A

Where:

X = The net number of shares of Common Stock to be issued to the Holder pursuant to the Exercise by Net Share Settlement;

Y = The gross number of shares of Common Stock in respect of which the Exercise by Net Share Settlement is made;

A = The Market Price as of the Exercise Date; and

B = The Exercise Price.

1.4 Issuance of Certificate(s); Authorization. Upon surrender of this Warrant and full compliance with each of the other requirements in Section 1.2, in the case of a Cash Exercise, and Section 1.3, in the case of an Exercise by Net Share Settlement, the Company shall, promptly, and in any event, within 2 Trading Days, either (i) issue and cause to be delivered a certificate or certificates or (ii) instruct its transfer agent to register in book entry form, in either case to the Holder, or upon the written request of the Holder, in and to such name or names as the Holder may designate, a certificate or certificates (or book entry shares) for the number of Warrant Shares issuable upon the Cash Exercise or the Exercise by Net Share Settlement, as the case may be. Such certificate or certificates (or book entry shares) shall not be deemed to have been issued, and any person so designated to be named therein shall not be deemed to have become or have any rights of a holder of record of such Warrant Shares, until all requirements set forth in Section 1.2, in the case of a Cash Exercise, and Section 1.3, in the case of an Exercise by Net Share Settlement, have been fully met by the Holder. The certificate(s) (or book entry shares) representing the Warrant Shares acquired upon the exercise of this Warrant shall bear the restrictive legend substantially in the form set forth on Exhibit C hereto; provided, that, upon the reasonable request of the Holder, at any time, and from time to time, when such legend is no longer required under the Securities Act or applicable state laws, the Company shall promptly remove such legend from any certificate representing the Warrant Shares (or issue one or more new certificates representing such Warrant Shares, which certificate(s) shall not contain a legend). The Company hereby represents and warrants that any Common Stock issued upon the exercise of this Warrant in accordance with the provisions of Sections 1.2 and/or 1.3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Holder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Warrant Shares so issued will be deemed to have been issued to the Holder (and the Holder shall be the beneficial owner thereof) as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date.

1.5 Full or Partial Exercise. This Warrant shall be exercisable, at the election of the Holder, either in full or in part and, in the event that this Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, the Company shall promptly issue a new certificate evidencing the remaining Warrant or Warrants, in a form substantially identical hereto, in the name of the Holder, and delivered to the Holder or to another person that the Holder has designated for delivery as soon as practicable, and in any event not exceeding three business days from such exercise.

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1.6 Vesting Period. This Warrant shall vest and become exercisable on January 1, 2021 (the “Vesting Date”); provided, however, that this Warrant shall only become exercisable on or after the Vesting Date if at any time following the Issue Date the Daily VWAP is at or above $2.40 per share of Common Stock. Notwithstanding any provision herein, this Warrant automatically shall vest upon the occurrence of a Change of Control (as defined in the Senior Credit Agreement) or a Liquidity Event and, as applicable, become subject to Section 7.

1.7 Restrictions on Exercise. The Holder will not be permitted to exercise the right to purchase Warrant Shares if and to the extent, as a result of such exercise, either (i) such Holder’s, together with such Holder’s Affiliates, aggregate voting power on any matter that could be voted on by holders of the Common Stock would exceed 19.9% of the Maximum Voting Power or (ii) such Holder, together with such Holder’s Affiliates, would beneficially own more than 19.9% of the then outstanding Common Stock; provided, however, that such exercise restriction shall not apply in connection with and subject to completion of (i) a Public Sale of the Warrant Shares to be issued upon such exercise, (ii) a bona fide third party tender offer for the Common Stock issuable thereupon, or (iii) a Liquidity Event if, in the case of each of clauses (i), (ii) and (iii), such Holder and its Affiliates will not beneficially own in excess of 19.9% of the then outstanding Common Stock following the consummation of such event. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of Warrant Shares to be issued with respect to which a Notice of Exercise by Net Share Settlement or Purchase Form has been given and the shares of Common Stock to be issued in connection with the exercise of any other outstanding warrants beneficially owned by such Holder or any of its Affiliates. Upon the written request of the Holder, the Company shall within two Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. The restrictions contained in this paragraph shall automatically terminate upon the consummation of a Liquidity Event with respect to the surviving Person (if other than the Company).

2. Payment of Taxes. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names (provided that the Holder has complied with the restrictions on transfer set forth herein and in the Warrantholders Agreement) as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by a properly executed assignment in form attached as Exhibit D hereto; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

3. Mutilated, Missing or Lost Warrant. In the event that this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for its loss, theft or destruction, a new Warrant with identical terms, representing an equivalent number of Warrant Shares and dated the same date as this Warrant that was mutilated, lost, stolen or destroyed, but only upon receipt of evidence and indemnity or other security reasonably satisfactory to the Company of the loss, theft or destruction of this Warrant.

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4. Reservation of Warrant Shares.

4.1 At all times prior to the Expiration Date, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of this Warrant, a number of shares of Common Stock equal to the aggregate Warrant Shares issuable upon the exercise of this Warrant. The Company shall use commercially reasonable efforts to take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violating the Company’s governing documents, any agreements to which the Company is a party on the date hereof, any requirements of any national securities exchange upon which shares of Common Stock may be listed or any applicable laws. The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

4.2 The Company covenants that it will take such actions as may be necessary or appropriate in order that all Warrant Shares issued upon exercise of this Warrant will, upon issuance in accordance with the terms of this Warrant, be fully paid and non-assessable, and free from any and all (i) security interests created by or imposed upon the Company and (ii) taxes, liens and charges with respect to the issuance thereof. If at any time prior to the Expiration Date the number and kind of authorized but unissued shares of the Company’s capital stock shall not be sufficient to permit exercise in full of this Warrant, the Company will as promptly as practicable take such corporate action as may, in the opinion of its counsel, be reasonably necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes. Without limiting the generality of the foregoing, the Company will not increase the stated or par value per share, if any, of the Common Stock above the Exercise Price per share in effect immediately prior to such increase in stated or par value.

4.3 The Company represents and warrants to the Holders that the issuance of this Warrant and the issuance of shares of Common Stock upon exercise thereof in accordance with the terms hereof will not constitute a breach of, or a default under, any other material agreements to which the Company is a party on the date hereof.

5. Fractional Shares. No fractional Warrant Shares, or scrip for any such fractional Warrant Shares, shall be issued upon the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 5, be issuable on the exercise of any Warrant, the Holder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock less the Exercise Price for such fractional share.

6. Anti-dilution Adjustments and Other Rights. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

6.1 Adjustment to Exercise Price. Upon any adjustment to the number of Warrant Shares for which this Warrant is exercisable pursuant to Sections 6.2. 6.3, 6.4 and 6.5, the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (i) the aggregate Exercise Price of the maximum number of Warrant Shares for which this Warrant was exercisable immediately prior to such adjustment by (ii) the number of Warrant Shares for which this Warrant is exercisable immediately after such adjustment; provided, however, that the Exercise Price with respect to the new number of Warrant Shares for which this Warrant is exercisable resulting from any such adjustment shall not be less than $0.01 per share.

6.2 Stock Dividend or Split. If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a subdivision or share split or share combination or reverse splitting, or shall increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then in each case, the number of Warrant Shares for which this Warrant is exercisable will be adjusted based on the following formula:

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NS’ = NS0 x	OS’
OS0

where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after such event

NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to such event

OS’	=	the number of shares of Common Stock outstanding immediately after such event

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 6.2 is declared but not so paid or made, the number of Shares for which this Warrant is exercisable shall again be adjusted to the number of Shares for which this Warrant is exercisable that would then be in effect if such dividend or distribution had not been declared.

6.3 Rights or Warrants. If the Company issues to all or substantially all holders of its Common Stock any rights or warrants entitling them to subscribe for or purchase shares of Common Stock, subject to the last paragraph of this Section 6.3, at a price per share less than the Market Price per share of Common Stock on the Business Day immediately preceding the date of announcement of such issuance, the number of Warrant Shares for which this Warrant is exercisable will be adjusted based on the following formula:

NS’ = NS0 x	OS0 + X
OS0 + Y

where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after such event

NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to such event

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event

X	=	the total number of shares of Common Stock issuable pursuant to such rights (or warrants)

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights (or warrants) divided by the Market Price per share of Common Stock as of the record date.

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Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the number of Warrant Shares for which this Warrant is exercisable shall be readjusted to the number of Shares for which this Warrant is exercisable that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the number of Warrant Shares for which this Warrant is exercisable shall again be adjusted to be the number of Warrant Shares for which this Warrant is exercisable that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. No adjustment shall be made pursuant to this Section 6.3 which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of this Warrant.

In determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

In the event the Company adopts or implements a shareholder rights agreement (a “Shareholder Rights Plan”) pursuant to which rights (“Rights”) are distributed to the holders of Common Stock of the Company and such Shareholder Rights Plan provides that each Warrant Share issued upon exercise of this Warrant at any time prior to the distribution of separate certificates representing such Rights will be entitled to receive such Rights, then there shall not be any adjustment to the exercise right or Exercise Price at any time prior to the distribution of separate certificates representing such Rights. If, however, prior to any exercise, the Rights have separated from the Common Stock, the Exercise Price shall be adjusted at the time of separation as described in this Section 6.3 (unless the Warrantholder or any of its Affiliates (as defined in the Shareholder Rights Plan) or Associates (as defined in the Shareholder Rights Plan) is an Acquiring Person (as defined in the Shareholder Rights Plan), in which case no adjustment shall be made pursuant to this Section 6 in respect of such Rights).

6.4 Other Distributions. If the Company fixes a record date for the making of any distribution of shares of its capital stock, other securities, evidences of indebtedness or other assets or property of the Company to all or substantially all holders of the Common Stock, excluding:

(i) dividends or distributions and rights or warrants referred to in Sections 6.2 or 6.3; and

(ii) dividends or distributions paid exclusively in cash referred to in Section 6.5;

then the number of Warrant Shares for which this Warrant is exercisable will be adjusted based on the following formula:

NS’ = NS0 x	SP0
SP0 - FMV

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where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after such distribution

NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to such distribution

SP0	=	the Market Price per share of Common Stock on the last Trading Day immediately preceding the first date on which the Common Stock trades regular way without the right to receive such distribution

FMV	=	the fair market value (as determined in good faith by the Board) of the shares of capital stock, other securities, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the record date for such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution. Such adjustment shall be made successively whenever such a record date is fixed with respect to a subsequent event.

With respect to an adjustment pursuant to this Section 6.4 where there has been a payment of a dividend or other distribution on the Common Stock or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit (a “Spin-Off”), the number of Warrant Shares for which this Warrant is exercisable in effect immediately before 5:00 p.m., New York City time, on the record date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

NS’ = NS0 x	FMV0 + MP0
MP0

where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after such distribution
NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to such distribution
FMV0	=

the average of the Market Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of such stock or equity interest over the first ten consecutive Trading Day period after the effective date of the Spin-Off

MP0	=	the average of the Market Prices of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off.

Such adjustment shall occur on the tenth consecutive Trading Day from, and including, the effective date of the Spin-Off. No adjustment shall be made pursuant to this Section 6.4 which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of this Warrant.

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6.5 Cash Dividend. If the Company makes any cash dividend (excluding any cash distributions in connection with the Company’s liquidation, dissolution or winding up) or distribution during any quarterly fiscal period to all or substantially all holders of Common Stock, the number of Shares for which this Warrant is exercisable will be adjusted based on the following formula:

NS’ = NS0 x	SP0
SP0 - C

where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after the record date for such distribution
NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to the record date for such distribution
SP0	=	the Market Price per share of the Common Stock on the last Trading Day immediately preceding the first date on which the Common Stock trades regular way without the right to receive such distribution
C	=	the amount in cash per share the Company distributes to holders of Common Stock.

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the date for such determination. No adjustment shall be made pursuant to this Section 6.4 which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of this Warrant.

6.6 No Adjustment if Participating. Notwithstanding the foregoing provisions of this Section 6, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a Warrantholder to exercise, for any distribution described therein if the Warrantholder will otherwise participate in the distribution with respect to its Warrant Shares without exercise of this Warrant (without giving effect to any separate exercise of preemptive rights).

6.7 Income Tax Adjustment. The Company may (but is not required to) make such decreases in the Exercise Price and increases in the number of Warrant Shares for which this Warrant is exercisable, in addition to those required by Sections 6.1 through 6.5, as the Board determines is consistent with the principles of Treasury Regulations Section 1.305-3 and considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.

6.8 No Adjustment. No adjustment to the Exercise Price or the number of Warrant Shares for which this Warrant is exercisable need be made:

6.8.1 upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

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6.8.2 upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

6.8.3 upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in Section 6.2 and outstanding as of the date this Warrant was first issued; or

6.8.4 for a change in the par value of the Common Stock.

6.9 Calculations. All adjustments made to the Exercise Price pursuant to this Section 6 shall be calculated to the nearest one-ten thousandth of a cent ($0.000001), and all adjustments made to the Warrant Shares issuable upon exercise of each Warrant pursuant to this Section 6 shall be calculated to the nearest one-ten thousandth of a Warrant Share (0.000001). Except as described in this Section 6, the Company will not adjust the Exercise Price and the number of Warrant Shares for which this Warrant is exercisable.

No adjustments of the Exercise Price or the number of Warrant Shares issuable upon the exercise of this Warrant that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 0.1% the Exercise Price or the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment.

6.10 Adjustment Event. In any case in which this Section 6 provides that an adjustment shall become effective immediately after (i) a record date or record date for an event, (ii) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to this Section 6 or (iii) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to this Section 6 (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (x) issuing to the Warrantholder of any Warrant exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 5. For purposes of this Section 6, the term “Adjustment Event” shall mean:

(A) in any case referred to in clause (i) hereof, the occurrence of such event,

(B) in any case referred to in clause (ii) hereof, the date any such dividend or distribution is paid or made, and

(C) in any case referred to in clause (iii) hereof, the date of expiration of such rights or warrants.

6.11 Number of Shares Outstanding. For purposes of this Section 6, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

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6.12 Successive Adjustments. Successive adjustments in the Exercise Price and the number of Shares for which this Warrant is exercisable shall be made, without duplication, whenever any event specified in this Section 6 shall occur.

6.13 Adjustment for Unspecified Actions. If the Company takes any action affecting the Common Stock, other than action described in this Section 6, which in the opinion of the Board would materially adversely affect the exercise rights of the Warrantholder, the Exercise Price for this Warrant and/or the number of Warrant Shares received upon exercise of this Warrant may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board may determine in good faith to be equitable in the circumstances; provided, however, that in no event shall any adjustment have the effect of increasing the Exercise Price or decreasing the number of Warrant Shares for which this Warrant may be exercised.

6.14 Voluntary Adjustment by the Company. In addition to any adjustments required pursuant to this Section 6, the Company may at its option, at any time during the term of this Warrant, reduce the then current Exercise Price or increase the number of Warrant Shares for which this Warrant may be exercised to any amount deemed appropriate by the Board; provided, however, that if the Company elects to make such adjustment, such adjustment will remain in effect for at least a 7-day period, after which time the Company may, at its option, reinstate the Exercise Price or number of Warrant Shares in effect prior to such reduction, subject to any interim adjustments pursuant to this Section 6.

7. Liquidity Event. Any Change of Control (as defined in the Senior Credit Agreement) or any other recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, which, in each case, is effected in such a way that all of the holders of Common Stock are entitled to receive (either directly or upon subsequent related dividend, distribution or liquidation) cash, stock, securities or assets (or a combination of the foregoing) with respect to or in exchange for Common Stock (other than a transaction that triggers an adjustment pursuant to Sections 6.1, 6.2, 6.3 or 6.4) is referred to herein (together with any such Change of Control) as a “Liquidity Event.” In connection with any Liquidity Event, each Holder shall have the right to acquire and receive, upon exercise of such Warrants, such cash, stock, securities or other assets or property as would have been issued or payable in such Liquidity Event (if such Holder had exercised such Warrant immediately prior to such Liquidity Event) with respect to or in exchange, as applicable, for the number of Warrant Shares that would have been issued upon exercise of such Warrants, if such Warrants had been exercised immediately prior to the occurrence of such Liquidity Event. The Company shall not effect any Liquidity Event unless simultaneously with the consummation thereof, the surviving or resulting Person (if other than the Company), or the acquiror, in the case of a sale of all or substantially all of the Company’s assets, resulting from such Liquidity Event shall assume in all material respects (including with respect to the provisions of Section 6 and this Section 7), the obligation to deliver to the Holder such cash, stock, securities or other assets or property which, in accordance with the foregoing provision, the Holder shall be entitled to receive upon exercise of the Warrants. The provisions of this Section 7 shall similarly apply to successive Liquidity Events.

8. Notices.

8.1 Notices Generally. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Company, at its principal executive offices and (ii) to the Holder, at the Holder’s address as it appears in the stock records of the Company (unless otherwise indicated by the Holder in writing) and to such other persons identified in Exhibit E hereto (as may be revised by the Holder in writing).

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8.2 Notice of Adjustment. Whenever the Exercise Price or the number of Warrant Shares and other property, if any, issuable upon the exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Holders a certificate of its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants after giving effect to such adjustment. Notwithstanding the foregoing, if the Holder objects to the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants (after giving effect to the proposed adjustment) set forth in the certificate provided by the Company’s Chief Financial Officer, the Company shall promptly obtain a certificate of an Independent Financial Expert appointed for such purpose setting forth the same information and detail as required in the immediately preceding sentence, and such certificate shall be used for the basis to effect the applicable adjustment to the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants.

8.3 Notice of Certain Transactions. In the event the Company shall propose to (i) distribute any dividend or other distribution to all holders of its Common Stock or options, warrants or other rights to receive such dividend or distribution, (ii) offer to all holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) effect any capital reorganization, reclassification, consolidation or merger, (iv) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (v) make a tender offer or exchange offer with respect to the Common Stock, the Company shall promptly send to the Holders a notice of such proposed action or offer at their addresses as they appear on the register of the Company, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares of stock and on property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any such adjustment pursuant to Section 6 which will be required as a result of such action. Such notice shall be given as promptly as possible and, in any case, at least fourteen (14) days prior to the date of the taking of such action, or participation therein, by the holders of Common Stock.

9. [Reserved].

10. Registration Rights. The Holder of this Warrant shall have such registration rights for the Warrant Shares as provided in the Warrantholders Agreement.

11. No Rights as Stockholder until Exercise. This Warrant does not entitle the Holder to any of the rights as a stockholder of the Company prior to the exercise hereof, including, without limitation, the right to receive dividends or other distributions, exercise any rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter. No provision thereof and no mere enumeration therein of the rights or privileges of any Holder shall give rise to any liability of such Holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

12. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and permitted assigns.

13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles.

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14. Severability. In the event that one or more of the provisions of this Warrant shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant, but this Warrant shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

15. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement is sought.

16. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

17. Counterparts. This Warrant may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

18. No Inconsistent Agreements. The Company shall not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders in this Warrant. The Company represents and warrants to the Holders that the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have each caused this common stock purchase warrant to be duly executed as of the date first written above.

GLOBAL EAGLE ENTERTAINMENT INC.

By:
Name:
Title:

[Signature Page to Common Stock Purchase Warrant of Global Eagle]

SEARCHLIGHT II TBO-W, L.P.

By:	Searchlight II TBO GP, LLC, its general
partner

By:
Name:
Title:

[Signature Page to Common Stock Purchase Warrant of Global Eagle]

EXHIBIT A TO
WARRANT

PURCHASE FORM

To:	Dated:

The undersigned hereby irrevocably elects to purchase                     shares of Common Stock of Global Eagle Entertainment Inc., a Delaware corporation, pursuant to the purchase provisions of Section 1.2 of the attached Warrant and herewith makes payment of $                    , representing the full purchase price for such shares at the price per share provided for in the Warrant.

Signature:

Address:

EXHIBIT B TO

WARRANT

NOTICE OF EXERCISE BY NET SHARE SETTLEMENT FORM

To: Global Eagle Entertainment Inc., a Delaware corporation	Dated: , 20

The undersigned hereby irrevocably elects to exchange the Warrant for a total of                      shares of Common Stock of Global Eagle Entertainment Inc., a Delaware corporation, pursuant to the Exercise by Net Share Settlement provisions of Section 1.3 of the attached Warrant.

Signature:

Address:

EXHIBIT C TO

WARRANT

FORM OF RESTRICTIVE LEGEND

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR BLUE SKY SECURITIES LAWS. THESE SHARES OF COMMON STOCK MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

ADDITIONALLY, THE TRANSFER OF THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANTHOLDERS AGREEMENT DATED AS OF [•], 2018, BETWEEN THE COMPANY AND SEARCHLIGHT II TBO-W, L.P., AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. UPON THE FULFILLMENT OF CERTAIN CONDITIONS, THE COMPANY HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE COMMON STOCK REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

EXHIBIT D TO

WARRANT

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                          (the “Holder”) hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares
(the “Assignee”)

HOLDER

Dated:

Signature:

Dated:

Witness:

By signing below, the Assignee acknowledges that it qualifies as an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.

ASSIGNEE

Dated:

Signature:

Dated:

Witness:

EXHIBIT E TO

WARRANT

NOTICE

A copy of all notices provided to the Holder in accordance with the Warrant shall also be provided to the following (provided that delivery of such copy shall not constitute notice):

Searchlight II TBO-W, L.P.

c/o Searchlight Capital Partners, L.P.

745 5th Avenue

New York, NY 10151

Attention: Eric Zinterhofer, Founding Partner

                 Eric Sondag, Partner

Email:      ezinterhofer@searchlightcap.com

                 esondag@searchlightcap.com

EXHIBIT F

GLOBAL EAGLE ENTERTAINMENT INC.

WARRANTHOLDERS AGREEMENT

Dated as of [•], 2018

TABLE OF CONTENTS

		Page
ARTICLE I

CERTAIN DEFINITIONS
Section 1.1.	Certain Definitions	1
Section 1.2.	General Interpretive Principles	8
ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1.	Representations and Warranties of the Parties	9

ARTICLE III

GOVERNANCE; OTHER COVENANTS

Section 3.1.	Board of Directors	10
Section 3.2.	Corporate Opportunities	13
Section 3.3.	NASDAQ Listing of Warrant Shares	13
Section 3.4.	Public Disclosure	13
Section 3.5.	Acquisition of Common Stock	14

ARTICLE IV

TRANSFER RESTRICTIONS

Section 4.1.	General Restrictions on Transfers	14
Section 4.2.	Certain Permitted Transfers	14

ARTICLE V

REGISTRATION RIGHTS

Section 5.1.	Piggyback Registrations	15
Section 5.2.	Demand Registration	16
Section 5.3.	Exceptions to the Company’s Obligations.	20
Section 5.4.	Registration Procedures	22
Section 5.5.	Information Supplied	25
Section 5.6.	Expenses	26
Section 5.7.	Restrictions on Disposition	26
Section 5.8.	Indemnification	26
Section 5.9.	Selection of Counsel	29
Section 5.10.	Market Standoff Agreement	29

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WARRANTHOLDERS AGREEMENT

This WARRANTHOLDERS AGREEMENT is dated as of [•], 2018, and effective as provided in Section 9.10, by and among Global Eagle Entertainment Inc., a Delaware corporation (together with its successors and assigns, the “Company”), Searchlight II TBO-W, L.P., a Delaware limited partnership (together with its Permitted Warrant Transferees, the “Holders”), and any other Person who becomes a party hereto pursuant to Article IX.

WHEREAS, the Company, Searchlight II TBO-W, L.P. and Searchlight II TBO, L.P., have entered into a Securities Purchase Agreement, dated as of the date hereof (as amended from time to time, the “Securities Purchase Agreement”), pursuant to which Searchlight II TBO-W, L.P. and Searchlight II TBO, L.P. have agreed to purchase (i) Notes (as defined below), (ii) Penny Warrants (as defined below) initially exercisable for an aggregate of 18,065,775 Warrant Shares (as defined below) and (iii) Market Warrants (as defined below) initially exercisable for an aggregate of 13,000,000 Warrant Shares; and

WHEREAS, the parties hereto desire to enter into certain arrangements relating to the Company and the Warrant Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” shall have the meaning set forth in Section 3.5.

“Actions” shall have the meaning set forth in Section 9.3.

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) the Company, its Subsidiaries and its other Affiliates shall not be considered Affiliates of any of the Holders or any of their respective Affiliates and (ii) except with respect to the definition of “Permitted Warrant Transferee,” Section 3.2, Section 5.8, Section 7.1, Section 7.2 and Section 9.11, none of the Holders shall be considered Affiliates of any Portfolio Company in which any of the Holders or any of their investment fund Affiliates have made any debt or equity investment.

“Agreement” means this Warrantholders Agreement as the same may be amended, supplemented, restated or otherwise modified.

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“Approved Stock Plan” means any stock option plan or other equity-based compensation plan of the Company that has been approved by the Board, which provides for the issuance of Common Securities to the directors, officers, employees, agents or consultants of the Company or its Subsidiaries.

“as exercised basis” means, with respect to the outstanding shares of Common Stock as of any date, all outstanding shares of Common Stock calculated on a basis in which all the Warrants are assumed to be exercised for cash and all shares of Common Stock issuable upon such exercise are assumed to be outstanding as of such date.

“beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming exercise of all Warrants, if any, owned by such Person to Common Stock).

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which the commercial banks in the State of New York are authorized or required by law or executive order to close or be closed.

“Business of the Company” means any business with the primary purpose of which is to be a provider of media, content, connectivity and data analytics to markets across air, sea or land.

“Capital Stock” means any and all shares of capital stock of the Company, including, without limitation, any and all shares of Common Stock.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as amended and restated on January 31, 2013 and as may be further amended from time to time.

“Claims” shall have the meaning set forth in Section 5.8(a).

“Closing” shall have the meaning set forth in the Securities Purchase Agreement.

“Common Securities” means Shares and any other security of the Company which is convertible into or exercisable for Shares.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Company Indemnified Parties” shall have the meaning set forth in Section 5.8(b).

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“Competitor” means the entities listed on an officer’s certificate delivered by the Company to the Holders on the date hereof, which certificate may be updated after the date hereof, from time to time, upon the mutual agreement of the Company and the Holders acting reasonably and in good faith.

“Competitor Director” shall have the meaning set forth in Section 3.1(b)(v).

“Controlling Person” shall have the meaning set forth in Section 5.8(a).

“Corporate Opportunity” shall have the meaning set forth in Section 3.2.

“Demand Notice” shall have the meaning set forth in Section 5.2(a).

“Demand Party” shall have the meaning set forth in Section 5.2(a).

“DGCL” means General Corporation Law of the State of Delaware, as amended.

“Equity Securities” means any and all shares of Common Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares (including the Warrants and the Warrant Shares).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1” means a registration statement on Form S-1 under the Securities Act, or any successor form thereto.

“Form S-3” means a registration statement on Form S-3 (other than on Form S-3ASR) under the Securities Act, or any successor form thereto.

“Form S-3ASR” means an “automatic shelf” registration statement on Form S-3 filed by a Well-Known Seasoned Issuer (as defined in the Securities Act).

“Form S-4” means a registration statement on Form S-4 under the Securities Act, or any successor form thereto.

“Form S-8” means a registration statement on Form S-8 under the Securities Act, or any successor form thereto.

“Fundamental Change Event” shall have the meaning set forth in Section 7.1.

“Indemnified Party” shall have the meaning set forth in Section 5.8(c).

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“Information Rights Period” shall mean the period beginning with the Issue Date and ending when the Searchlight Holder and its Affiliates beneficially owns less than 50% of the Penny Warrants (and/or the Warrant Shares issued upon exercise of such Penny Warrants) issued on the Issue Date.

“Issue Date” means [•], 2018.

“Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 of the Securities Act.

“Lock-Up Period End Date” shall have the meaning set forth in Section 4.1(a).

“Marketed Underwritten Offering” shall have the meaning set forth in Section 5.4(q).

“Market Warrant” shall have the meaning set forth in the Securities Purchase Agreement.

“Material Pending Event” shall have the meaning set forth in Section 5.3(b)(iv).

“Maximum Offering Size” shall have the meaning set forth in Section 5.2(e).

“NASDAQ” means any national stock exchanges now or hereafter maintained by NASDAQ, including, without limitation, the NASDAQ Global Select Market, the NASDAQ Global Market and the NASDAQ Capital Market.

“Non-Recourse Party” shall have the meaning set forth in Section 9.11.

“Options” shall mean any option to purchase or otherwise acquire Shares granted pursuant to any employment or consulting agreement with the Company or its Subsidiaries or pursuant to any equity compensation plan or program of the Company.

“PAR Agreement” shall have the meaning set forth in Section 5.11.

“Participation Amount” shall have the meaning set forth in Section 6.1(c).

“Participation Right” shall have the meaning set forth in Section 6.1(a).

“Participation Rights Closing” shall have the meaning set forth in Section 6.1(b).

“Participation Rights Notice” shall have the meaning set forth in Section 6.1(b).

“Penny Warrant” shall have the meaning set forth in the Securities Purchase Agreement.

“Permitted Warrant Transferee” means, with respect to a Holder, any Person who is both (i) an Affiliate of such Holder and (ii) a controlled Affiliate of Searchlight Capital Partners, L.P. and who has executed and delivered a Warrant Assignment Form in substantially in the form of Exhibit D attached to the applicable Warrant.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Piggyback Offering Notice” shall have the meaning set forth in Section 5.1(a).

“Portfolio Company” means any corporation, limited liability company, trust, joint venture, association, company, partnership, collective investment scheme or other entity in which a Person has invested, directly or indirectly.

“Prospectus” means the prospectus included in any registration statement, including any preliminary prospectus, any final prospectus and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and, in each case, including all materials incorporated by reference therein.

“Public Sale” shall mean (i) an underwritten public offering pursuant to an effective registration statement (other than a registration statement on Form S-4, Form S-8 or any successor or other forms promulgated for similar purposes) filed under the Securities Act or (ii) a “brokers’ transaction” (as defined in Rule 144).

“Registrable Securities” means (i) the Warrant Shares held by any Holder or issuable upon the exercise of Warrants held by the Holders, (ii) any shares of Common Stock held by any Holder at any time, however acquired; provided that such shares of Common Stock shall only be Registrable Securities if such Holder also owns at such time Warrant Shares, and (iii) any other Securities with respect to the Registrable Securities described in clauses (i) and (ii). As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, such securities shall have been distributed to the public pursuant to Rule 144, or such securities shall have ceased to be outstanding; provided that Registrable Securities will cease to be Registrable Securities at such time as a Holder and its Affiliates beneficially own Warrant Shares and Warrants that could be exercised into Warrant Shares that together represent less than 2.5% of the outstanding Common Stock and neither such Holder nor any of its Affiliates is or has in the prior six months been an Affiliate of the Company (as reasonably determined in good faith by such Holder). For purposes of this Agreement, any required calculation of the amount of, or percentage of, Registrable Securities shall be based on the number of shares of Common Stock which are Registrable Securities, including shares issuable upon the conversion, exchange or exercise of any security exercisable into Common Stock (including the Warrants).

“Registration Expenses” means any and all reasonable, documented expenses incident to performance of or compliance with Article V, including (i) all SEC and securities exchange, FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in FINRA rule 5121(f), and of its counsel), other than SEC filing fees relating to Registrable Securities referred to in clause (ii)

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of the definition of Registrable Securities (which fees shall be for the account of the Holders), (ii) all reasonable, documented fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and any escrow fees), (iii) all printing, messenger and delivery expenses, (iv) all reasonable, documented fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (vi) the reasonable expenses incurred by the Company or any underwriters in connection with any “road show” undertaken pursuant to Section 5.1 or Section 5.4(q) and (vii) all reasonable fees and disbursements of one lead counsel (and any local counsel, if necessary) to the Holders to represent such Holders, with such counsel selected by such Holders.

“Representative” means directors, officers, employees, principals, partners, managers, members, agents, advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) and other representatives of a Person.

“Restricted Issuance Notice” shall have the meaning set forth in Section 6.1(c).

“Restricted Period” shall mean the period of time from the Issue Date to and including December 31, 2020.

“Restricted Period Termination Date” shall have the meaning set forth in Section 5.1(a).

“Searchlight” means Searchlight Capital Partners, L.P. and its controlled Affiliates.

“Searchlight Board Right Period” shall have the meaning set forth in Section 3.1(b)(iv).

“Searchlight Director” means a member of the Board who was appointed or elected to the Board as a Searchlight Nominee.

“Searchlight Director Replacement” shall have the meaning set forth in Section 3.1(b)(iii).

“Searchlight Group Member” shall have the meaning set forth in Section 3.2.

“Searchlight Holder” means Searchlight II TBO-W, L.P.

“Searchlight Nominees” shall have the meaning set forth in Section 3.1(b)(iv).

“SEC” means the U. S. Securities and Exchange Commission or any successor agency.

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“Securities” means any Warrant Shares or other securities which may be issued, converted, exchanged or distributed in respect of such Warrant Shares, or in substitution of such Warrant Shares, in connection with any stock split, dividend or combination, or any recapitalization, reclassification, merger, consolidation, exchange or other similar reorganization with respect to such Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Seller Indemnified Parties” shall have the meaning set forth in Section 5.8(a).

“Shares” means any shares of Common Stock.

“Shelf Registration” shall have the meaning set forth in Section 5.2(a).

“Shelf Take-Down” shall have the meaning set forth in Section 5.2(b).

“Standstill Period” shall have the meaning set forth in Section 7.1.

“Subsequent Notice” shall have the meaning set forth in Section 6.1(d).

“Subsidiary” when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership or a limited liability company, more than 50% of the general partnership or managing member interests, respectively) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Transfer” includes any sale, assignment, exchange, gift, bequest, pledge, participation, hypothecation or other disposition or encumbrance, whether directly, indirectly, voluntarily, involuntarily, synthetically, in whole or in part, by operation of law or merger, pursuant to judicial process or otherwise; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the exercise of one or more Warrants or other Securities convertible or exercisable into Common Stock, (ii) the redemption or other acquisition of Common Stock or Warrants by the Company or (iii) the transfer of any limited partnership interests or other equity interests in a Holder (or any direct or indirect parent entity of such Holder); provided that such transfer does not result in the transfer of control of such Holder to a third party who is not a controlled Affiliate of Searchlight Capital Partners, L.P. The terms “Transferor,” “Transferee” and “Transferable” have meanings correlative to the foregoing.

“Underwritten Shelf Take-Down” shall have the meaning set forth in Section 5.2(b).

“Voting Securities” means, at any time, shares of any class of Equity Securities which are then entitled to vote generally in the election of directors to the Board.

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“Warrants” means the collective reference to the Penny Warrants and the Market Warrants.

“Warrant Shares” means the shares of Common Stock that may be issued upon the exercise of the Warrants, as may be adjusted from time to time in accordance with the terms of the Warrants.

Section 1.2. General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The terms “dollars” and “$” shall mean United States dollars. Except as otherwise set forth herein, Shares underlying unexercised Options or warrants that have been issued by the Company shall not be deemed “outstanding” for any purposes in this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any time this Agreement states that the “consent” of Searchlight or any of its Affiliates is required for any action to be taken pursuant to the terms of this Agreement or otherwise, such “consent” shall deemed to mean the prior written consent of the beneficial owners of a majority of the Warrant Shares then beneficially owned by Searchlight. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (unless, otherwise required by applicable law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of the Parties. Each of the parties hereto hereby represents and warrants to each of the other parties on the date hereof and as of the Closing as follows:

(a) Such party is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b) Such party has the full power, authority and legal right to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action, corporate or otherwise, of such party. This Agreement has been duly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(c) The execution and delivery by such party of this Agreement, the performance by such party of its obligations hereunder and the consummation of the transactions contemplated herein by such party does not and will not violate (i) any provision of its by-laws, charter, articles of association, partnership agreement or other similar governing or organizational document, (ii) any provision of any material agreement to which it is a party or by which it is bound or (iii) any law, rule, regulation, judgment, order or decree to which it is subject.

(d) Except to the extent provided in the Securities Purchase Agreement, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with the execution, delivery or enforceability of this Agreement or the consummation of any of the transactions contemplated herein.

(e) Such party is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such party’s ability to enter into this Agreement or to perform its obligations hereunder.

(f) There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such party to enter into this Agreement or to perform its obligations hereunder.

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ARTICLE III

GOVERNANCE; OTHER COVENANTS

Section 3.1. Board of Directors.

(a) Board Size. The size of the Board shall be determined in the manner set forth from time to time in the Company’s Certificate of Incorporation or bylaws and as further set forth below.

(b) Board Representation.

(i) Initial Director Designees. Effective as of the Closing, the Board will take all corporate and other actions necessary to (A) increase the size of the Board to ten members, and (B) appoint Eric Zinterhofer and Eric Sondag as Class III directors (as such term is used in the Certificate of Incorporation) of the Company with a term expiring at the 2020 annual meeting of the stockholders of the Company and until their respective successors are duly elected and qualified to stand for reelection at the 2020 annual meeting of the stockholders of the Company and until their respective successors are duly elected and qualified, (which individuals shall meet the conditions set forth in Section 3.1(b)(vi)). Messrs. Zinterhofer and Sondag (and each of their successors) shall be deemed Searchlight Directors and Searchlight Nominees.

(ii) For so long as the Searchlight Holder has the right to nominate members to the Board pursuant to Section 3.1(b)(iv), the Company shall (i) cause the Board to have sufficient vacancies to permit the Searchlight Nominees to be added as members of the Board, (ii) nominate the Searchlight Nominees for election to the Board and include such Searchlight Nominees in the Company’s preliminary and definitive proxy statements filed with the SEC for any applicable annual meeting of stockholders at which stockholders of the Company will vote on the election of directors to the Board, (iii) recommend that the Company’s stockholders vote in favor of the Searchlight Nominees or Searchlight Directors, as applicable, in all subsequent stockholder meetings at which such Searchlight Nominees or Searchlight Directors, as applicable, stand for election or reelection to the Board, and (iv) support the Searchlight Nominees or Searchlight Directors, as applicable, in a manner no less favorably than the manner in which the Company supports its other director nominees.

(iii) For so long as the Searchlight Holder has the right to nominate members of the Board pursuant to Section 3.1(b)(iv), if a vacancy on the Board is created as a result of a Searchlight Director’s death, disability, resignation (other than pursuant to Section 3.1(b)(v)) or removal, then the Searchlight Holder and the Company shall discuss together in good faith the recommendation by the Searchlight Holder of an individual (a “Searchlight Director Replacement”) to fill such vacancy, which individual shall meet the conditions set forth in Section 3.1(b)(vi); provided that the Company’s consent to such Searchlight Director Replacement shall not be required. The Company shall take all actions that are reasonable or appropriate to cause the Searchlight Director Replacement to fill such resulting vacancy and such individual shall be deemed a Searchlight Director and a Searchlight Nominee. Each Searchlight Director on the Board shall be entitled to serve on, and the Board shall appoint such Searchlight Director to, any committee or committees of the Board upon which such Searchlight Director

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may wish to serve (or any committee or committees established by the board of directors or board of managers maintained by any Subsidiary of the Company), subject, solely with respect to a committee appointment, to such Searchlight Director satisfying qualification and independence rules and regulations of the applicable stock exchange on which the Common Stock is listed or the SEC as in effect at the time of determination with respect to any such committees; and, provided, further, that no more than one Searchlight Director may serve on any particular committee. Further, each Searchlight Director shall be entitled to receive compensation in his or her capacity as a director consistent with the compensation received in such capacity by other non-employee members of the Board, including any fees and equity awards, and reimbursement for reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees.

(iv) Director Nomination Rights. To the extent permitted by applicable law and the rules of the principal stock exchange or market on which the Shares are then traded or listed, for so long as Searchlight beneficially owns at least 25% of the number of Penny Warrants issued on the Issue Date (and/or the respective Warrant Shares issued in connection with the exercise of the Penny Warrants) (the “Searchlight Board Right Period”), Searchlight Holder shall have the right to nominate a number (rounded up to the nearest whole number) of individuals for election to the Board equal to the product of the following and the Company shall include such directors in its recommended Board slate (such individuals, the “Searchlight Nominees”): (i) the number of directors then serving on the Board multiplied by (ii) a fraction, the numerator of which is the total number of outstanding Warrant Shares underlying the Penny Warrants beneficially owned by Searchlight (after giving effect to the exercise of the Penny Warrants) and the denominator of which is the sum of (A) the total number of outstanding shares of Common Stock plus (B) the number of Warrant Shares underlying the Penny Warrants that have not yet been exercised; provided, however, that, in any event, the number of individuals that Searchlight Holder may be entitled to nominate under this Section 3.1(b) shall not exceed one if Searchlight beneficially owns less than 50% of the Penny Warrants (or the Warrant Shares issued in connection with the exercise of the Penny Warrants) issued or issuable on the Issue Date; provided, further, that in the event that Searchlight beneficially owns at least 50% of the Penny Warrants (or the Warrant Shares issued in connection with the exercise of the Penny Warrants) issued or issuable on the Issue Date, the number of individuals that Searchlight Holder may be entitled to nominate under this Section 3.1(b) shall not exceed two.

(v) Exceptions. Notwithstanding anything herein to the contrary, Searchlight Holder shall not have any rights to nominate an individual for election to the Board pursuant to this Section 3.1(b), and shall cause any such individuals previously so nominated by Searchlight Holder, including Messrs. Zinterhofer and Sondag, to resign as a member of the Board within five (5) Business Days after receiving a written request from the Company if Searchlight has, at any time after the date of this Agreement, (a) an employee, member or partner (other than any third party limited partner who is an investor in Searchlight) of Searchlight that is a director or executive officer of a Competitor of the Company (each such person, a “Competitor Director”), (b) a Portfolio Company that is a Competitor of the Company or (c) if the Searchlight Board Right Period has ended; provided, however, that Searchlight’s right to nominate individuals to the Board pursuant to this Section 3.1 shall not be impaired, restricted or rescinded in any manner, if prior to the appointment of any Competitor Director or any investment in a Portfolio Company that would constitute a Competitor hereunder, Searchlight has first obtained

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the prior written consent of the Board (with the Searchlight Directors abstaining) (such consent not to be unreasonably withheld, conditioned or delayed) to such Searchlight employee, member or partner (other than any third party limited partner who is an investor in Searchlight) serving as a Competitor Director or to such investment in such Portfolio Company.

(vi) Searchlight Nominee Qualifications. As a condition to any Searchlight Nominee’s appointment or nomination to the Board pursuant to this Agreement, such Searchlight Nominee shall agree to provide to the Company information required to be or customarily disclosed for directors, candidates for directors and their Affiliates and Representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations and such other information as reasonably requested by the Company from time to time with respect to such Searchlight Nominee; provided that in no event shall such Searchlight Director’s relationship with Searchlight or its Affiliates (or any other actual or potential lack of independence resulting therefrom), in and of itself, be considered to disqualify such Searchlight Director from being a member of the Board pursuant to this Section 3.1. Each Searchlight Nominee shall, prior to being appointed or nominated, submit to the Company a fully completed, true and accurate copy of Company’s standard director questionnaire and other reasonable and customary director onboarding documentation (including an authorization form to conduct a background check) required by the Company in connection with the appointment or nomination of any new Board member. Each Searchlight Nominee shall ensure, that, at all times while serving as a member of the Board, he or she will (i) meet all director independence and other standards of the Company, NASDAQ and the SEC and applicable provisions of the Exchange Act, including Rule 10A-3, and (ii) be qualified to serve as a director under applicable law and comply with requirements applicable to directors thereunder. In addition, while serving as a member of the Board, each Searchlight Nominee shall comply with all policies, procedures, processes, codes, rules, standards and guidelines of the Company that have been adopted by the Board and which are applicable to all non-employee Board members, and shall preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees to the extent not disclosed publicly by the Company; provided that, subject to the Company, such Searchlight Director and Searchlight entering into a customary and reasonable mutually acceptable confidentiality agreement, such Searchlight Director shall be entitled to discuss Company business and matters discussed at meetings of the Board with other Representatives of Searchlight and its Affiliates so long as such interaction is covered by such confidentiality agreement and does not jeopardize any attorney-client privilege.

(vii) Director Indemnification. The Company shall indemnify the Searchlight Directors in accordance with the indemnity agreement entered into by the Company and the Searchlight Nominees on the date hereof.

(viii) Board Size. Prior to the expiration of the Searchlight Board Right Period, (i) the Company shall not increase the size of the Board to more than a total of 12 director seats; provided that the Company may temporarily increase the size of the Board to facilitate the retirement or resignation of any incumbent director and the replacement thereof with a new director and (ii) the Company shall not decrease the size of the Board if such decrease would require the resignation of any Searchlight Director, in each case, without the prior written consent of Searchlight.

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Section 3.2. Corporate Opportunities. (a) No Holder, nor any stockholder, member, manager, partner or Affiliate of any Holder or their respective officers, directors, employees or agents, and no Searchlight Director serving as a member of the Board in accordance with Section 3.1 (any of the foregoing, a “Searchlight Group Member”) shall have any duty to communicate or present an investment or business opportunity or prospective economic advantage to the Company or any of its Subsidiaries in which the Company or one of its Subsidiaries may, but for the provisions of this Section 3.2, have an interest or expectancy (“Corporate Opportunity”) and (b) no Holder nor any Searchlight Group Member (even if such Person is also an officer or director of the Company or any of its Subsidiaries) will be deemed to have breached any fiduciary or other duty or obligation to the Company or any of its Subsidiaries by reason of the fact that any such Person pursues or acquires a Corporate Opportunity for itself or its Affiliates or directs, sells, assigns or transfers such Corporate Opportunity to another Person or does not communicate information regarding such Corporate Opportunity to the Company. The Company, on behalf of itself and its Subsidiaries, renounces any interest in any Corporate Opportunity and any expectancy that a Corporate Opportunity will be offered to the Company or any of its Subsidiaries by Searchlight or its Affiliates.

Section 3.3. NASDAQ Listing of Warrant Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall promptly apply to cause the aggregate number of shares of Common Stock issuable upon the exercise of the Warrants to be approved for listing on the NASDAQ, subject to official notice of issuance. If required as a result of anti-dilution adjustments contained in the Warrants, from time to time following the Issue Date, the Company shall cause the number of shares of Common Stock issuable upon exercise of the then outstanding Warrants to be approved for listing on the NASDAQ, subject to official notice of issuance.

Section 3.4. Public Disclosure. The Holders and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, the Securities Purchase Agreement, the Warrants and each other document or agreement executed in connection with any of the foregoing, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system; provided, however, that without the Company’s prior consent, Searchlight may provide general information about the subject matter of this Agreement (but not any material non-public information regarding the Company or its Subsidiares) to any of its current or prospective investors or limited partners to the extent such disclosure is made in the ordinary course of the Searchlight’s reporting or review procedures or in connection with Searchlight’s ordinary course fundraising, marketing, information or reporting activities, in each case, subject to such communication being covered by a customary non-disclosure agreement between Searchlight and such investors and/or limited partners.

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Section 3.5. Acquisition of Common Stock. Following the date of this Agreement and until the earlier of (i) Searchlight no longer beneficially owning at least 25% of the number of Market Warrants issued on the Issue Date (and/or the respective Warrant Shares issued in connection with the exercise of the Market Warrants) and (ii) the Lock-Up Period End Date, wihtout the prior consent of Searchlight, the Company shall not, and shall not permit any Restricted Subsidiary (as defined in the Securities Purchase Agreement) to, at any time or from time to time directly or indirectly, redeem, purchase or otherwise acquire (any such event, an “Acquisitions”) any Equity Securities of the Company for a consideration per share (plus, in the case of any options, rights, or securities, the additional consideration required to be paid to the Company upon exercise, conversion or exchange) greater than the Market Price (as defined in the Warrants) per share of Common Stock immediately prior to the earlier of (x) the announcement of such Acquisition or (y) such Acquisition.

ARTICLE IV

TRANSFER RESTRICTIONS

Section 4.1. General Restrictions on Transfers.

(a) Except as expressly permitted by this Agreement or the Warrants, a Holder may not Transfer all or any portion of the Warrants, the Warrant Shares or any right or economic interest pertaining thereto prior to January 1, 2021 (the “Lock-Up Period End Date”). For the avoidance of doubt and notwithstanding anything set forth in this Agreement to the contrary, following the Lock-Up Period End Date, the Holder and its Permitted Warrant Transferees shall be entitled to Transfer all or a portion of the Warrants and Warrant Shares without restriction or limitations (including any restrictions or limitations set forth in Section 4.2 or elsewhere in this Agreement or the Warrant), subject to the restrictions set forth in the first paragraph of the legends included on the Warrants. Any Transfer that is not in compliance with the provisions of this Article IV (other than a Transfer permitted pursuant to the other terms of this Agreement and the Warrant) shall be deemed a Transfer by such Holder in violation of this Agreement and the Warrants (and a breach of this Agreement and the Warrants by such Holder) and shall be null and void ab initio.

Section 4.2. Certain Permitted Transfers.

(a) Notwithstanding anything to the contrary contained in this Article IV, but subject to compliance with this Section 4.2, the Holder shall be permitted at any time prior to the Lock-Up Period End Date to Transfer all or a portion of the Warrant or the Warrant Shares under the following circumstances:

(i) Transfers by a Holder to any Permitted Warrant Transferee;

(ii) Transfers to the Company or any of its Subsidiaries;

(iii) Transfers pursuant to any tender offer, exchange offer, merger, consolidation, reclassification, reorganization, recapitalization or other similar transaction involving the Company or any of its Subsidiaries in which stockholders of the Company are offered, permitted or required to participate as holders of the Company’s Capital Stock; and

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(iv) Transfers that have been approved in writing by the Board.

(b) If at any time prior to the Lock-Up Period End Date, a Permitted Warrant Transferee ceases to qualify as a Permitted Warrant Transferee, then any portion of the Warrant or Warrant Shares issued upon exercise hereof then held by such Permitted Warrant Transferee (and all interest and rights related thereto) will, without any further action required by such Permitted Warrant Transferee, be automatically Transferred back to the original Holder of the Warrant, and such former Permitted Warrant Transferee and the original Holder of the Warrant shall take such action as the Company deems reasonably appropriate to document and effect such Transfer. Upon surrender and delivery of the Warrants by the Holder or a Permitted Warrant Transferee thereof, together with a written assignment of the Warrant substantially in the form attached as Exhibit B to the Warrants duly executed by the Holder and the Permitted Warrant Transferee and funds sufficient to pay any applicable transfer taxes (if any) payable upon the making of such Transfer, the Company shall (i) execute and deliver a new Warrant or Warrants in the name of the original Holder and in the denominations specified in such instrument of Transfer, (ii) issue to the Transferor a new Warrant evidencing the portion of the Warrant, if any, not so Transferred, (iii) promptly cancel the original Warrant and (iv) take such other ministerial actions as reasonably necessary to accomplish and evidence such Transfer. Upon the transfer of any Warrant Shares by the Holder or a Permitted Warrant Transferee, the Company shall promptly issue or cause to be delivered a certificate or certificates (or book entry shares) for such Warrant Shares in accordance with Section 1.4 of the Warrant.

ARTICLE V

REGISTRATION RIGHTS

Section 5.1. Piggyback Registrations.

(a) General. If the Company proposes to register Common Securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or other forms promulgated for similar purposes, and other than demand registrations pursuant to Section 5.2) involving the offering of such Common Securities at any time after the last day of the Restricted Period (the “Restricted Period Termination Date”), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities that are the same class of such Common Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written or telephonic notice (a “Piggyback Offering Notice”) to the Holders of its intention to do so, the form on which the Company expects to effect such registration (e.g., Form S-1, Form S-3 or Form S-3ASR), the anticipated filing date with the SEC of such registration statement, the anticipated date that the registration statement will be declared or otherwise become effective, whether the offering is to be underwritten, in the case of Form S-3 or Form S-3ASR, the anticipated date and time that the offering will be made. The registration rights provided for in this Section 5.1 are in addition to, and not in lieu of, registrations made upon the demand of any Holder in accordance with Section 5.2(a).

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(b) Form S-1. If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-1, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within ten days after the receipt of any such notice but in no event later than two (2) Business Days prior to the date the Form S-1 is filed with the SEC, the Company will, subject to the conditions set forth in Section 5.3 and the provision of the information specified in Section 5.5, use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.

(c) Form S-3. If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-3, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within ten days after the receipt of any such notice, notifying the Company whether any Holders intend to include within the Form S-3 or any Prospectus included therein Registrable Securities, the Company will, subject to the conditions set forth in Section 5.3 and the provision of the information specified in Section 5.5, use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.

(d) Form S-3ASR. If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-3ASR, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within ten days after the receipt of any such notice, prior to the date and time of the offering as specified in the Company’s notice, notifying the Company whether any Holders intend to include within such Form S-3ASR or any Prospectus included therein Registrable Securities, the Company will, subject to the conditions set forth in Section 5.3 and the provision of the information specified in Section 5.5, use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.

(e) Exercise into Registrable Securities. Nothing in this Section 5.1 shall limit the right of any Holder to request the registration of the Registrable Securities issuable upon exercise of the Warrants by such Holder (subject to such exercise occurring prior to the completion of the sale of the underlying Registrable Securities prior to such registration), notwithstanding the fact that at the time of the request such Holder holds Warrants and not the underlying Common Stock.

(f) Right to Withdraw. If a registration pursuant to this Section 5.1 involves an underwritten offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement (or the date of any prospectus supplement filed in connection therewith, in the case of a shelf registration) filed in connection with such registration, not to register all or any part of such Holder’s Registrable Securities in connection with such registration.

Section 5.2. Demand Registration.

(a) Subject to the provisions of this Section 5.2(a), upon the written request (a “Demand Notice”) of a Holder (the “Demand Party”) requesting that the Company effect the registration under the Securities Act of all or part of such Demand Party’s Registrable Securities,

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which Registrable Securities will be offered for sale after the Restricted Period Termination Date, and specifying the amount and intended methods of disposition thereof, including pursuant to a shelf registration statement utilizing Rule 415 of the Securities Act (or its successor provision) (a “Shelf Registration”), which Shelf Registration shall only be permitted hereunder if the Company is then eligible to use Form S-3, thereupon the Company will promptly give written notice of such requested registration to each of the other Holders and thereupon will, as expeditiously as reasonably practicable (and in any event no later than 45 days after the date of the Demand Notice), file and use its commercially reasonable efforts to cause to be declared effective under the Securities Act as promptly as practical a registration statement to effect the registration under the Securities Act of the following; provided that, notwithstanding the foregoing: (x) to the extent a Demand Notice is delivered not less than 45 days prior to the Restricted Period Termination Date requesting a Shelf Registration, the Company shall use its commercially reasonable efforts to cause such registration statement to become effective no later than the first (1st) Business Day after the Restricted Period Termination Date, and (y) under no circumstances under this Section 5.2(a) (including the foregoing clause (x)) shall the Company be required to file any registration statement prior to the date that is 45 days prior to the Restricted Period Termination Date:

(i) such Registrable Securities which the Company has been so requested to register by the Demand Party under the Demand Notice; and

(ii) the Registrable Securities of Holders which the Company has been requested to register by written request to the Company by the Holders within ten days after the giving of such written notice by the Company to the Holders (which request shall specify the amount and intended methods of disposition of such securities);

all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities and such other securities so to be registered.

(b) Shelf Take-Downs. Any of the Holders whose Registrable Securities have been registered pursuant to a Shelf Registration may initiate an offering or sale of Registrable Securities pursuant to such Shelf Registration (each, a “Shelf Take-Down”) and, except as set forth in this Section 5.2(b) with respect to Marketed Underwritten Offerings (as defined below), such Holder shall not be required to permit the offer and sale of Registrable Securities by other Holders in connection with such Shelf Take-Down. If the initiating Holders so elect by written request to the Company, a Shelf Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and the Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration for such purpose as soon as practicable. Only the Demand Party shall have the right to initiate an Underwritten Shelf Take-Down, and the Company shall provide notice to the other Holders of such registration in accordance with the provisions of Section 5.2(a), if required with respect to Marketed Underwritten Offering.

(c) Effective Registration Statement. A registration requested pursuant to this Section 5.2 will not be deemed to have been effected unless: (i) it has been declared effective by the SEC or has otherwise become effective under the Securities Act, or (ii) it has been filed with the SEC but abandoned or withdrawn at the request of the Demand Party prior to effectiveness, other than an abandonment or withdrawal requested because of: (A) the stock price of the

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Common Stock falling 10% or more since the delivery of a request for registration pursuant to this Section 5.2 (provided that such registration shall be deemed to have been effected, unless (x) the Holders participating in the registration reimburse the Company for Registration Expenses incurred or payable by the Company up until the receipt of notice of an abandonment or withdrawal pursuant to this clause (A) and for the withdrawal of the registration statement, and (y) a Demand Party has not previously requested abandonment or withdrawal of a registration pursuant to this clause (A) more than twice in any 12 month period, (B) the delivery of a postponement notice pursuant to Section 5.3(b)(iv), (C) a material adverse change in the Company’s and its Subsidiaries’ prospects, business, operations, properties, assets, liabilities, financial condition or results of operations, taken as a whole, which became known to the Holders or the public after the delivery of a request for registration pursuant to this Section 5.2 or (D) the discovery of materially adverse, non-public information concerning the Company and its Subsidiaries, taken as a whole.

(d) Selection of Underwriters. If a requested registration pursuant to this Section 5.2 involves an underwritten offering, the investment bankers, underwriters and managers for such registration shall be selected by the Demand Party, subject to the reasonable agreement by the Company, which shall not be withheld or delayed.

(e) Priority in Demand Registrations; Right to Abandon or Withdraw. If a requested registration pursuant to this Section 5.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Common Securities (including Registrable Securities) to be included in such registration as contemplated by the Holders and the Company would be likely to exceed the largest number of Common Securities that can be sold without having an adverse effect on the success of such offering, including any impact on the selling price or the number of Common Securities that can be sold (the “Maximum Offering Size”), then the Company shall include in such registration (i) first, 100% of the Registrable Securities requested to be included in such registration by the Demand Party and other Holders of Registrable Securities who have requested that their Registrable Securities be included up to the Maximum Offering Size (such Registrable Securities allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Demand Party and the other Holders of Registrable Securities so requested to be included in such registration by each) and (ii) second, to the extent the managing underwriter believes additional securities can be sold in the offering without exceeding the Maximum Offering Size, the securities the Company proposes to sell up to the number of securities that, in the opinion of such managing underwriter, can be sold without exceeding the Maximum Offering Size. Notwithstanding the foregoing, if the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to this Section 5.2 that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Demand Party or that all of the Registrable Securities requested to be included in a registration by a Demand Party pursuant to this Section 5.2 cannot be sold in the manner requested, then the Demand Party shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement; it being understood that in the event the Demand Party exercises its right set forth in this sentence, the Company shall remain liable for any Registration Expenses pursuant to Section 5.6 and that the abandonment or withdrawal of the registration statement shall nevertheless constitute a registration for purposes of Section 5.3(b)(i) unless the Demand Party elects to pay (or reimburse the Company for) such Registration Expenses, in which case such registration statement shall not constitute a registration for purposes of Section 5.3(b)(i).

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(f) Minimum Offering Size. Any underwritten sale pursuant to a Shelf Registration pursuant to this Section 5.2 must be for a number of Registrable Securities which, based on the good-faith determination of the Holders, will result in gross proceeds of at least $10 million.

(g) Method of Disposition. Subject to Section 5.7, each Holder of Registrable Securities may, pursuant to the registration statement covering such Registrable Securities, from time to time, sell, transfer or otherwise dispose of any or all of such Holder’s shares of Registrable Securities on any stock exchange, market or trading facility on which the Registrable Securities are traded or in private transactions. Each Holder of Registrable Securities may use any method, or combination of methods, of disposing of such Registrable Securities or interests therein by any method, or combination of methods, permitted pursuant to applicable law, including, without limitation, short sales entered into after the effective date of the registration statement covering such Registrable Securities and through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise. For the avoidance of doubt, to the extent permitted by applicable law, each Holder may, in connection with the sale of Registrable Securities or interests in Registrable Securities, enter into hedging transactions with broker-dealers or other financial institutions, which may in turn, to the extent so permitted, engage in short sales of the Common Stock in the course of hedging the positions they assume, and each Holder may also sell shares of Common Stock short and deliver these securities to close out such Holder’s short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. Each Holder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Registrable Securities offered by the applicable registration statement, which Registrable Securities, to the extent they may be included on such registration statement and the required information has been timely provided to the Company in accordance herewith and is appropriately reflected therein, such broker-dealer or other financial institution may resell pursuant to the applicable registration statement. Subject to Article IV, each Holder may, to the extent permitted by applicable law, enter into derivative transactions with third parties, or sell securities not covered by an applicable registration statement to third parties in privately negotiated transactions. To the extent they may be included on such registration statement and the required information has been timely provided to the Company in accordance herewith and is appropriately reflected therein, in connection with those derivatives, such third parties may sell securities covered by the applicable registration statement, including in short sale transactions. If the foregoing applies, the third party may use securities pledged by the Holder or borrowed from the Holder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from the Holders in settlement of those derivatives to close out any related open borrowings of securities. In each of the foregoing cases, the third party in the transactions described in this Section 5.2(g) will be an underwriter subject to the provisions of Section 5.2(d), and the Holders seeking to include such transactions in the applicable registration statement and the Company will comply with the same procedures as are applicable to a Shelf Take-Down in preparing the necessary amendment or supplement to such registration statement. In addition, for avoidance of doubt, the Holders of hedging Common Stock will be subject to the provisions of Section 5.10.

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Section 5.3. Exceptions to the Company’s Obligations.

(a) Notwithstanding anything in Section 5.1 to the contrary:

(i) if, at any time after giving a Piggyback Offering Notice, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration; and

(ii) if a registration pursuant to Section 5.1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Common Securities (including Registrable Securities requested to be included in such registration) to be included in such registration as contemplated by the Company and the Holders would be likely to exceed the Maximum Offering Size, then the Company shall include in such registration (a) first, 100% of the securities the Company proposes to sell, and (b) second, to the extent of the amount of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter can be sold without exceeding the Maximum Offering Size, the amount of Registrable Securities which the Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders and all other Persons entitled to registration rights, on the basis of the relative amount of Registrable Securities then held by each such Person (provided that any such amount thereby allocated to any such Person that exceeds such Person’s request shall be reallocated among the remaining requesting Persons in a like manner to the extent practicable).

(b) Notwithstanding anything in Section 5.2 to the contrary:

(i) in no event shall the Company be required to effect more than (A) three demand registrations pursuant to Section 5.2(a) and (B) four Underwritten Shelf Take-Downs, in the case of this clause (B), during any 12 month period; provided that the addition of Registrable Securities as a result of a stock split or dividend to an effective Shelf Registration Statement shall not constitute a demand for purposes of clause (A);

(ii) in no event shall the Company be obligated to prepare and file (x) any such registration statement or (y) any prospectus supplement thereto relating to an Underwritten Shelf Take-Down, in each case with respect to Registrable Securities with a market value (based on then-current trading prices) of less than $10 million;

(iii) the Company shall not be obligated to (x) file a registration statement under Section 5.2(a) within a period of 90 days after the effective date of any other registration statement, (1) for which the Holders exercised their rights pursuant Section 5.1 to include Registrable Securities, provided that the Company and the underwriters did not limit the number of Registrable Securities that such Holder was permitted to include in such registration statement or (2) which the Company filed or effected pursuant to Section 5.2(a) or (y) effect more than one Underwritten Shelf Take-Down pursuant to Section 5.2 in any 90-day period;

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(iv) if the Company receives a request for registration pursuant to Section 5.2, at a time when (A) the Company has commenced, or has a bona fide intention to commence, a public securities offering transaction, (B) registration of the Registrable Securities would, in the good faith judgment of the Board (after consultation with outside counsel), impede, delay or otherwise interfere with any pending or contemplated material acquisition, corporate reorganization or similar material transaction, or (C) non-public material information not otherwise then required by law to be publicly disclosed regarding the Company exists, the immediate disclosure of which would in the good faith judgment of the Board be disadvantageous in any material respect to the Company (clauses (A), (B) and (C), a “Material Pending Event”), then the Company may postpone the filing (but not the preparation) of a registration statement requested pursuant to Section 5.2 for a period not to exceed 90 consecutive calendar days from the date of a Demand Notice upon providing the Demand Party with written notice of such postponement (which notice shall not include a statement of the reason for such postponement); provided that the Company shall at all times in good faith use commercially reasonable efforts to cause any registration statement required by Section 5.2 to be filed as soon as reasonably practicable thereafter; provided, further, that the Company shall postpone the filing of a registration statement pursuant to this Section 5.3(b)(iv) for no more than 120 days and no more than two (2) times, in each case, in the aggregate in any 12 month period in respect of all requested registrations; provided, however, that the Company shall make prompt and adequate disclosure of any material information required to be disclosed from time to time in accordance with law and NASDAQ rules. Each Holder shall keep confidential any communications received by it from the Company regarding the postponement pursuant to this Section 5.3(b)(iv) (including the fact of the postponement), except as required by law. In the event that the Company gives the Holders the notice specified in this Section 5.3(b)(iv), the Demand Party shall have the right, within 15 days after receipt thereof, to withdraw its request under Section 5.2, in which case such request shall not be counted as a demand for purposes of Section 5.2 or for purposes of the limitations set forth in Section 5.3(b)(i);

(v) if the Company receives a request for registration pursuant to Section 5.2, at a time when there is a Material Pending Event, then the Company may suspend sales under a shelf registration statement, or a registration statement pursuant to which Registrable Securities are not immediately sold after the effectiveness thereof, for a period not to exceed 90 days in any 180-day period upon providing the Holders with written notice of such suspension (which notice shall not include a statement of the reason for such suspension); provided, that the Company shall suspend the filing of a registration statement pursuant to this Section 5.3(b)(v) for no more than 120 days in the aggregate in any 12 month period and two (2) times in any 12 month period respect of all requested registrations; provided, however, that the Company shall make prompt and adequate disclosure of any material information required to be disclosed from time to time in accordance with law and NASDAQ rules. Upon receipt of a notice from the Company in accordance with the terms of this Section 5.3(b)(v), each Holder agrees not to sell or offer to sell any Registrable Securities pursuant to such shelf registration statement until the Company notifies such Holder that the shelf registration statement may be used (which notice the Company shall promptly provide following the termination of the event or circumstance giving rise to such suspension). Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of sales pursuant to this Section 5.3(b)(v) (including the fact of the suspension), except as required by law; and

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(c) Notwithstanding anything in Section 5.1 or Section 5.2 to the contrary:

(i) At such time as all of the Warrant Shares and Warrants that could be exercised into Warrant Shares together beneficially owned by a Holder (together with those of its Affiliates) constitute less than 2.5% of the outstanding Common Stock, the Company shall not be required to effect any registrations, Shelf Take-Downs or Underwritten Shelf Take-Downs of any kind for such Holder pursuant to Section 5.1 or Section 5.2 (but the Company shall be required to maintain the effectiveness of any shelf registration statement that is in effect at such time as required by Section 5.4(b) for six additional months following such date); and

(ii) if any registration involves an underwritten offering, all Holders requesting to participate in any registration in connection with an underwritten offering hereunder must sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements (with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings) and must complete and execute all reasonable questionnaires, powers of attorney, underwriting agreements, hold-back agreement letters (also customarily referred to as lock-up letters) and other documents customarily required under the terms of such underwriting arrangements; provided, however, that to the extent such Holder is obligated under the terms of the underwriting arrangements to (i) make representations and warranties other than generally as to his, her or its respective (A) execution, delivery and performance of such underwriting agreement and the agreements contemplated thereby, (B) individual ownership of the Registrable Securities being sold pursuant to such underwriting agreement and (C) information provided by such Holder in writing specifically for inclusion in the Prospectus and (ii) agree to provide indemnification for any liability arising out of a breach of any such representations or warranties of such Holder that would exceed the total proceeds received by such Holder for the sale of such Registrable Securities pursuant to such underwriting agreement, then such Holder, to the extent he, she or it determined not to enter into such underwriting agreement, shall not be obligated to enter into a lock-up agreement contemplated by Section 5.10.

Section 5.4. Registration Procedures. If and whenever the Company is required to effect a registration of any Registrable Securities as provided in this Agreement, subject to the limitations set forth in Section 5.3, the Company will:

(a) promptly prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause a registration statement with respect to a demand registration pursuant to Section 5.2 to be filed (in the case of a registration pursuant to Form S-3ASR), or become effective (in the case of any registration other than pursuant to Form S-3ASR) as promptly as practicable;

(b) prepare and file with the SEC such amendments and supplements to such registration statement (including Exchange Act documents incorporated by reference into the registration statement) and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 90 days (or such longer period as may be requested by the Holders in the event of a shelf registration statement) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in

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accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus or any amendments or supplements thereto in accordance with Section 5.4(a) or this Section 5.4(b) to the extent that doing so will not materially interfere with the timing of the offering: (i) the Company will furnish to counsel selected pursuant to Section 5.9 copies of all documents proposed to be filed, and (ii) such documents will be subject to the review of such counsel reasonably in advance of any filing to permit a reasonable opportunity to review and comment in light of the circumstances;

(c) use commercially reasonable efforts to comply with all applicable securities laws in the United States and register or qualify such Registrable Securities covered by such registration in such jurisdictions in the United States as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 5.4(c), it would not be obligated to, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(d) promptly furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the Prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other similar documents as such seller may reasonably request necessary to facilitate the disposition of the Registrable Securities by such seller;

(e) notify each seller of any such Registrable Securities covered by such registration statement promptly if the Company becomes aware that the Prospectus included in such registration statement, as then in effect, or the registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

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(g) (i) use commercially reasonable efforts to list such Registrable Securities on the U.S. national securities exchange or market on which the Common Stock is then listed or traded (if such Registrable Securities are not already then listed and if such listing is then permitted under the rules of such exchange or market) to the extent required; and (ii) use commercially reasonable efforts to provide for a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(h) in connection with an underwritten offering pursuant to a demand registration pursuant to Section 5.2, promptly enter into an underwriting agreement in customary form, which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for, the provisions of Section 5.8, and take such other actions as the managing underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) in connection with an underwritten offering pursuant to a demand registration pursuant to Section 5.2, promptly obtain a “cold comfort” letter or letters from the Company’s independent public accounts in customary form and covering matters of the type customarily covered by “cold comfort” letters provided to sellers of securities as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request;

(j) promptly make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the “due diligence” of such seller or such underwriter with respect to such registration statement, subject to the execution of a mutually acceptable confidentiality agreement;

(k) promptly notify counsel (selected pursuant to Section 5.9) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent and confirm such notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the Prospectus and any amendments to the Prospectus shall have been filed (other than in the case of a registration pursuant to Form S-3ASR), (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC to amend the registration statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any Prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(l) use commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any Prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

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(m) (i) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent; and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(n) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may reasonably request;

(o) in connection with an underwritten offering pursuant to a demand registration pursuant to Section 5.2, promptly obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and scope for sellers of securities;

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(q) use commercially reasonable efforts to make available certain of the executive officers of the Company (which in any event shall include the Company’s chief executive officer) to participate and to cooperate with the Holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts that may be reasonably be requested upon reasonable notice thereof by the Holders in connection with a firm commitment underwritten offering for the Registrable Securities (an underwritten offering contemplated by this Section 5.4(q), a “Marketed Underwritten Offering”); provided that the Company and its executive officers shall not be obligated to participate and cooperate in connection with more than one Marketed Underwritten Offering per calendar year.

Section 5.5. Information Supplied. It shall be a condition precedent to the obligations of the Company to take any action to register the Registrable Securities held by any Holder as to which any registration is being effected that such Holder shall furnish the Company with such information regarding such Holder that is pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request. Each Holder agrees to promptly furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

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Section 5.6. Expenses. Except as provided herein, the Company will pay all Registration Expenses in connection with registrations of Registrable Securities requested pursuant to Section 5.1 or Section 5.2. Each Holder shall pay all underwriting discounts and commissions, broker fees and commissions, and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to any registration statement, as well as any SEC filing fees related to Registrable Securities referred to in clause (ii) of the definition thereof.

Section 5.7. Restrictions on Disposition. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.4(e), Section 5.4(k)(iii) or Section 5.4(k)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.4(e) or written notice from the Company that the registration statement is again effective and no amendment or supplement is needed. In the event that the Company shall give any such notice, the period referred to in Section 5.4(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5.4(e) and to and including the date when each seller of Registrable Securities covered by such registration statement shall have receive the copies of the supplemented and amended Prospectus contemplated by Section 5.4(e).

Section 5.8. Indemnification.

(a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 5.1 or Section 5.2, to the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, each Affiliate of such Holder and their respective directors and officers, members or general and limited partners (and the directors, officers, employees, affiliates and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (hereinafter referred to as a “Controlling Person”) of any of the foregoing), and each underwriter, if any, and each Person who controls within the meaning of Section 15 of the Securities Act any underwriter (collectively, the “Seller Indemnified Parties”), against all claims, losses, damages and liabilities, joint or several, actions or proceedings (whether commenced or threatened in writing) in respect thereof (“Claims”) and expenses arising out of or based on: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Company will reimburse each such Seller Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable out-of-pocket expenses incurred in

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connection with investigating and defending or settling any such Claim; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission by such Holder or underwriter but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; and provided, further, that the indemnity agreement contained in this Section 5.8(a) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); and provided, further, that the Company will not be liable to any Seller Indemnified Parties pursuant to this Section 5.8(a) to the extent that any Claims for which such Seller Indemnified Party seeking indemnification relates to a sale of Registrable Securities in violation of Section 5.3(b)(v).

(b) Indemnification by the Holders. To the fullest extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the registration statement or Prospectus, indemnify and hold harmless the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and Controlling Persons (collectively, the “Company Indemnified Parties”), against all Claims and expenses arising out of or based on: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Holder will reimburse each such Company Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable expenses incurred in connection with investigating and defending or settling any such Claim, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; and provided that the indemnity agreement contained in this Section 5.8(b) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the applicable selling Holder (which consent shall not be unreasonably withheld or delayed); and provided, further, that in the absence of fraud (as determined in a final and non-appealable judgement by a court of competent jurisdiction) by such Holder, the liability of each selling Holder of Registrable Securities hereunder shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such registration statement.

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(c) Notification of Claims. Promptly after receipt by a Person entitled to indemnification pursuant to Section 5.8 (an “Indemnified Party”) hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.8, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 5.8, except to the extent that the indemnifying party is prejudiced in any material respect by such failure to give notice. In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment, based upon advice of counsel, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the Indemnified Party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor (but in no event will bear the expenses for more than one firm of counsel for all Indemnified Parties in each jurisdiction who shall, with respect to Seller Indemnified Parties, be approved by the majority of the participating Holders in the registration in respect of which such indemnification is sought), the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnified Party without the consent of the indemnifying party, such consent not to be unreasonably withheld. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnified Party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for which such Indemnified Party will be indemnified hereunder. An Indemnified Party may not settle any action or proceeding or the entry of any judgment without the prior written consent of the indemnifying party.

(d) Contribution. (i) If the indemnification provided for in this Section 5.8 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of

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a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 5.8(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding; and (ii) the parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 5.8(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Non-Exclusive Remedy. The obligations of the parties under this Section 5.8 shall be in addition to any liability which any party may otherwise have to any other party.

Section 5.9. Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Section 5.1 and Section 5.2, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, a majority of the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

Section 5.10. Market Standoff Agreement. Subject to the proviso in Section 5.3(c)(ii), in connection with any underwritten public offering, each Holder who holds Registrable Securities and who was offered or waived the opportunity to include Registrable Securities in such offering pursuant to Section 5.1 or Section 5.2 will agree upon the request of the managing underwriter with respect to such offering not to effect any Public Sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Equity Security of the Company during the 14-day period prior to, and for the 90 days after, the effective date of the registration statement for such offering (or such lesser period as the managing underwriters may require or permit), except for such Common Securities to be included in such offering; provided that all of the Company’s stockholders that own more than 5% of the outstanding Common Stock and have registration rights (other than PAR Investment Partners, L.P.), executive officers and all of the members of the Company’s Board are restricted in the same manner and for the same duration (and if any such person is released from such restrictions, in whole or in part, the Holders shall be so released to the same extent); provided, further, that the obligations set forth in this Section 5.10 shall not apply to any Holder who was limited in the number of Registrable Securities that such Holder could sell in the offering pursuant to Section 5.2(e) or Section 5.3(a)(ii) and did not otherwise sell Registrable Securities in such offering.

Section 5.11. No Inconsistent Agreements. The Company represents and warrants that, except for the Amended and Restated Registration Rights Agreement, dated as of January 31, 2013 (the “PAR Agreement”), among the Company, PAR Investment Partners, L.P. and the other parties thereto, it is not a party to a contract which conflicts with the exercise of the rights granted to the Holders of Registrable Securities in this Article V. Notwithstanding any provision

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contained in Article V to the contrary, the provisions of this Article V shall be deemed to be automatically modified solely to the extent any specific provision or term of this Article V breaches or is otherwise inconsistent with any applicable term of the PAR Agreement and the Company shall promptly take all actions necessary and use its best efforts, including good faith negotiations with the Holders and their Affiliates, to promptly (i) compensate, reimburse or otherwise make-whole the Holders and their Affiliates for any damages, losses, costs or expenses (in each case, economic or otherwise) incurred by the Holders or their Affiliates in connection with any such automatic modification or any challenge by PAR to the validity or enforceability of this Agreement or to any of the terms hereof and (ii) restore in full any rights of the Holders or their Affiliates under this Article V or elsewhere in this Agreement, which are forfeited, impaired or otherwise modified or changed in any way as a result of such automatic modification.

Section 5.12. Termination of Registration Rights. The rights and obligations of any Holder under this Article V shall terminate (other than Section 5.6, Section 5.8 and Section 5.12) at such time as such Holder ceases to hold any Registrable Securities.

ARTICLE VI

PARTICIPATION RIGHTS

Section 6.1. General.

(a) Offer. From Closing until the earlier of (x) the five-year anniversary of the Issue Date and (y) the date on which the Holders no longer beneficially owns 50% or more of the number of Penny Warrants issued on the Issue Date (or the respective Warrant Shares issued in connection with the exercise of the Penny Warrants), the Company shall not issue any Common Securities to any Person, unless the Company offers the right (the “Participation Right”) to each Holder to purchase its Participation Amount (as defined below) of such Common Securities at the same price per security (payable in cash) and otherwise upon the same terms and conditions as those offered to such Person in accordance with the procedures set forth in this Section 6.1; provided that Participation Rights shall not be applicable to the issuance of Common Securities: (i) issued as consideration pursuant to bona fide acquisitions of securities or material assets or business of another Person, including any Subsidiary, division or business line thereof (in each case, other than any Affiliates of the Company), by the Company or any of its Subsidiaries, (ii) issued to directors, officers, employees or consultants pursuant to any Approved Stock Plan, (iii) pursuant to a stock split, stock dividend or similar transaction in which all holders of Common Stock (or Common Securities convertible for shares of Common Stock) are treated equally on a pro rata basis, and (iv) pursuant to the payment of paid in kind interest on convertible indebtedness incurred by the Company or any of its Subsidiaries, (v) pursuant to the conversion, exchange or exercise of a Common Security that is either (A) outstanding on the Issue Date in accordance with the terms in effect on the Issue Date, including the Warrants, or (B) outstanding after the Issue Date as long as, in the case of clause (B), the Holders have had an opportunity to exercise their Participation Rights with respect to the underlying Common Security or such Common Security was issued pursuant to clause (i), (ii) or (iv) of this sentence and (vi) pursuant to an offering of the type described in clause (i) of the definition of “Public Sale” of Common Securities. In connection with any Public Sale of Common Securities by the Company during any period when the Holders are entitled to Participation Rights under this Section 6.1, the Company shall use its reasonable best efforts to facilitate such Holders’ participation in such Public Sale to the extent such Holders would have had Participation Rights in such Public Sale but for the provision of clause (vi) in the preceding sentence.

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(b) No less than fifteen (15) Business Days prior to the closing of the issuance of Common Securities pursuant to this Section 6.1 (the “Participation Rights Closing”), the Company shall send a written notice (the “Participation Rights Notice”) to the Holders stating, in reasonable detail, (i) the number of Common Securities to be offered, (ii) the designation and all of the terms and provisions of the Common Securities proposed to be issued, including, to the extent applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (iii) the price and other terms of the proposed sale of such Common Securities; (iv), a description of any non-cash consideration, if any, and the Fair Market Value of such non-cash consideration, and (v) reference to the Holders’ Participation Rights hereunder. In addition, the Company shall promptly deliver to each Holder any such information the Holder may reasonably request in order to evaluate the proposed issuance.

(c) Within ten (10) Business Days after the delivery of the Participation Rights Notice, each Holder may elect by written notice to the Company, to purchase such Common Securities, at the price and on the terms specified in the Participation Rights Notice (or, if such price includes non-cash consideration, an amount of cash equal to the Fair Market Value of such non-cash consideration), up to an amount (such amount, the “Participation Amount”) equal to the product of (i) the number of Common Securities of each class offered for sale by the Company multiplied by (ii) the quotient obtained by dividing (x) the number of shares of Warrant Shares beneficially owned by the Holder (on an as-exercised basis), by (y) the total number of shares of Common Stock then outstanding (on an as-exercised basis). Such exercise notice will set forth the number of Common Securities of each class being purchased by each Holder; provided, however, that subject to compliance with the terms and conditions set forth in Section 6.1(f), the Holder shall not be permitted to purchase any Common Securities pursuant to this Section 6.1 if, and to the extent that, such acquisition by such Holder would require the consent of the Company’s stockholders pursuant to the applicable NASDAQ rules and the Company is not otherwise seeking the consent of its stockholders in connection with the issuance of such Common Securities; provided, further, however, that the Company shall still be obligated to provide written notice of such proposed issuance to the Holders pursuant to Section 6.1(b) (the “Restricted Issuance Notice”) even if such acquisition by such Holder would require the consent of the Company’s stockholders pursuant to the applicable NASDAQ rules.

(d) Subject to the next two sentences of this Section 6.1(d), the Company may offer the Common Securities specified in the Participation Rights Notice in excess of the Participation Amount, if any, to any Person or Persons at a price not less than, and on terms no more favorable to such offerees than, those set forth in such Participation Rights Notice, at any time after the Participation Rights Notice is sent but on or before the 90th day after the Participation Rights Notice was sent. In addition, during the period beginning twenty (20) Business Days after the Participation Rights Notice was sent and ending on the 90th day after the Participation Rights Notice was sent, if the Holders have elected not to exercise their Participation Rights pursuant to this Section 6.1, the Company may offer any Common Securities of the Participation Amount that are not elected to be purchased by the Holders to any

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Person or Persons, provided that if such Common Securities are to be offered at a price less than, or on terms materially more favorable to such offerees than, those specified in the Participation Rights Notice, the Company shall promptly notify the Holders in writing of such modified terms (a “Subsequent Notice”) and the Holders shall have ten (10) Business Days after the receipt of such notice in which to elect to purchase the Participation Amount of such Common Securities at the price and on the terms specified in such Subsequent Notice. Following the 90th day after the Participation Rights Notice was sent, if the Company has not closed the issuance of the Common Securities pursuant to the first two sentences of this Section 6.1(d), then such Common Securities must be reoffered to issue or sell to the Holders pursuant to the terms and conditions of this Section 6.1.

(e) The Participation Rights Closing shall occur as promptly as practicable following the notice to the Company by the Holders to exercise their Participation Rights; provided that such closing shall be subject to and shall occur not earlier than the later of (x) concurrently with the closing of the purchase of Common Securities by such offeree and (y) ten (10) Business Days after delivery of written notice by the Holders of their election to purchase such Common Securities (provided that the closing of the purchase of Common Securities shall be delayed with respect to the purchase by the Holders (i) in order to obtain any required regulatory approval for the purchase by any Holders that is not required for purchasers which are not Holders, in which case the closing of the purchase by such Holders shall occur promptly after receipt of such regulatory approval, and (ii) for a period not to exceed ten (10) calendar days, to permit the Holder to receive proceeds from calling capital pursuant to commitments made by its (or its affiliated investment funds’) limited partners). The closing of the purchase of Common Securities by the Holders pursuant to this Section 6.1 shall also be subject to the receipt of any necessary regulatory approvals, the expiration of any required waiting periods and applicable law. Unless otherwise set forth in writing by the Company, the Company shall have no obligation to consummate the issuance to such third-party offerees giving rise to the Participation Rights and the Company shall have no obligation to negotiate the price or other terms of the offering of Common Securities with any Holders.

(f) In the event that the Company is not required to offer or reoffer to the Holders any Equity Securities because such issuance would require the Company to obtain stockholder approval in respect of the issuance of any Equity Securities under the listing rules of NASDAQ, the Company shall, upon the Holder’s reasonable request delivered to the Company in writing within no later than seven (7) Business Days following its receipt of the written notice of such issuance to the Holders pursuant to Section 6.1(b) (together with the Restricted Issuance Notice), at the Holders’ election:

(i) consider and discuss in good faith modifications proposed by the Holders to the terms and conditions only of such portion of the Equity Securities which would otherwise be issued to the Holders pursuant to this Section 6.1such that the Company would not be required to obtain stockholder approval in respect of the issuance of such Equity Securities as so modified; and/or

(ii) solely to the extent that stockholder approval is required in connection with the issuance of Equity Securities to Persons other than the Holders, take such actions as may be reasonably necessary to seek stockholder approval in respect of the issuance of any Equity Securities to the Holders.

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(g) The election by any Holder not to exercise its Participation Right under this Section 6.1 in any one instance shall not affect its right as to any subsequent proposed issuance.

ARTICLE VII

STANDSTILL

Section 7.1. General. Each Holder agrees that, until the earlier of (a) the 18 month-anniversary of the Issue Date and (b) the date such Holder (together with its controlled Affiliates) owns less than 10% of the outstanding Common Stock either directly or after giving effect to the exercise of the Warrants held by such Holder (the “Standstill Period”), neither such Holder nor any of its controlled Affiliates nor any Person acting on behalf of, or in concert with it will, directly or indirectly, unless invited by the Board in writing: (i) acquire, offer or propose to acquire, or agree or seek to acquire by purchase or otherwise, any Voting Securities, or direct or indirect rights or options to acquire any Voting Securities, of the Company or any Subsidiary thereof or any material assets of the Company or any Subsidiary or division thereof (other than pursuant to the penultimate sentence of this Section 7.1) (provided that the foregoing shall not prohibit such Holder or its Affiliates from acquiring at any time (subject to compliance with applicable law) up to (x) 9.9% of the aggregate principal amount of the Company’s outstanding 2.75% convertible senior notes due 2035, or (y) 9.9% of the Company’s outstanding Common Stock; (ii) enter into or agree, offer, propose or seek to enter into, directly or indirectly, any acquisition transaction or other business combination relating to all or a material part of the Company or its Subsidiaries Voting Securities or any acquisition transaction for all or a material part of the assets of the Company or any Subsidiary of the Company or any of their respective businesses (other than pursuant to the penultimate sentence of this Section 7.1); (iii) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any Person or entity with respect to the voting of, any voting securities of the Company; (iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of the Company or any of its Subsidiaries; (v) seek or propose, alone or in concert with others, to influence or control the Company’s management or policies (provided that the foregoing shall not in any way limit or restrict the actions of the Searchlight Directors in their capacities as such, provided, further that such Searchlight Directors shall at all times act in accordance with their applicable fiduciary duties to the Company and its stockholders); (vi) directly or indirectly enter into any discussions, negotiations, arrangements or understandings with any other Person with respect to any of the foregoing activities or propose any of such activities to any other Person (excluding, for the avoidance of doubt, in each case, any controlled Affiliates of Searchlight Capital Partners, L.P.); (vii) advise, assist, encourage, act as a financing source for or otherwise invest in any other Person in connection any of the foregoing activities; or (viii) publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing; provided, however, that notwithstanding the foregoing restrictions in this Section 7.1, the Holders and their respective Affiliates shall be entitled to make any disclosure required by law other than the filing or amending of a statement

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on Schedule 13D pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act in respect of any of the events described in clauses (i) through (vii) above. Each Holder also agrees that, during the Standstill Period, neither such Holder nor any of its controlled Affiliates will take any action with respect to the Company or any of its Subsidiaries that would be reasonably expected to require the Company to make a public announcement regarding any of the activities referred to in clauses (i) through (v) above. Notwithstanding the foregoing, the Holder, its Affiliates and its Representatives shall be permitted to purchase the Company’s products and services from the Company and its Subsidiaries in the ordinary course of business. Notwithstanding anything in this Article VII to the contrary, each Holder and their respective Affiliates may make proposals or offers (but only privately to the Board and not publicly) regarding the transactions contemplated by clause (i) or clause (ii) of this Section 7.1, including in connection with any Fundamental Change Event (as defined below) proposed by any Holder or its Affiliates. A “Fundamental Change Event” means (I) any acquisition of a majority of the voting securities of the Company by any Person or group, (II) any acquisition of a majority of the consolidated assets of the Company and its Subsidiaries by any Person or group, or (III) any tender or exchange offer, merger or other business combination (provided that, in the case of any transaction covered by the foregoing clause (III), immediately following such transaction, any Person (or the direct or indirect stockholders of such Person) will beneficially own a majority of the outstanding voting power of the Company or the surviving parent entity in such transaction).

Section 7.2. Exceptions. For clarity, nothing in this Article VII shall be deemed to, in any way to prohibit, condition, restrict or limit, directly or indirectly, (i) the ability of any Holder or its Affiliates to Transfer the Warrant or any Warrant Shares as specifically allowed pursuant to this Agreement or the Warrant; (ii) any rights of any Holder pursuant to Section 6.1, (iii) the exercise of the Warrants pursuant to their terms; (iv) any rights the Holders or any of their respective Affiliates might have to receive any Common Securities in connection with any stock split, stock dividend, distribution, spin-off, combination, reclassification or recapitalization of the Company and its Common Securities or other similar corporate action initiated by the Company); (v) the ability of any Holder or their respective Affiliates from tendering or exchanging any Common Securities of the Company in any tender offer or exchange offer initiated by any unaffiliated third party; (vi) the right of any Holder or its Affiliates to vote (including by proxy) its Warrant Shares, Shares or other Common Securities or consent with respect to any matter properly brought before stockholders of the Company for a vote or consent, (vii) any actions or rights that any Searchlight Director may have in his or her capacity as such, including any right such Searchlight Directors’ may have to receive issuances of Common Securities or any other Securities from the Company as compensation for their membership on the Board, or (viii) the Holders’ or their Affiliates’ acquisition of shares of Common Stock or any other Company securities in the event that bankruptcy or insolvency proceedings are commenced by the Company, including through the (A) acquisition of shares of Common Stock or any other Company securities through an exchange offer or through a plan of reorganization for the Company which is confirmed by order of the United States Bankruptcy Court or (B) participation in or consummation of any transaction relating to the Company effected in connection with any proposed Company auction sale process under the jurisdiction of a United States Bankruptcy Court.

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ARTICLE VIII

INFORMATION RIGHTS

Section 8.1. Information Rights.

(b) During the Information Rights Period, the Company will deliver to the Holders and their designated Affiliates the following information if reasonably requested in writing by the Holders and only if no Searchlight Nominee is then serving as a director of the Board, subject, in each case, to the execution of a customary and mutually acceptable confidentiality agreement, if deemed reasonably necessary by the Company:

(i) on an annual basis and promptly after it has been made available to the Board, (A) an annual budget of the Company, (B) a business plan of the Company, and (C) financial forecasts for the next fiscal year of the Company, in each case, to the extent and in such manner and form prepared by or for the Board; and

(ii) on an annual, quarterly and monthly basis and promptly after it has been made available to the Board, annual, quarterly and monthly unaudited financial and operating reports of the Company, to the extent and in such manner and form prepared by or for the Board.

(c) During the Information Rights Period, upon reasonable notice as the Holders may reasonably request, the Company shall (and shall cause its Subsidiaries) to make available to the Holders and their Affiliates and Representatives, during normal business hours (i) the appropriate individuals of the Company’s management team to discuss its and their affairs, finances and accounts and (ii) access to the books and records of the Company and its Subsidiaries.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Entire Agreement. This Agreement, together with the Warrants, constitutes the entire understanding and agreement between the parties as to restrictions on the transferability of the Warrants and Securities for which such Warrants are exercisable and the other matters covered herein and supersedes and replaces any prior or contemporaneous understanding, term sheet, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

Section 9.2. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.3 without proof of damages or otherwise (in each case, subject to

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the terms and conditions of this Section 9.2), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor the Holders would have entered into this Agreement. The parties hereto further agree (i) to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, (ii) not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable law or inequitable for any reason, and (iii) not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.

Section 9.3. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely within such State. All proceedings, suits, investigations, arbitrations or actions (collectively, “Actions”) arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 9.3 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by in the manner set forth in Section 9.7 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 9.4. Amendment and Waiver.

(b) This Agreement may be amended, modified or waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and Searchlight.

(c) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 9.5. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 9.6. Termination. This Agreement shall terminate only by written consent of Searchlight and the Company; provided that, except for the provisions of Section 3.1(b)(vii), Section 3.2, Article V and Article IX, this Agreement shall terminate automatically upon the consummation of a Fundamental Change Event.

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Section 9.7. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be given in writing by registered or certified mail, or my electronic mail, which shall be addressed, in the case of any Holder, to such party’s address appearing below or to such other address as may be designated by such party in writing to the Company and, in the case of each of the Company and the Holders at the following addresses and e-mail addresses (or to such other address or e-mail address as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company, to:

Global Eagle Entertainment Inc.

6100 Center Drive, Suite 1020

Los Angeles, California

Attention: Stephen Ballas

Email: stephen.ballas@globaleagle.com

and to:

Global Eagle Entertainment Inc.

6100 Center Drive, Suite 1020

Los Angeles, California

Attention: Jeff Leddy

Email: jeff.leddy@globaleagle.com

with copies (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: William Brentani

Email: wbrentani@stblaw.com

If to the Holders, to:

Searchlight II TBO-W, L.P.

c/o Searchlight Capital Partners, L.P.

745 5th Avenue

New York, NY 10151

Attention: Eric Zinterhofer, Founding Partner

                 Eric Sondag, Partner

Email:      ezinterhofer@searchlightcap.com

                 esondag@searchlightcap.com

with a copy (which shall not constitute actual or constructive notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

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1285 Avenue of the Americas

New York, NY 10019

Attention: Taurie M. Zeitzer

                 Tracey A. Zaccone

                 David Beller

Email:      tzeitzer@paulweiss.com

                 tzaccone@paulweiss.com

                 dabeller@paulweiss.com

Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by e-mail, upon delivery with non-automated receipt confirmed.

Section 9.8. Severability. If any term, condition or other portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such term, condition or other portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 9.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

Section 9.10. Effectiveness. Notwithstanding anything herein to the contrary but subject to the immediately succeeding sentence, this Agreement shall only become effective upon the occurrence of each of the following:

(b) the Closing having occurred; and

(c) the due execution and delivery of this Agreement by each of the Company and the Holders.

Notwithstanding anything herein to the contrary, if the Closing does not occur and the Securities Purchase Agreement is terminated in accordance with its terms, this Agreement shall not become effective and shall be null and void with no force or effect.

Section 9.11. No Third Party Beneficiaries; Non-Recourse. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Holders, and no former, current or future equityholders,

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controlling Persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling Person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

Section 9.12. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.12.

Section 9.13. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that each of the Holders and Searchlight may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Warrant Transferees in connection with any Transfer permitted by Section 4.2 (but subject to Section 4.2(b)), and, provided, further, that any assignment that may be deemed to occur as a result of any Fundamental Change Event shall not require any consent of any party. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be signed by its officer thereunto duly authorized as of the date first written above.

GLOBAL EAGLE ENTERTAINMENT INC.

By:
Name:
Title:

SEARCHLIGHT II TBO-W, L.P.

By:	Searchlight II TBO GP, LLC, its general partner

By:
Name:
Title:

[Signature Page to Warrantholders Agreement]

EXHIBIT G

SUBORDINATION TERMS

Capitalized terms used but not defined in this Exhibit G shall have the meanings assigned to such terms in the Securities Purchase Agreement, dated as of March 8, 2018 (the “Securities Purchase Agreement”), by and among Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), (ii) the Purchasers listed on Schedule I thereto and (iii) a collateral agent to be determined. In addition, the following terms shall have the following meanings:

“Agreement” shall mean the indenture, credit agreement or other agreement pursuant to which the Subordinated Indebtedness is issued.

“Holder” shall mean a holder or lender, as the case may be, of Subordinated Indebtedness.

“Holder Representative” shall mean the trustee, administrative agent or other agent or authorized representative of the Holders with respect to Subordinated Indebtedness, as the case may be.

“Senior Indebtedness” shall mean the Note Obligations [and the First Lien Obligations].1

“Subordinated Indebtedness” shall mean any Indebtedness of the Company that is subordinated to the Note Obligations pursuant to terms substantially consistent with this Exhibit G to the Securities Purchase Agreement.

Agreement to Subordinate.

The Company covenants and agrees, and each Holder by accepting the Subordinated Indebtedness covenants and agrees that, anything in the Subordinated Indebtedness or the Agreement to the contrary notwithstanding, the indebtedness evidenced or represented by the Subordinated Indebtedness is subordinate and junior in right of payment, to the extent provided herein, to all Senior Indebtedness, whether outstanding on the date of execution of the Agreement or thereafter created, incurred or assumed, and that the subordination is for the benefit of the holders of Senior Indebtedness.

Distribution on Dissolution, Liquidation and Reorganization.

Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in the Agreement upon the Senior Indebtedness and the holders thereof with respect to the Subordinated Indebtedness and the Holders by a plan of reorganization under applicable bankruptcy law):

[1]	Note: Bracketed provision to be included at the Company’s option.

(1) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon before the Holders are entitled to receive any payment upon the principal (and premium, if any) or interest on indebtedness evidenced by the Subordinated Indebtedness;

(2) any payment or distribution of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Holder Representative would be entitled except for the provisions of this [Article] shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(3) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holder Representative on behalf of the Holders or the Holders before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to the Holder Representative, to the holder of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which instrument evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of (and premium, if any) and interest on the Subordinated Indebtedness shall be paid in full and no such payments or distributions to the Holders of cash, property, or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders be deemed to be a payment by the Company to or on account of the Subordinated Indebtedness. It is understood that the provisions of this [Article] are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Agreement or in the Subordinated Indebtedness is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is unconditional and absolute, to pay to the Holders the principal of (and premium, if any) and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance

2

with the terms thereof, or to affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Subordinated Indebtedness prevent the Holder Representative or a Holder from exercising all remedies otherwise permitted by applicable law upon default under the Agreement, subject to the rights, if any, under this [Article] of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

No Payment on Subordinated Indebtedness in Event of Default on Senior Indebtedness.

No payment by the Company on account of principal (or premium, if any), sinking funds or interest on the Subordinated Indebtedness shall be made if either of the following occurs (each, a “Payment Default”):

(1) any obligation in respect of Senior Indebtedness is not paid in full when due in cash (after giving effect to any applicable grace period); or

(2) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms,

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been discharged or paid in full in cash; provided, however, that the Company may pay the Subordinated Indebtedness without regard to the foregoing if the Company and the Holder Representative receive written notice approving such payment from the representatives of all Senior Indebtedness with respect to which a Payment Default has occurred and is continuing. The Company shall promptly give notice to the Holder Representative of any occurrence of a Payment Default.

The Company shall not pay the Subordinated Indebtedness for a Payment Blockage Period (as defined below) during the continuance of any default, other than a Payment Default (a “Non-Payment Default”), with respect to any Senior Indebtedness that permits the holders of the Senior Indebtedness to accelerate its maturity immediately without either further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods.

A “Payment Blockage Period” commences on the receipt by the Holder Representative (with a copy to the Company) of written notice (a “Blockage Notice”) of a Non-Payment Default from the representative of the Senior Indebtedness specifying an election to effect a Payment Blockage Period and ends 179 days after the date of receipt of such notice. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

(1) by written notice to the Holder Representative and the Company from the person or persons who gave such Blockage Notice;

(2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

(3) because such Senior Indebtedness has been discharged or repaid in full in cash or cash equivalents.

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The Company may resume paying on the Subordinated Indebtedness after the end of the Payment Blockage Period (including any missed payments), unless the holders of such Senior Indebtedness or the representative of such Senior Indebtedness have accelerated the maturity of such Senior Indebtedness. The Subordinated Indebtedness will not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the representative of such Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

Payments on Subordinated Indebtedness Permitted.

Nothing contained in this [Article] or elsewhere in the Agreement or in the Subordinated Indebtedness shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time, payments of principal (and premium, if any) or interest of the Subordinated Indebtedness or (b) prevent the application by the Holder Representative of any moneys deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Subordinated Indebtedness, unless the Holder Representative shall have received written notice of any event prohibiting the making of such payment more than two Business Days prior to the date fixed for such payment.

Holder Representative to Effectuate Subordination.

Each Holder of Subordinated Indebtedness by his acceptance thereof authorizes and directs the Holder Representative on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this [Article] and appoints the Holder Representative as his attorney-in-fact for any and all such purposes.

Notices to Holder Representative.

The Company shall give prompt written notice to the Holder Representative of any fact known to the Company which would prohibit the making of any payment to or by the Holder Representative in respect of the Subordinated Indebtedness. Failure to give such notice shall not affect the subordination of the Subordinated Indebtedness to Senior Indebtedness. Notwithstanding the provisions of this [Article] or any other provisions of the Agreement, the Holder Representative shall not be charged with knowledge of the existence of any Senior

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Indebtedness or of any event which would prohibit the making of any payment of moneys to or by the Holder Representative, unless and until the Holder Representative shall have received written notice thereof from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Holder Representative of such holding of Senior Indebtedness or of the authority of such trustee; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of either the principal (and premium, if any) or interest on any Subordinated Indebtedness) the Holder Representative shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Holder Representative shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it within two Business Days prior to such date. The Holder Representative shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Holder Representative determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this [Article], the Holder Representative may request such person to furnish evidence to the reasonable satisfaction of the Holder Representative as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this [Article] and, if such evidence is not furnished, the Holder Representative may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

Modification of Terms of Senior Indebtedness.

Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders or the Holder Representative. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this [Article] or of the Subordinated Indebtedness relating to the subordination thereof.

Reliance on Judicial Order or Certificate of Liquidation Agent.

Upon any payment or distribution of assets of the Company referred to in this [Article], the Holder Representative and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which each insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver,

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assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Holder Representative or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable therein, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this [Article]. The Company, for itself, its successors and assigns, covenants and agrees, and each Holder by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest on each and all of the Subordinated Indebtedness is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

Subordination Rights Not Impaired by Acts or Omissions of the Company or holders of Senior Indebtedness.

No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness, may at any time or from time to time and in their absolute direction, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Indebtedness, or amend or supplement any instrument pursuant to which any such Senior Indebtedness is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under such Senior Indebtedness, including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders or the Holder Representative and without affecting the obligations of the Company, the Holder Representative or the Holders under this [Article].

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EXHIBIT H

INTERCREDITOR AND SUBORDINATION AGREEMENT

dated as of

[                    ], 2018,

among

CITIBANK, N.A.,

as First Lien Agent,

[                                                     ],

as Second Lien Agent,

GLOBAL EAGLE ENTERTAINMENT INC.,

as the Borrower

and

THE OTHER GRANTORS PARTY HERETO FROM TIME TO TIME

TABLE OF CONTENTS

ARTICLE 1
Definitions

Section 1.01.	Construction; Certain Defined Terms	1

ARTICLE 2
Subordination of Liens

Section 2.01.	Similar Liens and Agreements	11
Section 2.02.	Subordination of Liens	12
Section 2.03.	No Duties of Designated First Lien Representative or other First Lien Secured Parties	13
Section 2.04.	Automatic Release of Second Liens	14
Section 2.05.	Reinstatement	15
Section 2.06.	New Liens	15

ARTICLE 3

Payment Subordination

Section 3.01.	Agreement to Subordinate	16
Section 3.02.	No Payment on Subordinated Indebtedness in Event of Default on Senior Indebtedness	16
Section 3.03.	Notices to Designated Second Lien Representative	18
Section 3.04.	Agreement of Grantors	18
Section 3.05.	Subordination Rights Not Impaired by Acts or Omissions of the Grantors or First Lien Secured Parties	18

ARTICLE 4

Section 4.01.	No Action with Respect to Second Lien Collateral Subject to First Liens	19
Section 4.02.	Distribution on Dissolution, Liquidation and Reorganization	20
Section 4.03.	No Interference	21
Section 4.04.	Certain Agreements with Respect to Bankruptcy/Liquidation Proceedings	22
Section 4.05.	Purchase Right	26
Section 4.06.	Injunctive Relief	27
Section 4.07.	Rights as Unsecured Creditors	27

ARTICLE 5
Sub-Agency for Perfection of Certain Security Interests

ARTICLE 6
Existence and Amounts of Liens and Obligations

ANNEXES

I	Provisions for Certain Second Lien Note Documents
II	Form of Joinder
III	Form of Additional Debt Designation

INTERCREDITOR AND SUBORDINATION AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [                    ], 2018, among GLOBAL EAGLE ENTERTAINMENT INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party to the First Lien Credit Agreement referred to herein and the Second Lien Securities Purchase Agreement referred to herein (the “Subsidiary Guarantors”), CITIBANK, N.A., as administrative agent for the First Lien Credit Agreement Secured Parties referred to herein (together with its successors and assigns in such capacity, the “First Lien Agent”), [                    ], as collateral agent for the Second Lien Securities Purchase Agreement Secured Parties referred to herein (together with its successors and assigns in such capacity, the “Second Lien Agent”), and each of the other Representatives from time to time party hereto in accordance with the terms hereof.

Reference is made to the (i) First Lien Credit Agreement under which the lenders referred to therein have extended and agreed to extend credit to the Borrower and (ii) the Second Lien Securities Purchase Agreement under which the purchasers referred to therein have agreed to purchase from the Borrower and the Borrower has agreed to issue to such purchasers, certain second lien subordinated notes constituting Second Lien Securities Purchase Agreement Secured Obligations. In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the First Lien Agent (for itself and on behalf of the First Lien Credit Agreement Secured Parties), the Second Lien Agent (for itself and on behalf of the Second Lien Securities Purchase Agreement Secured Parties), the Borrower and each Subsidiary Guarantor agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Construction; Certain Defined Terms. (a) The rules of construction specified in Section 1.02, 1.03, 1.05, 1.07, 1.09, and 1.11 of the First Lien Credit Agreement shall apply to this Agreement, including terms defined in the preamble hereto. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the First Lien Credit Agreement as in effect on the date hereof. Any term referenced herein by cross-reference to a defined term or section reference in (i) the First Lien Credit Agreement shall be deemed to be a cross-reference to a defined term or section reference, as applicable, in the First Lien Credit Agreement as in effect on the date hereof (or, after any Refinancing of the First Lien Credit Agreement as so in effect, any Replacement First Lien Credit Agreement as in effect on the date of such Refinancing) or the same or comparable term or section reference, as applicable, in any other First Lien Loan Document and (ii) the Second Lien Securities Purchase Agreement shall be deemed to be a cross-reference to a defined term or section reference, as applicable, in the Second Lien Securities Purchase Agreement as in effect on the date hereof (or, after any Refinancing of the Second Lien Securities Purchase Agreement as so in effect, any Replacement Second Lien Securities Purchase Agreement as in effect on the date of such Refinancing) or the same or comparable term or section reference, as applicable, in any other Second Lien Note Document. Each agreement herein of any Representative shall bind the Secured Parties represented by such Representative and any reference herein to the parties hereto shall also bind all such Secured Parties.

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(b) As used in this Agreement, the following terms have the meanings specified below:

“Additional First Lien Debt” means any Indebtedness that is issued or guaranteed by any Grantor (other than Indebtedness and guarantees constituting First Lien Credit Agreement Secured Obligations) which Indebtedness and guarantees are secured by the First Lien Collateral (or a portion thereof) on a senior basis to the Second Lien Secured Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such senior basis by this Agreement and by the relevant First Lien Loan Documents and the relevant Second Lien Note Documents in effect at the time of such incurrence and (ii) the First Lien Representative for the holders of such Indebtedness shall have become party to: (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 9.04 hereof and (B) the First Lien Parity Intercreditor Agreement pursuant to, and by satisfying the conditions set forth therein; provided, further, that, if such Indebtedness will be the initial Additional First Lien Debt incurred by a Grantor after the date hereof, then the Grantors, the First Lien Agent and the First Lien Representative for such Indebtedness shall have executed and delivered the First Lien Parity Intercreditor Agreement. Additional First Lien Debt shall include any Registered Equivalent Notes and guarantees thereof by the Grantors issued in exchange therefor.

“Additional First Lien Debt Facility” means each indenture, credit agreement or other governing agreement with respect to any Additional First Lien Debt.

“Additional First Lien Loan Documents” means with respect to any series, issue or class of Additional First Lien Debt, the promissory notes, indentures, credit agreements, guarantees or other operative agreements evidencing or governing such indebtedness and any First Lien Security Documents securing such Additional First Lien Debt.

“Additional First Lien Secured Obligations” means with respect to any series, issue or class of Additional First Lien Debt, (i) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy/Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional First Lien Debt, (ii) all premiums, fees, costs, expenses and other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Loan Documents (including, without limitation, any premium, fees, costs, expenses or other amounts which accrue after the commencement of any Bankruptcy/Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding), (iii) any Hedging Obligations of (and guarantees thereof by) a Grantor secured under the First Lien Security Documents securing the related series, issue or class of Additional First Lien Debt, (iv) any Cash Management Obligations of (and guarantees thereof by) a Grantor secured under the First Lien Security Documents securing the related series, issue or class of Additional First Lien Debt and (v) any renewals or extensions of the foregoing.

“Additional First Lien Secured Parties” means with respect to any series, issue or class of Additional First Lien Debt, the holders of such Additional First Lien Debt, the First Lien Representative with respect thereto, any trustee or agent therefor under any related Additional First Lien Loan Documents and the beneficiaries of each indemnification obligation undertaken by any Grantor under any related Additional First Lien Loan Documents and the holders of any other Additional First Lien Secured Obligations secured by the First Lien Security Documents for such series, issue or class of Additional First Lien Debt.

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“Additional Second Lien Debt” means any Indebtedness that is issued or guaranteed by any Grantor (other than Indebtedness and guarantees constituting Second Lien Securities Purchase Agreement Secured Obligations) which Indebtedness and guarantees are secured by the Second Lien Collateral (or a portion thereof) on a junior basis to the First Lien Secured Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such junior basis by this Agreement and by the relevant First Lien Loan Documents and the relevant Second Lien Note Documents in effect at the time of such incurrence and (ii) the Second Lien Representative for the holders of such Indebtedness shall have become party to: (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 9.04 hereof and (B) the Second Lien Parity Intercreditor Agreement pursuant to, and by satisfying the conditions set forth therein; provided, further, that, if such Indebtedness will be the initial Additional Second Lien Debt incurred by a Grantor after the date hereof, then the Grantors, the Second Lien Agent and the Second Lien Representative for such Indebtedness shall have executed and delivered the Second Lien Parity Intercreditor Agreement. Additional Second Lien Debt shall include any Registered Equivalent Notes and guarantees thereof by the Grantors issued in exchange therefor.

“Additional Second Lien Debt Facility” means each indenture, credit agreement or other governing agreement with respect to any Additional Second Lien Debt.

“Additional Second Lien Note Documents” means with respect to any series, issue or class of Additional Second Lien Debt, the promissory notes, indentures, credit agreements, guarantees or other operative agreements evidencing or governing such indebtedness and any Second Lien Security Documents securing such Additional Second Lien Debt.

“Additional Second Lien Secured Obligations” means, with respect to any series, issue or class of Additional Second Lien Debt, (i) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy/Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Second Lien Debt, (ii) all premiums, fees, costs, expenses and other amounts payable to the related Additional Second Lien Secured Parties under the related Additional Second Lien Note Documents (including, without limitation, any premium, fees, costs, expenses or other amounts which accrue after the commencement of any Bankruptcy/Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding), (iii) any Hedging Obligations of (or guarantees thereof by) a Grantor secured under the Second Lien Security Documents securing the related series, issue or class of Additional Second Lien Debt and (iv) any renewals or extensions of the foregoing.

“Additional Second Lien Secured Parties” means with respect to any series, issue or class of Additional Second Lien Debt, the holders of such Additional Second Lien Debt, the Second Lien Representative with respect thereto, any trustee or agent therefor under any related Additional Second Lien Note Documents and the beneficiaries of each indemnification obligation undertaken by any Grantor under any related Additional Second Lien Note Documents and the holders of any other Additional Second Lien Secured Obligations secured by the Second Lien Security Documents for such series, issue or class of Additional Second Lien Debt.

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“Agreement” has the meaning provided in the preamble to this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy/Liquidation Proceeding” means any event, proceeding or occurrence described in Section 8.01(f) of the First Lien Credit Agreement.

“Blockage Notice” has the meaning given to such term in Section 3.02.

“Borrower” has the meaning provided in the preamble to this Agreement.

“Business Day” has the meaning provided in the First Lien Credit Agreement.

“Cash Equivalents” has the meaning assigned to such term in the First Lien Credit Agreement as in effect on the date hereof.

“Cash Management Obligations” has the meaning assigned to such term in the First Lien Credit Agreement.

“Class Debt” has the meaning given to such term in Section 9.04.

“Class Debt Representatives” has the meaning given to such term in Section 9.04.

“Collateral” means the First Lien Collateral and the Second Lien Collateral.

“Contingent First Lien Obligation” means, at any time, First Lien Secured Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Lien Secured Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Lien Secured Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Contingent Second Lien Obligation” means, at any time, Second Lien Secured Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Second Lien Secured Obligation) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Second Lien Secured Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

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“Debt Facility” means any First Lien Debt Facility and any Second Lien Debt Facility, as the context may require.

“Designated First Lien Representative” means (i) the First Lien Agent, until such time as the Discharge of First Lien Credit Agreement Obligations has occurred, and (ii) thereafter, the First Lien Representative serving as the “Applicable Authorized Representative” (as defined in the First Lien Parity Intercreditor Agreement). When any First Lien Representative other than the First Lien Agent becomes the Applicable Authorized Representative thereunder, it shall send a written notice thereof to each Second Lien Representative and the Grantors. For purposes of this definition, the First Lien Credit Agreement shall not be deemed to be Discharged if it is Refinanced with a Replacement First Lien Credit Agreement.

“Designated Second Lien Representative” means (i) the Second Lien Agent, until such time as the Discharge of Second Lien Securities Purchase Agreement Obligations has occurred, and (ii) thereafter, the Second Lien Representative serving as the “Applicable Authorized Representative” (as defined in the Second Lien Parity Intercreditor Agreement). When any Second Lien Representative other than the Second Lien Agent becomes the Applicable Authorized Representative thereunder, it shall send a written notice thereof to each First Lien Representative and the Grantors. For purposes of this definition, the Second Lien Securities Purchase Agreement shall not be deemed to be Discharged if it is Refinanced with a Replacement Second Lien Securities Purchase Agreement.

“Designation” means a designation of Indebtedness as either Additional First Lien Debt or Additional Second Lien Debt in substantially the form of Annex III attached hereto.

“DIP Financing” has the meaning provided in Section 4.04.

“Discharge” means, with respect to any Debt Facility, the date on which such Debt Facility and the First Lien Secured Obligations or Second Lien Secured Obligations thereunder, as the case may be, (i) have been paid in full in cash (other than any Contingent First Lien Obligations or Contingent Second Lien Obligations) and are no longer secured by the Collateral pursuant to the terms of the documentation governing such Debt Facility or, with respect to any Hedging Obligations or Cash Management Obligations secured by the Security Documents for such Debt Facility, any of (x) such Hedging Obligations or Cash Management Obligations have been paid in full in cash, (y) such Hedging Obligations or Cash Management Obligations shall have been cash collateralized on terms satisfactory to each applicable counterparty (or other arrangements satisfactory to the applicable counterparty shall have been made) or (z) such Hedging Obligations or Cash Management Obligations are no longer secured by the Collateral pursuant to the terms of the documentation governing such Debt Facility, (ii) any letters of credit issued under the applicable Debt Facility have terminated or been cash collateralized or backstopped (in the amount and form required under the applicable Debt Facility) and (iii) all commitments of the First Lien Secured Parties and the Second Lien Secured Parties, as applicable, under their respective Debt Facilities have terminated. The term “Discharged” shall have a corresponding meaning.

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“Discharge of First Lien Credit Agreement Obligations” means the Discharge of the First Lien Credit Agreement Secured Obligations with respect to the First Lien Collateral; provided that the Discharge of First Lien Credit Agreement Secured Obligations shall not be deemed to have occurred in connection with a Refinancing of such First Lien Credit Agreement Secured Obligations with a Replacement First Lien Credit Agreement or, at any time after the Discharge of the First Lien Credit Agreement in effect on the date hereof, an Additional First Lien Debt Facility secured by First Lien Collateral under one or more Additional First Lien Loan Documents which has been designated in writing by the First Lien Agent (under the First Lien Credit Agreement so Refinanced) to the Designated First Lien Representative (if the Designated First Lien Representative is not such agent) and the Designated Second Lien Representative, as the “First Lien Credit Agreement” for purposes of this Agreement.

“Discharge of Second Lien Securities Purchase Agreement Obligations” means the Discharge of the Second Lien Securities Purchase Agreement Secured Obligations with respect to the Second Lien Collateral; provided that the Discharge of Second Lien Securities Purchase Agreement Secured Obligations shall not be deemed to have occurred in connection with a Refinancing of such Second Lien Securities Purchase Agreement Secured Obligations with a Replacement Second Lien Securities Purchase Agreement or, at any time after the Discharge of the First Lien Credit Agreement in effect on the date hereof, an Additional Second Lien Debt Facility secured by Second Lien Collateral under one or more Additional Second Lien Note Documents which has been designated in writing by the Second Lien Agent (under the Second Lien Securities Purchase Agreement so Refinanced) to the Designated Second Lien Representative (if the Designated Second Lien Representative is not such agent) and the Designated First Lien Representative, as the “Second Lien Securities Purchase Agreement” for purposes of this Agreement.

“First Lien Agent” has the meaning provided in the preamble to this Agreement; provided, however, that if the First Lien Credit Agreement is Refinanced by a Replacement First Lien Credit Agreement, then all references herein to the First Lien Agent shall refer to the administrative agent (or trustee) under the Replacement First Lien Credit Agreement.

“First Lien Class Debt” has the meaning given to such term in Section 9.04.

“First Lien Class Debt Representative” has the meaning given to such term in Section 9.04.

“First Lien Collateral” means the “Collateral”, as such term is defined in the First Lien Credit Agreement, and any other assets or properties of any of the Grantors now or at any time hereafter subject to, or required to be subject to, Liens securing any First Lien Secured Obligations or deemed to be so subject pursuant to Section 2.06.

“First Lien Credit Agreement” means the Credit Agreement, dated as of January 6, 2017, among the Borrower, the other Subsidiary Guarantors from time to time party thereto, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and the other agents named therein, as amended and as may be further amended, restated, amended and restated, waived, restructured, renewed, extended or otherwise modified from time to time and shall also include any Replacement First Lien Credit Agreement.

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“First Lien Credit Agreement Secured Obligations” means the “Secured Obligations”, as such term is defined in the First Lien Credit Agreement.

“First Lien Credit Agreement Secured Parties” means, at any time, the “Secured Parties”, as such term is defined in the First Lien Credit Agreement.

“First Lien Debt Facilities” shall mean the First Lien Credit Agreement and any Additional First Lien Debt Facilities.

“First Lien Loan Documents” means (a) the “Loan Documents”, as such term is defined in the First Lien Credit Agreement, and (b) the Additional First Lien Loan Documents.

“First Lien Parity Intercreditor Agreement” means an agreement among each First Lien Representative allocating rights among the various First Lien Secured Parties.

“First Lien Representative” means (i) in the case of the First Lien Credit Agreement, the First Lien Agent and (ii) in the case of any Additional First Lien Debt Facility and the Additional First Lien Secured Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional First Lien Debt Facility that is named as the “First Lien Representative” in respect of such Additional First Lien Debt Facility in the applicable Joinder Agreement.

“First Lien Secured Obligations” means, at any time, (a) the First Lien Credit Agreement Secured Obligations and (b) the Additional First Lien Secured Obligations.

“First Lien Secured Parties” means, at any time, (a) the First Lien Credit Agreement Secured Parties and (b) any Additional First Lien Secured Parties.

“First Lien Security Agreement” means the Security Agreement, dated as of January 6, 2017, among the Borrower, certain Subsidiaries of the Borrower and the First Lien Agent, as amended, restated, amended and restated, extended, renewed, supplemented or otherwise modified from time to time or as replaced in connection with any Refinancing of the First Lien Credit Agreement.

“First Lien Security Documents” means the “Collateral Documents”, as such term is defined in the First Lien Credit Agreement, and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any of the Grantors to secure any First Lien Secured Obligations or pursuant to which any Lien thereon is perfected.

“First Liens” mean Liens created or purported to be created under the First Lien Security Documents securing any First Lien Secured Obligations.

“Grantor” means the Borrower and each Subsidiary which has granted a Lien pursuant to any Security Document to secure any Secured Obligations.

“Hedging Obligations” of any Person means any obligation of such Person pursuant to any Swap Contract.

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“Indebtedness” has the meaning assigned to such term in the First Lien Credit Agreement.

“Joinder Agreement” means a joinder agreement substantially in the form of Annex II hereof required to be delivered by a Representative to the Designated First Lien Representative and the Designated Second Lien Representative pursuant to Section 9.04 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the First Lien Secured Parties or Second Lien Secured Parties, as the case may be, under such Debt Facility.

“Lien” has the meaning assigned to such term in the First Lien Credit Agreement.

“Non-Payment Default” has the meaning given to such term in Section 3.02.

“Payment Blockage Period” has the meaning given to such term in Section 3.02.

“Payment Default” has the meaning given to such term in Section 3.02.

“Person” has the meaning assigned to such term in the First Lien Credit Agreement.

“Pledged Collateral” has the meaning given to such term in Article 5.

“Post-Petition Interest” means interest, fees, costs, expenses and other charges that pursuant to the First Lien Loan Documents or the Second Lien Note Documents, as applicable, continue to accrue after the commencement of any Bankruptcy/Liquidation Proceeding, whether or not such interest, fees, costs, expenses and other charges are allowed or allowable under the Bankruptcy Code or in any such Bankruptcy/Liquidation Proceeding.

“Pro Forma Effect” has the meaning assigned to such term in the First Lien Credit Agreement.

“Purchase Event” has the meaning provided in Section 4.05.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, restate, amend and restate, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness, whether of the same principal amount or greater or lesser principal amount, in exchange or replacement for such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Registered Equivalent Notes” has the meaning assigned to such term in the First Lien Credit Agreement.

“Release” has the meaning provided in Section 2.04(a).

“Replacement First Lien Credit Agreement” means any loan agreement, indenture or other agreement that (i) Refinances the First Lien Credit Agreement so long as, after giving effect to such Refinancing, the agreement that was the First Lien Credit Agreement immediately prior to such Refinancing is no longer secured, or required to be secured, by any of the Collateral and (ii) is designated as the “Replacement First Lien Credit Agreement” pursuant to Section 9.04(ii)(A).

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“Replacement Second Lien Securities Purchase Agreement” means any securities purchase agreement, note purchase agreement, indenture, loan agreement or other agreement that (i) Refinances the Second Lien Securities Purchase Agreement so long as, after giving effect to such Refinancing, the agreement that was the Second Lien Securities Purchase Agreement immediately prior to such Refinancing is no longer secured, or required to be secured, by any of the Collateral and (ii) is designated as the “Replacement Second Lien Securities Purchase Agreement” pursuant to Section 9.04(ii)(A).

“Representatives” shall mean the First Lien Representatives and the Second Lien Representatives.

“Requirements of Law” means, with respect to any Person, any statute, law, treaty, rule, regulation, order, executive order, ordinance, decree, writ, injunction or determination of any arbitrator or court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Second Lien Agent” has the meaning provided in the preamble to this Agreement; provided, however, that if the Second Lien Securities Purchase Agreement is Refinanced by a Replacement Second Lien Securities Purchase Agreement, then all references herein to the Second Lien Agent shall refer to the collateral agent (or trustee) under the Replacement Second Lien Securities Purchase Agreement.

“Second Lien Class Debt” has the meaning given to such term in Section 9.04.

“Second Lien Class Debt Representative” has the meaning given to such term in Section 9.04.

“Second Lien Collateral” means the “Collateral”, as such term is defined in the Second Lien Securities Purchase Agreement, and any other assets or properties of any of the Grantors now or at any time hereafter subject to, or required to be subject to, Liens securing any Second Lien Secured Obligations.

“Second Lien Debt Facilities” means the Second Lien Securities Purchase Agreement and any Additional Second Lien Debt Facilities.

“Second Lien Note Documents” means (a) the “Note Documents”, as such term is defined in the Second Lien Securities Purchase Agreement and (b) the Additional Second Lien Note Documents.

“Second Lien Parity Intercreditor Agreement” means an agreement among each Second Lien Representative allocating rights among the various Second Lien Secured Parties.

“Second Lien Permitted Actions” has the meaning provided in Section 4.01(b).

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“Second Lien Representative” shall mean (i) in the case of the Second Lien Securities Purchase Agreement, the Second Lien Agent and (ii) in the case of any Additional Second Lien Debt Facility and the Additional Second Lien Secured Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Second Lien Debt Facility that is named as the “Second Lien Representative” in respect of such Additional Second Lien Debt Facility in the applicable Joinder Agreement.

“Second Lien Secured Obligations” means, at any time, (a) the Second Lien Securities Purchase Agreement Secured Obligations and (b) the Additional Second Lien Secured Obligations.

“Second Lien Secured Parties” means, at any time, (a) the Second Lien Securities Purchase Agreement Secured Parties and (b) any Additional Second Lien Secured Parties.

“Second Lien Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of March 8, 2018, among the Borrower, the various Subsidiary Guarantors from time to time party thereto, the purchasers from time to time party thereto, and [            ], as collateral agent, as such agreement may be amended, restated, amended and restated, waived, restructured, renewed, extended or otherwise modified from time to time and shall also include any Replacement Second Lien Securities Purchase Agreement.

“Second Lien Securities Purchase Agreement Secured Obligations” means the “Note Obligations”, as such term is defined in the Second Lien Securities Purchase Agreement.

“Second Lien Securities Purchase Agreement Secured Parties” means, at any time, the “Secured Parties”, as such term is defined in the Second Lien Security Agreement.

“Second Lien Security Agreement” means the Security Agreement, dated as of the date hereof, among the Borrower, certain Subsidiaries of the Borrower and the Second Lien Agent, as amended, restated, amended and restated, extended, renewed, supplemented or otherwise modified from time to time or as replaced in connection with any Refinancing of the Second Lien Securities Purchase Agreement.

“Second Lien Security Documents” means the “Collateral Documents”, as such term is defined in the Second Lien Securities Purchase Agreement, and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any of the Grantors to secure any Second Lien Secured Obligations.

“Second Liens” means Liens created or purported to be created under the Second Lien Security Documents securing Second Lien Secured Obligations.

“Secured Obligations” means the First Lien Secured Obligations and the Second Lien Secured Obligations.

“Secured Parties” means the First Lien Secured Parties and the Second Lien Secured Parties.

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“Security Documents” means the First Lien Security Documents and the Second Lien Security Documents.

“Standstill Period” has the meaning provided in Section 4.01(b).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

ARTICLE 2

SUBORDINATION OF LIENS

Section 2.01. Similar Liens and Agreements. The parties hereto (including the Borrower, on behalf of itself and the other Grantors) agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical, subject to Sections 2.01(c), 2.01(d), 2.04(a) and clause (ii) of the first sentence of Section 4.04. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:

(a) Upon request by any First Lien Representative or any Second Lien Representative, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Note Documents;

(b) The documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral, subject to Section 9.03, shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Secured Obligations thereunder;

(c) The existence of a maximum claim with respect to any real property subject to a mortgage which applies to all Secured Obligations shall not be deemed to be a difference in Collateral among any series, issue or class of First Lien Secured Obligations or Second Lien Secured Obligations; and

(d) Notwithstanding anything in this Agreement or any other First Lien Loan Documents or Second Lien Note Documents to the contrary, collateral consisting of segregated cash and Cash Equivalents specifically pledged to secure First Lien Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent pursuant to Sections 2.03(g), 2.05(b)(iv) or 8.02(iii) of the First Lien Credit Agreement (or any equivalent successor provision) or any applicable provision in connection with such pledge shall be applied as specified in the applicable First Lien Loan Document pursuant to which such Secured Obligations are issued and secured and will not constitute Collateral hereunder. Nothing in this Agreement shall be construed to impair the right of any Secured Party to recoup, set off, net or off-set amounts against any cash or Cash Equivalents (or letter of credit support) that does not constitute Collateral hereunder and that was specifically pledged to such Secured Party as provided in this Section 2.01(d) (including amounts delivered as margin or cash collateral) to satisfy such Secured Obligations to the extent permitted under the applicable First Lien Loan Document, or exercise its rights and remedies with respect to any such Cash Collateral pledged for its sole benefit or as a beneficiary under and pursuant to any other credit support issued solely in its favor, each of which will be governed by the terms of such First Lien Loan Document.

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Section 2.02. Subordination of Liens. (a) All Liens (regardless of how acquired) securing the Second Lien Secured Obligations granted on any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Liens (regardless of how acquired) securing the First Lien Secured Obligations granted on such Collateral, notwithstanding any provision of the UCC or any other Federal, State or foreign law or anything contained in this Agreement, the Second Lien Securities Purchase Agreement, any Additional Second Lien Debt Facility, any Second Lien Security Document, any Second Lien Parity Intercreditor Agreement, any other Second Lien Note Document or any other agreement or instrument to the contrary or otherwise, and irrespective of the time, order or method of creation, attachment or perfection of any Liens securing the Second Lien Secured Obligations granted on the Collateral and any Liens securing the First Lien Secured Obligations granted on the Collateral or any defect or deficiency or alleged defect or deficiency in any of the foregoing and irrespective of the subordination of any Lien securing any First Lien Secured Obligations to any other Liens. Each Second Lien Representative for itself and on behalf of the applicable Second Lien Secured Parties expressly agrees that any Lien purported to be granted on any Collateral as security for the First Lien Secured Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Secured Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.

(b) It is acknowledged that (i) aggregate amount of the First Lien Credit Agreement Secured Obligations may be increased pursuant to Section 2.14 of the First Lien Credit Agreement as in effect on the date hereof, (ii) a portion of the First Lien Secured Obligations consists of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (iii) the First Lien Secured Obligations may be extended, renewed, replaced, restructured, Refinanced or otherwise amended, restated, amended and restated, supplemented or modified, or secured with additional collateral (which collateral shall be subject to Section 2.06), and (iv) the aggregate amount of the First Lien Secured Obligations may be increased, from time to time in accordance with the terms of the First Lien Debt Facilities, all without affecting the subordination hereunder of the Liens securing the Second Lien Secured Obligations granted on the Collateral or the subordination provisions in Article 3 hereof or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties and the Second Lien Secured Parties. The subordination and lien priorities provided for herein shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, modification, supplement, extension, increase, renewal, replacement, restructuring, or Refinancing of either the Second Lien Secured Obligations or the First Lien Secured Obligations, by the securing of any First Lien Secured Obligations with any additional collateral or guarantees (which collateral shall be subject to Section 2.06), by the release of any First Lien Collateral, by the failure of any Person to comply with any provision of this Agreement or any agreement evidencing, governing

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or securing any First Lien Secured Obligation or Second Lien Secured Obligation, or by any action that any Representative or Secured Party may take or fail to take in respect of any Collateral. Without limiting the foregoing, all existing and any future First Lien Secured Obligations of any class are intended to be secured by the Collateral, and the Liens on the Collateral securing such First Lien Secured Obligations will constitute first priority Liens entitled to the benefit of this Agreement.

(c) It is agreed that the First Lien Representatives will have no obligations to exercise any remedies available to them as a condition to obtaining the benefits of this Article 2 and Article 8.

(d) The Second Lien Agent acknowledges receipt of copies of each of the First Lien Loan Documents existing on the date hereof. Each Second Lien Representative on behalf of the applicable Second Lien Secured Parties agrees that the Second Lien Securities Purchase Agreement, any Additional Second Lien Debt Facility and the principal Second Lien Security Documents to which such Second Lien Representative is a party will contain the provisions set forth in Annex I hereto under which the applicable Second Lien Secured Parties agree to, and subject their rights to the provisions of, this Agreement as set forth therein.

Section 2.03. No Duties of Designated First Lien Representative or other First Lien Secured Parties. Each Second Lien Representative on behalf of itself and each Second Lien Secured Party represented by it acknowledges and agrees that neither the Designated First Lien Representative nor any other First Lien Secured Party shall have any duties or other obligations to any Second Lien Secured Party with respect to any First Lien Collateral, other than to transfer to the Designated Second Lien Representative (if the Discharge of Second Lien Secured Obligations has not occurred) any net proceeds of any such Collateral that constitutes Second Lien Collateral remaining in its possession following any sale, transfer or other disposition of such Collateral and the Discharge of First Lien Secured Obligations, or, if the Designated First Lien Representative shall be in possession of all or any part of such Collateral after any Discharge of First Lien Secured Obligations and there are then any Second Lien Secured Obligations outstanding, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of the Designated First Lien Representative or any other First Lien Secured Party. In furtherance of the foregoing, each Second Lien Representative on behalf of itself and each Second Lien Secured Party represented by it acknowledges and agrees that until the Discharge of First Lien Secured Obligations, the Designated First Lien Representative shall be entitled, subject to Section 4.01(b)(ii), for the benefit of the holders of the First Lien Secured Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral as provided herein and in the First Lien Security Documents, without regard to any Lien securing the Second Lien Secured Obligations granted on the Collateral or any rights to which the holders of the Second Lien Secured Obligations would otherwise be entitled as a result of such Lien. Without limiting the foregoing, each Second Lien Representative on behalf of itself and each Second Lien Secured Party represented by it agrees that neither the Designated First Lien Representative nor any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral or any other collateral securing the First Lien Secured Obligations, or to sell, dispose of or otherwise liquidate all or any portion of the Collateral or any other collateral securing the First Lien Secured Obligations, in any

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manner that would maximize the return to the Second Lien Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of net proceeds actually received by the Second Lien Secured Parties from such realization, sale, disposition or liquidation. Each Second Lien Representative on behalf of itself and each Second Lien Secured Party represented by it waives any claim it or such Second Lien Secured Party may now or hereafter have against the Designated First Lien Representative or any other First Lien Secured Party (or their representatives) arising out of (a) any actions which the Designated First Lien Representative or the other First Lien Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Secured Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Secured Obligations or the valuation, use, protection or release of any Collateral, (b) any election by the Designated First Lien Representative or First Lien Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code with respect to the Collateral and/or (c) any borrowing by any Grantor as debtor in possession, or any related grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code. The First Lien Representatives and the First Lien Secured Parties, on the one hand, and the Second Lien Representatives and the Second Lien Secured Parties, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the First Lien Secured Obligations or the Second Lien Secured Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Secured Obligations or the Second Lien Secured Obligations.

Section 2.04. Automatic Release of Second Liens. (a) Until such time as the Discharge of Second Lien Securities Purchase Agreement Obligations has occurred, the Designated First Lien Representative, for itself and on behalf of the First Lien Secured Parties, will have the exclusive right (subject to the provisions of the First Lien Loan Documents) to make determinations regarding the release of Liens on, or disposition of, any Collateral, without consultation with, consent of, or notice to, the Designated Second Lien Representative or any other Second Lien Secured Party, in each case, subject to the provisions of this Section 2.04. If, in connection with (i) any sale, transfer or other disposition of any Collateral by any Grantor (other than in connection with any enforcement or exercise of rights or remedies with respect to the Collateral which shall be governed by clause (ii)) permitted under the terms of the First Lien Loan Documents or consented to by the applicable First Lien Secured Parties under such First Lien Loan Documents (other than in connection with the Discharge of First Lien Secured Obligations) or (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any sale, transfer or other disposition of Collateral, to the extent that the net proceeds of such sale, transfer or other disposition will be applied to repay (and, to the extent applicable, to reduce permanently commitments with respect to) the First Lien Secured Obligations, the Designated First Lien Representative, for itself and on behalf of the other First Lien Secured Parties, or any Grantor releases any of the First Liens (a “Release”), then the Liens on such Collateral securing any Second Lien Secured Obligations shall be automatically, unconditionally and simultaneously released (but shall not be deemed to have been released from

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the proceeds of such Collateral that were not applied to reduce permanently the First Lien Secured Obligations), and the Designated Second Lien Representative shall, for itself and on behalf of the other Second Lien Secured Parties, promptly execute and deliver to the Designated First Lien Representative and the applicable Grantors such termination statements, releases and other documents as the Designated First Lien Representative or any applicable Grantor may reasonably request to effectively confirm such Release. Similarly, if the Equity Interests of any Person are foreclosed upon or otherwise disposed of pursuant to clause (i) or (ii) above and in connection therewith the Designated First Lien Representative releases the First Liens on the property or assets of such Person or releases such Person from its guarantee of First Lien Secured Obligations, then the Second Liens on such property or assets of such Person and such Person’s guarantee of Second Lien Secured Obligations shall be automatically released to the same extent.

(b) Until the Discharge of First Lien Secured Obligations, the Designated Second Lien Representative, for itself and on behalf of the Second Lien Secured Parties, hereby irrevocably constitutes and appoints the Designated First Lien Representative and any officer or agent of the Designated First Lien Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Designated Second Lien Representative or such holder or in the Designated First Lien Representative’s own name, from time to time in the Designated First Lien Representative’s discretion, for the purpose of carrying out the terms of this Section 2.04, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 2.04, including any endorsements or other instruments of transfer or release.

Section 2.05. Reinstatement. In the event that (i) the Discharge or any payment of First Lien Secured Obligations shall have occurred and any of such First Lien Secured Obligations shall subsequently, for whatever reason (including, but not limited to, an order or judgment for disgorgement or avoidance of a preference or fraudulent transfer under the Bankruptcy Code, or any other law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Agreement shall be fully applicable thereto until there shall thereafter have been a Discharge of First Lien Secured Obligations then from and after such date of required return or repayment, such Discharge of First Lien Secured Obligations shall be automatically deemed not to have occurred for all purposes of this Agreement and (ii) the Designated First Lien Representative or the other First Lien Secured Parties have released any Lien on Collateral and any such Liens are later reinstated, then the Designated Second Lien Representative, for itself and the benefit of the Second Lien Secured Parties, shall be granted a second priority Lien on such Collateral, subject to the subordination provisions of this Agreement.

Section 2.06. New Liens. Subject to Sections 2.01(c), 2.01(d) and clause (ii) of the first sentence of Section 4.04, the Borrower, on behalf of itself and the other Grantors agrees that, so long as the Discharge of First Lien Secured Obligations has not occurred, it shall not (i) permit any additional Liens on any asset or property of any Grantor to be granted to secure any Second Lien Secured Obligation, unless a Lien has been granted on such asset or property to secure the First Lien Secured Obligations, with each such Lien to be subject to the provisions of this Agreement, or (ii) permit any additional Liens on any asset or property of any Grantor to be

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granted to secure any First Lien Secured Obligations unless a Lien has been granted on such asset to secure the Second Lien Secured Obligations, with each such Lien to be subject to the provisions of this Agreement. If any Second Lien Representative or any Second Lien Secured Party shall hold any Lien on any assets or property of any Grantor securing any Second Lien Secured Obligations that are not also subject to the first-priority Liens securing all First Lien Secured Obligations under the First Lien Loan Documents, such Second Lien Representative or Second Lien Secured Party (i) shall notify the Designated First Lien Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each First Lien Representative as security for the First Lien Secured Obligations, shall assign such Lien to the Designated First Lien Representative as security for all First Lien Secured Obligations for the benefit of the First Lien Secured Parties (but may retain a junior Lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each First Lien Representative, shall be deemed to hold and have held such Lien for the benefit of each First Lien Representative and the other First Lien Secured Parties as security for the First Lien Secured Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Representatives and/or the First Lien Secured Parties, the Designated Second Lien Representative, on behalf of the Second Lien Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.06 shall be subject to Section 8.01.

ARTICLE 3

PAYMENT SUBORDINATION

Section 3.01. Agreement to Subordinate. The Borrower and each other Grantor covenants and agrees, and the Designated Second Lien Representative, for itself and on behalf of the Second Lien Secured Parties, covenants and agrees, and each Second Lien Secured Party by accepting the Second Lien Note Documents covenants and agrees that, anything in the Second Lien Note Documents or Second Lien Securities Purchase Agreement to the contrary notwithstanding, the Second Lien Secured Obligations are subordinate and junior in right of payment, to the extent provided herein, to all First Lien Secured Obligations, whether outstanding on the date of execution of the Second Lien Securities Purchase Agreement or thereafter created, incurred or assumed, and that the subordination is for the benefit of the First Lien Secured Parties.

Section 3.02. No Payment on Subordinated Indebtedness in Event of Default on Senior Indebtedness.

(a) No payment by the Borrower or any other Grantor with respect to the Second Lien Secured Obligations (whether such payment is a payment on account of principal (or premium, if any), sinking funds or interest on the Second Lien Secured Obligations or otherwise) shall be made if either of the following occurs (each, a “Payment Default”):

(i) the failure of any Grantor to pay, on a timely basis, any principal, interest, fees or other obligations under the First Lien Loan Documents including, without limitation, any default in payment of First Lien Secured Obligations after acceleration thereof; or

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(ii) any Default or Event of Default (each as defined in the First Lien Credit Agreement) under any First Lien Loan Documents has occurred and the maturity of any First Lien Secured Obligations is accelerated in accordance with the applicable terms of the First Lien Loan Documents, unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such First Lien Secured Obligations have been Discharged; provided, however, that the Borrower may pay the Second Lien Secured Obligations without regard to the foregoing if (i) the Borrower and the Designated Second Lien Representative receive written notice approving such payment from the Designated First Lien Representative with respect to which a Payment Default has occurred and is continuing or (ii) such payment is made in kind or in Equity Interests of the Borrower (or any parent entity thereof). The Borrower shall promptly give notice to the Designated Second Lien Representative of any occurrence of a Payment Default.

(b) The Borrower shall not pay the Second Lien Secured Obligations for a Payment Blockage Period (as defined below) during the continuance of any Default other than a Payment Default (a “Non-Payment Default”), with respect to any First Lien Secured Obligation that permits the First Lien Secured Parties in respect of such First Lien Secured Obligations to accelerate its maturity immediately without either further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods; provided, however, that the Borrower may pay the Second Lien Secured Obligations without regard to the foregoing if (i) the Borrower and the Designated Second Lien Representative receive written notice approving such payment from the Designated First Lien Representative with respect to which a Non-Payment Default has occurred and is continuing or (ii) such payment is made in kind or in Equity Interests of the Borrower (or any parent entity thereof).

(c) A “Payment Blockage Period” commences on the receipt by the Designated Second Lien Representative (with a copy to the Borrower) of written notice (a “Blockage Notice”) of a Non-Payment Default from the Designated First Lien Representative specifying an election to effect a Payment Blockage Period and ends 179 days after the date of receipt of such notice. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

(i) by written notice to the Designated Second Lien Representative and the Borrower from the Person or Persons who gave such Blockage Notice;

(ii) because the Default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

(iii) because the Discharge of First Lien Secured Obligations has occurred.

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(d) The Borrower may resume paying on the Second Lien Secured Obligations after the end of the Payment Blockage Period (including any missed payments), unless the First Lien Secured Parties or the Designated First Lien Representative have accelerated the maturity of such First Lien Secured Obligations. The Second Lien Secured Obligations will not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of Defaults with respect to First Lien Secured Obligations during such period. In no event, however, may the total number of days during which any Payment Blockage Period or Payment Blockage Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. For purposes of this paragraph, no Default or Event of Default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the applicable First Lien Secured Obligations initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Designated First Lien Representative, whether or not within a period of 360 consecutive days, unless such Default or Event of Default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenant during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

Section 3.03. Notices to Designated Second Lien Representative. The Borrower shall give prompt written notice to the Designated Second Lien Representative of any fact known to the Borrower which would prohibit the making of any payment to or by the Designated Second Lien Representative in respect of the Second Lien Secured Obligations. Failure to give such notice shall not affect the subordination of the Second Lien Secured Obligations to the First Lien Secured Obligations. The Designated Second Lien Representative shall be entitled to rely on the delivery to it of a written notice by a person representing himself or herself to be a First Lien Secured Party or the Designated First Lien Representative to establish that such a notice has been given by a First Lien Secured Party or the Designated First Lien Representative.

Section 3.04. Agreement of Grantors. Each Grantor, for itself, its successors and assigns, covenants and agrees, and the Designated Second Lien Representative, for itself and on behalf of the Second Lien Secured Parties, covenants and agrees, and each Second Lien Secured Party by its acceptance thereof, likewise covenants and agrees, that the payment of any of the Second Lien Secured Obligations is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior Discharge of First Lien Secured Obligations, and the obligations of the Grantors under the First Lien Security Documents will in no way be diminished or otherwise affected by the provisions of this Agreement.

Section 3.05. Subordination Rights Not Impaired by Acts or Omissions of the Grantors or First Lien Secured Parties. No right of any present or future First Lien Secured Party to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act, in good faith, by any such First Lien Secured Party, or by any noncompliance by any Grantor with the terms, provisions and covenants of this Agreement or any First Lien Loan Document, regardless of any knowledge thereof which any such First Lien Secured Party may have or be otherwise charged with.

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ARTICLE 4.

STANDSTILL; BANKRUPTCY/LIQUIDATION PROCEEDINGS

Section 4.01. No Action with Respect to Second Lien Collateral Subject to First Liens.(a) Subject to Section 4.01(b), so long as the Discharge of First Lien Secured Obligations has not occurred, no Second Lien Representative nor any other Second Lien Secured Party shall commence or instruct the Designated Second Lien Representative to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Second Lien Collateral under any Second Lien Security Document, Requirements of Law or otherwise (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Representative or any Second Lien Secured Party is a party), at any time prior to the Discharge of First Lien Secured Obligations; it being agreed that only the Designated First Lien Representative or any Person authorized by it, acting in accordance with the First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies. Notwithstanding the foregoing, any Second Lien Representative and any other Second Lien Secured Party may, subject to Article 3 and Section 4.04, (i) take all such actions as it shall deem necessary to continue, preserve or protect the perfection of (but not enforce) the Liens securing the Second Lien Secured Obligations granted on any Second Lien Collateral, (ii) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Secured Obligations and the Second Lien Collateral, (iii) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Lien Secured Parties, including any claims secured by the Second Lien Collateral, if any, in each case in accordance with the terms of this Agreement, (iv) join (but not exercise any control with respect to) any judicial foreclosure proceeding, other judicial lien enforcement proceeding or motion to lift the automatic stay with respect to the Collateral initiated by the Designated First Lien Representative or any other First Lien Secured Party to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the exercise of remedies by the Designated First Lien Representative or such other First Lien Secured Party (it being understood that neither the Second Lien Representative nor any other Second Lien Secured Party shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein), (v) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under the Bankruptcy Code or applicable law, in each case, not inconsistent with this Agreement or applicable law, and (vi) exercise any rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by clause (b) below.

(b) Notwithstanding clause (a) above, but subject in all respects to Article 3 hereof, the Designated Second Lien Representative may enforce any of its rights and exercise any of its remedies (any such enforcement or exercise in accordance with this clause (b), the “Second Lien

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Permitted Actions”) with respect to the Second Lien Collateral after a period of 180 consecutive days has elapsed since the date on which the Designated Second Lien Representative has delivered to the Designated First Lien Representative written notice of the acceleration or non-payment at the final stated maturity of the Indebtedness then outstanding under the Second Lien Loan Documents (the “Standstill Period”); provided, however, that (i) notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Designated Second Lien Representative or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral if (A) the Designated First Lien Representative or any other First Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Bankruptcy/Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to all or a material portion of such Collateral (prompt written notice thereof to be given to the Designated Second Lien Representative by the Designated First Lien Representative; provided that the failure to give such notice shall not affect the effectiveness and validity of this clause (b)) or (B) at any time a Grantor is then a debtor under or with respect to (or otherwise subject to) any Bankruptcy/Liquidation Proceeding (except as otherwise set forth in this Section 4.01(b) or in Section 2.04) and (ii) after the expiration of the Standstill Period, so long as neither the Designated First Lien Representative nor any other First Lien Secured Party has commenced any action to enforce the Liens securing the First Lien Secured Obligations on all or any material portion of the Collateral and is not stayed from such enforcement as described above, the Second Lien Secured Parties (or the Designated Second Lien Representative on their behalf) may, subject to the provisions of Article 8, enforce the Liens securing the Second Lien Secured Obligations with respect to all or any portion of the Collateral. If the Designated Second Lien Representative or any other Second Lien Secured Party exercises any rights or remedies with respect to the Collateral in accordance with the immediately preceding sentence of this paragraph and thereafter the Designated First Lien Representative or any other First Lien Secured Party commences (or attempts to commence or gives notice of its intent to commence) the exercise of any of its rights or remedies with respect to all or a material portion of the Collateral (including seeking relief from the automatic stay or any other stay in any Bankruptcy/Liquidation Proceeding), the Standstill Period shall recommence and the Designated Second Lien Representative and each other Second Lien Secured Party shall rescind any such rights or remedies already exercised with respect to the Collateral.

Section 4.02. Distribution on Dissolution, Liquidation and Reorganization. Upon any distribution of assets of any Grantor upon any dissolution, winding up, liquidation or reorganization of such Grantor, whether in a Bankruptcy/Liquidation Proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such Grantor or otherwise:

(a) the First Lien Secured Parties shall be entitled to a Discharge of First Lien Secured Obligations before the Second Lien Secured Parties are entitled to receive any payment or distribution upon the Second Lien Secured Obligations (whether by payment of principal (and premium, if any) or interest on the Second Lien Secured Obligations or otherwise);

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(b) any payment or distribution by any Grantor of any kind or character, whether in cash, property or securities, to which the Second Lien Agent or Second Lien Secured Parties would be entitled except for the provisions of this Article 4 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Designated First Lien Representative for application to payment of the First Lien Secured Obligations, to the extent necessary for the Discharge of the First Lien Secured Obligations; and

(c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of any Grantor of any kind or character, whether in cash, property or securities, shall be received by the Designated Second Lien Representative or any Second Lien Secured Party before the Discharge of First Lien Secured Obligations shall have occurred, such payment or distribution shall be paid over to the Designated First Lien Representative for application to payment of the First Lien Secured Obligations, to the extent necessary for the Discharge of the First Lien Secured Obligations.

Nothing contained in this Agreement or in the Second Lien Note Documents is intended to or shall impair, as between the Borrower, its creditors (other than the First Lien Secured Parties) and the Second Lien Secured Parties, the obligation of the Grantors, which is unconditional and absolute, to pay to the Second Lien Secured Parties the Second Lien Secured Obligations as and when the same shall become due and payable in accordance with the terms of the applicable Second Lien Note Documents, or to affect the relative rights of the Second Lien Secured Parties and creditors of the Borrower (other than the First Lien Secured Parties).

Section 4.03. No Interference. Each Second Lien Representative on behalf of itself and each Second Lien Secured Party represented by it agrees that, whether or not a Bankruptcy/Liquidation Proceeding has been commenced by or against any Grantor, (a) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien on the Collateral securing any of the Second Lien Secured Obligations pari passu with, or to give such Second Lien Secured Party any preference or priority relative to, any Lien on the Collateral securing any of the First Lien Secured Obligations, (b) it will not challenge or question in any proceeding, or support any other Person in challenging or questioning in any proceeding, in each case including, without limitation, any Bankruptcy/Liquidation Proceeding, the validity or enforceability of any First Lien Secured Obligations or First Lien Security Document, or the validity, attachment, perfection or priority of any Lien on the Collateral securing or purporting to secure any of the First Lien Secured Obligations, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (c) it will not, except in connection with the taking of any Second Lien Permitted Actions, contest, protest, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral, or any other exercise of remedies against any Collateral or any forbearance thereof, in each case, by any First Lien Secured Parties or the First Lien Representative acting on their behalf, (d) it shall have no right to (i) direct any First Lien Representative or any First Lien Secured Party to exercise any right, remedy or power with respect to the Collateral or (ii) consent to the exercise by any First Lien Representative or any First Lien Secured Party of any right, remedy or power with respect to the Collateral, (e) it will not institute any suit or assert in any suit, Bankruptcy/Liquidation

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Proceeding or other proceeding any claim against any First Lien Representative or any First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any First Lien Representative nor any First Lien Secured Party shall be liable for, any action taken or omitted to be taken by any such First Lien Representative or any such First Lien Secured Party with respect to any Collateral securing such First Lien Secured Obligations; provided that nothing in this clause (e) shall prevent any Second Lien Secured Party from asserting or seeking to enforce any provision of this Agreement or any provision of any Second Lien Security Document (to the extent not prohibited by this Agreement) and (f) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement in its capacity as a secured creditor. Each First Lien Secured Party agrees that it will not challenge or question in any proceeding (including in any Bankruptcy/Liquidation Proceeding) the validity or enforceability of any Second Lien Security Document, or the validity, attachment, perfection or priority of any Lien on the Collateral securing any of the Second Lien Secured Obligations.

Section 4.04. Certain Agreements with Respect to Bankruptcy/Liquidation Proceedings. In the event of a Bankruptcy/Liquidation Proceeding, each Second Lien Representative (in its capacity as a Second Lien Representative) and the other Second Lien Secured Parties (each in its capacity as a Second Lien Secured Party) shall not, unless and until all First Lien Secured Obligations have been Discharged, directly or indirectly (i) seek in respect of any part of the Collateral or proceeds thereof or any Lien on the Collateral securing the Second Lien Secured Obligations that may exist thereon any relief from or modification of the automatic or other stay as provided in Section 362 of the Bankruptcy Code or under any other applicable law or otherwise or seek any form of adequate protection under either or both of Sections 362 and 363 of the Bankruptcy Code or under any other applicable law or otherwise with respect thereto, except replacement or additional liens junior to the Liens on the Collateral securing the First Lien Secured Obligations, superpriority administrative claims junior to those granted to the First Lien Secured Parties (provided that, each Second Lien Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Lien Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims), provided that (A) in the event any Second Lien Representative, for itself and on behalf of any Second Lien Secured Parties, seeks or requests adequate protection and such adequate protection is granted in the form of additional or replacement collateral, then such Second Lien Representative, for itself and on behalf of such Second Lien Secured Parties, agrees that each First Lien Representative shall also be granted a senior Lien on such additional or replacement collateral as security for the First Lien Obligations and that any Lien on such additional or replacement collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such Liens securing First Lien Obligations under this Agreement (and, to the extent the First Lien Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien on such additional or replacement collateral so granted to the Second Priority Debt Parties

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shall be subject to Section 4.02), and (B) in the event any Second Lien Representative, for itself and on behalf of any Second Lien Secured Parties, seeks or requests adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then such Second Lien Representative, for itself and on behalf of such Second Lien Secured Party, agrees that each First Lien Representative shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the claims of the Second Lien Secured Parties (and, to the extent the First Lien Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Second Lien Secured Party pursuant to or as a result of any such superpriority claim so granted to the Second Lien Secured Parties shall be subject to Section 4.02); provided further that, to the extent that the First Lien Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses, and/or other cash payments, then the Second Lien Representative, for itself and on behalf of each Second Lien Secured Party, shall not be prohibited from seeking adequate protection in the form of accrual of interest and the current payment of reasonable out-of-pocket expenses, including fees and disbursements of counsel and other professional advisors, incurred by the Second Lien Secured Parties, subject to the right of the First Lien Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Second Lien Secured Parties, (ii) oppose or object to (A) any adequate protection sought by or granted to any First Lien Secured Party in connection with the use of cash collateral or post-petition financing under Sections 362, 363 or 364 of the Bankruptcy Code or under any other applicable law or otherwise or (B) any motion or other request made by any First Lien Secured Party seeking relief from or modification of the automatic or other stay as provided in Section 362 of the Bankruptcy Code or under any other applicable law with respect to the Collateral, (iii) oppose or object to the use of cash collateral by a Grantor unless the Designated First Lien Representative shall have opposed or objected to such use of cash collateral (provided that, if the First Lien Secured Parties withdraw such opposition or objection, while any First Lien Secured Obligations remain outstanding, the Second Lien Secured Parties will also withdraw such opposition or objection), (iv) subject to the final sentence of this paragraph, oppose or object to (and will consent, solely in its capacity as a secured creditor, to) any post-petition financing (including any debtor in possession financing) provided by any of the First Lien Secured Parties or provided by a third party pursuant to Section 364 of the Bankruptcy Code or under any other applicable law or otherwise (including on a priming basis) (a “DIP Financing”) unless the Designated First Lien Representative shall have opposed or objected to such DIP Financing; provided, however, that notwithstanding the foregoing, the Designated Second Lien Representative and the other Second Lien Secured Parties may propose post-petition financing (including any debtor in possession financing) so long as (A) the Liens on the Collateral or any other assets of the debtors or the debtors’ estates securing such financing are junior to both the Liens on the Collateral securing the First Lien Secured Obligations and the Liens on the Collateral or any other assets of the debtors or the debtors’ estates securing any adequate protection sought by or granted to any First Lien Secured Party in connection with the use of cash collateral or such post-petition financing under Sections 362, 363 or 364 of the Bankruptcy Code or under any other applicable law or otherwise, (B) any and all First Lien Secured Obligations shall, at the election of the First Lien Secured Parties, be converted into a roll-up post-petition debtor in possession financing facility, senior in all respects to the debtor in possession financing facility offered by the Second Lien

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Secured Parties, (C) the First Lien Secured Parties and the Second Lien Secured Parties shall enter into a form of post-petition intercreditor agreement in form and substance acceptable to the Designated First Lien Representative in its sole discretion, and (D) any use of cash collateral in connection with any such post-petition financing shall be subject to terms and conditions acceptable to the Designated First Lien Representative in its sole discretion, (v) oppose or object to the determination of the extent of any Liens held by any of the First Lien Secured Parties or the value of any claims of First Lien Secured Parties under Section 506(a) of the Bankruptcy Code or under any other applicable law or otherwise, (vi) oppose or object to the allowance and payment of interest (including, without limitation, Post-Petition Interest), fees, and expenses as provided under Section 506(b) of the Bankruptcy Code or under any other applicable law or otherwise to any First Lien Secured Party, without taking into account the Liens of the Second Lien Secured Parties on the Collateral, provided that the First Lien Secured Parties shall similarly not oppose or object to the allowance of interest (including, without limitation, Post-Petition Interest), fees, and expenses as provided under Section 506(b) of the Bankruptcy Code or under any other applicable law or otherwise to any Second Lien Secured Party, after taking into account the Liens of the First Lien Secured Parties on the Collateral, (vii) assert or support any claim against any of the First Lien Secured Parties for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other applicable law, (viii) oppose or object (and instead shall be deemed to have consented) to any disposition of any Collateral (including (x) any credit bid under Section 363(k) of the Bankruptcy Code or under any other applicable law or otherwise and (y) any proposed bidding or related procedures to be utilized in connection with such disposition) free and clear of the Liens on the Collateral securing the Second Lien Secured Obligations or other claims under Section 363 of the Bankruptcy Code or otherwise (so long as the respective interests of the Second Lien Secured Parties attach to any net proceeds thereof subject to the relative priorities in this Agreement), if the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall consent to such disposition; provided, that nothing herein shall be deemed to impair any rights of the Second Lien Secured Parties to make a credit bid under Section 363(k) or under any other applicable law or otherwise, as long as any such bid provides for the payment in full in cash of the First Lien Secured Obligations in connection therewith or (ix) propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization, liquidation, or other dispositive plan that is inconsistent with the priorities or other provisions of this Agreement, other than with the prior written consent of the Designated First Lien Representative or to the extent any such plan (1) pays the First Lien Secured Obligations in cash in full or (2) is proposed or supported by the number of First Lien Secured Parties required under Section 1126(c) of the Bankruptcy Code for acceptance of a plan of reorganization. To the extent any Liens granted in favor of the First Lien Secured Parties that are providing, or any third party provider of, DIP Financing are senior to, or rank pari passu with, the Liens on the Collateral securing the First Lien Secured Obligations or provided as adequate protection therefor, each Second Lien Representative will, for itself and on behalf of the other Second Lien Secured Parties represented by it, subordinate its Liens on the Collateral securing the Second Lien Secured Obligations to the Liens on the Collateral securing the First Lien Secured Obligations or provided as adequate protection therefor and such Liens on the Collateral granted to the First Lien Secured Parties providing such DIP Financing, or such third party provider, on the terms of this Agreement and to any “carve-out” agreed to by the First Lien Representatives or the other First Lien Secured Parties. This Agreement constitutes a

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“subordination agreement” under Section 510 of the Bankruptcy Code as well as all other applicable laws. Notwithstanding the foregoing, the provisions of clause (iv) of the first sentence of this Section 4.04 and the second sentence of this Section 4.04 shall only be applicable as to the Second Lien Secured Parties with respect to any DIP Financing to the extent (A) the aggregate principal amount of the DIP Financing plus, measured after giving effect to the DIP Financing and any payment of debt with the proceeds of such DIP Financing, the sum of (1) the aggregate outstanding principal amount of the loans outstanding under the First Lien Credit Agreement and (2) the aggregate face amount of any letters of credit issued (and unreimbursed drawings under letters of credit issued) under the First Lien Credit Agreement, does not exceed (B) $100,000,000 plus, the sum of (1) measured immediately prior to the commencement of the Bankruptcy/Liquidation Proceeding, the aggregate outstanding principal amount of the loans outstanding under the First Lien Credit Agreement and the aggregate face amount of any letters of credit issued (and unreimbursed drawings under letters of credit issued) under the First Lien Credit Agreement and (2) any “carve-out” for professional and United States Trustee fees agreed to by the First Lien Representative with respect to such DIP Financing. Each Second Lien Representative, for itself and on behalf of each Second Lien Secured Party, agrees that notice received two (2) Business Days prior to the entry of an order approving any usage of cash or other collateral described in this Section 4.04 or approving any DIP Financing described in this Section 4.04 shall be adequate notice.

Each Second Lien Representative, for itself and on behalf of the Second Lien Secured Parties represented by it, and each First Lien Representative, for itself and on behalf of the First Lien Secured Parties represented by it, acknowledges and agrees that:

(a) the grants of Liens pursuant to the First Lien Security Documents and the Second Lien Security Documents constitute two separate and distinct grants of Liens; and

(b) because of, among other things, their differing rights in the Collateral, the Second Lien Secured Obligations are fundamentally different from the First Lien Secured Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Bankruptcy/Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Secured Parties and the Second Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the First Lien Loan Documents, arising from or related to a default, whether or not any claim therefor is allowed or allowable as a claim in any Bankruptcy/Liquidation Proceeding) before any distribution is made in respect of the

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claims held by the Second Lien Secured Parties with respect to the Collateral, with each Second Lien Representative, for itself and on behalf of the Second Lien Secured Parties represented by it, hereby acknowledging and agreeing to turn over to the Designated First Lien Representative, for itself and on behalf of the First Lien Secured Parties, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties).

Section 4.05. Purchase Right. Without prejudice to the enforcement of the First Lien Secured Parties’ remedies, the First Lien Secured Parties agree that at any time following (a) acceleration of the First Lien Secured Obligations in accordance with the terms of the First Lien Loan Documents or (b) the commencement of a Bankruptcy/Liquidation Proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against any Grantor (each, a “Purchase Event”), one or more of the Second Lien Secured Parties may request within 30 days after the first date on which a Purchase Event occurs, and the First Lien Secured Parties hereby offer the Second Lien Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of First Lien Secured Obligations outstanding at the time of purchase at (a) in the case of First Lien Secured Obligations other than First Lien Secured Obligations arising under Swap Contracts or in connection with undrawn letters of credit, par (including any premium set forth in the First Lien Credit Agreement or other applicable First Lien Loan Document on the date hereof, interest and fees), and (b) in the case of First Lien Secured Obligations arising under a Swap Contract, an amount equal to the greater of (i) all amounts payable by any Grantor under the terms of such Swap Contract in the event of a termination of such Swap Contract and (ii) the mark-to-market value of such Swap Contract, as determined by the counterparty to the Grantor thereunder with respect to such Swap Contract in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market amounts under similar arrangements by such counterparty, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to an Assignment and Assumption). In the case of any First Lien Secured Obligations in respect of letters of credit (including reimbursement obligations in connection therewith), simultaneous with the purchase of the other First Lien Secured Obligations, the purchasing Second Lien Secured Parties shall provide First Lien Secured Parties who issued such letters of credit cash collateral in such amounts (not to exceed 103% thereof) as such First Lien Secured Parties determine is reasonably necessary to secure such First Lien Secured Parties in connection with any outstanding and undrawn letters of credit. If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within 10 Business Days of the request. If one or more of the Second Lien Secured Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the Designated First Lien Representative and the Designated Second Lien Representative. If none of the Second Lien Secured Parties exercise such right within 30 days after the first date on which a Purchase Event occurs, the First Lien Secured Parties shall have no further obligations pursuant to this Section 4.05 for such Purchase Event and may take any further actions in their sole discretion in accordance with the First Lien Security Documents and this Agreement.

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Section 4.06. Injunctive Relief. Should any Second Lien Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Lien Representative or any other First Lien Secured Party (in its or their own name or in the name of the Borrower) may obtain relief against such Second Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Designated Second Lien Representative on behalf of each Second Lien Secured Party that (a) the First Lien Secured Parties’ damages from its actions may by that time be difficult to ascertain any may be irreparable and (b) each Second Lien Representative on behalf of itself and each Second Lien Secured Party represented by it waives any defense that the First Lien Secured Party cannot demonstrate damage and/or be made whole by the awarding of damages.

Section 4.07. Rights as Unsecured Creditors. Except as otherwise set forth in this Agreement, each Second Lien Representative and the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against any Grantor that is obligated to pay or has guaranteed the Second Lien Secured Obligations in accordance with the terms of the Second Lien Note Documents and any Requirements of Law; provided that in the event that any Second Lien Secured Party becomes a judgment Lien creditor or other secured creditor, in each case, in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Secured Obligations, such judgment Lien on Collateral shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Secured Obligations) as the other Liens on Collateral securing the Second Lien Secured Obligations are subject to this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies any First Lien Secured Party may have with respect to the Collateral.

ARTICLE 5

SUB-AGENCY FOR PERFECTION OF CERTAIN SECURITY INTERESTS

Each First Lien Representative acknowledges and agrees that if it shall at any time hold a Lien on any Second Lien Collateral that can be perfected by the possession or control of such Collateral or, to the extent applicable under any Security Documents, of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of such First Lien Representative (such Second Lien Collateral being the “Pledged Collateral”), such First Lien Representative will serve as gratuitous sub-agent and bailee for each applicable Second Lien Representative for the sole purpose of perfecting the Lien, if any, of such Second Lien Representative in such Pledged Collateral and shall have possession or control of such Pledged Collateral as agent on behalf of each applicable Second Lien Representative (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2), 8-106(d)(3) and 9-313(c) of the Uniform Commercial Code, to the extent applicable). It is agreed that the obligations of each First Lien Representative and the rights of each Second Lien Representative and the other Second Lien Secured Parties in connection with any such sub-agency arrangement will be in all respects subject to the provisions of this Agreement. Subject to the terms of this Agreement, until the Discharge of First Lien Secured Obligations has occurred, the First Lien Representatives shall be entitled to deal with the

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Pledged Collateral in accordance with the terms of the First Lien Loan Documents as if the Liens of the Second Lien Secured Parties under the Second Lien Security Documents did not exist. The First Lien Representatives will be deemed to make no representation as to the adequacy of the steps taken by it or any of them to perfect the Lien on any such Pledged Collateral or the genuineness of any Pledged Collateral and shall have no responsibility to the Second Lien Representatives or any other Second Lien Secured Party for such perfection or genuineness; it being understood that the sole purpose of this Article 5 is to enable the Second Lien Secured Parties to obtain a perfected second priority Lien on such Pledged Collateral to the extent that such perfection results from the possession or control of such Pledged Collateral or, to the extent applicable under any Security Documents, any such account by the First Lien Representatives. No First Lien Representative shall owe any fiduciary duty any Second Lien Secured Party and the Second Lien Secured Parties hereby waive and release the First Lien Representatives and First Lien Secured Parties from all claims and liabilities relating to the First Lien Agents’ role under this Article 5. At such time as the Discharge of First Lien Secured Obligations shall have occurred, the applicable First Lien Representatives shall take all such actions in their power as shall reasonably be requested by the Designated Second Lien Representative or the Borrower to transfer possession of such Pledged Collateral to the Designated Second Lien Representative or to transfer direct control of such Pledged Collateral with any necessary endorsements of the First Lien Representatives (such endorsements shall be without recourse and without any representation or warranty) or, to the extent applicable under any Security Documents, any such account to the Designated Second Lien Representative (if there are then any Second Lien Secured Obligations outstanding); provided that if any such Pledged Collateral or any such account shall be subject to any other Lien senior to the Liens of the Designated Second Lien Representative on the Collateral, then the First Lien Representatives may instead transfer possession of such Pledged Collateral to the Person or Persons holding such senior Lien or their representative or take such actions in its power as shall reasonably be requested to transfer direct control of such Pledged Collateral or any such account to the Person or Persons holding such senior Lien or their representative. The Designated Second Lien Representative agrees that if it shall obtain possession or direct control of any Pledged Collateral or any account pursuant to the foregoing provisions and such Pledged Collateral or account shall thereafter become subject to a Lien securing the First Lien Secured Obligations, it will take all such actions as shall reasonably be requested by the Designated First Lien Representative to transfer possession of such Pledged Collateral to the Designated First Lien Representative or take such actions in its power as shall reasonably be requested to transfer direct control of such Pledged Collateral or any such account to the Designated First Lien Representative, all at the cost and expense of the Borrower.

ARTICLE 6

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever any Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Secured Obligations or Second Lien Secured Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the First Lien Representatives or the Second Lien Representatives and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if, notwithstanding the request of such

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Representative, such other Representative shall fail or refuse reasonably promptly to provide the requested information, such first Representative shall be entitled to determine such existence or amount by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Secured Party or any affiliate thereof as a result of such determination.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF EACH REPRESENTATIVE

Each Representative represents and warrants to the other parties hereto that it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the applicable First Lien Secured Parties represented by it (in the case of each First Lien Representative) and the applicable Second Lien Secured Parties represented by it (in the case of each Second Lien Representative).

ARTICLE 8

APPLICATION OF PROCEEDS

Section 8.01. Payment Over. With respect to the Collateral and any proceeds thereof, the Second Lien Representatives and each other Second Lien Secured Party hereby agrees that if it shall obtain possession of any Collateral, or shall realize any proceeds or payment in respect of any such Collateral, whether pursuant to any Second Lien Security Document, in connection with the taking of any Second Lien Permitted Actions, or by the exercise of any rights available to it (including any right of set-off) under any Requirements of Law or in any Bankruptcy/Liquidation Proceeding or otherwise, or shall receive any Collateral or proceeds of Collateral, or any payment on account thereof, at any time prior to the Discharge of First Lien Secured Obligations and when such possession or receipt of proceeds or payment on Collateral is not expressly permitted by the terms of this Agreement, then it shall hold such Collateral, proceeds or payment in trust for the First Lien Secured Parties and forthwith transfer such Collateral, proceeds or payment, as the case may be, to the Designated First Lien Representative for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Second Lien Representative on behalf of itself and each Second Lien Secured Party represented by it agrees that if, at any time, all or part of any payment with respect to the First Lien Secured Obligations previously made shall be rescinded for any reason whatsoever, such Second Lien Secured Party shall promptly pay over to the Designated First Lien Representative any payment (including any payment received under any agreement subordinating any Liens on the First Lien Collateral to the Liens securing the Second Lien Secured Obligations) received by it in respect of any First Lien Collateral and shall promptly turn any First Lien Collateral then held by it over to the Designated First Lien Representative, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the Discharge of the First Lien Secured Obligations.

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Section 8.02. Application of Proceeds. In furtherance of the foregoing, all Collateral and any proceeds or payment in respect of any Collateral received in connection with the enforcement of any of its rights or the exercise of any of its remedies with respect to the Collateral (including any right of set-off) and all insurance or condemnation proceeds not remitted to any Grantor shall be applied by the First Lien Representatives to the First Lien Secured Obligations in such order as specified in the relevant First Lien Loan Documents including, if then in effect, the First Lien Parity Intercreditor Agreement. Upon the Discharge of First Lien Secured Obligations, the Designated First Lien Representative shall deliver to the Designated Second Lien Representative any proceeds of Collateral held by it in the same form as received, with any necessary endorsements (such endorsements shall be without recourse and without any representation or warranty) or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Representatives to the Second Lien Secured Obligations in such order as specified in the Second Lien Note Documents including, if then in effect, the Second Lien Parity Intercreditor Agreement.

Section 8.03. Insurance and Condemnation Awards. Until a Discharge of all First Lien Secured Obligations, the Designated First Lien Representative and the First Lien Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor (it being understood, however, that the Designated Second Lien Representative may be named as a “junior” additional insured and loss payee on terms satisfactory to the Designated First Lien Representative prior to the Discharge of all First Lien Secured Obligations), (b) to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Collateral. Subject to any rights of the Grantors to receive any such insurance proceeds or condemnation amounts under the First Lien Loan Documents, all such amounts shall be applied as set forth in Section 8.02.

ARTICLE 9

OTHER AGREEMENTS

Section 9.01. Matters Related to First Lien Loan Documents. Subject to the restrictions in clause (ii) of this Section 9.01, the First Lien Loan Documents may be amended (including, in the case of this Agreement, in accordance with Section 10.02 hereof), restated, amended and restated, Refinanced, waived, supplemented or otherwise modified in accordance with their terms, and the indebtedness under the First Lien Loan Documents may be Refinanced or increased, in each case, without the consent of any Second Lien Secured Party; provided, however, that, (i) without the consent of the Designated Second Lien Representative, no First Lien Loan Document may be amended, restated, amended and restated, Refinanced, waived, supplemented or otherwise modified, or entered into, to the extent such amendment, restatement, amendment and restatement, Refinancing, waiver, supplement or modification, or the terms of such new First Lien Loan Document, would contravene any provision of this Agreement, it being understood that notwithstanding the provisions of this Section 9.01, the First Lien Loan Documents may be amended, restated, amended and restated, Refinanced, waived, supplemented or otherwise modified in accordance with their terms in order to effect the making or provision of (w) any “Incremental Commitments” or “Incremental Term Loans” under (and as defined in)

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the First Lien Credit Agreement, (x) any Indebtedness incurred in connection with a “Refinancing Amendment” (as defined in the First Lien Credit Agreement), (y) any “Extension” (as defined in the First Lien Credit Agreement) or (z) any Indebtedness incurred in connection with a “Permitted Repricing Amendment” or constituting a “Replacement Term Loan” (as defined in the First Lien Credit Agreement), in each case without notice to, or the consent of, any Second Lien Representative or any Second Lien Secured Party and (ii) notice of such amendment, restatement, amendment and restatement, Refinancing, waiver, supplement or other modification shall be given to the Designated Second Lien Representative no later than 30 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

Section 9.02. Matters Related to Second Lien Note Documents. The Second Lien Note Documents may be amended, restated, amended and restated, Refinanced, waived, supplemented or otherwise modified in accordance with their terms (including, in the case of this Agreement, in accordance with Section 10.02 hereof), and the indebtedness under the Second Lien Note Documents may be Refinanced or increased, in each case, without the consent of any First Lien Secured Party; provided, however, that, (i) without the prior written consent of the Designated First Lien Representative, no Second Lien Note Document may be amended, restated, amended and restated, Refinanced, waived, supplemented or otherwise modified, or entered into, to the extent such amendment, restatement, amendment and restatement, Refinancing, waiver, supplement or modification, or the terms of such new Second Lien Note Document, would (1) contravene the provisions of this Agreement or the requirements of the definition of “Permitted Refinancing” contained in the First Lien Credit Agreement as in effect on the date hereof, (2) add any scheduled amortization payments in respect of the Second Lien Debt Facilities or change in a manner adverse to the Borrower, the First Lien Agent or any First Lien Secured Party any redemption or prepayment provisions of the Second Lien Note Documents (it being understood that such payments and deadlines for such payments may be extended, waived and/or capitalized), or (3) change the dates (to earlier dates) for the payment of principal (including the final scheduled maturity date) under any such Second Lien Note Document (provided that nothing herein shall prohibit any optional prepayments under any Second Lien Note Document to the extent otherwise permitted by the terms of this Agreement and the First Lien Loan Documents) and (ii) notice of such amendment, restatement, amendment and restatement, waiver supplement, modification or consent shall be given to the Designated First Lien Representative no later than 30 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

Section 9.03. Matters Related to Amendments of First Lien Security Documents. In the event any First Lien Representative enters into any amendment, restatement, amendment and restatement, supplement, modification, waiver or consent in respect of any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of any parties thereunder, then such amendment, restatement, amendment and restatement, supplement, modification, waiver or consent shall apply automatically to any comparable provision of the comparable Second Lien Security Document without the consent of or action by any Second Lien Secured Party (with all such amendments, restatements, amendment and restatements, supplements, modifications, waivers and consents subject to the

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terms hereof); provided that (other than with respect to amendments, restatements, amendment and restatements, supplements, modifications, waivers or consents that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Lien Note Documents), (i) no such amendment, restatement, amendment and restatement, supplement, modification, waiver or consent shall have the effect of (A) removing assets subject to the Lien of any Second Lien Security Documents, except to the extent that a release of such Lien is permitted by Section 2.04, (B) imposing additional duties on the Second Lien Representatives without their consent or (C) permitting other Liens on the Collateral not permitted under the terms of the Second Lien Note Documents or this Agreement, (ii) any such amendment, restatement, amendment and restatement, supplement, modification, waiver or consent that materially and adversely affects the rights of the Second Lien Secured Parties and does not affect the First Lien Secured Parties in a like or similar manner shall not apply to the Second Lien Security Documents without the consent of the Designated Second Lien Representative and (iii) notice of such amendment, restatement, amendment and restatement, supplement, modification, waiver or consent shall be given to the Designated Second Lien Representative no later than 30 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

Section 9.04. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the First Lien Loan Documents and the Second Lien Note Documents, any Grantor may incur or issue and sell one or more series or classes of Additional First Lien Debt and one or more series or classes of Additional Second Lien Debt. Any such additional class or series of Additional Second Lien Debt (the “Second Lien Class Debt”) may be secured by a Lien on the Second Lien Collateral, in each case under and pursuant to the relevant Second Lien Security Documents for such Second Lien Class Debt, if and subject to the condition that the Representative of any such Second Lien Class Debt (each, a “Second Lien Class Debt Representative”), acting on behalf of the holders of such Second Lien Class Debt becomes a party to this Agreement and the Second Lien Parity Intercreditor Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Additional First Lien Debt (the “First Lien Class Debt”; and the First Lien Class Debt and Second Lien Class Debt, collectively, the “Class Debt”) may be secured by a Lien on the First Lien Collateral, in each case under and pursuant to the relevant First Lien Security Documents for such First Lien Class Debt, if and subject to the condition that the Representative of any such First Lien Class Debt (each, a “First Lien Class Debt Representative”; and the First Lien Class Debt Representatives and Second Lien Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such First Lien Class Debt, becomes a party to this Agreement and the First Lien Parity Intercreditor Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph. Upon the joinder of any Class Debt Representative, all related Secured Obligations shall also be subject to this Agreement.

In order for a Class Debt Representative to become a party to this Agreement:

(i) such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex II (with such changes as may be reasonably approved by the Designated First Lien Representative and such Class Debt

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Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Secured Parties for whom the Class Debt Representative is the Representative become subject hereto and bound hereby and (x) such Class Debt Representative, if a First Lien Representative, shall have become a party to the First Lien Parity Intercreditor Agreement in accordance with the terms and conditions thereof, provided, further, that, if such Indebtedness will be the initial Additional First Lien Debt incurred by a Grantor after the date hereof, then the Grantors, the First Lien Agent and the Representative for such Indebtedness shall have executed and delivered the First Lien Parity Intercreditor Agreement or (y) such Class Debt Representative, if a Second Lien Representative, shall have become a party to the Second Lien Parity Intercreditor Agreement in accordance with the terms and conditions thereof provided, further, that, if such Indebtedness will be the initial Additional Second Lien Debt incurred by a Grantor after the date hereof, then the Grantors, the Second Lien Agent and the Representative for such Indebtedness shall have executed and delivered the Second Lien Parity Intercreditor Agreement;

(ii) the Borrower shall have delivered to each other Representative a Designation substantially in the form of Annex III executed by an authorized officer of the Borrower which Designation shall (A) designate Indebtedness as Additional First Lien Debt or Additional Second Lien Debt hereunder (and if the agreement under which such Indebtedness is to be incurred Refinances the First Lien Credit Agreement or Second Lien Securities Purchase Agreement and is intended to become the Replacement First Lien Credit Agreement or Replacement Second Lien Securities Purchase Agreement, as applicable, such agreement shall be so designated in such certificate), and (B) certify that the incurrence of such Indebtedness and its designation as such hereunder is permitted by each First Lien Loan Document and Second Lien Note Document and that the conditions set forth in this Section 9.04 are satisfied with respect to such Class Debt and, true and complete copies of each of the Second Lien Note Documents or First Lien Loan Documents, as applicable, relating to such Class Debt, certified as being true and correct by an authorized officer of the Borrower;

(iii) the Second Lien Note Documents or First Lien Loan Documents, as applicable, relating to such Class Debt shall provide that each Secured Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt; and

(iv) upon the execution and delivery of a Joinder Agreement by a Class Debt Representative in accordance with this Section 8.04, each other Representative shall acknowledge receipt thereof by countersigning a copy thereof, subject to the terms of this Section 9.04 and returning the same to the new Class Debt Representative; provided that the failure of any Representative to so acknowledge or return the same shall not affect the status of such Indebtedness as First Lien Secured Obligations or Second Lien Secured Obligations hereunder if the other requirements of this Section 9.04 are complied with.

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Section 9.05. Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Representatives, the First Lien Secured Parties, the Second Lien Representatives and the Second Lien Secured Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Loan Document or any Second Lien Note Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Secured Obligations or Second Lien Secured Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Credit Agreement or any other First Lien Loan Document or of the terms of any Second Lien Note Document;

(c) any exchange of any security interest in any Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Secured Obligations or Second Lien Secured Obligations or any guarantee thereof;

(d) the commencement of any Bankruptcy/Liquidation Proceeding in respect of any Borrower or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) any Borrower or any other Grantor in respect of the First Lien Secured Obligations (other than the Discharge of First Lien Credit Agreement Obligations) or (ii) any Second Lien Representative or Second Lien Secured Party in respect of this Agreement.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the First Lien Agent, to the address referred to in Section 10.02 of the First Lien Credit Agreement;

(b) if to the Second Lien Agent, to the address referred to in Section 13.1 of the Second Lien Securities Purchase Agreement;

(c) if to any other Representative, to the address referred to in the Joinder Agreement executed and delivered by such Representative; and

(d) if to the Borrower, to the address referred to in Section 10.02 of the First Lien Credit Agreement.

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Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Borrower shall be deemed to be a notice to each Grantor). All such notices and other communications shall be deemed to be given on the date of receipt if delivered by hand or overnight courier service or mailed by certified or registered mail, and all such notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01. As agreed to among the Borrower, the First Lien Agent and the Second Lien Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 10.02. Waivers; Amendments. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended, restated, amended and restated, or modified except pursuant to an agreement or agreements in writing entered into by each Representative and by the Borrower and each other affected Grantor with respect to which such waiver, consent, amendment, restatement, amendment and restatement supplement or modification is to apply.

Section 10.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties and Second Lien Secured Parties.

Section 10.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 10.05. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the First Lien Agent and the Second Lien

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Agent and when the First Lien Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties and acknowledgors hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 10.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.07. Governing Law; Jurisdiction; Consent to Service of Process (a) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING THIS AGREEMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE) IN SECTION 10.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.08. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED

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HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.08.

Section 10.09. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.10. Further Assurances. Each First Lien Representative, on behalf of itself and the applicable First Lien Secured Parties under the First Lien Loan Documents, and each Second Lien Representative, on behalf of itself and the applicable Second Lien Secured Parties under the Second Lien Note Documents, each agrees that it shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Designated First Lien Representative or the Designated Second Lien Representative may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

Section 10.11. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of the First Lien Secured Parties and the Second Lien Secured Parties. Nothing in this Agreement shall impair, as between the Borrower, and the other Grantors and the First Lien Representatives and the other First Lien Secured Parties, and as between the Borrower and the other Grantors and the Second Lien Representatives and the other Second Lien Secured Parties, the obligations of the Borrower and the other Grantors, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the First Lien Loan Documents and the Second Lien Note Documents respectively. Other than with respect to Sections 2.04 and 4.04 and Articles 9 and 10 of this Agreement, none of the Borrower, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Borrower nor any Grantor may rely on the terms hereof.

Section 10.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Representatives and the other First Lien Secured Parties on the one hand and the Second Lien Representatives and the other Second Lien Secured Parties on the other hand. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Note Documents, the provisions of this Agreement shall govern and control. However, as among the First Lien Secured Parties, their rights and obligations are governed by, and any provisions herein regarding them are therefore subject to, the provisions of the First Lien Parity Intercreditor Agreement and as among the Second Lien Secured Parties, their rights and obligations are governed by, and any provisions herein regarding them are therefore subject to, the provisions of the Second Lien Parity Intercreditor Agreement.

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Section 10.13. Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Representatives or the other Second Lien Secured Parties pays over to any of the First Lien Representatives or the other First Lien Secured Parties under the terms of this Agreement, such Second Lien Secured Parties and Second Lien Representatives shall be subrogated to the rights of such First Lien Representatives and First Lien Secured Parties; provided that each Second Lien Representative, on behalf of itself and the Second Lien Secured Parties represented by it, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Secured Obligations has occurred. The Borrower and the other Grantors each acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by any Second Lien Representative or other Second Lien Secured Party that are paid over to any First Lien Representative or other First Lien Secured Party pursuant to this Agreement shall not reduce any of the Second Lien Secured Obligations.

Section 10.14. Additional Grantors. Each Person that becomes a Grantor after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of a Joinder Agreement in the form of Exhibit J to the First Lien Credit Agreement.

Section 10.15. Additional Intercreditor Agreements. Each party hereto agrees that the First Lien Secured Parties and/or their Representatives (as among themselves) and the Second Lien Secured Parties and/or their Representatives (as among themselves) may each enter into the First Lien Parity Intercreditor Agreement and the Second Lien Parity Intercreditor Agreement, as applicable, or other intercreditor arrangements governing the rights, benefits and privileges as among the First Lien Secured Parties or the Second Lien Secured Parties, as the case may be, in respect of the Collateral, this Agreement and the other First Lien Security Documents or Second Lien Security Documents, as the case may be, including as to application of proceeds of the Collateral, voting rights, control of the Collateral and waivers with respect to the Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement.

Section 10.16. Equity Interests; Payment in Kind. Notwithstanding anything contained herein to the contrary (including, without limitation, in respect of subordination and turnover provisions), the right of the Second Lien Secured Parties to receive either (i) interest payments in kind or (ii) except in the context of a Bankruptcy/Insolvency Proceeding in which the First Lien Secured Parties are not receiving payment in full in cash of the First Lien Obligations pursuant to a plan of reorganization, Equity Interests of the Borrower (or any parent entity thereof) shall not be affected by any of the terms contained herein.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A., as First Lien Agent

By:
Name:
Title:

[ ], as Second Lien Agent

By:
Name:
Title:

GLOBAL EAGLE ENTERTAINMENT INC., as Borrower

By:
Name: Paul Rainey
Title: Chief Financial Officer

GLOBAL EAGLE SERVICES, LLC

By:
Name: Paul Rainey
Title: Chief Financial Officer

AIRLINE MEDIA PRODUCTIONS, INC.

By:
Name: Paul Rainey
Title: Chief Financial Officer

[Intecreditor Agreement Signature Page]

ENTERTAINMENT IN MOTION, INC.

By:
Name: Paul Rainey
Title: Chief Financial Officer

GLOBAL EAGLE ENTERTAINMENT OPERATIONS SOLUTIONS, INC.

By:
Name: Paul Rainey
Title: Chief Financial Officer

EMC INTERMEDIATE, LLC

By:
Name: Paul Rainey
Title: Chief Financial Officer

INFLIGHT PRODUCTIONS USA INC.

By:
Name: Paul Rainey
Title: Chief Financial Officer

POST MODERN EDIT, INC.

By:
Name: Paul Rainey
Title: Chief Financial Officer

THE LAB AERO, INC.

By:
Name: Paul Rainey
Title: Chief Financial Officer

[Intecreditor Agreement Signature Page]

ROW 44, INC.

By:
Name: Paul Rainey
Title: Chief Financial Officer

N44HQ, LLC
By:	Row 44, Inc., its Sole Member

By:
Name: Paul Rainey
Title: Chief Financial Officer

EMERGING MARKETS COMMUNICATIONS, LLC

By:
Name: Paul Rainey
Title: Chief Financial Officer

EMC ACQUISITION, LLC

By:
Name: Paul Rainey
Title: Chief Financial Officer

SCISCO PARENT, INC.

By:
Name: Paul Rainey
Title: Chief Financial Officer

SEAMOBILE INC.

By:
Name: Paul Rainey
Title: Chief Financial Officer

[Intecreditor Agreement Signature Page]

MARITEL HOLDINGS, INC.

By:
Name: Paul Rainey
Title: Chief Financial Officer

MARITIME TELECOMMUNICATIONS NETWORK, INC.

By:
Name: Paul Rainey
Title: Chief Financial Officer

MTN GOVERNMENT SERVICES, INC.

By:
Name: Paul Rainey
Title: Chief Financial Officer

MTN LICENSE CORP.

By:
Name: Paul Rainey
Title: Chief Financial Officer

EMC-JV HOLDCO LLC

By:
Name: Paul Rainey
Title: Chief Financial Officer

[Intecreditor Agreement Signature Page]

ANNEX I

Provision for Second Lien Securities Purchase Agreement

Each Purchaser hereunder and each holder of the Notes (a) acknowledges that it has received a copy of the Intercreditor and Subordination Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor and Subordination Agreement, (c) authorizes and instructs the Collateral Agent to enter into the Intercreditor and Subordination Agreement as Collateral Agent and on behalf of such Purchaser or holder of the Notes, as applicable, and (d) hereby consents to the payment subordination and the subordination of the Liens securing the Note Obligations on the terms set forth in the Intercreditor and Subordination Agreement. The foregoing provisions are intended as an inducement to the lenders and/or purchasers under the First Lien Loan Documents and the other Second Lien Note Documents to extend credit to the Borrower and Subsidiary Guarantors and such lenders and/or purchasers are intended third party beneficiaries of such provisions. In the event of any conflict or inconsistency between the provisions of the Intercreditor and Subordination Agreement and this Agreement, the provisions of the Intercreditor and Subordination Agreement shall control.

Provision for Second Lien Security Agreement and other principal Second Lien Security Documents

Notwithstanding anything herein to the contrary, the priority of the Liens and the Security Interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject in all respects to the provisions of the Intercreditor and Subordination Agreement. In the event of any conflict between the terms of the Intercreditor and Subordination Agreement and this Agreement with respect to the priority of the Liens and the Security Interest granted to the Collateral Agent pursuant to this Agreement or with respect to the exercise of any right or remedy by the Collateral Agent hereunder, the terms of the Intercreditor and Subordination Agreement shall govern and control.

ANNEX II

[FORM OF] JOINDER NO. [    ] dated as of [            ], 201[    ] (this “Joinder Agreement”), to the INTERCREDITOR AND SUBORDINATION AGREEMENT dated as of [                ], 2018 (the “Intercreditor Agreement”), among GLOBAL EAGLE ENTERTAINMENT INC., a Delaware corporation, the other Grantors from time to time party thereto, CITIBANK, N.A., as First Lien Agent, [                ], as Second Lien Agent, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of the Borrower to incur Additional [First/Second] Lien Debt and to secure such [First/Second] Lien Class Debt (and guarantees thereof) with [First/Second] Liens, in each case under and pursuant to the [First/Second] Lien Security Documents, the [First/Second] Lien Class Debt Representative in respect of such [First/Second] Lien Class Debt is required to become a Representative under, and such [First/Second] Lien Class Debt and the [First/Second] Lien Secured Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 9.04 of the Intercreditor Agreement provides that such [First/Second] Lien Class Debt Representative may become a Representative under, and such [First/Second] Lien Class Debt and such [First/Second] Lien Secured Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the [First/Second] Lien Class Debt Representative of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 9.04 of the Intercreditor Agreement. The undersigned [First/Second] Lien Class Debt Representative (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the First Lien Loan Documents and the [First/Second] Lien Loan Documents.

Accordingly, the New Representative agrees with each other Representative as follows:

SECTION 1. In accordance with Section 9.04 of the Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related [First/Second] Lien Class Debt and related First Lien Secured Obligations and related [First/Second] Lien Secured Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such [First/Second] Lien Secured Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a [First/Second] Lien Representative and to the [First/Second] Lien Secured Parties that it represents as [First/Second] Lien Secured Parties. Each reference to a “Representative” or “[First/Second] Lien Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the other Representatives and the other Secured Parties that (a) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee], (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Joinder Agreement and (c) the [First/Second] Lien Loan Documents relating to such [First/Second] Lien Class Debt provide that, upon the New Representative’s entry into this Joinder Agreement, the [First/Second] Lien Secured Parties in respect of such [First/Second] Lien Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as [First/Second] Lien Secured Parties.

SECTION 3. This Joinder Agreement may be executed by one or more of the parties to this Joinder Agreement on any number of separate counterparts (including by facsimile or other electronic image scan transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Joinder Agreement signed by all the parties shall be lodged with the Borrower, the Designated First Lien Representative and the Designated Second Lien Representative. Delivery of an executed counterpart of a signature page of this Joinder Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS JOINDER AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or in the Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

IN WITNESS WHEREOF, the New Representative and the First Lien Agent have duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

RECEIPT OF THE FOREGOING ACKNOWLEDGED BY:

[NAME OF OTHER REPRESENTATIVE], as First Lien Representative

By:
Name:
Title:

[NAME OF OTHER REPRESENTATIVE], as Second Lien Representative

By:
Name:
Title:

ANNEX III

[FORM OF] ADDITIONAL DEBT DESIGNATION NO. [ ] (this “Designation”) dated as of [        ], 20[ ] with respect to the INTERCREDITOR AND SUBORDINATION AGREEMENT dated as of [                ], 2018 (the “Intercreditor Agreement”), among GLOBAL EAGLE ENTERTAINMENT INC., a Delaware corporation, the other Grantors from time to time party thereto, CITIBANK, N.A., as First Lien Agent, [                ], as Second Lien Agent, and the additional Representatives from time to time a party thereto.

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

This Designation is being executed and delivered in order to designate additional Indebtedness of the Borrower and the Grantors as Additional [First/Second] Lien Debt, entitled to the benefit of, and subject to the terms of, the Intercreditor Agreement.

The undersigned, the duly appointed [specify title of Responsible Officer] of the Borrower hereby certifies on behalf of the Borrower that:

1. [Insert name of the Borrower or other Grantor] intends to incur Indebtedness (the “Designated Obligations”) in the initial aggregate principal amount of [                ] pursuant to the following agreement: [describe credit/loan agreement indenture or other agreement] (the “Designated Agreement”).

2. The incurrence of the Designated Obligations is permitted by each applicable First Lien Loan Document and Second Lien Note Document.

3. Conform the following as applicable; Pursuant to and for the purposes of Section 9.04 of the Intercreditor Agreement, (i) the Designated Agreement is hereby designated as [an “Additional First Lien Debt Facility”] [an “Additional Second Lien Debt Facility”] [the “Replacement First Lien Credit Agreement”] [the “Replacement Second Lien Securities Purchase Agreement”] and (ii) the Designated Obligations are hereby designated as [“Additional First Lien Secured Obligations”] [“Additional Second Lien Secured Obligations”] [“First Lien Credit Agreement Secured Obligations”] [“Second Lien Securities Purchase Agreement Secured Obligations”].

4. The name and address of the Representative for such Designated Obligations is:

[Insert name and all capacities; Address]

Telephone:

Fax:

Email:

IN WITNESS WHEREOF, the Borrower has caused this Designation to be duly executed by the undersigned Responsible Officer as of the day and year first above written.

GLOBAL EAGLE ENTERTAINMENT INC.

By:
Name:
Title:

Receipt acknowledged by:

[INSERT NAME OF FIRST LIEN REPRESENTATIVE],

By:
Name:
Title:

[INSERT NAME OF SECOND LIEN REPRESENTATIVE],

By:
Name:
Title:

[OTHERS AS NEEDED]

EXHIBIT I

Form of Joinder

[        ], 2018

Reference is hereby made to the Securities Purchase Agreement, dated as of March 8, 2018 (the “Purchase Agreement”), among Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), Searchlight II TBO, L.P. and Searchlight II TBO-W, L.P. (together, the “Purchasers”), pursuant to which the Company has agreed to sell to the Purchasers $150,000,000 in aggregate principal amount of its second lien notes, warrants to acquire an aggregate of 18,065,775 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants to acquire an aggregate of 13,000,000 shares of Common Stock. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Purchase Agreement.

By executing this Joinder, the undersigned hereby agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with, the Purchase Agreement as the Collateral Agent thereunder, in the same manner as if the undersigned were an original signatory to the Purchase Agreement. Each reference to the Collateral Agent in the Purchase Agreement shall be deemed to refer to the undersigned.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered as of the date first above written.

[COLLATERAL AGENT],
as Collateral Agent

By:
Name:
Title:

Address: